Exhibit 10.1

AMENDMENT NO. 3 to the Term Credit and Guaranty Agreement and AMENDMENT NO. 1 to the Term Pledge and Security Agreement (this “Amendment”), dated as of March 16, 2023, by and among QUALTEK BUYER, LLC (f/k/a BCP QUALTEK BUYER, LLC), a Delaware limited liability company (“Holdings”), QUALTEK LLC, a Delaware limited liability company (the “Borrower”), CERTAIN SUBSIDIARIES of the Borrower identified on the signature pages hereto (the “Guarantors” and the “Grantors”), the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent and, solely with respect to Section 5 hereof, Collateral Agent.

WHEREAS, reference is made to the Term Credit and Guaranty Agreement, dated as of July 18, 2018 (as amended by that certain Amendment No. 1, dated as of October 4, 2019, as amended by that certain Amendment No. 2, dated as of February 14, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 3 Effective Date (as defined below), the “Existing Credit Agreement”), by and among Holdings, the Borrower, the Guarantors, the lenders party thereto from time to time, and the Administrative Agent.

WHEREAS, reference is made to the Term Pledge and Security Agreement, dated as of July 18, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 3 Effective Date, the “Existing Security Agreement” and, as further amended hereby, the “Amended Security Agreement”), by and among Holdings, the Borrower, the Grantors party thereto, and the Collateral Agent.

WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement and the Existing Security Agreement, in order to, among other things, (a) establish an additional tranche of incremental term loans in an aggregate principal amount of $75,000,000 (the “Incremental Term Loan Facility”) and (b) establish an additional tranche of refinancing term loans in an aggregate principal amount of the sum of: $100,050,000 plus the aggregate amount of accrued and unpaid interest with respect to the outstanding Tranche B Term Loans held by the Amendment No. 3 Rollover Lenders to and including the Amendment No. 3 Rollover Date (the “Rollover Loan Facility”) to be acquired by the Backstop Designated Lenders (as defined in the Amended Credit Agreement (as defined below)) pursuant to the Open Market Purchase Agreements (as defined in the Amended Credit Agreement) in negotiated pro rata open market transactions as consideration for the assignment and cancellation of certain Tranche B Term Loans.

WHEREAS, pursuant to Section 10.5(a) of the Existing Credit Agreement, the Borrower may amend the Existing Credit Agreement with the consent of the Requisite Lenders.

WHEREAS, pursuant to Section 6.02(b) of the Existing Security Agreement, the Collateral Agent and the Grantors may amend the Existing Security Agreement, subject to any consent required in accordance with Section 10.5 of the Existing Credit Agreement.

WHEREAS, the Borrower desires to amend the Existing Credit Agreement and the Existing Security Agreement to, among other things, (a) permit the Incremental Term Loan Facility, (b) permit the Rollover Loan Facility, and (c) amend certain other provisions of the Existing Credit Agreement and the Existing Security Agreement as set forth in this Amendment.

WHEREAS, the Persons set forth on Schedule I and Schedule II (the “Backstop Lenders”) have agreed, upon the terms and subject to the conditions set forth herein and the Amended Credit Agreement, that each of them (in such capacity, the “Amendment No. 3 Term Lenders”), severally and not jointly, will make incremental term loans in an aggregate principal amount not to exceed $75,000,000 (the “Amendment No. 3 Term Loans”).

WHEREAS, the Backstop Lenders have agreed, upon the terms and subject to the conditions set forth herein and the Amended Credit Agreement, that each of them (in such capacity, the “Amendment No. 3 Rollover Lenders”), severally and not jointly, will make refinancing term loans in an aggregate principal amount not to exceed the sum of: $100,050,000 plus the aggregate amount of accrued and unpaid interest with respect to the outstanding Tranche B Term Loans held by the Amendment No. 3 Rollover Lenders to and including the Amendment No. 3 Rollover Date (the “Amendment No. 3 Rollover Loans”).

WHEREAS, the Requisite Lenders have authorized and directed the Administrative Agent and the Collateral Agent to enter into this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below) or the Amended Security Agreement, as applicable.

SECTION 2.      Incremental Term Loan Facility.

(a)            Subject to the terms and conditions set forth herein and the Amended Credit Agreement, each of the Amendment No. 3 Term Lenders hereby (i) commits to provide Amendment No. 3 Term Loans to the Borrower in the amount of its Amendment No. 3 Term Commitment (as defined below), (ii) agrees, on the Amendment No. 3 Effective Date, to fund the Amendment No. 3 Term Loans to the Borrower in the amount set forth opposite such Amendment No. 3 Term Lender’s name on Schedule I hereto (as to each such Amendment No. 3 Term Lender, its “Amendment No. 3 First Funding Term Commitment” (for the avoidance of doubt, including the funding of the First Funding Exit Fee Escrowed Amount), and the term loans made by each Amendment No. 3 Term Lender in respect thereof, its “Amendment No. 3 First Funding Term Loans”), and (iii) agrees, on the Amendment No. 3 Second Funding Date, to fund the Amendment No. 3 Term Loans to the Borrower in the amount set forth opposite such Amendment No. 3 Term Lender’s name on Schedule II hereto (as to each such Amendment No. 3 Term Lender, its “Amendment No. 3 Second Funding Term Commitment” (for the avoidance of doubt, including the funding of the Second Funding Exit Fee Escrowed Amount), and the term loans made by each Amendment No. 3 Term Lender in respect thereof, its “Amendment No. 3 Second Funding Term Loans” and, the Amendment No. 3 First Funding Term Commitment, together with the Amendment No. 3 Second Funding Term Commitment, the “Amendment No. 3 Term Commitment”). The Amendment No. 3 First Funding Term Commitments will terminate in full upon the Amendment No. 3 Effective Date. The Amendment No. 3 Second Funding Term Commitments will terminate in full upon the Amendment No. 3 Second Funding Date. The aggregate amount of the Amendment No. 3 Term Commitments on the Amendment No. 3 Effective Date is $75,000,000.

(b)            The Amendment No. 3 Term Loans shall be deemed to be made in addition to the Loans outstanding as of the date hereof, and not in repayment thereof. Unless the context shall otherwise require, the Amendment No. 3 Term Lenders shall constitute “Lenders” and “Secured Parties” and the Amendment No. 3 Term Loans shall constitute “Loans,” “Incremental Term Loans,” “Obligations” and “Secured Obligations,” in each case, for all purposes of the Amended Credit Agreement, the Amended Security Agreement and the other Credit Documents.

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(c)            The Borrower shall use the proceeds of (x) the Amendment No. 3 First Funding Term Loans (i) for general corporate purposes and working capital requirements of the Borrower and the Restricted Subsidiaries, (ii) to pay fees and expenses in connection with this Amendment, in each case subject to the terms and provisions of the Amended Credit Agreement (the foregoing transactions, together with the Rollover Transactions (as defined below), the execution, delivery and performance by each Credit Party of this Amendment and, in the case of the Borrower, the borrowing of Amendment No. 3 Term Loans, the borrowing of Amendment No. 3 Rollover Loans and the use of the proceeds thereof, the “Amendment No. 3 Effective Date Transactions”) and (y) the Amendment No. 3 Second Funding Term Loans for general corporate purposes and working capital requirements of the Borrower and the Restricted Subsidiaries, subject to the terms and provisions of the Amended Credit Agreement. This Amendment constitutes an Incremental Facility Agreement (as defined in the Amended Credit Agreement).

(d)            Notwithstanding Section 2.1(b)(iii) of the Amended Credit Agreement, each Amendment No. 3 Term Lender shall make the principal amount of its Amendment No. 3 First Funding Term Loan required to be made by it hereunder (net of its Pro Rata Share of the First Funding Exit Fee Escrowed Amount) available to the Borrower not later than 1:00 p.m. (New York City time) on the Amendment No. 3 Effective Date by wire transfer of same day funds in Dollars to the accounts and/or payees as set forth in the letter of direction delivered pursuant to Section 7(j) hereof.

SECTION 3.      Rollover Loan Facility.

(a)            Subject to the terms and conditions set forth herein and the Amended Credit Agreement, each of the Amendment No. 3 Rollover Lenders hereby (i) commits to provide Amendment No. 3 Rollover Loans to the Borrower in the amount set forth opposite such Amendment No. 3 Rollover Lender’s name on Schedule III hereto (as to each such Amendment No. 3 Rollover Lender, its “Amendment No. 3 Rollover Commitment”) and (ii) agrees, on the Amendment No. 3 Effective Date, to make the Amendment No. 3 Rollover Loans to the Borrower (the transactions contemplate by this Section 3, the “Rollover Transactions”). This Amendment constitutes a Refinancing Facility Agreement (as defined in the Amended Credit Agreement).

(b)            The acquisition of the Amendment No. 3 Rollover Loans pursuant to the Rollover Transactions is made in consideration of the assignment of certain Tranche B Term Loans in negotiated open market transactions pursuant to the Open Market Purchase Agreements.

(c)            After giving effect to the Rollover Transactions, each undersigned Lender shall continue to hold Tranche B Term Loans in an amount set forth opposite such Lender’s name on Schedule IV hereto.

SECTION 4.      Consents and Amendments to Existing Credit Agreement.

(a)            Consent to Incremental Term Loan Facility and Rollover Loan Facility. Notwithstanding anything to the contrary contained in the Existing Credit Agreement or any other Credit Document, the Lenders party hereto constituting the Requisite Lenders hereby consent to the Incremental Term Loan Facility, the Rollover Loan Facility, and the incurrence of the Amendment No. 3 Term Loans and the Amendment No. 3 Rollover Loans.

(b)            Amendments. Each of the parties hereto agrees that, effective on the Amendment No. 3 Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto (the Existing Credit Agreement as so amended, the “Amended Credit Agreement”).

(c)            Funding Notice. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, the parties hereto agree the Funding Notice required to be delivered pursuant to Section 21(b)(ii) of the Existing Credit Agreement for the Borrowing of the Amendment No. 3 Term Loans shall be deemed to have been delivered in a timely manner upon delivery in accordance with Section 7(c) hereof.

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SECTION 5.      Amendment to Security Agreement.

(a)            Section 5.02 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Application of Proceeds. Subject to the ABL Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral by the Collateral Agent (or received from the ABL Collateral Agent pursuant to ABL Intercreditor Agreement), including any Collateral consisting of cash, as follows:

FIRST, to the payment in full of all costs, expenses and Indemnified Liabilities that are incurred or suffered by any Agent (and each sub-agent thereof) or each of their Related Parties and Secured Obligations that are owed to any Agent (and each sub-agent thereof) or each of their Related Parties under Section 10.3(d) of the Amended Credit Agreement (including any such costs, expenses, Indemnified Liabilities or Secured Obligations of, or owed to, any predecessor Agent), in each case, in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Credit Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel (to the extent required to be reimbursed pursuant to the terms of the Credit Documents), the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs, expenses or Indemnified Liabilities incurred or suffered or Secured Obligations owed in connection with the exercise or enforcement of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment in full of the Secured Obligations of the Secured Parties other than the Agents under Section 10.3(d) of the Amended Credit Agreement,

THIRD, to the payment in full of the Secured Obligations of the Secured Parties in respect of Amendment No. 3 Term Loans (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

FOURTH, to the payment in full of the Secured Obligations of the Secured Parties in respect of Amendment No. 3 Rollover Loans (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

FIFTH, to the payment in full of all other Secured Obligations of the Secured Parties (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

SIXTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations, including any attorneys’ fees and other expenses incurred by the Collateral Agent or any other Secured Party to collect such deficiencies (to the extent required to be reimbursed pursuant to the terms of the Credit Documents).”

SECTION 6.      Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to the other parties hereto on the Amendment No. 3 Effective Date that:

(a)            each Credit Party (i) is duly organized and validly existing and in good standing under the laws of its jurisdiction or organization and (ii) has all requisite power and authority to (a) execute and deliver this Amendment and (b) perform the Amendment No. 3 Effective Date Transactions to be performed by it;

(b)            the Amendment No. 3 Effective Date Transactions to be entered into by each Credit Party have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equityholder action on the part of such Credit Party;

(c)            the Amendment No. 3 Effective Date Transactions do not and will not (a) violate any applicable law, including any order of any Governmental Authority, (b) violate the Organizational Documents of Holdings, the Borrower or any Restricted Subsidiary, (c) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of Holdings, the Borrower or any Restricted Subsidiary (including the Existing Credit Agreement, the ABL Credit Agreement or the indenture governing the Pubco Convertible Notes, and on a basis assuming that the Amendment No. 3 Second Funding Term Commitments are not funded), or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancelation or acceleration or right of renegotiation of any obligation thereunder, or (d) except for Liens created under the Credit Documents or pursuant to the Permitted Revolving Indebtedness Documents and other Permitted Liens, result in or require the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except, in each case referred to in clauses (a) and (c), where such violation, default or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(d)            the Amendment No. 3 Effective Date Transactions do not and will not require any registration with, consent or approval of, notice to, or other action by any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect and (b) filings and recordings with respect to the Collateral necessary to perfect Liens created under the Credit Documents or pursuant to the Permitted Revolving Indebtedness Documents and (c) those registrations, consents, approvals, notices or other actions the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(e)            all representations and warranties of the Borrower and each other Credit Party contained in Section 4 of the Existing Credit Agreement or any other Credit Document are true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case, on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

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(f)            no Default or Event of Default exists (other than the Waived Default (as defined below)) or has occurred and is continuing on and as of the Amendment No. 3 Effective Date or, after giving effect hereto, would result from the application of the proceeds from the Amendment No. 3 Term Loans or the Amendment No. 3 Rollover Loans.

SECTION 7.      Amendment No. 3 Effective Date. The effectiveness of this Amendment, the obligation of each Amendment No. 3 Term Lender to fund its Amendment No. 3 First Funding Term Loans and the obligation of each Amendment No. 3 Rollover Lender to extend its Amendment No. 3 Rollover Loans hereunder shall be subject to the satisfaction (or waiver) of the following conditions precedent (the date of which this Amendment becomes effective, the “Amendment No. 3 Effective Date”):

(a)            the Lenders party hereto (or their counsel) shall have received (i) a counterpart signature page of this Amendment duly executed by the Borrower, each other Credit Party, the Administrative Agent, the Collateral Agent, the Amendment No. 3 Term Lenders, the Amendment No. 3 Rollover Lenders and the Requisite Lenders (determined immediately prior to giving effect to this Amendment) (in each case, including by way of facsimile or other electronic transmission) and (ii) to the extent requested by any Amendment No. 3 Term Lender at least two Business Days prior to the Amendment No. 3 Effective Date, a Note executed by the Borrower in favor of such Amendment No. 3 Term Lender;

(b)            the Lenders party hereto shall have received such customary documents and certificates in connection with the effectiveness of this Agreement as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Credit Party and the authorization of the Amendment No. 3 Effective Date Transactions, all in form and substance reasonably satisfactory to the Administrative Agent;

(c)            the Lenders party hereto shall have received a fully completed and duly executed Funding Notice from the Borrower with respect to the Amendment No. 3 First Funding Term Loans;

(d)            on the Amendment No. 3 Effective Date, the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (i) in the case of the representations and warranties qualified or modified as to materiality in the text thereof, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date;

(e)            no Default or Event of Default exists (other than the Waived Default) or has occurred and is continuing on and as of the Amendment No. 3 Effective Date or, after giving effect hereto, would result from Amendment No. 3 Effective Date Transactions;

(f)            the Lenders party hereto shall have received a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Amendment No. 3 Effective Date) of Kirkland & Ellis LLP, special counsel for the Credit Parties, (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent);

(g)            the Borrower shall have paid to Citibank, N.A. (or any of its affiliates), the Administrative Agent, the Collateral Agent and the Lenders, Latham & Watkins, as counsel to the Administrative Agent and Collateral Agent, Houlihan Lokey, Accordion Partners, and Paul, Weiss, Rifkind, Wharton & Garrison, as counsel to the Backstop Lenders, all fees and expenses (including legal fees and expenses, title premiums, survey charges and recording taxes and fees) in connection with the Amendment No. 3 Effective Date Transactions and other amounts due and payable on or prior to the Amendment No. 3 Effective Date pursuant to the Credit Documents;

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(h)            [Reserved];

(i)            the Administrative Agent and Lenders party hereto shall have received a certificate, dated the Amendment No. 3 Effective Date and signed by an Authorized Officer of the Borrower, attesting to the compliance with clauses (d) and (e) hereof;

(j)            the Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent and the Amendment No. 3 Term Lenders, directing the disbursement on the Amendment No. 3 Effective Date of the proceeds of the Amendment No. 3 First Funding Term Loans to be made on such date;

(k)            prior to the Amendment No. 3 Effective Date, the Lenders party hereto shall have received all documentation and other information in respect of the Credit Parties required under applicable “know-your-customer” and anti-money laundering rules and regulations, including the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”);

(l)            Cari Turner of Alvarez & Marsal shall have been retained as Chief Restructuring Officer of the Borrower upon terms reasonably acceptable to the Backstop Lenders, including (i) the Chief Restructuring Officer reporting directly and exclusively to the Restructuring Committee and (ii) the Chief Restructuring Officer having full authority over all budgeting and disbursements;

(m)            Houlihan Lokey and Accordion Partners shall have been retained as advisors to the Lenders upon terms reasonably acceptable to the Backstop Lenders and the Borrower;

(n)            The Lenders party hereto shall have received a consent from the lenders under the ABL Credit Agreement, which shall include, among other things, consent to the making of and the full quantum of the Incremental Term Loan Facility, in form and substance reasonably acceptable to the Backstop Lenders and the Borrower;

(o)            An independent member of the board of Pubco (and the Borrower, if applicable) reasonably acceptable to the Backstop Lenders shall have been appointed to serve on the Restructuring Committee, and related governance arrangements shall have been made, in each case upon terms acceptable to the Backstop Lenders;

(p)            The restructuring committee of the board of Pubco (and the Borrower, if applicable) shall have been reconstituted on terms acceptable to the Backstop Lenders, with the members consisting of (i) Alan Carr, John Kritzmacher and Emanuel Pearlman;

(q)            The fees payable pursuant to Section 8 of this Amendment shall have been paid or reserved for as provided therein; and

(r)            The Rollover Transactions shall be consummated substantially concurrently with the effectiveness of this Amendment.

Notwithstanding the foregoing, the effectiveness of Sections 9 and 18 of the Amendment shall only be subject to the satisfaction (or waiver) of the condition precedent set forth in clause (a)(i) of this Section 7.

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SECTION 8.      Fees.

(a)            Backstop Option Premium. In consideration for providing the Credit Parties with the option to put to the Backstop Lenders any loans that are not subscribed by other Lenders in accordance with this Amendment and the Amended Credit Agreement, each Backstop Lender shall be entitled to a 10.0% option premium (the “Backstop Option Premium”) on the aggregate amount of their Amendment No. 3 Term Commitment (calculated prior to the making of any Amendment No. 3 Term Loans), which Backstop Option Premium shall be fully earned and payable in cash on, and subject to the occurrence of, the Amendment No. 3 Effective Date.

(b)            Upfront Fee. Each Amendment No. 3 Term Lender and each Amendment No. 3 Rollover Lender (as defined in the Amended Credit Agreement) shall be entitled to a 3.00% upfront fee (the “Upfront Fee”) on the aggregate amount of their funded Amendment No. 3 Term Loans and funded Amendment No. 3 Rollover Loans, which Upfront Fee shall be fully earned and payable in cash on, and subject to the occurrence of, the Amendment No. 3 First Funding Date or the Amendment No. 3 Second Funding Date, as applicable. The Upfront Fee may be reallocated in accordance with Section 2.27 of the Amended Credit Agreement and, for the avoidance of doubt, the Borrower shall not be required to pay any Upfront Fee after the Amendment No. 3 Effective Date.

(c)            Exit Fee. Each Amendment No. 3 Term Lender shall be entitled to a 3.00% exit fee (the “Exit Fee”) on the aggregate amount of their Amendment No. 3 Term Commitment. The amount of the first portion of the Exit Fee shall be pro rata in proportion to the aggregate amount of Amendment No. 3 First Funding Term Commitments in comparison to the aggregate amount of Amendment No. 3 Term Commitments and shall be funded from the proceeds of the Amendment No. 3 First Funding Term Loans on the Amendment No. 3 Effective Date into the Escrow Account pursuant to the Escrow Agreement. The amount of the second portion of the Exit Fee shall be pro rata in proportion to the aggregate amount of Amendment No. 3 Second Funding Term Commitments in comparison to the aggregate amount of Amendment No. 3 Term Commitments and shall be funded from the proceeds of the Amendment No. 3 Second Funding Term Loans on the Amendment No. 3 Second Funding Date into the Escrow Account pursuant to the Escrow Agreement. The Exit Fee shall be earned on the Amendment No. 3 Effective Date and due upon any repayment or prepayment of the applicable funded Amendment No. 3 Term Loans, whether at stated maturity, upon acceleration, or otherwise. The Exit Fee shall be released to each Amendment No. 3 Term Loan Lender in an amount equal to such Lender’s Pro Rata Share thereof in accordance with the Escrow Agreement, or to the extent the Amendment No. 3 Second Funding Term Loan Commitments are not funded when the Exit Fee is due, returned to the Borrower in accordance with the Escrow Agreement. Notwithstanding the foregoing, the Exit Fee is due and immediately payable to each Amendment No. 3 Term Lender upon the earlier of acceleration of the Obligations under the Amended Credit Agreement, an Event of Default under Sections 8.1(f) or 8.1(g) of the Amended Credit Agreement and the Amendment No. 3 Term Loan Maturity Date, regardless of any repayment or prepayment of the Amendment No. 3 Term Loans.

SECTION 9.      Indemnity.

(a)            Notwithstanding anything to the contrary in the Amended Credit Agreement or any Credit Document and without limiting the provisions set forth in Sections 10.2 and 10.3 of the Amended Credit Agreement, each Credit Party agrees to defend, indemnify, pay and hold harmless, each Agent (and each sub-agent thereof) and each of their respective Related Parties (each, a “Protected Person”), from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and other charges of counsel and consultants in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate thereof), and any fees or expenses incurred by the Protected Persons in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against such Protected Person, in any manner relating to or arising out of the Amendment No. 3 Effective Date Transactions or the Amended Credit Agreement; provided that solely in the case of expenses (including fees, expenses and other charges of counsel) or disbursements, the foregoing indemnity shall continue to apply following the Administrative Agent's resignation as such pursuant to Section 9.7 of the Amended Credit Agreement.

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(b)            Notwithstanding anything to the contrary in the Amended Credit Agreement or any Credit Document and without limiting the provisions set forth in Section 9.6 of the Amended Credit Agreement, each Lender party to this Amendment joint and severally agrees to defend, indemnify, pay and hold harmless, each Protected Person from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and other charges of counsel and consultants in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Lender or any Affiliate thereof), and any fees or expenses incurred by the Protected Persons in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against such Protected Person, in any manner relating to or arising out of the Amendment No. 3 Effective Date Transactions or the Amended Credit Agreement; provided that solely in the case of expenses (including fees, expenses and other charges of counsel) or disbursements, the foregoing indemnity shall continue to apply following the Administrative Agent’s resignation as such pursuant to Section 9.7 of the Amended Credit Agreement ~~and Section 4(d) hereof~~. Each Lender party hereto agrees that, if a payment shall be made by any Lender party hereto under this Section 9(b) in an amount greater than such Lender’s applicable pro rata share of the Amendment No. 3 Term Commitments, such Lender shall be entitled to demand and enforce reimbursement in respect of such payment from each other Lender which has not paid its pro rata share of the Amendment No. 3 Term Commitments.

SECTION 10.      Effect of Amendment.

(a)            Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent or the Collateral Agent under the Existing Credit Agreement, the Existing Security Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Existing Security Agreement or any other provision of the Existing Credit Agreement, the Existing Security agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Existing Security Agreement or any other Credit Document in similar or different circumstances.

(b)            From and after the Amendment No. 3 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Credit Document shall be deemed a reference to the Existing Credit Agreement as amended hereby.

(c)            From and after the Amendment No. 3 Effective Date, each reference in the Amended Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Pledge and Security Agreement” in any other Credit Document shall be deemed a reference to the Existing Security Agreement as amended hereby.

(d)            From and after the Amendment No. 3 Effective Date, this Amendment shall constitute a “Credit Document” and a “Collateral Document” for all purposes of the Amended Credit Agreement.

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SECTION 11.      Consent to Assignments. The Borrower and the Administrative Agent hereby consent to the assignment of any Amendment No. 3 Term Loan by the Amendment No. 3 Term Lenders (as of the date hereof) pursuant to Section 2.27 of the Amended Credit Agreement. In connection with such assignments, the Administrative Agent hereby agrees to waive the registration and processing fee in the amount of $3,500 pursuant to Section 10.6(d) of the Amended Credit Agreement.

SECTION 12.      Direction by Requisite Lenders. (a) The Requisite Lenders authorize and direct the Administrative Agent and the Collateral Agent to enter into this Amendment. The Requisite Lenders further direct the Administrative Agent to update the Register in accordance with Section 2.27 of the Amended Credit Agreement to reflect the reallocation and assignments of the Amendment No. 3 Term Loans, the Amendment No. 3 Rollover Loans and the Tranche B Term Loans (the “Amendment No. 3 Reallocation”), which entries shall be conclusive and binding on the Borrower and each Lender, absent manifest error. For the avoidance of doubt, any action taken by the Administrative Agent and the Collateral Agent pursuant to this Amendment, including any actions taken in connection with the Amendment No. 3 Reallocation, shall have been taken by the Administrative Agent and the Collateral Agent, as applicable, at the direction of the Requisite Lenders.

(b)            The Required Lenders further direct the Administrative Agent to update the Register on the Amendment No. 3 Effective Date to reflect the Loans (or in the case of Schedule II, Commitments) held by the applicable Lenders as set forth on Schedules I, II, III and IV hereto.

SECTION 13.      Amendments; Severability;Waiver. (a)  Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.5 of the Amended Credit Agreement.

(b)            If any provision of this Amendment is held to be illegal, invalid or unenforceable in any jurisdiction, the legality, validity and enforceability of the remaining provisions of this Amendment in such jurisdiction shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(c)            As of the date hereof, the Lenders party hereto (who collectively constitute the Required Lenders) hereby irrevocably waive (i) the Default that has occurred as a result of the Borrower’s failure to comply with Section 5.1(c) of the Credit Agreement for the Fiscal Year ended 2022 and (ii) the Default and Event of Default that has occurred as a result of the Borrower’s failure to comply with Section 5.1(f)(i) regarding the Borrower’s failure to deliver a notice of the occurrence of the Default specified in clause (c)(i) (clauses (i) and (ii), collectively, the “Waived Default”). The waiver set forth in this Section 13(c) is limited to its terms and, except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and this Section 13(c) shall not be deemed to be a waiver or amendment of, or a consent to any future departure from, any provision of the Credit Agreement.

SECTION 14.      Ratification and Reaffirmation. Each Credit Party hereto hereby (a) consents to the execution, delivery and performance of this Amendment and the performance of the Existing Credit Agreement (as amended hereby) and the Existing Security Agreement (as amended hereby) and (b) ratifies and reaffirms: (x) its Obligations in respect of the Existing Credit Agreement, the Existing Security Agreement and each of the other Credit Documents to which it is a party, as such Obligations have been amended by this Amendment, and all of the covenants, duties, indebtedness and liabilities under the Amended Credit Agreement, the Amended Security Agreement and the other Credit Documents to which it is a party and (y) the Liens and security interests created in favor of the Administrative Agent and the Lenders pursuant to each Collateral Document, which Liens shall continue to secure the Obligations (including in respect of the Amendment No. 3 Term Loans and the Amendment No. 3 Rollover Loans), in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement, the Amended Security Agreement and the other Credit Documents.

10

SECTION 15.      GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.15 and 10.16 of the Existing Credit Agreement and the provisions of Section 6.09 and 6.10 of the Existing Security Agreement as amended by this Amendment are incorporated herein by reference, mutatis mutandis.

SECTION 16.      Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 17.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 18.      Release.

(a)            Each of the Borrower, each other Credit Party and each undersigned Lender, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of Administrative Agent, Collateral Agent and their respective Affiliates and their respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, that relate to, arise out of or otherwise are in connection with Amendment No. 3 Effective Date Transactions or the Amended Credit Agreement.

(b)            Each of the Borrower and each other Credit Party on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Lender Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Lender Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Lender Releasee from any and all Claims, against any or all undersigned Lender and its respective Affiliates and its respective partners that are natural persons, members that are natural persons, officers, directors, employees, trustees, advisors, agents and controlling Persons (collectively, the “Lender Releasees”), based in whole or in part on facts, whether or not now known, that relate to, arise out of or otherwise are in connection with Amendment No. 3 Effective Date Transactions or the Amended Credit Agreement.

11

SECTION 19.      Transition to SOFR. Notwithstanding any other provision herein or in any other Credit Document, any Loan that constitutes a Eurodollar Rate Loan (as defined in the Existing Credit Agreement) that is outstanding as of the Amendment No. 3 Effective Date shall continue as such until the end of the applicable Interest Period for such Eurodollar Rate Loan and the provisions of the Existing Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the entry into this Amendment and the occurrence of the Amendment No. 3 Effective Date) until the end of the applicable Interest Period for such Eurodollar Rate Loan, after which such provisions shall have no further force or effect and upon which date the terms of the Amended Credit Agreement shall automatically apply to such Loans without any further action by any party; provided that, for the avoidance of doubt, at any time from and after the Amendment No. 3 Effective Date, the Borrower shall not be permitted to request a Borrowing of, conversion to, or continuation of, any Eurodollar Rate Loan and shall instead request that any such Borrowing is made in, converted to or continued as, as applicable, a Loan bearing interest at Adjusted Term SOFR or Base Rate.

SECTION 20.      Taxes. Each Credit Party as well as Lender Parties party to this Amendment hereby agree (and represent to each Agent (and each sub-agent thereof)) that Backstop Option Premium are intended to be treated as “option premium” for US federal income tax purposes. Parties hereto acknowledge that no Agent (including any sub-agent thereof) shall have any obligation to defend such treatment in the event of any contest by any Governmental Authority. The Credit Parties as well as the Lender Parties party to this Amendment hereby agree and acknowledge that their indemnity obligations under the Credit Documents shall apply vis-à-vis each Agent (and each sub-agent thereof) with respect to the payment of the Backstop Commitment Fees.

[Remainder of page intentionally left blank]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

QUALTEK LLC, as Borrower

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

QUALTEK BUYER, LLC, as Holdings

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

QUALTEK MIDCO, LLC
QUALTEK MANAGEMENT, LLC
QUALTEK WIRELINE LLC
QUALSAT, LLC
ADVANTEK ELECTRICAL CONSTRUCTION, LLC
QUALTEK WIRELESS LLC
SITE SAFE, LLC
QUALTEK RECOVERY LOGISTICS LLC
QUALTEK FULFILLMENT LLC
NX UTILITIES ULC
QUALTEK RENEWABLES LLC CONCURRENT GROUP LLC URBAN CABLE TECHNOLOGY LLC, each as a Credit Party

By:	/s/ Matthew J. McColgan
Name: Matthew J. McColgan
Title: Chief Financial Officer

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Vice President

[Signature Page to Amendment No. 3]

LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

Exhibit A

[Attached]

TERM CREDIT AND GUARANTY AGREEMENT

dated as of July 18, 2018,

as amended by Amendment No. 1, dated as of October 4, 2019 ~~and~~

as amended by Amendment No. 2, dated as of February 14, 2022 and as amended by Amendment No. 3, dated as of March 16, 2023

among

BCP QUALTEK BUYER, LLC

BCP QUALTEK MERGER SUB, LLC

(to be merged with and into QUALTEK LLC (f/k/a QUALTEK USA, LLC),

CERTAIN SUBSIDIARIES OF QUALTEK, LLC,

as Guarantors,

THE LENDERS PARTY HERETO

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

FIFTH THIRD BANK,

as Sole Lead Arranger and Sole Bookrunner

Senior Secured Term Credit Facilities

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS AND INTERPRETATION	2
1.1. Definitions	2
1.2. Accounting Terms; Pro Forma Calculations; Limited Condition Transactions	~~74~~82
1.3. Interpretation, Etc	~~76~~84
1.4. Currency Translation; Calculations of Amounts	~~77~~85
1.5. Classification of Loans and Borrowings	~~79~~86
1.6. Effectuation of Transactions	~~79~~86
1.7. Cashless Rollovers	~~79~~86
1.8. Rates	87

SECTION 2. LOANS	87~~9~~
2.1. Loans	87~~9~~
2.2. [Reserved]	8~~0~~9
2.3. [Reserved]	8~~0~~9
2.4. [Reserved]	8~~0~~9
2.5. Pro Rata Shares; Obligations Several; Availability of Funds	8~~0~~9
2.6. Use of Proceeds	~~81~~90
2.7. Evidence of Debt; Register; Notes	~~81~~90
2.8. Interest on Loans	~~82~~91
2.9. Conversion/Continuation	~~8~~93
2.10. Default Interest	~~8~~94
2.11. Fees	~~85~~94
2.12. Scheduled Installments; Repayment on Maturity Date	~~8~~95
2.13. Voluntary Prepayments/Commitment Reductions; Call Protection	~~8~~96
2.14. Mandatory Prepayments	~~8~~97
2.15. Application of Prepayments; Waivable Mandatory Prepayments	~~9~~103
2.16. General Provisions Regarding Payments	~~9~~104
2.17. Ratable Sharing	~~9~~105
2.18. Making or Maintaining ~~Eurodollar Rate~~Term Benchmark Loans	~~9~~106
2.19. Increased Costs; Capital Adequacy	109~~8~~
2.20. Taxes; Withholding, Etc	~~99~~110
2.21. Obligation to Mitigate	1~~0~~14
2.22. Defaulting Lenders	1~~04~~15
2.23. Replacement and Termination of Lenders	1~~0~~15
2.24. Incremental Term Facilities	1~~0~~16
2.25. Extension Offers	1~~0~~19
2.26. Refinancing Term Facilities	121~~0~~
2.27. Amendment No. 3 Reallocation	123
2.28. Benchmark Replacement Setting	125

i

SECTION 3. CONDITIONS PRECEDENT	~~1~~126
3.1. Conditions Precedent to Closing Date	~~1~~126
3.2. Conditions Precedent to Amendment No. 3 Second Funding Date	130

SECTION 4. REPRESENTATIONS AND WARRANTIES	131~~5~~
4.1. Organization; Requisite Power and Authority; Qualification	131~~5~~
4.2. Equity Interests and Ownership	131~~6~~
4.3. Due Authorization	131~~6~~
4.4. No Conflict	131~~6~~
4.5. Governmental Approvals	1~~16~~32
4.6. Binding Obligation	1~~17~~32
4.7. Historical Financial Statements; Pro Forma Financial Statements	1~~17~~32
4.8. No Material Adverse Change	1~~17~~33
4.9. Adverse Proceedings	1~~17~~33
4.10. Payment of Taxes	1~~17~~33
4.11. Properties	1~~18~~33
4.12. Environmental Matters	1~~18~~34
4.13. [Reserved]	1~~19~~34
4.14. Governmental Regulation	1~~19~~34
4.15. Federal Reserve Regulations	1~~19~~34
4.16. Employee Matters	1~~19~~35
4.17. Employee Benefit Plans	1~~19~~35
4.18. Solvency	1~~21~~36
4.19. Compliance with Laws	1~~21~~36
4.20. Disclosure	1~~21~~36
4.21. Collateral Matters	1~~21~~37
4.22. Insurance	1~~2~~39
4.23. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act	1~~2~~39

SECTION 5. AFFIRMATIVE COVENANTS	1~~2~~40
5.1. Financial Statements and Other Reports	1~~2~~40
5.2. Existence	1~~29~~45
5.3. Payment of Taxes and Claims	1~~29~~45
5.4. Maintenance of Properties	1~~29~~45
5.5. Insurance	1~~29~~46
5.6. Books and Records; Inspections	1~~30~~46
5.7. Use of Proceeds	1~~31~~47
5.8. Compliance with Laws	1~~31~~47
5.9. Environmental Matters	1~~31~~47
5.10. Subsidiaries	1~~32~~48
5.11. Additional Collateral	1~~32~~49
5.12. Further Assurances	1~~32~~49
5.13. Maintenance of Ratings	1~~33~~49
5.14. Senior Indebtedness	1~~33~~49
5.15. Post-Closing Matters	1~~33~~50
5.16. Representation and Warranty Insurance Proceeds	1~~33~~50
5.17. Lender Calls	1~~33~~50

SECTION 6. NEGATIVE COVENANTS	1~~34~~52
6.1. Indebtedness	1~~34~~52
6.2. Liens	1~~41~~56
6.3. No Further Negative Pledges	1~~4~~59
6.4. Restricted Junior Payments	1~~4~~60
6.5. Restrictions on Subsidiary Distributions	165~~1~~
6.6. Investments	1~~53~~67
6.7. [Reserved]	1~~58~~70
6.8. Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries	1~~58~~70
~~6.9. Sales and Leasebacks~~	~~162~~
6.10. Transactions with Affiliates	1~~62~~74
6.11. Conduct of Business	176~~5~~
6.12. Hedge Agreements	1~~65~~77
6.13. Amendments or Waivers of Organizational Documents and Certain Agreements	1~~65~~77
6.14. Fiscal Year	1~~65~~77
6.15. Holding Company	1~~66~~77

SECTION 7. GUARANTEE	1~~6~~80
7.1. Guarantee of the Obligations	1~~6~~80
7.2. Indemnity by Holdings and the Borrower; Contribution by the Guarantors	1~~6~~80
7.3. Liability of Guarantors Absolute	1~~69~~81
7.4. Waivers by the Guarantors	1~~71~~83
7.5. Guarantors’ Rights of Subrogation, Contribution, Etc	1~~72~~84
7.6. Continuing Guarantee	1~~73~~85
7.7. Authority of the Guarantors or the Borrower	1~~73~~85
7.8. Financial Condition of the Credit Parties	1~~73~~85
7.9. Bankruptcy, Etc	1~~73~~85

SECTION 8. EVENTS OF DEFAULT	1~~74~~86
8.1. Events of Default	1~~74~~86

SECTION 9. AGENTS	1~~77~~89
9.1. Appointment of Agents	1~~77~~89
9.2. Powers and Duties	1~~78~~90
9.3. General Immunity	1~~78~~90
9.4. Agents Entitled to Act in Individual Capacity	1~~81~~93
9.5. Lenders’ Representations, Warranties and Acknowledgments	1~~81~~93
9.6. Right to Indemnity	1~~82~~94
9.7. Successor Administrative Agent and Collateral Agent	1~~82~~95
9.8. Collateral Documents and Obligations Guarantee	1~~84~~96
9.9. Withholding Taxes	~~187~~200
9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~188~~200
9.11. ERISA Representation	201~~88~~

SECTION 10. MISCELLANEOUS	~~19~~207
10.1. Notices	~~19~~207
10.2. Expenses	~~1~~209~~2~~
10.3. Indemnity	21~~93~~0
10.4. Set-Off	21~~95~~2
10.5. Amendments and Waivers	21~~95~~2
10.6. Successors and Assigns; Participations	21~~98~~5
10.7. Independence of Covenants	2~~09~~26
10.8. Survival of Representations, Warranties and Agreements	2~~09~~26
10.9. No Waiver; Remedies Cumulative	2~~09~~27
10.10. Marshalling; Payments Set Aside	2~~09~~27
10.11. Severability	2~~10~~27
10.12. Independent Nature of Lenders’ Rights	2~~10~~27
10.13. Headings	2~~10~~28
10.14. APPLICABLE LAW	2~~10~~28
10.15. CONSENT TO JURISDICTION	2~~11~~28
10.16. WAIVER OF JURY TRIAL	2~~11~~29
10.17. Confidentiality	2~~1~~29
10.18. Usury Savings Clause	231~~3~~
10.19. Counterparts	231~~3~~
10.20. Effectiveness; Entire Agreement	2~~14~~32
10.21. PATRIOT Act	2~~14~~32
10.22. Electronic Execution of Assignments and Certain Other Documents	2~~14~~32
10.23. No Fiduciary Duty	2~~14~~32
10.24. Permitted Intercreditor Agreements	2~~15~~33
10.25. Acknowledgment and Consent to Bail-In of EEA Financial Institutions	2~~17~~35

SCHEDULES:	1.1(a)	Closing Date Material Real Estate Assets
	2.1	Commitments
	4.2	Equity Interests and Ownership
	4.11(b)	Real Estate
	4.22	Insurance
	5.15	Post-Closing Matters
	6.1	Indebtedness
	6.2	Liens
	6.3	Negative Pledges
	6.5	Restrictions on Subsidiary Distributions
	6.6	Investments
	6.10	Affiliate Transactions
	10.1	Notices

EXHIBITS:	A	ABL Intercreditor Agreement
	B-1	Affiliated Lender Assignment Agreement
	B-2	Assignment Agreement
	C	Closing Date Certificate
	D	Compliance Certificate
	E	Conversion/Continuation Notice
	F	Counterpart Agreement
	G	Funding Notice
	H	Intercompany Indebtedness Subordination Agreement
	I	Pledge and Security Agreement
	J	Solvency Certificate
	K-1	Collateral Questionnaire
	K-2	Supplemental Collateral Questionnaire
	L-1	Form of US Tax Certificate for Non-US Lenders that are not Partnerships for US Federal Income Tax Purposes
	L-2	Form of US Tax Certificate for Non-US Participants that are not Partnerships for US Federal Income Tax Purposes
	L-3	Form of US Tax Certificate for Non-US Participants that are Partnerships for US Federal Income Tax Purposes
	L-4	Form of US Tax Certificate for Non-US Lenders that are Partnerships for US Federal Income Tax Purposes
	M	Promissory Note
	N	Auction Procedures
	O	Initial Cash Flow Forecast

v

TERM CREDIT AND GUARANTY AGREEMENT dated as of July 18, 2018, among BCP QUALTEK BUYER, LLC, a Delaware limited liability company (“Holdings”), BCP QUALTEK MERGER SUB, LLC, a Delaware limited liability company (“Merger Sub”), to be merged with and into QUALTEK LLC (f/k/a QUALTEK USA, LLC), a Delaware limited liability company (the “Acquired Company”), CERTAIN SUBSIDIARIES OF THE BORROWER party hereto, as Guarantors, the LENDERS party hereto and CITIBANK, N.A. (“Citi”), as Administrative Agent and Collateral Agent.

RECITALS

A.            On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub will acquire the Acquired Company as described in the Merger Agreement and, immediately thereafter, Merger Sub will merge with and into the Acquired Company, with the Acquired Company surviving the merger as a wholly owned Subsidiary of Holdings (the “Merger”).

B.            To fund a portion of the consideration for the Merger Transactions, the Investors will directly or indirectly contribute (such contribution in accordance with this paragraph, the “Equity Contribution”) to the Borrower or a direct or indirect parent of the Borrower cash and/or rollover equity in exchange for common equity of the Borrower or a direct or indirect parent of the Borrower and the amount of such contributed cash and/or rollover equity will not be less than an amount (the “Required Minimum Equity Contribution Amount”) equal to 40% of the sum of (i) the aggregate gross proceeds of the Tranche B Term Loans received by the Borrower on the Closing Date, (ii) the aggregate gross proceeds of the loans borrowed under the ABL Credit Agreement received by the Borrower on the Closing Date (excluding amounts up to $10 million borrowed for working capital needs of Holdings, the Borrower and its Subsidiaries), (iii) the aggregate principal amount of any other Indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the Transactions and (iv) the amount of such cash and rollover equity contributed, in each case, on the Closing Date (the sum of clauses (i) through (iv), the “Capitalization Amount”); provided that (x) the portion of the Equity Contribution consisting of new cash (as opposed to equity rolled over) shall be at least 35% of the Capitalization Amount, and (y) after giving effect to the Transactions, as of the Closing Date, the Sponsor Investors will control, directly or indirectly (whether by contract or otherwise), not less than a majority of the voting Equity Interests of the Borrower.

C.            To consummate the Transactions, the Borrower has requested that the Lenders extend credit in the form of the Tranche B Term Loans in an aggregate initial principal amount of $280,000,000, subject to increase as provided herein.

D.            On the Closing Date, the Borrower will also obtain commitments under the ABL Credit Agreement.

E.            The Lenders have agreed to extend Tranche B Term Loans, Amendment No. 3 Rollover Loans and Amendment No. 3 Term Loans to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:

“ABL Credit Agreement” means the ABL Credit and Guaranty Agreement dated as of the Closing Date, among Holdings, the Borrower, the Guarantor Subsidiaries, the lenders party thereto and PNC Bank, as administrative agent and collateral agent thereunder.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement in substantially the form set forth in Exhibit A, with such changes therefrom as may be agreed to by the Administrative Agent or as are contemplated or permitted by Section 10.24.

“ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Acquired Business” means Acquired Company and its Subsidiaries.

“Acquired Business Representations” means the representations and warranties made by or with respect to the Acquired Business in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Merger Sub or any of its Affiliates has the right (taking into account any applicable cure provisions) under the Merger Agreement not to consummate the Merger, or to terminate Merger Sub’s or such Affiliate’s obligations under the Merger Agreement, as a result of a breach of such representations and warranties.

“Acquired Company” as defined in the preamble hereto.

“Acquired Company Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Change” in the Merger Agreement.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Consideration” means, with respect to any Acquisition, (a) the purchase consideration for such Acquisition, whether paid in Cash or other property (valued at the fair value thereof, as determined reasonably and in good faith by an Authorized Officer of the Borrower), but excluding any component thereof consisting of Equity Interests in the Borrower (other than Disqualified Equity Interests), and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any earn-outs and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the Person or assets acquired, provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP to be established by the Borrower or any Restricted Subsidiary in respect thereof at the time of the consummation of such Acquisition, and (b) the aggregate amount of Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with such Acquisition.

“Actual Disbursements” means, with respect to any period set forth in the then Approved Cash Flow Forecast, the amount of the actual “Operating Disbursements” incurred by the Borrower and its Subsidiaries during such period.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

~~“Adjusted Eurodollar Rate” means, for any Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) for deposits in Dollars for a period equal to such Interest Period, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time) on the Interest Rate Determination Date for such Interest Period, or (ii) in the event the rate referred to in the preceding clause (i) does not appear on such page or if the Reuters Screen shall cease to be available, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) on the Interest Rate Determination Date for such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal to $5,000,000, by (b) an amount equal to one minus the Applicable Reserve Requirement; provided that, notwithstanding the foregoing, in the case of Tranche B Term Loans the Adjusted Eurodollar Rate shall at no time be less than 1.00% per annum.~~

~~Notwithstanding anything contained herein to the contrary, and without limiting the provisions of Section 2.18, in the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error) that either (x) the circumstances set forth in Section 2.18(a) exist and such circumstances are unlikely to be temporary or (y) the circumstances set forth in Section 2.18(a) have not arisen but the supervisor for the administrator of ICE Benchmark Administration (or any other Person that takes over the administration of the London interbank offered rate) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate (as determined in accordance with clause (a)(i) and (a)(ii) above) shall no longer be used for determining interest rates for loans, and in either case there exists, at such time, a broadly accepted market convention for determining a rate of interest for syndicated loans in the United States denominated in Dollars in lieu of such rate, and the Administrative Agent shall have given notice of such determination to the Borrower and each Lender, then the Administrative Agent and the Borrower shall enter into an amendment to this Agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph, the interest rate applicable to any Borrowing shall be determined in accordance with Section 2.18.~~

“Administrative Agent” means Citi, in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents, and its successors in such capacity as provided in Section 9.

“Adverse Proceeding” means any action, suit, proceeding, hearing or investigation, in each case whether administrative, judicial or otherwise, by or before any Governmental Authority or any arbitrator, that is pending or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened in writing against or affecting Holdings, the Borrower or any Restricted Subsidiary or any property of Holdings, the Borrower or any Restricted Subsidiary.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with the Person specified.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, the Borrower or any Subsidiary.

“Affiliated Lender Assignment Agreement” means an assignment and assumption entered into by a Lender and an Affiliated Lender in the form of Exhibit B-1 or any other form approved by the Administrative Agent and the Borrower.

“Affiliated Lender Limitation” means the requirement that the aggregate principal amount of the Loans held by the Affiliated Lenders, taken as a whole, shall not at any time exceed 25% of the aggregate principal amount of the Loans held by all the Lenders at such time (after giving effect to any substantially simultaneous retirements and cancellations thereof).

“Agent” means each of (a) the Administrative Agent, (b) the Collateral Agent, (c) the Arranger and (d) any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including any Auction Manager.

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2(b).

“Agreement” means this Term Credit and Guaranty Agreement dated as of July 18, 2018, as amended by Amendment No. 1 hereto, dated as of October 4, 2019, as amended by Amendment No. 2 hereto, dated as of February 14, 2022, and as amended by Amendment No. 3 hereto, dated as of March 16, 2023.

“All-In Yield” means, with respect to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, interest rate floors or otherwise, in each case, incurred or payable by the applicable borrower generally to all the lenders of such Indebtedness; provided that (a) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity, (b) All-In Yield shall not include arrangement fees, structuring fees, commitment fees, underwriting fees and other similar fees payable to any lead arranger (or its Affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all lenders in the primary syndication of such Indebtedness, and (c) if such Indebtedness includes a ~~Eurodollar~~Term SOFR or Base Rate ~~F~~floor that is greater than any floor applicable to the Indebtedness in respect of which the All-In Yield is being calculated on the date on which the All-In Yield is determined, the amount of the resulting difference shall be included in the calculation of All-In Yield, but only to the extent an increase in the ~~Eurodollar~~Term SOFR or Base Rate floor applicable to the Indebtedness in respect of which the All-In Yield is being calculated would cause an increase in the interest rate then in effect thereunder.

“Amendment No. 1” means that certain Amendment No. 1, dated as of the Amendment No. 1 Effective Date, among the Administrative Agent, the Borrower, the other Credit Parties party thereto, the Amendment No. 1 Term Lenders party thereto and the other Lenders party thereto.

“Amendment No. 1 Effective Date” means October 4, 2019.

“Amendment No. 1 Effective Date Transactions” means the “Amendment No. 1 Effective Date Transactions” as defined in Amendment No. 1.

“Amendment No. 1 Equity Contribution” means the “Amendment No. 1 Equity Contribution” as defined in Amendment No. 1.

~~“Amendment No. 1 First Funding Term Loans” means each of the Loans funded by each Amendment No. 1 Term Lender in respect of the Amendment No. 1 First Funding Term Commitments on the Amendment No. 1 Effective Date pursuant to the terms hereof and Amendment No. 1.~~

“Amendment No. 1 First Funding Term Commitments” means with respect to each Amendment No. 1 Term Lender, the commitment of such Amendment No. 1 Term Lender to make the Amendment No. 1 First Funding Term Loans on the Amendment No. 1 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Amendment No. 1 Term Lender’s name on Schedule I to the Amendment No. 1, as applicable. The aggregate amount of the Amendment No. 1 First Funding Term Commitments on the Amendment No. 1 Effective Date (immediately prior to the incurrence of the Amendment No. 1 First Funding Term Loans on such date) is $84,000,000.

“Amendment No. 1 First Funding Term Loans” means each of the Loans funded by each Amendment No. 1 Term Lender in respect of the Amendment No. 1 First Funding Term Commitments on the Amendment No. 1 Effective Date pursuant to the terms hereof and Amendment No. 1.

“Amendment No. 1 Second Funding Date” means the “Amendment No. 1 Second Funding Date” as defined in Amendment No. 1.

“Amendment No. 1 Second Funding Term Commitments” means with respect to each Amendment No. 1 Term Lender, the commitment of such Amendment No. 1 Term Lender to make the Amendment No. 1 Second Funding Term Loans on the Amendment No. 1 Second Funding Date, in an aggregate principal amount not to exceed the amount set forth opposite such Amendment No. 1 Term Lender’s name on Schedule II to the Amendment No. 1, as applicable. The aggregate amount of the Amendment No. 1 Second Funding Term Commitments on the Amendment No. 1 Effective Date (immediately prior to the incurrence of the Amendment No. 1 Second Funding Term Loans on such date) is $16,000,000.

“Amendment No. 1 Second Funding Term Loans” means each of the Loans funded by each Amendment No. 1 Term Lender in respect of the Amendment No. 1 Second Funding Term Commitments on the Amendment No. 1 Second Funding Date pursuant to the terms hereof and Amendment No. 1.

“Amendment No. 1 Term Commitments” means, collectively, the Amendment No. 1 First Funding Term Commitments and the Amendment No. 1 Second Funding Term Commitments. The aggregate amount of the Amendment No. 1 Term Commitments on the Amendment No. 1 Effective Date (immediately prior to the incurrence of the Amendment No. 1 First Funding Term Loans on such date) is $100,000,000.

“Amendment No. 1 Term Lender” means each Lender with an Amendment No. 1 Term Commitment or an outstanding Amendment No. 1 Term Loan, including each Person identified as an Amendment No. 1 Term Lender on Schedule I to Amendment No. 1 and Schedule II to Amendment No. 1.

“Amendment No. 1 Term Loans” means, collectively, the Amendment No. 1 First Funding Term Loans and the Amendment No. 1 Second Funding Term Loans.

“Amendment No. 2” means that certain Amendment No. 2, dated as of the Amendment No. 2 Effective Date, among the Administrative Agent, the Borrower, the other Credit Parties party thereto and the other Lenders party thereto.

“Amendment No. 2 Effective Date” means February 14, 2022.

“Amendment No. 3” means that certain Amendment No. 3, dated as of the Amendment No. 3 Effective Date, among the Administrative Agent, the Borrower, the other Credit Parties party thereto, the Amendment No. 3 Term Lenders party thereto, the Amendment No. 3 Rollover Lenders party thereto and the other Lenders party thereto.

“Amendment No. 3 Effective Date” means March 16, 2023.

“Amendment No. 3 Effective Date Transactions” means the “Amendment No. 3 Effective Date Transactions” as defined in Amendment No. 3.

“Amendment No. 3 First Funding Term Commitments” means with respect to each Amendment No. 3 Term Lender, the commitment of such Amendment No. 3 Term Lender to make the Amendment No. 3 First Funding Term Loans on the Amendment No. 3 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Amendment No. 3 Term Lender’s name on Schedule I to the Amendment No. 3, as applicable. The aggregate amount of the Amendment No. 3 First Funding Term Commitments on the Amendment No. 3 Effective Date (immediately prior to the incurrence of the Amendment No. 3 First Funding Term Loans on such date) is $55,000,000.

“Amendment No. 3 First Funding Term Loans” means each of the Loans funded by each Amendment No. 3 Term Lender in respect of the Amendment No. 3 First Funding Term Commitments on the Amendment No. 3 Effective Date pursuant to the terms hereof and Amendment No. 3.

“Amendment No. 3 Rollover Amount” means, as to each Amendment No. 3 Rollover Lender, an amount equal to the sum of (i) 133.40% of the Amendment No. 3 Term Commitments of such Amendment No. 3 Rollover Lender (or of the applicable Backstop Designated Lender that has been allocated Amendment No. 3 Term Commitments for purposes of determining the Amendment No. 3 Rollover Commitments of such Backstop Designated Lender) and (ii) the aggregate amount of accrued and unpaid interest with respect to the outstanding Tranche B Term Loans held by such Amendment No. 3 Rollover Lender to and including the Amendment No. 3 Rollover Date, as may be reallocated pursuant to Section 2.27.

“Amendment No. 3 Rollover Borrowing” means a Borrowing comprised of Amendment No. 3 Rollover Loans.

“Amendment No. 3 Rollover Commitments” means, with respect to each Amendment No. 3 Rollover Lender, the commitment of such Amendment No. 3 Rollover Lender to make the Amendment No. 3 Rollover Loans on the Amendment No. 3 Rollover Date, in an aggregate principal amount not to exceed the amount set forth opposite such Amendment No. 3 Rollover Lender’s name on Schedule III to the Amendment No. 3, as applicable

“Amendment No. 3 Rollover Date” means the Amendment No. 3 Effective Date.

“Amendment No. 3 Rollover Lender” means each Lender that is or becomes a holder of Amendment No. 3 Rollover Loans pursuant to Section 2.26(f) and/or Section 2.27.

“Amendment No. 3 Rollover Loan Exposure” means, with respect to any Lender at any time, the aggregate principal amount of the Amendment No. 3 Rollover Loans of such Lender outstanding at such time.

“Amendment No. 3 Rollover Loan Maturity Date” means the date that is seven years after the Closing Date.

“Amendment No. 3 Rollover Loans” means each of the Loans made by an Amendment No. 3 Rollover Lender pursuant to Section 2.26(f) or reallocated to an Amendment No. 3 Rollover Lender pursuant to Section 2.27. Notwithstanding anything to the contrary in this Agreement, the Amendment No. 3 Rollover Loans shall constitute Refinancing Term Loans made pursuant to Section 2.26.

“Amendment No. 3 Second Funding Date” means the later of (i) the date when the conditions set forth in Section 3.2(d) are satisfied or waived by the Amendment No. 3 Term Lenders holding a majority of the Amendment No. 3 Term Loan Exposure and (ii) April 14, 2023.

“Amendment No. 3 Second Funding Term Commitments” means with respect to each Amendment No. 3 Term Lender, the commitment of such Amendment No. 3 Term Lender to make the Amendment No. 3 Second Funding Term Loans on the Amendment No. 3 Second Funding Date, in an aggregate principal amount not to exceed the amount set forth opposite such Amendment No. 3 Term Lender’s name on Schedule II to the Amendment No. 3, as applicable. The aggregate amount of the Amendment No. 3 Second Funding Term Commitments on the Amendment No. 3 Effective Date (immediately prior to the incurrence of the Amendment No. 3 Second Funding Term Loans on such date) is $20,000,000.

“Amendment No. 3 Second Funding Term Loans” means each of the Loans funded by each Amendment No. 3 Term Lender in respect of the Amendment No. 3 Second Funding Term Commitments on the Amendment No. 3 Second Funding Date pursuant to the terms hereof and Amendment No. 3.

“Amendment No. 3 Term Borrowing” means a Borrowing comprised of Amendment No. 3 Term Loans.

“Amendment No. 3 Term Commitments” means, collectively, the Amendment No. 3 First Funding Term Commitments and the Amendment No. 3 Second Funding Term Commitments. The aggregate amount of the Amendment No. 3 Term Commitments on the Amendment No. 3 Effective Date (immediately prior to the incurrence of the Amendment No. 3 First Funding Term Loans on such date) is $75,000,000.

“Amendment No. 3 Term Lender” means each Lender with an Amendment No. 3 Term Commitment or an outstanding Amendment No. 3 Term Loan, including each Person identified as an Amendment No. 3 Term Lender on Schedule I to Amendment No. 3 and Schedule II to Amendment No. 3.

“Amendment No. 3 Term Loan Exposure” means, with respect to any Lender at any time, (a) the outstanding Amendment No. 3 Term Loan Commitment of such Lender at such time plus (b) the aggregate principal amount of the Tranche B Term Loans of such Lender outstanding at such time.

“Amendment No. 3 Term Loan Maturity Date” means the date that is fifteen months following the Amendment No. 3 Effective Date.

“Amendment No. 3 Term Loans” means, collectively, the Amendment No. 3 First Funding Term Loans and the Amendment No. 3 Second Funding Term Loans. Notwithstanding anything to the contrary set forth in this Agreement, the Amendment No. 3 Term Loans shall be deemed to have been made under Section 2.24 and shall constitute Incremental Term Loans.

“Anti-Corruption Laws” as defined in Section 4.23.

“Applicable ECF Percentage” means, with respect to any Fiscal Year, (a) 75% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is greater than 4.25:1.00, (b) 50% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 4.25:1.00 but greater than 3.75:1.00, (c) 25% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 3.75:1.00 but greater than 3.25:1.00 and (d) 0% if the First Lien Net Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 3.25:1.00; provided that the First Lien Net Leverage Ratio shall be calculated for purposes of this definition giving Pro Forma Effect to any prepayments or purchases of Borrowings and other Indebtedness referred to in sub-clauses (B), (D), (F) and (H) of Section 2.14(d)(ii).

“Applicable Rate” means, on any day, (a) prior to the Amendment No. 1 Effective Date, with respect to any Tranche B Term Loan (i) 4.75% per annum, in the case of a Base Rate Loan, and (ii) 5.75% per annum, in the case of a ~~Eurodollar Rate~~Term Benchmark Loan, (b) on and after the Amendment No. 1 Effective Date, with respect to any Tranche B Term Loan, (i) 5.25% per annum, in the case of a Base Rate Loan, and (ii) 6.25% per annum, in the case of a ~~Eurodollar Rate Loan and (b~~Term Benchmark Loan, (c) on and after the Amendment No. 3 Effective Date, (i) with respect to any Amendment No. 3 Rollover Loan, (x) 5.25% per annum, in the case of a Base Rate Loan, and (y) 6.25% per annum, in the case of a Term Benchmark Loan, and (ii) with respect to any Amendment No. 3 Term Loan, (x) 11.0% per annum, in the case of a Base Rate Loan, and (y) 12.0% per annum, in the case of a Term Benchmark Loan, and (d) with respect to Loans of any other Class, the rate per annum specified in the Incremental Facility Agreement, the Extension Agreement or the Refinancing Facility Agreement, as the case may be, establishing Loans of such Class.

~~“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic, marginal, special, supplemental, emergency or other reserves) are required to be maintained by member banks of the United States Federal Reserve System against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities that includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate for a Loan is to be determined or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.~~

“Approved Cash Flow Forecast” means (i) the Initial Cash Flow Forecast or (ii) the then most current Cash Flow Forecast prepared by the Borrower and consented to by the Requisite Lenders pursuant to, and in accordance with, Section 5.18.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent that is distributed to any Agent or any Lender by means of electronic communications pursuant to Section 10.1(b).

“Aerial Transactions” means the “Aerial Transactions” as defined in Amendment No. 1.

“Arranger” means Fifth Third, in its capacity as the sole lead arranger and sole bookrunner for the credit facilities initially established under this Agreement.

“Asset Sale” means any Disposition of assets made in reliance on Section 6.8(b)(vii), 6.8(b)(x), 6.8(b)(xii) or 6.8(b)(xiv), other than any such Disposition (or series of related Dispositions) resulting in aggregate Net Proceeds not exceeding the greater of (a) $4,500,000 and (b) 7.5% of Consolidated Adjusted EBITDA for the most recently ended Test Period.

“Assignment Agreement” means (a) in the case of any assignment and delegation to an Affiliated Lender, an Affiliated Lender Assignment Agreement, and (b) otherwise, an assignment and assumption entered into by a Lender and an Eligible Assignee, in the form of Exhibit B-2 or any other form approved by the Administrative Agent and the Borrower.

“Assignment Effective Date” as defined in Section 10.6(b).

“Auction” means a modified Dutch auction conducted by any Affiliated Lender or Debt Fund Affiliate in order to purchase Loans or Commitments of any Class as contemplated by Section 10.6(k), which auction shall be open to all Lenders of such Class on a pro rata basis and shall be conducted in accordance with the procedures set forth on Exhibit N or other procedures reasonably agreed to by the Administrative Agent and the Borrower.

“Auction Manager” means (a) the Administrative Agent or (b) any other financial institution agreed to by the Borrower and the Administrative Agent (whether or not an Affiliate of the Administrative Agent) to act as an auction manager in connection with any Auction pursuant to Section 10.6(k).

“Authorized Officer” means, with respect to any Person, any Financial Officer of such Person or any individual holding the position of chief executive officer, president, chief administrative officer, vice president (or the equivalent thereof) or secretary of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, an Authorized Officer, the secretary, assistant secretary or other Authorized Officer of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Available Basket Amount” means, as of any date:

(a) the sum of (i) $10,000,000, plus (ii) the Available Excess Cash Flow Amount as of such date, plus

(b) 100% of the aggregate Net Proceeds (which shall be in cash or Cash Equivalents) from any issuance or sale of Equity Interests in, or capital contributions to, Holdings after the Closing Date the proceeds of which are contributed to the Borrower or any other Credit Party (other than (A) the issuance or sale of, or capital contributions with respect to, any Disqualified Equity Interests, (B) any Designated Equity Issuance and any issuance, sale or capital contribution pursuant to the exercise of a Permitted Revolving Indebtedness Cure Right, (C) the issuance or sale of Equity Interests to, or capital contributions by, any Restricted Subsidiary, (D) any issuance of directors’ qualifying shares or of other Equity Interests that are required to be held by specified Persons under applicable law and (E) any issuance or sale of Equity Interests referred to in the proviso in Section 6.6(j)(ii)), plus

(c) to the extent not included in the amount of Consolidated Adjusted EBITDA used in calculating the Available Excess Cash Flow Amount added pursuant to clause (a) (ii) above, the aggregate amount of Returns as of such date in respect of any Acquisition or other Investments made (or deemed made pursuant to the definition of the term “Unrestricted Subsidiary”) using the Available Basket Amount, plus

(d) to the extent not included in the amount of Consolidated Adjusted EBITDA used in calculating the Available Excess Cash Flow Amount added pursuant to clause (a) (ii) above, in the event any Unrestricted Subsidiary has been designated as a Restricted Subsidiary, or has been merged or consolidated with the Borrower or a Restricted Subsidiary (where the surviving entity in such merger or consolidation is the Borrower or a Restricted Subsidiary), or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, on or prior to such date, the lesser of (i) the amount of all Investments made using the Available Basket Amount in such Unrestricted Subsidiary (including any such Investment deemed made pursuant to the definition of the term “Unrestricted Subsidiary”), net of the aggregate amount, if any, by which the Available Basket Amount shall have been increased prior to such time in respect of such Investments pursuant to clause (d) above, and (ii) the fair value of such Unrestricted Subsidiary (as determined reasonably and in good faith by an Authorized Officer of the Borrower) at the time it is designated as a Restricted Subsidiary or the time of such merger, consolidation, transfer, conveyance or liquidation, as applicable; plus

(e) the Declined Mandatory Prepayment Retained Amount as of such date, minus

(f) the portion of the Available Basket Amount previously utilized pursuant to Section 6.4(s) or 6.6(t), with the utilization of Section 6.6(t) for any Acquisition being the Acquisition Consideration in respect thereof and the utilization of Section 6.6(t) for any other Investment (or any deemed Investment in respect of any designation of an Unrestricted Subsidiary) being the amount thereof as of the date the applicable Investment is made, determined in accordance with the definition of “Investment” (or the definition of “Unrestricted Subsidiary”).

“Available Excess Cash Flow Amount” means, as of any date, an amount equal to (a) commencing with the Fiscal Year ending December 31, 2019, the sum of the amount of Consolidated Excess Cash Flow (to the extent such amount exceeds zero) for each Fiscal Year of the Borrower in respect of which financial statements and the related Compliance Certificate have been (or are required to have been) delivered in accordance with Sections 5.1(a) and 5.1(d), and for which prepayments required by Section 2.14(d) (if any) have been made, in each case on or prior to such date, minus (b) the sum of the aggregate principal amount of prepayments of Borrowings required to be made pursuant to Section 2.14(d) (without giving effect to any reduction in such amounts pursuant to clause (ii) of such Section, but giving effect to the proviso of the end of such Section) in respect of Consolidated Excess Cash Flow for each such Fiscal Year.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.28(d).

“Backstop Lender” means each Amendment No. 3 Term Lender as of the Amendment No. 3 Effective Date.

“Backstop Designated Lender” means each Tranche B Term Lender that is a Backstop Lender or a designee of a Backstop Lender; provided that if a Backstop Lender designates another Person to be a Backstop Designated Lender, such Backstop Lender shall not constitute a Backstop Designated Lender.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted ~~Eurodollar Rate~~Term SOFR that would be applicable to a ~~Eurodollar Rate~~Term Benchmark Loan with an Interest Period of one month commencing on such day plus 1%; provided that, notwithstanding the foregoing, in the case of Tranche B Term Loans, Amendment No. 3 Rollover Loans and Amendment No. 3 Term Loans, the Base Rate shall at no time be less than 2.00% per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted ~~Eurodollar Rate~~Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted ~~Eurodollar Rate~~Term SOFR, as the case may be.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.28(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.28 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.28.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of Holdings, the Borrower or any of their respective Subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (other than a limited number of senior employees in connection with the relevant Person’s internal legal, compliance, risk management and/or credit practices) (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Borrower or any of their respective Subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arranger in accordance with clause (a) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable as an Affiliate of such Person solely on the basis of such Affiliate’s name.

“Borrower” means (a) prior to the consummation of the Merger, Merger Sub, and (b) upon and after the consummation of the Merger, the Acquired Company.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurodollar Rate~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Budgeted Disbursements” means, with respect to any period, the amount that corresponds to the line item (or line items) for total “Operating Disbursements” as set forth in the Approved Cash Flow Forecast for such period.

“Business Day” means any day other than a Saturday or Sunday, a day that is a legal holiday under the laws of the State of New York or a day on which banking institutions located in such State or in Cincinnati, Ohio are authorized or required by law to remain closed; provided that~~, with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loan, such day is also a day for trading by and between banks in Dollar deposits in the London interbank market.~~ for purposes of any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Benefit Plan” means any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former employee, director, officer, shareholder, consultant or independent contractor of the Borrower or any Restricted Subsidiary, or any dependent of any of them, except a Canadian Pension Plan or a Statutory Plan.

“Canadian Pension Plan” means a “pension plan” or “plan” within the meaning of the applicable pension benefits legislation in any jurisdiction of Canada, that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of the Borrower or any Restricted Subsidiary.

“Capitalization Amount” as defined in the Recitals hereto.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in conformity with GAAP. The amount of such obligations shall be the capitalized amount thereof determined in conformity with GAAP, and the final maturity of such obligations shall be the date of the last payment due under such lease (or other arrangement) before such lease (or other arrangement) may be terminated by the lessee without payment of a premium or penalty. For purposes of Section 6.2, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America, in each case maturing within two years after such date; (b) marketable direct obligations issued by any State of the United States of America or the District of Columbia or any political subdivision of any such State or District or any public instrumentality thereof, in each case maturing within two years after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) above; (f) shares of any money market mutual fund that (i) has substantially all its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $5,000,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s; (g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes; and (h) marketable corporate bonds for which an active trading market exists and price quotations are available, in each case maturing within two years after such date and issued by Persons that are not Affiliates of the Borrower and where such Persons (i) in the case of any such bonds maturing more than 12 months from the date of the acquisition thereof, have a long-term credit rating of at least AA- from S&P or Aa3 from Moody’s or (ii) in the case of any such bonds maturing less than or equal to 12 months from the date of the acquisition thereof, have a long-term credit rating of at least A+ from S&P or A1 from Moody’s, provided that the portfolio of any such bonds included as Cash Equivalents at any time shall have a weighted average maturity of not more than 360 days.

“Cash Flow Forecast” means a 13-week cash flow forecast for the then applicable period, which shall include, among other things, anticipated cash collections and receipts and anticipated disbursements for each calendar week covered thereby.

“Cash Flow Forecast Variance Report” means a report in form reasonably satisfactory to the Requisite Lenders provided by the Borrower to the Requisite Lenders showing on a cumulative basis for the period from March 12, 2023 until the last day of the applicable Variance Testing Period, the Actual Disbursements of the Borrower and its Subsidiaries as of the last day of the applicable Variance Testing Period then most recently ended, certified by an authorized officer of the Borrower, noting therein (i) all variances, on a cumulative basis, from the amounts set forth for such period in the Approved Cash Flow Forecast of the total “Operating Disbursements” and (ii) an explanation, in reasonable detail, for any material variances.

“CCAA” Companies' Creditors Arrangement Act (Canada).

“CFC” means (a) each Person that is a “controlled foreign person” for purposes of the Internal Revenue Code and (b) each Subsidiary of any such controlled foreign person; provided that, each Discretionary Guarantor that would otherwise be a CFC pursuant to this definition shall be deemed not to be a CFC.

“CFC Holding Company” means each Domestic Subsidiary that is treated as a partnership or a disregarded entity for United States federal income tax purposes and that has no material assets other than assets that consist (directly or indirectly through disregarded entities or partnerships) of Equity Interests or indebtedness (as determined for United States tax purposes) in one or more CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means the earliest to occur of:

(a) any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to beneficially own (within the meaning of Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, Equity Interests representing a majority of the total voting power of all of the outstanding voting Equity Interests of Holdings;

(b) any time upon and after the consummation of a Qualifying IPO, the acquisition by a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, of beneficial ownership (within the meaning of Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (i) 35% of the total voting power of all of the then outstanding voting Equity Interests of Holdings and (ii) the percentage of the total voting power of all of the then outstanding voting Equity Interests of Holdings owned, directly or indirectly, beneficially by the Permitted Holders;

(c) the Borrower ceasing to be a directly or indirectly wholly-owned Restricted Subsidiary of Holdings; or

(d) a “Change of Control” (or equivalent term) as defined in the ABL Credit Agreement shall occur or a “change of control” (or equivalent term) as defined in the definitive documentation for any other Indebtedness that constitutes Material Indebtedness shall occur.

“Chief Restructuring Officer” shall have the meaning given to such term in Amendment No. 3.

“Citi” as defined in the preamble hereto.

“Claiming Guarantor” as defined in Section 7.2(b).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche B Term Loans, Incremental Term Loans of any Series (including Amendment No. 3 Term Loans), Extended Term Loans established as a separate “Class” pursuant to Section 2.25 or Refinancing Term Loans of any Series (including Amendment No. 3 Rollover Loans), (b) any Commitment, refers to whether such Commitment is a Tranche B Term Loan Commitment, an Incremental Term Loan Commitment of any Series (including Amendment No. 3 Term Commitments), or a Refinancing Term Loan Commitment of any Series (including Amendment No. 3 Rollover Commitments) and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 3.1 have been satisfied (or waived in accordance with Section 10.5).

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit C.

“Collateral” means, collectively, all of the property (including Equity Interests) on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” means an agreement which is executed in favor of Collateral Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive or subordinate any Lien that such Person may ever have with respect to any of the Collateral until the Obligations have been paid in full and this Agreement shall have been terminated and shall authorize the Collateral Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

“Collateral Agent” means Citi, in its capacity as collateral agent for the Secured Parties under the Credit Documents, and its successors in such capacity as provided in Section 9.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received from Holdings and each Designated Subsidiary either (i) a counterpart of this Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a Counterpart Agreement duly executed and delivered on behalf of such Person;

(b) the Collateral Agent shall have received from Holdings and each Designated Subsidiary either (i) a counterpart of the Pledge and Security Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, a supplement to the Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(c) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinions and certificates with respect to such Designated Subsidiary of the type referred to in paragraphs (b), (i), (m) and (r) of Section 3.1;

(d) all Equity Interests in the Borrower and all Equity Interests held directly by the Borrower or any other Guarantor Subsidiary shall have been pledged pursuant to the Pledge and Security Agreement (provided that the Credit Parties shall not be required to pledge (i) more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company or (ii) Equity Interests constituting Excluded Property) and the Collateral Agent shall, to the extent required by the Pledge and Security Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(e) (i) all Indebtedness owed by any Credit Party to any Restricted Subsidiary that is not a Credit Party shall be subordinated to the Obligations pursuant to the Intercompany Indebtedness Subordination Agreement, (ii) all Indebtedness of any Person (other than Holdings, the Borrower or a Restricted Subsidiary) in a principal amount of $2,000,000 or more that is owing to any Credit Party shall be evidenced by a promissory note and (iii) all the promissory notes referred to in clause (ii) above, and all promissory notes evidencing any Indebtedness of the Borrower or any Restricted Subsidiary that is owing to any Credit Party, shall, in each case, have been pledged pursuant to the Pledge and Security Agreement, and the Collateral Agent shall have received all such notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(f) all instruments and documents, including UCC financing statements (and, in the case of Liens granted by any Discretionary Guarantor, financing statements or other filings required by local law), required by applicable law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and to perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(g) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Estate Asset, duly executed and delivered by the record owner of such Material Real Estate Asset (and in the event any Material Real Estate Asset subject to a Mortgage pursuant to this definition is located in a jurisdiction that imposes mortgage recording taxes or any similar taxes, fees or charges, the amount secured by such Mortgage shall be limited to the fair market value of such Material Real Estate Asset (as determined reasonably and in good faith by the Borrower)), (ii) if reasonably requested by the Collateral Agent, a policy or policies of title insurance or a marked up commitment or signed pro forma therefor (each, a “Mortgage Policy”) issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid and enforceable Lien on the Material Real Estate Asset described therein, free of any other Liens other than Permitted Liens, which policies shall be in form and substance reasonably satisfactory to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) a completed Flood Certificate with respect to each Material Real Estate Asset, which Flood Certificate shall be addressed to the Collateral Agent and shall otherwise comply with the Flood Program, (iv) if such Material Real Estate Asset is a Flood Hazard Property, (A) a written acknowledgement from the applicable Credit Party of receipt of written notification from the Collateral Agent as to the existence of such Material Real Estate Asset and as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program and (B) if such Material Real Estate Asset is located in a community that participates in the Flood Program, evidence that the applicable Credit Party has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program and (v) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Material Real Estate Asset; and

(h) if any Discretionary Guarantor is or becomes domiciled (for purposes of the Civil Code of Quebec) in the Province of Quebec or, at any time, has tangible assets located in the Province of Quebec that have a fair market value of in excess of $2,000,000, such Discretionary Guarantor shall deliver to the Collateral Agent, for the benefit of the Secured Parties, a Quebec deed of hypothec and related ancillary documents and opinions that are required by the Collateral Agent, acting reasonably, and all filings, registrations and recordations shall be made to perfect (or cause to be opposable) the Liens created thereby to the extent required by, and with the priority required by, the Collateral Documents.

Notwithstanding anything herein to the contrary, the foregoing definition shall not require (a) compliance with the requirements of clauses (g) and (h) above prior to the date that is 90 days after the Closing Date (or such later date as the Collateral Agent may agree to in writing), or (b) the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, any particular assets of the Credit Parties, or the provision of any Obligations Guarantee by any Subsidiary, if and for so long as the Collateral Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such deliverables (including the cost of obtaining flood insurance, if required), or providing such Obligations Guarantee (taking into account any adverse tax consequences to Holdings and the Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions, surveys or other deliverables with respect to particular assets or the provision of any Obligations Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary:

(a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower;

(b) the Collateral and Guarantee Requirement shall not apply to any of the following assets (collectively, the “Excluded Property”; each capitalized term used in this clause (b) but not defined in this Agreement having the meaning given to it in the Pledge and Security Agreement): (i) any Leasehold Property and any Real Estate Asset that is not a Material Real Estate Asset, (ii) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of UCC financing statements or an equivalent thereof in appropriate form in the applicable jurisdiction, (iii) any Commercial Tort Claim as to which the claim thereunder is less than $2,000,000, (iv) any Deposit Account (including any Cash or Cash Equivalents maintained or credited therein) (A) that is a disbursement account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses, (B) the funds in which consist solely of funds held by any Credit Party in trust for any director, officer or employee of the Borrower or any of the Subsidiaries or any employee benefit plan maintained by the Borrower or any of the Subsidiaries and (C) the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for an Acquisition or any other Investment permitted hereunder, (v) (A) any assets (including any governmental licenses, state or local franchises, charters or authorizations) if, for so long and to the extent a security interest may not be granted in such assets as a matter of applicable law and (B) any lease, license, contract or other agreement or any rights or interests thereunder if, for so long and to the extent the grant of a security interest therein would (x) constitute or result in (1) the unenforceability of any right, title or interest of the applicable Credit Party in or (2) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract or other agreement or (y) require a consent, approval, license or authorization not obtained from a Governmental Authority or third party, except, in each case under this clause (v), to the extent that such law or the terms in such lease, license, contract or other agreement providing for such prohibition, breach, right of termination or default or requiring such consent, approval, license or authorization is ineffective under the UCC or other applicable law, provided that this clause (v) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is expressly deemed effective under the UCC or other applicable law, (vi) any asset owned that is subject to a Lien securing a purchase money, project financing or finance lease obligation or a Capital Lease Obligation (or any Refinancing Indebtedness in respect thereof) if (1) the contract or other agreement under which such Lien is granted (or the documentation providing for such obligation) prohibits the creation of any other Lien on such property or (2) a grant of any other Lien on such property would otherwise be prohibited by, constitute a breach or default under, result in the termination of, give rise to a right on the part of any party thereto (other than Holdings or any of its Subsidiaries) to terminate or requires any consent of any party thereto (other than Holdings or any of its Subsidiaries) under, such contract or agreement, in each case to the extent both such Lien and such obligation secured thereby are permitted under the Credit Documents, except, in each case under this clause (vi), to the extent that such contract or other agreement providing for such prohibition, breach, right of termination or default or requiring such consent is ineffective under the UCC or other applicable law; provided that this clause (vi) shall not exclude Proceeds thereof and Accounts and Payment Intangibles arising therefrom the assignment of which is expressly deemed effective under the UCC or other applicable law, (vii) any licenses or state or local franchises, charters and authorizations of a Governmental Authority if, for so long and to the extent the grant of a security interest therein is prohibited or restricted by applicable law, except, in each case under this clause (vii), to the extent that such prohibition or restriction is ineffective under the UCC or other applicable law, (viii) Margin Stock and Equity Interests in any Person that is not a wholly owned Restricted Subsidiary; provided that, in the case of any Equity Interests in any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, such exclusion shall only apply if, for so long and to the extent the Organizational Documents of such Person or any related joint venture, shareholders’ or similar agreement prohibits or restricts such pledge without the consent of any Person other than the Borrower or a Restricted Subsidiary (it being understood that neither the Borrower nor any Guarantor Subsidiary shall be required to seek the consent of third parties thereunder), (ix) any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of a security interest therein would invalidate such trademark application under applicable federal law, (x) any assets to the extent the grant of a security interest in such assets would result in material adverse tax consequences to Holdings, the Borrower and the Restricted Subsidiaries, as reasonably determined by the Borrower in consultation with the Collateral Agent, (xi) Letter-of-Credit Rights, except to the extent constituting a Supporting Obligation of other Collateral as to which perfection of a security interest therein may be accomplished solely by the filing of a UCC financing statement in the applicable jurisdiction (it being understood that no actions shall be required to perfect a security interest in a Letter-of-Credit Rights, other than the filing of a UCC financing statement), (xii) other than to the extent constituting ABL Priority Collateral, Cash and Cash Equivalents (other than Cash and Cash Equivalents to the extent constituting Proceeds of Collateral), (xiii) other than to the extent constituting ABL Priority Collateral, deposit, securities and similar accounts (including securities entitlements) (other than to the extent constituting Proceeds of Collateral) and (xiv) any asset with respect to which the Administrative Agent and the Borrower have reasonably determined that the cost (including adverse tax consequences), burden, difficulty or consequence (including any effect on the ability of the relevant Credit Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby, which determination is evidenced in writing, in each case of this clause (b) other than any Proceeds, substitutions or replacements of the foregoing (unless such Proceeds, substitutions or replacements themselves would constitute assets described in clauses (i) through (xiv) above); provided, in each case, that such assets shall constitute Excluded Property only if they are not subject to any Lien securing any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness or any Permitted Revolving Indebtedness;

(c) except to the extent required by the Permitted Revolving Indebtedness Documents, no Control Agreements or other control arrangements, or (except with respect to Equity Interests or Indebtedness represented or evidenced by certificates or instruments to the extent required by clauses (d) and (e) of the first paragraph of this definition) other perfection by “control” shall be required with respect to any Collateral (including Letter of Credit Rights, Chattel Paper, Deposit Accounts and intercompany Indebtedness);

(d) no Credit Party shall be required to obtain any landlord waivers, estoppels, Collateral Access Agreements or similar third party agreements;

(e) no actions in any jurisdiction outside of the United States or that are necessary to comply with the laws of any jurisdiction outside of the United States shall be required (it being understood that there shall be no security agreements, pledge agreements or share charge (or mortgage) agreements governed under the laws of any jurisdiction outside of the United States); provided that this clause (e) shall not apply with respect to Liens granted upon the assets of, or Equity Interests in, any Discretionary Guarantor; and

(f) no Credit Party shall be required to deliver to the Collateral Agent any certificates or instruments representing or evidencing, or any stock powers or other instruments of transfer in respect of, Equity Interests in any partnership, joint venture or Subsidiary that is not a Material Subsidiary or a wholly-owned Restricted Subsidiary.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Grants of Security Interest, the Collateral Access Agreements, the Control Agreements and all other instruments, documents, agreements and deeds of hypothec delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any property of such Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in the form of Exhibit K-1 or any other form approved by the Collateral Agent and the Borrower.

“Commitment” means a Tranche B Term Loan Commitment, an Amendment No. 1 Term Commitment, an Amendment No. 3 Rollover Commitment, an Amendment No. 3 Term Commitment, an Incremental Term Loan Commitment of any Class or a Refinancing Term Loan Commitment of any Class.

“Commitment Letter” means the Commitment Letter dated June 5, 2018, among Fifth Third, PNC Bank, PNC Capital Markets LLC and Merger Sub.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June, 2018, relating to the credit facilities initially provided herein.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “US Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18(c) and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Borrower) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period:

(a) Consolidated Net Income for such period; plus

(b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or, in the case of amounts pursuant to clauses (x) below, not already included in Consolidated Net Income) for, without duplication:

(i) total interest expense determined in conformity with GAAP (including (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (C) non-cash interest payments, (D) the interest component of Capital Lease Obligations, (E) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedge Agreements with respect to Indebtedness, (F) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses, including commitment, letter of credit and administrative fees and charges with respect to the credit facilities established hereunder and with respect to other Indebtedness permitted to be incurred hereunder, and (G) any expensing of commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), for such period,

(ii) provision for taxes based on income, revenues, profits or capital, including Federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including (A) penalties and interest related to such taxes or arising from any tax examinations, (B) in respect of repatriated funds, for such period and (C) without duplication, Permitted Tax Distributions paid or accrued during such period,

(iii) total depreciation expense and total amortization expense (including amortization of intangible assets and amortization of capitalized consulting fees and organization costs) for such period,

(iv) extraordinary, unusual or nonrecurring charges, expenses or losses for such period,

(v) without duplication, adjustments identified in the Sponsor’s financial model delivered to the Arranger on May 24, 2018 or the quality of earnings report dated May 14, 2018 prepared in connection with the Transactions and delivered to the Arranger (in each case, excluding adjustments for deferred revenue),

(vi) Initial Public Company Costs for such period,

(vii) non-cash charges, expenses or losses for such period, including (A) impairment charges and reserves and any other write-down or write-off of assets, (B) non-cash fair value adjustments of Investments and (C) non-cash compensation expense, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off or reserves with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense) or inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period, provided that, at the option of the Borrower, notwithstanding the exclusion in this clause (2) any such noncash charge, expense or loss may be added back in determining Consolidated Adjusted EBITDA for the period in which it is recognized, so long as any cash expenditure made on account thereof in any future period is deducted pursuant to clause (d) of this definition,

(viii) restructuring charges, accruals and reserves, severance costs, relocation costs, retention and completion bonuses, integration costs and business optimization expenses, including any restructuring costs, business optimization expenses and integration costs related to Acquisitions, project start-up costs, transition costs, costs related to the opening, closure and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business), contract termination costs, recruiting, signing and completion bonuses and expenses, future lease commitments, systems establishment costs, conversion costs, excess pension charges and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities) and consulting fees, for such period,

(ix) the amount of pro forma “run rate” net cost savings, operating expense reductions, other operating improvements and synergies (collectively, “Expected Cost Savings”) projected by the Borrower in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of the applicable Test Period) as a result of actions taken or to be taken in connection with the Merger Transactions or any other Pro Forma Event, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated Adjusted EBITDA from such actions, provided that (A) (1) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Closing Date) or are expected to be taken (in the good faith determination of the Borrower) within 18 months after the consummation of the Merger Transactions or such other Pro Forma Event, as applicable, which is expected to result in the Expected Cost Savings and (2) if the Borrower is otherwise required under this Agreement to deliver to the Administrative Agent a certificate of an Authorized Officer in connection with such Pro Forma Event or any related Pro Forma Event, then such certificate (and, in any event, the Compliance Certificate for any Test Period with respect to which any amount shall have been added pursuant to this clause (ix) with respect to such Pro Forma Event) shall include a certification by a Financial Officer of the Borrower that the requirements of clause (1) above with respect to such Pro Forma Event have been satisfied, (B) no Expected Cost Savings shall be added pursuant to this clause (ix) to the extent duplicative of any items otherwise added in calculating Consolidated Adjusted EBITDA, whether pursuant to the requirements of Section 1.2(b) or otherwise, for such period, (it being understood and agreed that “run rate” shall mean the full annual recurring benefit that is associated with any action taken) and (C) the aggregate amount of Expected Cost Savings added in reliance on this clause (ix) for any Test Period shall not exceed 25% of Consolidated Adjusted EBITDA for such Test Period (calculated after giving effect to any such add-backs and excluding from such cap any such add-backs related to the Transactions or add-backs determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act),

(x) fees, costs and expenses incurred in connection with the Transactions during such period,

(xi) transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, any Acquisition or other Investment, any Disposition (other than in the ordinary course of business), any Insurance/Condemnation Event, any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Credit Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated,

(xii) cash receipts (or any netting arrangements resulting in reduced cash expenses) during such period not included in Consolidated Adjusted EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c) below for any prior period and not added back,

(xiii) cash expenses relating to contingent or deferred payments in connection with any Acquisition or other Investment permitted hereunder (including the Specified Tuck-In Acquisitions) or any acquisition or investment consummated prior to the Closing Date (including earn-outs, non-compete payments, consulting payments and similar obligations) and any adjustments thereof and any purchase price adjustments for such period,

(xiv) (A) management, consulting, monitoring, advisory or other fees (including transaction and termination or exit fees and fees in respect financial advisory, financing, underwriting, placement or other investment banking services) and related indemnities and expenses paid or accrued during such period to the Sponsor and its Affiliates and permitted under Section 6.10, and (B) the amount of expenses for such period relating to payments made to option holders or related equity holders of Holdings (or any direct or indirect parent thereof) or the Borrower in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by this Agreement,

(xv) any costs or expenses incurred pursuant to any management equity plan, long term incentive plan or share or unit option plan or any other management or employee benefit plan or agreement or share or unit subscription or shareholder or similar agreement, during such period, in each case, to the extent such costs or expenses are non-cash or, if paid in cash, such costs or expenses shall have been funded with cash proceeds contributed to the capital of Holdings or the Net Proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) in Holdings (or any direct or indirect parent thereof), and

(xvi) any net loss associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party pursuant to the application of FASB Accounting Standards Codification 810; minus

(c) an amount which, in the determination of Consolidated Net Income for such period, has been included for, without duplication:

(i) all extraordinary, unusual or nonrecurring gains and items of income during such period,

(ii) any non-cash gains or income (other than the accrual of revenue in the ordinary course) during such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period, and

(iii) the amount of income or gain associated with any Restricted Subsidiary that is attributable to any non-controlling interest and/or minority interest of any third party; minus

(d) to the extent not deducted in Consolidated Net Income during such period, all cash payments made during such period on account of non-cash charges that were added back in calculating Consolidated Adjusted EBITDA for a prior period in reliance on the proviso to clause (b)(vii) above.

Notwithstanding anything herein to the contrary, Consolidated Adjusted EBITDA (before giving effect to any pro forma adjustments or other adjustments contemplated in the definitions of Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect) shall be deemed to be $12,900,000 for the Fiscal Quarter ended June 30, 2017, $14,400,000 for the Fiscal Quarter ended September 30, 2017, $16,700,000 for the Fiscal Quarter ended December 31, 2017, $12,000,000 for the Fiscal Quarter ended March 31, 2018 and $16,600,000 for the Fiscal Quarter ended June 30, 2018.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures made by the Borrower and the Restricted Subsidiaries during such period that are or should be included in “purchase of property, plant and equipment” or similar items on a consolidated statement of cash flows, or that should otherwise be capitalized on a consolidated balance sheet, of the Borrower and the Restricted Subsidiaries for such period prepared in conformity with GAAP; provided that Consolidated Capital Expenditures shall not include any expenditures (a) for assets to the extent made with Net Proceeds reinvested pursuant to Section 2.14(a) or 2.14(b) or (b) that constitute an Acquisition or other Investment permitted under Section 6.6.

“Consolidated Current Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding (a) Cash and Cash Equivalents, (b) assets relating to current or deferred Taxes based on income or profits and (c) assets held for sale.

“Consolidated Current Liabilities” means the total liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (a) the current portion of Long-Term Indebtedness, (b) accruals for current or deferred Taxes based on income or profits, (c) accruals of interest expense not overdue, (d) accruals of expense for restructuring reserves and (e) revolving credit Indebtedness, including Indebtedness incurred under the ABL Credit Agreement.

“Consolidated Excess Cash Flow” means, with respect to any period, an amount, not less than zero, equal to:

(a) the sum, without duplication, of (i) Consolidated Net Income for such period, plus (ii) the amount of all non-cash charges (including depreciation expense, amortization expense and deferred tax expense) deducted in arriving at Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Excess Cash Flow for such period in such future period), plus (iii) the aggregate net amount of non-cash loss on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions of inventory and other Dispositions in the ordinary course of business), to the extent deducted in arriving at Consolidated Net Income, plus (iv) the aggregate amount of any non-cash loss for such period attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments, to the extent deducted in arriving at Consolidated Net Income; minus

(b) the sum, without duplication (in each case, for the Borrower and the Restricted Subsidiaries on a consolidated basis), of:

(i) Consolidated Capital Expenditures that are (A) actually made during such period, to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to be made during the period of 365 days immediately following the end of such period; provided that (1) if any Consolidated Capital Expenditures are deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to the Consolidated Excess Cash Flow for the immediately succeeding period of four consecutive Fiscal Quarters of the Borrower to the extent the expenditure is not actually made within such 365-day period or is financed other than with Internally Generated Cash and (2) no deduction shall be taken in the immediately succeeding period of four consecutive Fiscal Quarters when such amounts deducted pursuant to clause (B) are actually spent,

(ii) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries repaid or prepaid, and all earn-out obligations paid, by the Borrower and the Restricted Subsidiaries during such period, to the extent financed with Internally Generated Cash, including, to the extent so financed, (A) the principal component of payments in respect of Capital Lease Obligations, and (B) scheduled Installments of Loans made pursuant to Section 2.12, but excluding (1) any prepayment of Loans pursuant to Section 2.13 or 2.14 or purchases of Loans pursuant to Section 10.6(k) (or assignments of purchased Loans to Holdings, the Borrower or any Subsidiary pursuant to Section 10.6(k)), (2) any repayment or prepayment of Permitted Revolving Indebtedness or other revolving extensions of credit (except, other than in the case of Permitted Revolving Indebtedness, to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (3) repayments or prepayments of Permitted Pari Passu Secured Indebtedness to the extent reducing the required prepayment of Loans in respect of such period pursuant to Section 2.14(d) and (4) repayments or prepayments of Junior Indebtedness except to the extent permitted by this Agreement (it being understood and agreed that any amount excluded pursuant to clauses (1) through (4) above may not be deducted under any other clause of this definition),

(iii) to the extent not deducted in arriving at Consolidated Net Income, (A) Restricted Junior Payments of the type referred to in clause (a) or (b) of the definition of such term made by the Borrower and the Restricted Subsidiaries in Cash during such period under Sections 6.4(d), 6.4(h), 6.4(j) and 6.4(r), and (B) amounts paid or accrued in connection with Section 6.10(p), in each case, to the extent financed with Internally Generated Cash,

(iv) (A) to the extent not deducted in arriving at Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments actually paid in Cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness, to the extent not financed with Excluded Sources, and (B) to the extent included in arriving at Consolidated Net Income, the aggregate amount of any income for such period attributable to the early extinguishment of Indebtedness, Hedge Agreements or other derivative instruments,

(v) to the extent not deducted in arriving at Consolidated Net Income, payments actually made in Cash during such period in satisfaction of noncurrent liabilities (other than Indebtedness for borrowed money),

(vi) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, Cash fees and expenses paid in Cash during such period in connection with the Transactions or, to the extent permitted hereunder, any Acquisition or other Investment permitted under Section 6.4, any issuance of Equity Interests in the Borrower or any incurrence of Indebtedness (whether or not consummated), in each case to the extent not financed with Excluded Sources,

(vii) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, the aggregate amount of other expenditures that are actually made in Cash during such period (including expenditures for payment of financing fees),

(viii) the amount of Cash payments (A) actually made during such period to consummate any Acquisition or other Investment permitted under Sections 6.6(b), 6.6(j), 6.6(k), 6.6(t), 6.6(x) or 6.6(y), to the extent financed with Internally Generated Cash, or (B) at the option of the Borrower, committed during such period pursuant to binding contracts with third parties to make such Acquisition or other Investments during the period of 365 days immediately following the end of such period; provided that (1) if any amount is deducted from Consolidated Excess Cash Flow pursuant to clause (B) above, such amount shall be added to Consolidated Excess Cash Flow for the immediately succeeding period of four consecutive Fiscal Quarters of the Borrower to the extent such Acquisition or other Investment is not actually consummated during such 365-day period or is financed other than with Internally Generated Cash and (2) no deduction shall be taken in the immediately succeeding period of four consecutive Fiscal Quarters when such amounts deducted pursuant to clause (B) are actually spent,

(ix) to the extent not deducted in arriving at such Consolidated Net Income for such period or any prior period, the amount of Cash payments made in respect of pensions and other postemployment benefits during such period,

(x) Cash expenditures in respect of Hedge Agreements during such period to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period,

(xi) to the extent not deducted in arriving at Consolidated Net Income for such period or any prior period, the aggregate amount of all Cash taxes paid or tax reserves set aside or payable (without duplication), including penalties and interest, for such period (including, without duplication, Permitted Tax Distributions paid in Cash or tax reserves set aside or payable), and

(xii) to the extent included in arriving at such Consolidated Net Income, the aggregate net amount of non-cash gain on the Disposition of assets by the Borrower and the Restricted Subsidiaries (other than Dispositions of inventory and other Dispositions in the ordinary course of business); plus

(c) the Consolidated Working Capital Adjustment.

“Consolidated First Lien Net Debt” means, as of any date, (a) Consolidated Total Debt, solely to the extent such Indebtedness is secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral granted pursuant to the Collateral Documents (including, for the avoidance of doubt, any Indebtedness outstanding under the ABL Credit Agreement), plus (b) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of the type (whether or not secured) described in clause (a) above of any Person other than the Borrower or a Restricted Subsidiary, in each case only if such Guarantees are secured by a Lien on the Collateral that does not rank junior to the Liens on the Collateral granted pursuant to the Collateral Documents, minus (c) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP and to the extent attributable to the Borrower, provided that (a) any net income (or loss) of any Person (including any Unrestricted Subsidiary or any Person accounted for by the equity method of accounting) that is not the Borrower or a Restricted Subsidiary shall be excluded, except to the extent of amount of Cash and Cash Equivalents (or of other assets, but only to the extent of Cash and Cash Equivalents received during the same accounting period as such distribution of such assets as a result of a conversion of such assets into Cash or Cash Equivalents) actually distributed during such period by any such Person to the Borrower or a Restricted Subsidiary as a dividend or similar distribution (and except that the provisions of this clause (a) will not apply to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis), (b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with or into the Borrower or any Restricted Subsidiary shall be excluded (except to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated Adjusted EBITDA on a Pro Forma Basis), (c) the cumulative effect of a change in accounting principles during such period shall be excluded, (d) the accounting effects during such period of adjustments to inventory, property and equipment, goodwill and other intangible assets and deferred revenue required or permitted by GAAP (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), and all other impacts of the application of purchase accounting, as a result of any Acquisition shall be excluded, (e) the net after-tax gains, income, losses, expenses or charges for such period attributable to (i) disposed, abandoned or discontinued operations (other than assets held for sale) and (ii) any Disposition of assets by the Borrower or any Restricted Subsidiary, other than Dispositions of inventory and other Dispositions in the ordinary course of business as determined in good faith by an Authorized Officer of the Borrower, shall be excluded, (f) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities), in each case pursuant to GAAP, and the amortization of intangible assets arising pursuant to GAAP, shall be excluded, (g) any non-cash charges or expenses resulting from any employee benefit or management compensation plan, other non-cash compensation or the grant of stock and stock options or other equity and equity based interests to employees of Holdings (or any direct or indirect parent thereof), the Borrower or any other Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options or other equity and equity based interests under variable plan accounting, for such period shall be excluded, (h) accruals and reserves that are established or adjusted within one year after the consummation of any Acquisition or other Investment permitted hereunder that are so required to be established as a result of such Acquisition or Investment in accordance with GAAP shall be excluded, (i) any charges, expenses, losses and lost profits for such period to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with any Acquisition or Disposition permitted by this Agreement and lost profits covered by business interruption insurance, in each case, shall be excluded to the extent that coverage has not been denied and only so long as such amounts are either actually reimbursed to the Borrower or any Restricted Subsidiary during such period or the Borrower has made a determination that there exists reasonable evidence that such amounts will be reimbursed to the Borrower or any Restricted Subsidiary within 12 months after the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within 12 months after the date of such determination), (j) any net after-tax income or losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedge Agreement or other derivative instrument shall be excluded, (k) any realized or unrealized gains or losses during such period (i) resulting from fair value accounting required by FASB Accounting Standards Codification 815, (ii) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB Accounting Standards Codification 830 or (iii) attributable to foreign currency translation, in each case, shall be excluded, and (l) solely for the purpose of determining the Available Basket Amount pursuant to clause (a)(ii) of the definition of such term, the income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that, on the date of determination, the declaration or payment of Cash dividends or similar distributions by such Restricted Subsidiary of such income is not permitted without approval of any Governmental Authority that has not been obtained or is not permitted by operation of the terms of the Organizational Documents of such Restricted Subsidiary or any Contractual Obligation, judgment, decree, order or other applicable law applicable to such Restricted Subsidiary or its equity holders that has not been waived, except (solely to the extent permitted to be paid) to the extent of the amount of Cash and Cash Equivalents actually distributed during such period by such Restricted Subsidiary to the Borrower or any other Credit Party as a dividend or similar distribution. For the avoidance of doubt, Consolidated Net Income for any period prior to the Closing Date shall be determined on a Pro Forma Basis giving effect to the Transactions as if they had been consummated on the first day of such period.

“Consolidated Secured Net Debt” means, as of any date, (a) Consolidated Total Debt as of such date, solely to the extent such Indebtedness is secured by a Lien on the Collateral, plus (b) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of the type (whether or not secured) described in clause (a) above of any Person other than the Borrower or a Restricted Subsidiary, in each case only if such Guarantees are secured by a Lien on the Collateral, minus (c) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Total Assets” means, as of any date, the consolidated total assets of the Borrower and the Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the last day of the applicable Test Period prepared in conformity with GAAP (but excluding all amounts attributable to Unrestricted Subsidiaries); provided that prior to the first delivery of financial statements pursuant to Section 5.1(a) or 5.1(b), this definition shall be applied based on the Pro Forma Balance Sheet.

“Consolidated Total Debt” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in conformity with GAAP (but without giving effect to any accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), consisting solely of Indebtedness for borrowed money, unreimbursed drawings under letters of credit, obligations evidenced by bonds, debentures, notes or similar instruments, Capital Lease Obligations and purchase money Indebtedness. For the avoidance of doubt, Guarantees by the Borrower and/or any Restricted Subsidiary of the Pubco Convertible Notes shall not constitute Consolidated Total Debt for any purpose hereunder or under the other Credit Documents.

“Consolidated Total Net Debt” means, as of any date, (a) Consolidated Total Debt as of such date, plus (b) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of the type described in clause (a) of any Person other than the Borrower or a Restricted Subsidiary, minus (c) the aggregate amount of Unrestricted Cash as of such date (but disregarding the proceeds of Indebtedness that is incurred on such date).

“Consolidated Working Capital” means, as of any date, the excess of (a) Consolidated Current Assets as of such date over (b) Consolidated Current Liabilities as of such date.

“Consolidated Working Capital Adjustment” means, for any period, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment for any period, there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Acquisition consummated during such period; provided that there shall be included with respect to any Acquisition consummated during such period an amount (which may be a negative number) by which the Consolidated Working Capital attributable to the Persons or assets acquired in such Acquisition as of the date of the consummation thereof exceeds (or is less than) the Consolidated Working Capital attributable to such Persons or assets as of the end of such period.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking or other agreement or instrument to which such Person is a party or by which such Person or any of its properties is bound or to which such Person or any of its properties is subject.

“Contributing Guarantor” as defined in Section 7.2(b).

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies, or the dismissal or appointment of the management, of such Person, whether through the ownership of Securities, by contract, or otherwise. The words “Controlling”, “Controlled by” and “under common Control with” have correlative meanings.

“Control Agreement” means, with respect to any deposit account or securities account maintained by any Credit Party, a control agreement in form and substance reasonably satisfactory to the Collateral Agent, duly executed and delivered by such Credit Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit E.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F.

“Credit Date” means the date of any Credit Extension, including the Closing Date.

“Credit Document” means each of this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, the Collateral Documents, the Counterpart Agreements, the Extension Agreements, the Incremental Facility Agreements, the Refinancing Facility Agreements, any Permitted Intercreditor Agreement and, except for purposes of Section 10.5, the Notes, if any.

“Credit Extension” means the making of a Loan.

“Credit Parties” means Holdings, the Borrower and the Guarantor Subsidiaries (including any Discretionary Guarantor).

“Debt Fund Affiliate” means (a) any fund managed by, or under common management with the Sponsor and (b) any other Affiliate of the Permitted Investors or Holdings that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and, in each case, for which no personnel making investment decisions in respect of any equity fund that has a direct or indirect equity investment in Holdings, the Borrower or their Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States of America, Canada or other applicable jurisdictions from time to time in effect.

“Declined Mandatory Prepayment Retained Amount” means any portion of the amount of any mandatory prepayment of Loans required pursuant to Section 2.14(a), 2.14(b) or 2.14(d) that has been declined by the Lenders in accordance with Section 2.15(c) and retained by the Borrower in accordance with Section 2.15(c).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed (i) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in good faith in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) to pay to the Administrative Agent, the Collateral Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) the Administrative Agent has received notification that such Lender, or a direct or indirect parent company of such Lender, (i) is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Equity Issuance” means any issuance or sale of Equity Interests (other than Disqualified Equity Interests or pursuant to the exercise of a Permitted Revolving Indebtedness Cure Right) in Holdings, or any capital contribution to Holdings (other than with respect to Disqualified Equity Interests or pursuant to the exercise of a Permitted Revolving Indebtedness Cure Right), in each case that is designated as a “Designated Equity Issuance” by Holdings by written notice to the Administrative Agent; provided that any such issuance, sale or contribution shall constitute a “Designated Equity Issuance” only to the extent of the Net Proceeds thereof contributed by Holdings to the equity of the Borrower or any other Restricted Subsidiary.

“Designated Subsidiary” means the Borrower and each Restricted Subsidiary other than (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary that is not a Domestic Subsidiary (but excluding any Discretionary Guarantor), (c) any Subsidiary that is a Subsidiary of a CFC or a CFC Holding Company, (d) any Subsidiary that is a CFC Holding Company, (e) unless otherwise agreed by the Borrower, any Subsidiary that is not a Material Subsidiary, (f) any Subsidiary that is prohibited or restricted by applicable law or, in the case of any Person that becomes a Subsidiary after the Closing Date, any contract or agreement in effect at the time such Person becomes a Subsidiary (and not entered into in contemplation of or in connection with such Person becoming a Subsidiary) from providing an Obligations Guarantee (including any such prohibition or restriction arising from any requirement to obtain the consent, license, approval or authorization of any Governmental Authority or any third party under such contract or other agreement), (g) any Subsidiary where the provision of an Obligations Guarantee by such Subsidiary would result in material adverse tax consequences to Holdings, the Borrower and their Subsidiaries (or any consolidated, combined or unitary group of which any of them is a member), as reasonably determined by the Borrower in consultation with the Administrative Agent, and (h) any other Subsidiary, if and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of providing an Obligations Guarantee (taking into account any adverse tax consequences to Holdings, the Borrower and the Subsidiaries (or any consolidated, combined or unitary group of which any of them is a member)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that no Subsidiary shall be excluded pursuant to any of the foregoing clauses of this definition if such Subsidiary shall be an obligor (including pursuant to a Guarantee) under any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness or any Permitted Revolving Indebtedness.

“Discretionary Guarantor” means any Subsidiary of the Borrower that is designated by the Borrower as a Discretionary Guarantor and to which the Administrative Agent provides consent (such consent not to be unreasonably withheld or delayed; provided that the Administrative Agent may withhold such consent if it determines, in its reasonable credit judgment, that such Subsidiary would not provide customary credit support to the Obligations substantially similar to that provided by Credit Parties that are Domestic Subsidiaries, which determination may be based upon (A) the amount and enforceability of, and any limitations applicable to, the Obligations Guarantee that would be provided by the relevant Person, (B) the value (including after giving consideration to the extent of perfection and priority of Liens on such Collateral) and enforceability of any security interest that may be granted with respect to any Collateral of the relevant Person and (C) any political risk associated with the relevant jurisdiction). As of the date hereof, NX Utilities ULC, a British Columbia unlimited liability company, constitutes a Discretionary Guarantor.

“Disposition” means any sale, transfer, lease or other disposition (including any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, transfer or other disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dispose” has the meaning correlative thereto.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the occurrence of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that are not Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in whole or in part, or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof or (c) is or becomes convertible into or exchangeable for, either mandatorily or at the option of the holder thereof, Indebtedness or any other Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and Cash in lieu of fractional shares of such Equity Interests), in each case, prior to the date that is 91 days after the latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof), except, in the case of clauses (a) and (b), as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations; provided that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means (a) (i) any Person identified as such by the Borrower or the Sponsor in writing to the Arranger on or prior to June 5, 2018 (the Persons described in this clause (a)(i), the “Identified Disqualified Institutions”) and (ii) any Affiliate of any Identified Disqualified Institutions that is identified in writing to the Administrative Agent as such, (b) (i) any Person that is or becomes a competitor of Holdings, the Borrower or any of their respective Subsidiaries and is (A) identified as such in writing to the Arranger on or prior to June 5, 2018, (B) identified in writing as such to the Administrative Agent after June 5, 2018 and prior to the Closing Date or (C) identified in writing as such to the Administrative Agent on or after the Closing Date and (ii) any Affiliate of any Person described in clause (b)(i) above (other than a Bona Fide Debt Fund) that is identified in writing to the Administrative Agent as such, and (c) any Affiliate of any Person described in clause (a) or (b) above that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name, other than as specified by the Borrower or the Sponsor and, in the case of clause (b) above, a Bona Fide Debt Fund. It is understood and agreed that (x) any identification by the Borrower pursuant to this definition after the Closing Date shall not apply retroactively to disqualify any Person that shall have become a Lender or a participant prior thereto (but that no further assignments or delegations to, or sales of participations by, may be made to any such Person thereafter) and (y) the Administrative Agent may confidentially share the list of Disqualified Institutions that have been identified to the Administrative Agent pursuant to this definition with any Lender requesting such list in connection with any proposed assignment, participation or pledge but the list of Disqualified Institutions shall not be posted to Lenders generally.

“Disqualified Person” has the meaning assigned to such term in Section 10.6(i)(ii).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds of any Lender being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D under the Securities Act) and that extends credit or buys loans in the ordinary course of business and (c) to the extent permitted under Section 10.6(k), any Affiliated Lender or any Debt Fund Affiliate; provided that none of (i) any natural person or any investment vehicle established primarily for the benefit of a natural person, (ii) any Credit Party or any Affiliate of any Credit Party, except as permitted under Section 10.6(k), (iii) any Defaulting Lender or (iv) any Disqualified Institution shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan”, as defined in Section 3(3) of ERISA, that is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any Restricted Subsidiary.

“Environmental Claim” means any investigation, written notice or demand, claim, action, suit, proceeding, abatement order or other order or directive (conditional or otherwise) by any Governmental Authority or by or on behalf of any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law, (b) in connection with any presence or Release of any Hazardous Material or any actual or alleged Hazardous Materials Activity or (c) in connection with any actual or alleged damage, injury, threat or harm to the health and safety of any Person or to natural resources or the environment.

“Environmental Laws” means all laws (including common law), statutes, ordinances, orders, rules, regulations, codes, decrees, directives, judgments, Governmental Authorizations or any other requirements of, or binding agreements with, Governmental Authorities relating to (a) pollution or protection of the environment and natural resources, (b) the generation, use, storage, transportation, recycling or disposal, including the arrangement for recycling or disposal, or Release of, or exposure to, Hazardous Materials or (c) occupational safety and health or industrial hygiene, each with respect to the protection of human health from exposure to Hazardous Materials, in any manner applicable to the Borrower or any Restricted Subsidiary or to any Facility.

“Equity Contribution” as defined in the Recitals hereto.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which such Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which such Person is a member and (c) for purposes of provisions relating to Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or 414(o) of the Internal Revenue Code of which such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for notice to the PBGC is waived), (b) the failure of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan, (c) the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure of the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) to make any required contribution to a Multiemployer Plan (unless any such failure is corrected by the final due date for the plan year for which such failure occurred), (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a written notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (e) the withdrawal by the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any Restricted Subsidiary pursuant to Section 4063 or 4064 of ERISA, (f) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any condition or event that could reasonably be expected to be constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the withdrawal of the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, (h) the receipt by the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) of notice from any Multiemployer Plan that such Multiemployer Plan is in insolvency pursuant to Section 4245 of ERISA, or that such Multiemployer Plan intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (i) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on the Borrower or any Restricted Subsidiary of fines, penalties, taxes or related charges under Section 409, Section 502(i) or 502(l) of ERISA in respect of any Employee Benefit Plan, (j) a written determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA) with respect to any plan year, or (k) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA with respect to any Pension Plan.

~~“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.~~

“Erroneous Payment” has the meaning assigned to it in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.12(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(e).

“Escrow Account” means the “Escrow Account” as defined in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the Amendment No. 3 Effective Date, among the Backstop Designated Lenders, the Borrower and UMB Bank, N.A., as escrow agent, pursuant to which the First Funding Exit Fee Escrowed Amount shall be funded into escrow on the Amendment No. 3 Effective Date and the Second Funding Exit Fee Escrowed Amount shall be funded into escrow on the Amendment No. 3 Second Funding Date.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.~~

“Event of Default” means any condition or event set forth in Section 8.1.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Property” as defined in the definition of the term “Collateral and Guarantee Requirement”.

“Excluded Sources” means (a) proceeds of any incurrence or issuance of Long-Term Indebtedness and (b) proceeds of any issuance or sale of Equity Interests in the Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed (or that would be imposed) on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Debt Agreements” means (a) the Revolving Credit and Security Agreement dated as of November 30, 2017 among the Acquired Company, the other borrowers party thereto, the lenders party thereto and PNC Bank, National Association, as agent, (b) the Term Loan and Security Agreement dated as of November 30, 2017 among the Acquired Company, the other borrowers party thereto, the lenders party thereto and Garrison Loan Agency Services LLC, as agent, (c) the Amended and Restated Senior Subordinated Loan and Security dated as of November 30, 2017 among the Acquired Company, the other borrowers party thereto and Joseph Kestenbaum, as lender, (d) the Credit Line Agreement No. 5V-E8207-VQ dated as of August 17, 2012 between the Acquired Company and UBS Bank USA, (e) the letter of credit facility account number YR706985 dated as of February 21, 2013 between the Company and UBS AG, and (f) the Asset Purchase Agreement dated as of November 17, 2017 among Velocitel, Inc. (“Velocitel”), SiteSafe, Inc. (“SiteSafe”), QualTek Acquisition, LLC, the Acquired Company and certain affiliates of Velocitel and SiteSafe, in each case, as amended, supplemented or otherwise modified and in effect immediately prior to the Closing Date; provided that, in the case of the agreement referenced in clause (f), the amounts required to be paid pursuant to the Existing Debt Refinancing under such agreement shall be the deferred purchase price payments and earn-out payments that are due and payable as a result of the consummation of the Merger Transactions.

“Existing Debt Refinancing” means the repayment, redemption, defeasance, discharge, termination or refinancing of all existing third party Indebtedness for borrowed money of Holdings, the Borrower and the Subsidiaries, including repayment of all amounts outstanding and termination of commitments under, and release of all Liens (or delivery of customary payoff letters providing for such release and adequate provision having been made for such release) and Guarantees in respect of the Existing Debt Agreements, other than (a) Indebtedness of the Acquired Company and its Subsidiaries in the form of capital leases, purchase money debt, equipment financings and letter of credit facilities, in each case, incurred in the ordinary course of business, (b) any Indebtedness of the Acquired Company and its Subsidiaries permitted under the Merger Agreement and (c) other Indebtedness to be agreed between the Borrower and the Arranger (which shall not include any of the Existing Debt Agreements).

“Expected Cost Savings” as defined in the definition of the term “Consolidated Adjusted EBITDA”.

“Extended Term Borrowing” means a Borrowing comprised of Extended Term Loans of a particular Class.

“Extended Term Loan Exposure” means, with respect to any Lender, for any Class of Extended Term Loans at any time, the aggregate principal amount of the Extended Term Loans of such Class of such Lender at such time.

~~”~~“Extended Term Loans” as defined in the definition of the term Extension Permitted Amendment.

“Extending Lenders” as defined in Section 2.25(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among Holdings, the Borrower, the Administrative Agent and one or more Extending Lenders, effecting one or more Extension Permitted Amendments and such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.25.

“Extension Offer” as defined in Section 2.25(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Credit Documents, effected in connection with an Extension Offer pursuant to Section 2.25, providing for an extension of the Maturity Date applicable to the Loans of the Extending Lenders of the applicable Extension Request Class (such Loans being referred to as the “Extended Term Loans”) and, in connection therewith:

(a) an increase or decrease in the yield with respect to such Extended Term Loans (including any increase or decrease in, or an introduction of, interest margins, benchmark rate floors, fixed interest rates or fees or premiums),

(b) a modification of the scheduled amortization resulting therefrom, provided that the weighted average life to maturity of such Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Loans of the applicable Extension Request Class (and, for purposes of determining the weighted average life to maturity of any such Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded),

(c) a modification of voluntary or mandatory prepayments resulting therefrom (including prepayment premiums, “no call” terms and other restrictions thereon), provided that such requirements may provide that such Extended Term Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than pro rata) with the Loans of the applicable Extension Request Class, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the Loans of the applicable Extension Request Class,

(d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Term Loans, and/or

(e) an addition of any covenants applicable to the Borrower and/or the Restricted Subsidiaries, provided that to the extent such covenants are not consistent with those applicable to the Loans of the applicable Extension Request Class, such differences shall be reasonably satisfactory to the Administrative Agent (it being agreed, however, that (i) any Extension Agreement may include any Previously Absent Financial Maintenance Covenant if such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect at the time of the effectiveness thereof or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders and (ii) any Extension Agreement may include covenants and other provisions applicable only to periods after the latest Maturity Date in effect at the time of effectiveness thereof).

“Extension Request Class” as defined in Section 2.25(a).

“Extraordinary Receipts” means the Net Proceeds of any payments not constituting operating receipts received by any Credit Party or any of its Subsidiaries not in the ordinary course of business and consisting, or otherwise in respect, of (a) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action or claim under color of law (including, in each case, any payments arising from, or in connection with, any non-judicial proceeding or alternative dispute resolution procedure), (b) indemnity payments, (c) tax refunds, (d) any purchase price adjustment (other than a working capital adjustment) received in connection with any acquisition or any other purchase agreement (whether in respect of assets or Equity Interests) and (e) any other extraordinary receipt (as determined by the Borrower in good faith).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any Restricted Subsidiary or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2(b).

“Fair Share Contribution Amount” as defined in Section 7.2(b).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means the Fee Letter dated June 5, 2018, among Fifth Third, PNC Bank, PNC Capital Markets LLC and Merger Sub.

“Fifth Third” means Fifth Third Bank.

“Financial Officer” means, with respect to any Person, any individual holding the position of chief financial officer, treasurer, controller or director of accounting of such Person or any officer with substantially equivalent responsibilities of any of the foregoing; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary, assistant secretary or other Authorized Officer of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.

“Financial Officer Certification” means, (a) with respect to any consolidated financial statements of the Borrower, a certificate of a Financial Officer stating that such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of the dates indicated and the consolidated results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a consistent basis (except as otherwise disclosed in such financial statements), subject to changes resulting from audit and normal year-end adjustments, and (b) with respect to any Unrestricted Subsidiary Reconciliation Statement, a certificate of a Financial Officer of the Borrower stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Borrower and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement).

“First Funding Exit Fee Escrowed Amount” means an amount equal to $1,650,000.00, which shall be funded from the proceeds of the Amendment No. 3 First Funding Term Loans on the Amendment No. 3 Effective Date into the Escrow Account pursuant to the Escrow Agreement, and any investment returns thereon in accordance with the Escrow Agreement.

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and the Subsidiaries ending on December 31 of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, the improvements on which are located in an area designated by the Federal Emergency Management Agency as having special flood hazards.

“Flood Program” means the National Flood Insurance Program created by the US Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Floor” means a rate of interest equal to 1.00%.

“Foreign Lender” means a Lender that is not a US Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Notice” means a notice substantially in the form of Exhibit G.

“GAAP” means, at any time, subject to Section 1.2, United States generally accepted accounting principles as in effect at such time, applied in accordance with the consistency requirements thereof.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Governmental Authorization” means any permit, license, registration, approval, exemption, authorization, plan, directive, binding agreement, consent order or consent decree made to, or issued, promulgated or entered into by or with, any Governmental Authority.

“Granting Lender” as defined in Section 10.6(j).

“Grantor” as defined in the Pledge and Security Agreement.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) reasonable indemnity obligations entered into in connection with any Acquisition or any Disposition permitted hereunder (other than any such obligations with respect to Indebtedness). The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness guaranteed thereby (or, in the case of (A) any Guarantee the terms of which limit the monetary exposure of the guarantor or (B) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (A), pursuant to such terms or, in the case of clause (B), reasonably and in good faith by an Authorized Officer of the Borrower)).

“Guarantor Subsidiary” means each Restricted Subsidiary that is a party hereto as a “Guarantor Subsidiary” and a party to the Pledge and Security Agreement as a “Grantor” thereunder, including any Discretionary Guarantor (it being understood, for the avoidance of doubt, that no Subsidiary that is excluded from being a Designated Subsidiary shall be required to be a Guarantor Subsidiary).

“Guarantors” means Holdings and each Guarantor Subsidiary; provided that, for purposes of Section 7, the term “Guarantors” shall also include the Borrower.

“Hazardous Materials” means any chemical, material, waste or substance that is prohibited, limited or regulated by or pursuant to any Environmental Law, and any petroleum products, distillates or byproducts and all other hydrocarbons, radon, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, and heavy metals.

“Hazardous Materials Activity” means any activity, event or occurrence involving any Hazardous Materials, including the generation, use, storage, transportation, recycling or disposal, including the arrangement for recycling or disposal, or Release of, or exposure to, or presence of, any Hazardous Materials, and any treatment, abatement, removal, remediation, corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock, stock option, stock appreciation right or similar plan or right providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Acquired Company Financial Statements” means (a) the audited consolidated balance sheets and related audited consolidated statements of income, cash flows and members’ equity, in each case prepared in conformity with GAAP, of the Acquired Company and its subsidiaries for each of the fiscal years ended December 31, 2016 and 2017 and (b) the unaudited consolidated balance sheets and related consolidated statements of income, cash flows and members’ equity, in each case prepared in conformity with GAAP, of the Acquired Company and its subsidiaries for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date.

“Identified Disqualified Institutions” as defined in the definition of the term “Disqualified Institution”.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amount” means, as of any date of determination, an amount not in excess of the sum of (a) the Incremental Free and Clear Amount, plus (b) the Incremental Prepayment Amount, plus (c) the Incremental Incurrence-Based Amount; provided that any Incremental Term Loans and Permitted Incremental Equivalent Indebtedness may be incurred in reliance on clause (c) regardless of whether there is capacity under clauses (a) or (b), or may be incurred in reliance in part on any clause and in part on any other clause, all as determined by the Borrower in its sole discretion and, in any event, the division, classification, redivision and reclassification of any such amounts shall be subject to Section 1.4.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among Holdings, the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Loan Commitments of any Class, specifying the purposes for which the proceeds of the Loans made pursuant thereto will be used and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.24. Notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, Amendment No. 3 shall constitute an Incremental Facility Agreement hereunder.

“Incremental Free and Clear Amount” means, as of any date of determination following the Amendment No. 1 Effective Date, an amount equal to the greater of (a) $50,000,000 and (b) 75 % of Consolidated Adjusted EBITDA for the most recently ended Test Period on or prior to such date.

“Incremental Incurrence-Based Amount” means, as of any date of determination, an unlimited amount so long as after giving Pro Forma Effect to the incurrence of Indebtedness with respect to which the Incremental Incurrence-Based Amount is being determined and the use of proceeds thereof (but without netting the Cash proceeds of such Indebtedness for purposes of calculating Unrestricted Cash), (a) in the case of incurrence of any Incremental Term Loans or Permitted Incremental Equivalent Indebtedness that is Permitted Pari Passu Secured Indebtedness, the First Lien Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed 4.50:1.00, (b) in the case of incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Junior Lien Secured Indebtedness, the Secured Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed 4.75:1.00, or (c) in the case of incurrence of any Permitted Incremental Equivalent Indebtedness that is Permitted Unsecured Indebtedness, the Total Net Leverage Ratio, determined as of the last day of the Test Period most recently ended on or prior to such date, shall not exceed 5.25:1.00; provided that if, for purposes of determining capacity under this definition, Pro Forma Effect is given to the entire committed amount of any Indebtedness with respect to which the Incremental Incurrence-Based Amount is being determined, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without any further testing under this definition.

“Incremental Lender” means a Lender with an Incremental Term Loan Commitment or an Incremental Term Loan.

“Incremental Prepayment Amount” means, as of any date of determination, an amount equal to the sum of (a) the amount of any optional prepayment of any Loan in accordance with Section 2.13(a), plus (b) the amount of any permanent reduction of any Incremental Term Loan Commitment, plus (c) the amount of any optional prepayment of any Permitted Incremental Equivalent Indebtedness that, in each case, is Permitted Pari Passu Secured Indebtedness, plus (d) the aggregate principal amount of any Loan reduction resulting from any assignment of such Loan to (or purchase of such Loan by) Holdings, the Borrower or any Subsidiary (limited, in the case of purchases made at a discount to par value, to the actual purchase price of such Loan paid in cash), so long as, in the case of any such optional prepayment or assignment, the relevant prepayment or assignment or purchase was not funded with the proceeds of any Long-Term Indebtedness (other than revolving Indebtedness).

“Incremental Term Borrowing” means a Borrowing comprised of Incremental Term Loans of a particular Class.

“Incremental Term Loan” means a loan made by an Incremental Term Lender to the Borrower pursuant to Section 2.24.

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.24, to make Incremental Term Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Class to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Incremental Term Loan Commitment of any Class, if any, is set forth in the Incremental Facility Agreement or Assignment Agreement pursuant to which such Lender shall have established or assumed its Incremental Term Loan Commitment of such Class.

“Incremental Term Loan Exposure” means, with respect to any Lender, for any Class of Incremental Term Loans at any time, (a) prior to the making of the Incremental Term Loans of such Class, the Incremental Term Loan Commitment of such Lender to make Incremental Term Loans of such Class at such time and (b) after the making of the Incremental Term Loans of such Class, the aggregate principal amount of the Incremental Term Loans of such Class of such Lender at such time.

“Incremental Term Loan Maturity Date” means, with respect to Incremental Term Loans of any Class, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person or any of its Subsidiaries and (iii) any purchase price adjustment or earn-out obligation incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earn-out obligation is, or becomes, a liability on the balance sheet of such Person in accordance with GAAP and such amount is not paid by or on behalf of such Person within 30 days after becoming due and payable), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount (determined after giving effect to any prior drawings or reductions that have been reimbursed) of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) the principal component of all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by any Lien on any property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, valued, as of any date of determination, at the lesser of (i) the principal amount of such Indebtedness and (ii) the fair market value of such property (as determined in good faith by such Person), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person (A) shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor, (B) shall exclude (x) trade related letters of credit issued in the ordinary course of business and Guarantees incurred in the ordinary course of business in respect of obligations of or to (other than obligations for borrowed money) suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners, (y) prepaid or deferred revenue arising in the ordinary course of business and (z) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset and (C) in the case of Holdings, Borrower and the other Restricted Subsidiaries, shall exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, out-of-pocket costs (including the costs of any investigation, study, sampling, or testing of any Hazardous Materials and any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and other charges of counsel and consultants for the Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate thereof), whether or not any such Indemnitee shall be designated as a party or a potential party thereto (but limited, in the case of any one such proceeding or hearing, to the reasonable and documented out-of-pocket fees, expenses and other charges of one firm of primary counsel and, if reasonably necessary, one firm of local counsel in each applicable jurisdiction for all the Indemnitees taken as a whole (and, if any Indemnitee shall have advised the Borrower that there is an actual or reasonably perceived conflict of interest, one additional firm of primary counsel and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction for each group of affected Indemnitees that are similarly situated taken as a whole), and any fees or expenses incurred by the Indemnitees in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Obligations Guarantee)), (b) any commitment letter, engagement letter, fee letter or other letter or agreement delivered by any Agent, the Arranger or any Lender to the Borrower, or any Affiliate thereof, in connection with the arrangement of the credit facilities provided for herein or in connection with the transactions contemplated by this Agreement or (c) any Environmental Claim or any Hazardous Materials Activity directly or indirectly relating to or arising from any past or present activity, operation, land ownership, or practice of the Borrower or any Subsidiary; provided that none of the foregoing shall include any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements relating to or arising from any non-Tax action, judgment, suit or claim.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” as defined in Section 10.3.

“Initial Cash Flow Forecast” means the Cash Flow Forecast that was delivered and approved by the Borrower and the Backstop Lenders prior to the Amendment No. 3 Effective Date, setting forth, among other things, the Borrower’s consolidated receipts, operating and other disbursements, professional fees, net cash flows, liquidity and restructuring related amounts on a week-by-week basis for 13 weeks following the Amendment No. 3 Effective Date, in the form attached hereto as Exhibit O or as otherwise reasonable acceptable to the Requisite Lenders.

“Initial Public Company Costs” means costs associated with or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity or debt securities on a national securities exchange.

“Installment” means (a) when used in respect of the Tranche B Term Loans ~~or~~, Amendment No. 3 Rollover Loans, the Tranche B Term Borrowings or the Amendment No. 3 Rollover Borrowings, each payment of the principal amount thereof due under Section 2.12(a) (including the payment due on the Tranche B Term Loan Maturity Date and the Amendment No. 3 Rollover Loan Maturity Date, as applicable) and (b) when used in respect of the Amendment No. 3 Term Loans or the Amendment No. 3 Term Borrowings, the payment due on the Amendment No. 3 Term Loan Maturity Date and (c) when used in respect of any Loans or Borrowings of any other Class, each payment of the principal amount thereof due under Section 2.12(b) (including the payment due on the Maturity Date applicable to Loans of such Class).

“Insurance/Condemnation Event” means any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, or any disposition under a threat of such taking of, all or any part of any assets of the Borrower or any Restricted Subsidiary, other than any of the foregoing resulting in aggregate Net Proceeds not exceeding the greater of (a) $4,500,000 and (b) 7.5% of Consolidated Adjusted EBITDA for the most recently ended Test Period.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Grant of Security Interest” as defined in the Pledge and Security Agreement.

“Intercompany Indebtedness Subordination Agreement” means an Intercompany Indebtedness Subordination Agreement substantially in the form of Exhibit H.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of March, June, September and December of each year and (b) with respect to any ~~Eurodollar Rate~~Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and, in the case of any such Loan with an Interest Period of longer than three months’ duration, each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, with respect to any ~~Eurodollar Rate~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter (~~or,~~ in ~~the~~each case ~~of any Eurodollar Rate Borrowing of any Class, such other period thereafter as shall have been consented to by each Lender of such Class~~, subject to the availability thereof), as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice; provided that (a) if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless no succeeding Business Day occurs in such month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of the last calendar month of such Interest Period, (c) notwithstanding anything to the contrary in this Agreement, no Interest Period for a ~~Eurodollar Rate~~Term Benchmark Borrowing of any Class may extend beyond the Maturity Date for Borrowings of such Class, and (d) solely with respect to the ~~Eurodollar Rate~~Term Benchmark Borrowing on the Closing Date, the “Interest Period” shall be the period commencing on the date of such Borrowing and ending on July 31, 2018; provided further that no tenor that has been removed from this definition pursuant to Section 2.28(d) shall be available for specification in the applicable Funding Notice or Conversion/Continuation Notice. For purposes hereof, the date of a ~~Eurodollar Rate~~Term Benchmark Borrowing shall initially be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internally Generated Cash” means, with respect to any period, net Cash of the Borrower and the Restricted Subsidiaries provided by operating activities of the Borrower and the Restricted Subsidiaries during such period, excluding (a) Net Proceeds of any Disposition (other than Dispositions of inventory and other Dispositions in the ordinary course of business) or any Insurance/Condemnation Event, (b) proceeds of any incurrence or issuance of Indebtednesses and (c) proceeds of any issuance or sale of Equity Interests in the Borrower or any Restricted Subsidiary or any capital contributions to the Borrower or any Restricted Subsidiary; provided that proceeds of an incurrence of any revolving Indebtedness (including Permitted Revolving Indebtedness) shall be deemed to be Internally Generated Cash.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP) to, Guarantees of any Indebtedness of (including any such Guarantees arising as a result of the specified Person being a co-maker of any note or other instrument or a joint and several co-applicant with respect to any letter of credit or letter of guaranty), or any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by an Authorized Officer of the Borrower) to, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the aggregate principal amount thereof made on or prior to such date of determination, minus the amount, as of such date of determination, of any Returns with respect thereto, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other Securities of any Person shall be the fair value (as determined reasonably and in good faith by an Authorized Officer of the Borrower) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by an Authorized Officer of the Borrower) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any Returns with respect thereto, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer.

“Investors” means (a) funds managed and/or advised by and non-operating companies controlled by the Sponsor and the Sponsor’s Affiliates (other than any portfolio company of any such fund, the Sponsor or its Affiliates) (the “Sponsor Investors”), (b) the Management Investors and (c) any other Person that owns, directly or indirectly, Equity Interests in Holdings on the Closing Date after giving effect to the Transactions.

“IRS” means the United States Internal Revenue Service.

“Junior Indebtedness” means (a) any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, is Permitted Junior Lien Secured Indebtedness, and (b) any Permitted Subordinated Indebtedness.

“Junior Lien Intercreditor Agreement” means, with respect to any Permitted Junior Lien Secured Indebtedness or other Indebtedness that is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Junior Lien Secured Indebtedness or other Indebtedness that is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations.

“LCT Election” has the meaning given to such term in Section 1.2(c).

“LCT Test Date” has the meaning given to such term in Section 1.2(c).

“Leasehold Property” means, as of any time of determination, any leasehold interest then owned by any Credit Party in any leased real property.

“Lender” means (i) each Person listed on the signature pages hereto as a Lender, (ii) each Amendment No. 1 Term Lender ~~and (iii~~, (ii) each Amendment No. 3 Rollover Lender, (iii) each Amendment No. 3 Term Lender, and (iv) any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment Agreement, an Incremental Facility Agreement or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Condition Transaction” means any Acquisition, Investment or Restricted Junior Payment permitted by this Agreement, in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means a Tranche B Term Loan, an Amendment No. 3 Rollover Loan, an Incremental Term Loan of any Class, an Extended Term Loan of any Class or a Refinancing Term Loan of any Class.

“Long-Term Indebtedness” means any funded Indebtedness for borrowed money that, in conformity with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

~~“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders having Tranche B Term Loan Exposure, Extended Term Loan Exposure of any Class, Incremental Term Loan Exposure of any Class or Refinancing Term Loan Exposure of any Class, as the case may be, representing more than 50% of the Tranche B Term Loan Exposure, the Extended Term Loan Exposure of such Class, the Incremental Term Loan Exposure of such Class or the Refinancing Term Loan Exposure of such Class, as the case may be, of all the Lenders of such Class at such time. For purposes of this definition, the amount of the Tranche B Term Loan Exposure, the Extended Term Loan Exposure of any Class, the Incremental Term Loan Exposure of any Class or the Refinancing Term Loan Exposure of any Class shall be determined by excluding the Tranche B Term Loan Exposure, the Extended Term Loan Exposure of such Class, the Incremental Term Loan Exposure of such Class or the Refinancing Term Loan Exposure of such Class, as the case may be, of any Defaulting Lender.~~

“Management Investors” means the officers, directors, managers, employees and members of management of Holdings (or any direct or indirect parent thereof), the Borrower or any Subsidiary of the Borrower (including, on the Closing Date, those of the Acquired Company and its Subsidiaries) that beneficially own, directly or indirectly, Equity Interests of Holdings on the Closing Date after giving effect to the Transactions.

“Margin Stock” as defined in Regulation U.

“Master Services Agreements” means master services agreements or similar agreements that provide the agreed terms of service pursuant to which the Borrower or any Subsidiary fulfills purchase orders, service orders or similar orders.

“Material Adverse Effect” means (a) on the Closing Date, an Acquired Company Material Adverse Effect, and (b) after the Closing Date, a material adverse effect on (i) the business, results of operations, assets, liabilities (actual or contingent) or financial condition of Holdings, the Borrower and the Restricted Subsidiaries taken as a whole, (ii) the ability of the Credit Parties (taken as a whole) to fully and timely perform any of their payment obligations under the Credit Documents or (iii) the rights and remedies available to, or conferred upon, the Administrative Agent and the Collateral Agent under the Credit Documents.

“Material Assets” means (a) Material Intellectual Property and (b) Material Master Services Agreements.

“Material Indebtedness” means (a) any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness and any Permitted Revolving Indebtedness and (b) any other Indebtedness (other than the Loans and Guarantees under the Credit Documents), or obligations in respect of one or more Hedge Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $15,000,000 or more. In the case of any Material Indebtedness that is a Guarantee of any other Indebtedness, each reference to “Material Indebtedness” shall be deemed to include a reference to such Guaranteed Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Intellectual Property” means Intellectual Property that is material to the operation in the ordinary course of business of Holdings and its Restricted Subsidiaries, taken as a whole, and licenses that are necessary to run their business.

“Material Master Services Agreements” means, with respect to the Borrower or any Restricted Subsidiary, Master Services Agreements to which such Person is a party that are material to the operation in the ordinary course of business of such Person.

“Material Real Estate Asset” means (a) each Real Estate Asset set forth on Schedule 1.1(a) and (b) each Real Estate Asset located in the United States acquired by any Credit Party after the Closing Date (or owned by any Person that becomes a Credit Party after the Closing Date located in the United States) that, together with the improvements thereon and all contiguous and all related parcels and the improvements thereon, has a book or fair value of $5,000,000 or more (as determined reasonably and in good faith by an Authorized Officer of the Borrower), in each case, as of the time of acquisition of such Real Estate Asset by such Credit Party or as of the time such Person becomes a Credit Party, as applicable.

“Material Subsidiary” means each Restricted Subsidiary (a) the total assets of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries, but excluding all amounts attributable to Unrestricted Subsidiaries) equal 2.5% or more of the Consolidated Total Assets or (b) the consolidated revenues of which (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) equal 2.5% or more of the consolidated revenues of the Borrower and the Restricted Subsidiaries, in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Restricted Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 5.0% of the Consolidated Total Assets or 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries, then one or more of such excluded Restricted Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated. For purposes of this definition, the Consolidated Total Assets and consolidated revenues of the Borrower as of any date prior to, or for any period that commenced prior to, the Closing Date shall be determined on a Pro Forma Basis to give effect to the Merger Transactions and the other Transactions to occur on the Closing Date.

“Maturity Date” means the Tranche B Term Loan Maturity Date, any Incremental Term Loan Maturity Date (including the Amendment No. 3 Term Loan Maturity Date), any Refinancing Term Loan Maturity Date (including the Amendment No. 3 Rollover Loan Maturity Date) or the scheduled “maturity date” with respect to any Extended Term Loans specified in any Extension Agreement, as the context requires.

“Merger” as defined in the Recitals hereto.

“Merger Agreement” means the Agreement and Plan of Merger dated as of June 5, 2018, among Holdings, Merger Sub, BCP QualTek Management, LLC, the Acquired Company, the Joseph D. Kestenbaum, as representative for the investors set forth on Schedule A-1 thereto, and C. Scott Hisey, as representative for the individuals set forth on Schedule A-2 thereto, together with the schedules, exhibits and other definitive documentation relating thereto.

“Merger Sub” as defined in the preamble hereto.

“Merger Transactions” means, collectively, (a) the Merger, (b) the Specified Tuck-In Acquisitions and (c) the other transactions contemplated by the Merger Agreement to occur on the Closing Date.

“MFN Adjustment” shall have the meaning given to such term in Section 2.24(b)(v).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Mortgage” means a mortgage, charge, debenture, deed of hypothec, deed of trust, assignment of leases and rents or other security document granting a Lien on any Material Real Estate Asset in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

“Mortgage Policy” as defined in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA to which the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) makes or is or within the preceding five years, has been obligated to make contributions.

“Narrative Report” means, with respect to any financial statements for which such report is required, a customary management discussion and analysis report describing the results of operations of Holdings, the Borrower and the Subsidiaries for the applicable Fiscal Year or Fiscal Quarter (and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter).

“Net Proceeds” means, with respect to any event, (a) the Cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any Insurance/Condemnation Event, insurance, condemnation and similar proceeds) received in respect of such event, including any Cash received in respect of any non-Cash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out of pocket costs and expenses incurred in connection with such event by Holdings, the Borrower or any Restricted Subsidiary to Persons that are not Affiliates of Holdings (including attorneys’, accountants’ and consultants’ fees, investment banking and advisory fees and underwriting discounts and commissions), (ii) in the case of any Asset Sale or any Insurance/Condemnation Event, (A) the amount of all payments (including in respect of principal, accrued interest and premiums) required to be made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event (x) to repay Indebtedness (other than Loans, Permitted Credit Agreement Refinancing Indebtedness, Permitted Incremental Equivalent Indebtedness or Permitted Revolving Indebtedness) secured by the assets subject thereto and (y) in the case of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is CFC or CFC Holding Company, to repay any Indebtedness of such CFC or CFC Holding Company and (B) the amount of all payments reasonably estimated to be required to be made by Holdings, the Borrower and the Restricted Subsidiaries in respect of purchase price adjustment, indemnification and similar contingent liabilities that are directly attributable to such event or in respect of any retained liabilities associated with such event (including pension and other post-employment benefit liabilities and environmental liabilities), (iii) the amount of all Taxes and Permitted Tax Distributions (including transfer taxes, deed or recording taxes and repatriation taxes or any withholding or deduction) paid (or reasonably estimated to be payable) by Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries in connection with such event and (iv) in the case of any proceeds from any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is not a wholly-owned Subsidiary, the portion of such proceeds received by such Restricted Subsidiary attributable to the noncontrolling interests in such Restricted Subsidiary, in each case as determined reasonably and in good faith by an Authorized Officer of the Borrower. For purposes of this definition, in the event any estimate with respect to contingent liabilities or Taxes as described in clause (b)(ii)(B) or (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the applicable contingent liabilities or Taxes, be deemed to be receipt, on the date of such reduction, of Cash proceeds in respect of such event.

“Non-Credit Party Cap” means, as of any date, the greater of (a) $15,000,000 and (b) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period.

“Non-Debt Fund Affiliate” means any direct or indirect holding company of Holdings and any other Affiliate of Holdings other than (a) Holdings and any Subsidiary of Holdings, (b) a natural person or (c) any Debt Fund Affiliate.

“Note” means a promissory note issued to any Lender pursuant to Section 2.7(c) in the form of Exhibit M or any other form approved by the Administrative Agent and the Borrower.

“Obligations” means all obligations of every nature of each Credit Party under this Agreement and the other Credit Documents, whether for principal, interest (including default interest accruing pursuant to Section 2.10 and interest (including such default interest) that would continue to accrue pursuant to Credit Documents on any such obligation after the commencement of any proceeding under the Debtor Relief Laws with respect to any Credit Party, whether or not such interest is allowed or allowable against such Credit Party in any such proceeding), fees (including prepayment fees), reimbursement of expenses, indemnification or otherwise, and obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.

“Obligations Guarantee” means the Guarantee of the Obligations created under Section 7.

“Open Market Purchase Agreements” means the Open Market Purchase Agreements, each dated as of the Amendment No. 3 Rollover Date, entered into by and among the Borrower and each Backstop Designated Lender.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended, and in the case of any Foreign Subsidiary, any analogous organizational documents. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23)

“Pari Passu Intercreditor Agreement” means, with respect to any Permitted Pari Passu Secured Indebtedness or other Indebtedness secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Pari Passu Secured Indebtedness or other Indebtedness secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations.

“Participant Register” as defined in Section 10.6(g).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56).

“Payment Recipient” has the meaning assigned to it in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any Employee Benefit Plan, that is or within the preceding five years, has been, sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole), other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or is covered by Title IV of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its Restricted Subsidiaries; provided that:

(a) (i) on the date the definitive agreement for such Acquisition is executed, no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) if such Acquisition constitutes a Limited Condition Transaction, on the date such Acquisition is consummated, no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would result therefrom;

(b)(i) in the case of any Acquisition of Equity Interests in a Person, each of such Person and its Subsidiaries will become a Restricted Subsidiary (or will be merged or consolidated with or into the Borrower or any Restricted Subsidiary, with the continuing or surviving Person being the Borrower (in the case of any such transaction involving the Borrower) or a Restricted Subsidiary) and (ii) in the case of any Acquisition of other assets, such assets will be owned by the Borrower or any Restricted Subsidiary;

(c) all actions required to be taken with respect to such Person or such assets, as the case may be, in order to satisfy the requirements set forth in clauses (a), (b) and (c) of the definition of the term “Collateral and Guarantee Requirement” (subject to the discretion of the Collateral Agent set forth in such definition) shall have been taken (or arrangements for the taking of such actions satisfactory to the Collateral Agent shall have been made) (it being understood that all other requirements set forth in such definition that are applicable to such Acquisition shall be required to be satisfied in accordance with (and within the time periods provided in) Sections 5.10 and 5.11); and

(d) the business of any such acquired Person, or such acquired assets, as the case may be, constitutes a business permitted by Section 6.11.

“Permitted Credit Agreement Refinancing Indebtedness” means Indebtedness permitted under Section 6.1(k).

“Permitted Credit Agreement Refinancing Indebtedness Documents” means any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Credit Agreement Refinancing Indebtedness.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments or governmental charges that are (i) not overdue by more than 30 days, (ii) are being contested in good faith in compliance with Section 5.3, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP or (iii) not required to be paid pursuant to Section 5.3;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ and other like Liens imposed by law arising in the ordinary course of business and securing obligations (i) that are not overdue by more than 30 days (or, if such obligations are more than 30 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens), (ii) are being contested in compliance with Section 5.3, if adequate reserves with respect thereto are maintained by the applicable Person in conformity with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(c) Liens incurred (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance or premiums related thereto and other social security laws pension obligations, vacation pay, health, disability or other employee benefits (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) Liens incurred (i) in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability or other insurance to the Borrower or any Restricted Subsidiary and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) Liens incurred (i) in the ordinary course of business to secure the performance of bids, trade contracts (other than for payment of Indebtedness for borrowed money), governmental contracts, leases (other than capital leases), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code), surety, stay, customs and appeal bonds, performance and return-of-money bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(f) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(h);

(g) easements, zoning restrictions, rights-of-way, encroachments, protrusions and similar encumbrances on real property and minor title defects imposed by law or arising in the ordinary course of business that do not secure monetary obligations and do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and the other Restricted Subsidiaries, taken as a whole, and any similar exception to the Mortgage Policies issued in connection with any Mortgaged Property;

(h) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located;

(j) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions that are within the general parameters customary in the banking industry;

(k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(l) Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection;

(m) (i) Liens arising by virtue of precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business and (ii) Liens arising from equipment or other materials which are not owned by the Borrower or any other Restricted Subsidiary located on the premises of the Borrower or any other Restricted Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business;

(n) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than any capital lease), license or sublicense or concession agreement permitted by this Agreement (and all encumbrances and other matters affecting such interest or title);

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and permitted by this Agreement and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (and any similar provision of any other requirement of law) in favor of a seller or buyer of goods;

(q) Liens that are customary contractual rights of set-off;

(r) Liens on specific items of inventory or other goods and proceeds thereof securing obligations in respect of documentary letters of credit issued to facilitate the purchase, shipment or storage of such inventory or such other goods;

(s) deposits of Cash with the owner or lessor of premises leased and operated by the Borrower or any Restricted Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(t) leases, nonexclusive licenses, subleases or nonexclusive sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the ordinary course of business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(u) any Lien deemed to exist in connection with any software escrow arrangements entered into in the ordinary course of business;

(v) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and/or the Restricted Subsidiaries;

(w)  Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.6 arising out of such repurchase transaction; and

(x) trustees’ Liens granted pursuant to any indenture governing any Indebtedness not otherwise prohibited by this Agreement in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse such trustee of its expenses and to indemnify such trustee under the terms of such indenture.

~~“Permitted Factoring Transactions” means, collectively, any factoring program in an aggregate outstanding amount not to exceed the greater of $10,000,000 and 16.7% of Consolidated Adjusted EBITDA for the last Test Period (provided that the outstanding amount of such Permitted Factoring Transaction for the purposes of this definition shall be deemed to be equal to the Permitted Factoring Net Investment for the last Test Period) so long as such transactions are (i) non-recourse to Holdings, the Borrower and any of the Restricted Subsidiaries (except for any customary limited recourse obligations and any performance undertaking or Guarantee that is no more extensive in any material respect than customary performance undertakings) and (ii) subject to lien release agreements in form and substance reasonably acceptable to the Administrative Agent.~~

~~“Permitted Factoring Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Factoring Transactions in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Factoring Transactions (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Factoring Transactions which are payable to any Person other than Holdings, the Borrower or the Restricted Subsidiaries).~~

“Permitted Holders” means (a) the Investors (and, with respect to any Investor that is a natural person, his or her Immediate Family Members) and (b) any “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of which the Investors are members and any other member of such group; provided that the Sponsor Investors, without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, Equity Interests representing a majority of the total voting power of all of the outstanding voting Equity Interests of Holdings owned by such group.

~~“Permitted Incremental Equivalent Indebtedness” means Indebtedness permitted under Section 6.1(j).~~

~~“Permitted Incremental Equivalent Indebtedness Documents” means any credit agreement, indenture or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Incremental Equivalent Indebtedness.~~

“Permitted Incurred Acquisition Indebtedness” means Indebtedness permitted to be incurred under Section 6.1(s).

“Permitted Intercreditor Agreement” means the ABL Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Pari Passu Intercreditor Agreement or any Permitted Subordination Agreement.

“Permitted Intercreditor Agreement Requirement” means, with respect to any Indebtedness incurred in reliance of Section 6.1(m) or Section 6.1(s), the requirement that the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to (a) the ABL Intercreditor Agreement, providing that the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the ABL Priority Collateral securing the Permitted Revolving Indebtedness and (b) if such Indebtedness is (i) secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, a Pari Passu Intercreditor Agreement, (ii) such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, a Junior Lien Intercreditor Agreement, or (iii) unsecured Indebtedness that is subordinated to the Obligations, a Permitted Subordination Agreement (and the Administrative Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the such Pari Passu Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such Permitted Subordination Agreement, as applicable).

“Permitted Investor” mean (a) the Sponsor and the Sponsor Affiliates, (b) each of their respective Affiliates and investment managers, (c) any fund or account managed by any of the persons described in clause (a) or (b) of this definition, (d) any employee benefit plan of Holdings or any of its subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (e) investment vehicles of members of management of Holdings or the Borrower that invest in, acquire or trade commercial loans but excluding natural persons.

“Permitted Junior Lien Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of junior lien secured notes, bonds, debentures, loans or “mezzanine” debt, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations and is not secured by any assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Person other than the Credit Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to (i) the ABL Intercreditor Agreement, providing that the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the ABL Priority Collateral securing the Permitted Revolving Indebtedness, and (ii) a Junior Lien Intercreditor Agreement, providing that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations; provided that if such Indebtedness is the initial Permitted Junior Lien Secured Indebtedness incurred by Holdings, the Borrower and the Guarantor Subsidiaries, then Holdings, the Borrower and the Guarantor Subsidiaries shall have executed and delivered the Junior Lien Intercreditor Agreement (or an acknowledgement thereof in the form specified therein) and the Administrative Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the Junior Lien Intercreditor Agreement.

“Permitted Lien” means any Lien permitted by Section 6.2.

“Permitted Pari Passu Secured Indebtedness” means any secured Indebtedness of the Borrower and/or any Guarantor Subsidiary in the form of one or more series of senior secured notes, bonds, debentures, loans, and the Guarantees thereof by any Credit Party; provided that (a) such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens are on a pari passu basis shall be made without regard to control of remedies) and is not secured by any assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness is not Guaranteed by any Person other than the Credit Parties and (c) the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to (i) the ABL Intercreditor Agreement, providing that the Liens on the ABL Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the ABL Priority Collateral securing the Permitted Revolving Indebtedness, and (ii) a Pari Passu Intercreditor Agreement, providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies); provided that if such Indebtedness is the initial Permitted Pari Passu Secured Indebtedness incurred by Holdings, the Borrower and the Guarantor Subsidiaries, then Holdings, the Borrower and the Guarantor Subsidiaries shall have executed and delivered the Pari Passu Intercreditor Agreement (or an acknowledgement thereof in the form specified therein) and the Administrative Agent agrees to execute and deliver, on behalf of the Lenders and the other Secured Parties, the Pari Passu Intercreditor Agreement.

~~“Permitted Ratio Indebtedness” means Indebtedness permitted under Section 6.1(m).~~

“Permitted Revolving Indebtedness” means Indebtedness permitted under Section 6.1(l). As of the date hereof, Indebtedness under the ABL Credit Agreement constitutes Permitted Revolving Indebtedness.

“Permitted Revolving Indebtedness Cure Right” means any right of Holdings (or any direct or indirect equity holder thereof), the Borrower or any of its Subsidiaries to cure any breach of a financial maintenance covenant contained in the Permitted Revolving Indebtedness Documents by means of the issuance of Equity Interests or the making of a capital contribution.

“Permitted Revolving Indebtedness Documents” means the ABL Credit Agreement and any other credit agreement or other agreement or instrument evidencing or governing the rights of the holders of any Permitted Revolving Indebtedness.

“Permitted Subordinated Indebtedness” means Subordinated Indebtedness permitted to be incurred under Section 6.1, other than any Subordinated Indebtedness owing to Holdings, the Borrower or any Subsidiary.

“Permitted Subordination Agreement” means, with respect to any Permitted Subordinated Indebtedness, a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, that contains terms and conditions that are within the range of terms and conditions customary for subordination agreements that are of the type that govern intercreditor relationships between holders of senior secured credit facilities and holders of the same type of Indebtedness as such Permitted Subordinated Indebtedness.

“Permitted Tax Distribution” means quarterly Cash distributions and an annual true-up Cash distribution to allow (a) Holdings (or any direct or indirect parent thereof) and/or the holders of Equity Interests in Holdings (or any direct or indirect parent thereof) to satisfy their Tax liability attributable to taxable income realized by the Borrower and its Subsidiaries in the applicable tax year or any portion thereof so long as the Borrower is classified as a partnership, disregarded entity or pass-through entity for United States Federal income tax purposes or (b) Holdings (or any direct or indirect parent thereof) to satisfy its Tax liability attributable to taxable income realized by the Borrower and its consolidated Subsidiaries in the applicable tax year or any portion thereof so long as the Borrower and such Subsidiaries file a consolidated federal income tax return with Holdings (or any direct or indirect parent thereof); provided that such distributions shall be limited to the extent that the Tax liability is attributable to the taxable earnings of the Borrower and its Subsidiaries. For this purpose, but subject to the limitation in the above proviso, taxable income shall be determined (i) by taking into account the adjustments to taxable income or items of income, gain, deduction or loss that would apply were the Borrower a corporation, to the extent that such adjustments would result in an increase in the net taxable income of the Borrower and (ii) without regard to any allocations loss, deduction or expense resulting from the application of Section 704(c), Section 734 or Section 743 of the Internal Revenue Code and United States Treasury Regulations promulgated thereunder. In determining the amount of any Permitted Tax Distribution, it shall be assumed (A) that the items of taxable income, gain, deduction, loss and credit in respect of the Borrower and its Subsidiaries (adjusted as described above) were the only such items entering into the computation of Tax liability for the calendar quarter in respect of which the Permitted Tax Distribution was made and (B) (i) so long as the Borrower is classified as a partnership, disregarded entity or pass-through entity for United States Federal income tax purposes, that such taxable income is subject to tax at an effective rate equal to the higher of the combined marginal effective rate of United States Federal, state and local income tax applicable to a corporation doing business or an individual resident in New York, New York, taking account of any difference in rates applicable to ordinary income, capital gains and “qualified dividends” as such term is defined in Internal Revenue Code Section 1(h) and any allowable deductions in respect of such state and local Taxes in computing liability for United States Federal income taxes, in respect of income recognized during each such calendar quarter (computed at the highest marginal tax rate); provided that any such payment attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary for such purpose to Holdings, the Borrower or any Restricted Subsidiary, or (ii) for so long as the Borrower is a subsidiary member of a consolidated group for United States Federal income tax purposes, the amount of such payments with respect to any taxable period does not exceed the amount that the Borrower and any consolidated Subsidiaries would have been required to pay in respect of such relevant federal, state, local or foreign Taxes for such taxable period (computed at the highest marginal tax rate) if, for all taxable years ending after the Closing Date, the Borrower and any consolidated Subsidiaries had paid such Taxes as a separate consolidated, combined or unitary group separately from Holdings (or any direct or indirect parent thereof) (or, if there are no such subsidiaries, on a separate company basis); provided that any such payment attributable to an Unrestricted Subsidiary shall be limited to the amount of any cash paid by such Unrestricted Subsidiary for such purpose to Holdings, the Borrower or any Restricted Subsidiary.

“Permitted Unsecured Indebtedness” means any Indebtedness of Holdings, the Borrower and/or any Guarantor Subsidiary in the form of one or more series of senior unsecured or subordinated unsecured notes, bonds, debentures, loans or “mezzanine” debt; provided that (a) such Indebtedness is not secured by any Liens on any assets of the Borrower or any Restricted Subsidiary, (b) such Indebtedness is not Guaranteed by any Person other than the Credit Parties and (c) if the Borrower requests that such Indebtedness is to be subordinated to the Obligations, the administrative agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to a Permitted Subordination Agreement (and the Administrative Agent agrees to execute and deliver, on behalf of the Lenders, the Permitted Subordination Agreement).

“Permitted Variance” means a variance (as compared to the Approved Cash Flow Forecast) of the aggregate Actual Disbursements up to fifteen percent (15%).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Platform” means IntraLinks/IntraAgency, SyndTrak or another similar website or other information platform.

“Pledge and Security Agreement” means the Term Pledge and Security Agreement to be executed by the Credit Parties substantially in the form of Exhibit I.

“PNC Bank” means PNC Bank, National Association.

“PPSA” means the Personal Property Security Act (Ontario), or any other applicable Canadian federal, provincial or territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, Liens, hypothecs on personal property, together with any regulations thereunder, in each case as in effect from time to time.

“Previously Absent Financial Maintenance Covenant” means, at any time, (a) any financial maintenance covenant that is not included in this Agreement at such time and (b) any financial maintenance covenant that is included in this Agreement at such time but has covenant levels or effectiveness triggers that are more restrictive on the Borrower and the Restricted Subsidiaries than the covenant levels or effectiveness triggers set forth in this Agreement at such time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent, from time to time, as its ”prime rate,” as in effect on such day, with any change in the Prime Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate (it being acknowledged that such rate may not be the Administrative Agent’s best or lowest rate).

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to the Borrower and the Subsidiaries that is not Public-Side Information.

“Pro Forma Balance Sheet” means a pro forma unaudited consolidated balance sheet of the Acquired Company and its Subsidiaries as of the end of the most recently completed fiscal quarter ended at least 45 days prior to the Closing Date, prepared in good faith after giving effect to the Transactions as if they had occurred as of such date; provided that such pro forma balance sheet shall not be required to include adjustments for purchase accounting (including adjustment of the type contemplated by Financial Accounting Standards Board ASC Topic 805, Business Combinations (formerly SFAS 141R)).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any Pro Forma Event, that such Pro Forma Event and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement: (a) historical income statement items (whether positive or negative) attributable to the property or Person, if any, subject to such Pro Forma Event, (i) in the case of a Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary, a Disposition that otherwise results in a Restricted Subsidiary ceasing to be a Subsidiary or a designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of an Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, any other Investment that results in a Person becoming a Subsidiary or a designation of a Subsidiary as a Restricted Subsidiary, shall be included, (b) any repayment, retirement, redemption, satisfaction, and discharge or defeasance of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith, and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” in respect of any Pro Forma Event shall be calculated in a reasonable and factually supportable manner by the Borrower. For the avoidance of doubt, the amount of net cost savings, operating expense reductions, other operating improvements and synergies projected by the Borrower in good faith to be realized as a result of actions taken or to be taken in connection with any Pro Forma Event may be included in Consolidated Adjusted EBITDA in the manner, and subject to the limitations, set forth in the definition of such term.

“Pro Forma Event” means (a) any Acquisition by the Borrower or a Restricted Subsidiary, whether by merger, consolidation or otherwise, or any other Investment that results in a Person becoming a Subsidiary, (b) any Disposition of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary and any other Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, (d) the cessation of the operations of a business unit, division, product line or line of business of the Borrower or a Restricted Subsidiary, (e) any restructuring, operational change or implementation of any similar initiative (including any cost saving or strategic initiative and the modification and renegotiation of contracts and other arrangements) by the Borrower or a Restricted Subsidiary, and (f) any incurrence or issuance or repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness or any Restricted Junior Payment where the consummation thereof, or the determination of whether such transaction is permitted to be consummated under this Agreement, requires that a financial covenant or test be calculated on a Pro Forma Basis or after giving Pro Forma Effect to such transaction.

“Pro Rata Share” means, with respect to any Lender, at any time, (a) when used in reference to payments, computations and other matters relating to the Tranche B Term Loans or Tranche B Term Borrowings, the percentage obtained by dividing (i) the Tranche B Term Loan Exposure of such Lender at such time by (ii) the aggregate Tranche B Term Loan Exposure of all the Lenders at such time, (b) when used in reference to payments, computations and other matters relating to Incremental Term Loan Commitments, Incremental Term Loans or Incremental Term Borrowings of any Class (including Amendment No. 3 Term Commitments, Amendment No. 3 Term Loans or Amendment No. 3 Term Borrowings), the percentage obtained by dividing (i) the Incremental Term Loan Exposure of such Class (including Amendment No. 3 Term Loan Exposure) of such Lender at such time by (ii) the aggregate Incremental Term Loan Exposure of such Class (including Amendment No. 3 Term Loan Exposure) of all the Lenders at such time, (~~c~~d) when used in reference to payments, computations and other matters relating to Extended Term Loans or Extended Term Borrowings of any Class, the percentage obtained by dividing (i) the aggregate Extended Term Loan Exposure of such Class of such Lender at such time by (ii) the aggregate amount of the Extended Term Loan Exposure of such Class of all the Lenders at such time, (~~d~~e) when used in reference to payments, computations and other matters relating to Refinancing Term Loan Commitments, Refinancing Term Loans or Refinancing Term Borrowings of any Class (including Amendment No. 3 Rollover Commitments, Amendment No. 3 Rollover Loans or Amendment No. 3 Rollover Borrowings), the percentage obtained by dividing (i) the Refinancing Term Loan Exposure of such Class (including Amendment No. 3 Rollover Loan Exposure) of such Lender at such time by (ii) the aggregate Refinancing Term Loan Exposure of such Class (including Amendment No. 3 Rollover Loan Exposure) of all the Lenders at such time, and (~~e~~f) when used for any other purpose (including under Section 9.6), the percentage obtained by dividing (i) an amount equal to the sum of the Tranche B Term Loan Exposure, the Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure), the Extended Term Loan Exposure and the Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) of such Lender at such time by (ii) an amount equal to the sum of the aggregate Tranche B Term Loan Exposure, the aggregate Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure), the aggregate Extended Term Loan Exposure and the aggregate Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) of all the Lenders at such time.

“Projections” means the financial projections of the Borrower and the Subsidiaries included in the Confidential Information Memorandum (or a supplement thereto), including financial estimates, forecasts and other forward-looking information.

“PTE” means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.

“Pubco” means QualTek Services Inc.

“Pubco Convertible Notes” means the Senior Unsecured Convertible Notes due 2027 issued pursuant to an indenture, to be dated as of the Pubco Merger Closing Date (and, in any event, no later than March 1, 2022), by and among Pubco, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time.

“Pubco Merger Closing Date” means the date of the consummation of the transactions under the SPAC Merger Agreement.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means any information that (a) is publicly available (or could be derived from publicly available information), (b) does not constitute material information concerning Holdings or the Subsidiaries or any of their securities for purposes of the United States Federal and state securities laws or (c) so long as neither Holdings nor the Borrower shall have any Traded Securities, or shall otherwise be subject to the reporting obligations under the Exchange Act, is information of the type that would be publicly disclosed in connection with an issuance of Traded Securities by Holdings or the Borrower pursuant to an offering of Traded Securities.

“Qualifying IPO” means (i) the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than an offering solely in respect of an employee stock purchase program) in the United States and/or (ii) the consummation of the transactions contemplated by the SPAC Merger Agreement or any substantially similar transaction involving the acquisition, directly or indirectly, of the Borrower and/or its Restricted Subsidiaries by a special purpose acquisition vehicle.

“Real Estate Asset” means any interest owned by any Credit Party in fee in any real property.

“Reallocation Date” means the date that is twelve calendar days following the Amendment No. 3 Effective Date.

“Recipient” means the Administrative Agent, the Collateral Agent and any Lender.

“Refinancing Facility Agreement” means a Refinancing Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among Holdings, the Borrower, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Term Loan Commitments and effecting such other amendments hereto and to the other Credit Documents as are contemplated by Section 2.26. Notwithstanding anything to the contrary set forth in this Agreement or any other Credit Document, Amendment No. 3 shall constitute a Refinancing Facility Agreement hereunder.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, refinances or replaces such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount not greater than accrued and unpaid interest on such Original Indebtedness, any original issue discount or upfront fees applicable to such Refinancing Indebtedness, any unused commitments and letters of credit undrawn in respect of such Original Indebtedness (only if and to the extent that, had such Original Indebtedness been incurred under such commitments at the time such Refinancing Indebtedness is incurred, it would have been permitted hereunder) and any fees, premiums and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) the weighted average life to maturity of such Refinancing Indebtedness shall not be shorter than the remaining weighted average life to maturity of such Original Indebtedness (and, for purposes of determining the weighted average life to maturity of such Original Indebtedness, the effects of any prepayments made prior to the date of the determination shall be disregarded); (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Restricted Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Obligations, such Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders; (f) if such Original Indebtedness shall be Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness, then (i) such Refinancing Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (ii) if such Original Indebtedness was Permitted Pari Passu Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Pari Passu Secured Indebtedness or Permitted Junior Lien Secured Indebtedness and (iii) if such Original Indebtedness was Permitted Junior Lien Secured Indebtedness, such Refinancing Indebtedness, if secured, shall be Permitted Junior Lien Secured Indebtedness; and (g) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness or, to the extent such assets would have been required to secure such Original Indebtedness pursuant to the terms thereof, that are proceeds and products of, or after-acquired property that is affixed or incorporated into, the assets that secured such Original Indebtedness.

“Refinancing Lender” as defined in Section 2.26(a).

“Refinancing Term Borrowing” means a Borrowing comprised of Refinancing Term Loans of a particular Class.

“Refinancing Term Loan Commitments” as defined in Section 2.26(a).

“Refinancing Term Loan Exposure” means, with respect to any Lender, for any Class of Refinancing Term Loans at any time, (a) prior to the making of the Refinancing Term Loans of such Class, the Refinancing Term Loan Commitment of such Lender to make Refinancing Term Loans of such Class at such time and (b) after the making of the Refinancing Term Loans of such Class, the aggregate principal amount of the Refinancing Term Loans of such Class of such Lender at such time.

“Refinancing Term Loan Maturity Date” means, with respect to Refinancing Term Loans of any Class, the scheduled date on which such Refinancing Term Loans shall become due and payable in full hereunder, as specified in the applicable Refinancing Facility Agreement.

“Refinancing Term Loans” as defined in Section 2.26(a).

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors.

“Regulation T” means Regulation T of the Board of Governors.

“Regulation U” means Regulation U of the Board of Governors.

“Regulation X” means Regulation X of the Board of Governors.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, controlling persons, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment, including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Repricing Event” means each of (a) the voluntary prepayment or mandatory prepayment of all or a portion of the Tranche B Term Loans with the Net Proceeds of issuances, offerings or placement of Indebtedness, or refinanced substantially concurrently with the incurrence of, or conversion of the loans thereunder into, new syndicated term loans in a transaction the primary purpose of which is to reduce the All-In Yield below the All-In Yield of the Tranche B Term Loans so prepaid, (b) any amendment, amendment and restatement or other modification to this Agreement the primary purpose of which is to reduce the All-In Yield below the All-In Yield of the Tranche B Term Loans, and (c) any Lender is forced to assign and delegate all or a portion of its Tranche B Term Loans pursuant to Section 2.23(e) as a result of such Lender’s failure to consent to any amendment, amendment and restatement or other modification to this Agreement the primary purpose of which is to reduce the All-In Yield below the All-In Yield of the Tranche B Term Loans.

“Required Minimum Equity Contribution Amount” as defined in the Recitals hereto.

“Requisite Lenders” means, at any time, Lenders having or holding Tranche B Term Loan Exposure, Extended Term Loan Exposure, Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure) and Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) representing more than 50% of the sum of the Tranche B Term Loan Exposure, Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure) and Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) of all the Lenders at such time. For purposes of this definition, the amount of Tranche B Term Loan Exposure, Extended Term Loan Exposure, Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure) and Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) shall be determined by excluding Tranche B Term Loan Exposure, Extended Term Loan Exposure, Incremental Term Loan Exposure (including Amendment No. 3 Term Loan Exposure) and Refinancing Term Loan Exposure (including Amendment No. 3 Rollover Loan Exposure) of any Defaulting Lender.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect (whether in Cash, Securities or other property), with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, (b) any payment or distribution, direct or indirect (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of any redemption, retirement, purchase, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Restricted Subsidiary, and (c) any payment or other distribution, direct or indirect (whether in Cash, Securities or other property) of or in respect of principal of or interest or premium on any Junior Indebtedness, or any payment or other distribution (whether in Cash, Securities or other property), including any sinking fund or similar deposit, on account of the redemption, retirement, purchase, acquisition, defeasance (including in-substance or legal defeasance), exchange, conversion, cancelation or termination of any Junior Indebtedness, at a time when the aggregate principal amount of all outstanding Junior Indebtedness exceeds $20,000,000.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Returns” means (a) with respect to any Investment in the form of a loan or advance, the repayment to the investor in Cash or Cash Equivalents of principal thereof and (b) with respect to any Acquisition or other Investment, any return of capital (including dividends, distributions and similar payments and profits on sale to a Person other than the Borrower or a Subsidiary) received by the investor in Cash or Cash Equivalents in respect of such Acquisition or other Investment.

“S&P” means Standard & Poor’s Financial Services, a division of McGraw-Hill Financial, Inc., or any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary Disposes of such property to any Person and the Borrower or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property Disposed of, from such Person or its Affiliates.

“Sanctions” as defined in Section 4.23.

“Sanctions Laws” as defined in Section 4.23.

“SEC” means the United States Securities and Exchange Commission.

“Second Funding Exit Fee Escrowed Amount” means an amount equal to $600,000.00, which shall be funded from the proceeds of the Amendment No. 3 Second Funding Term Loans on the Amendment No. 3 Second Funding Date into the Escrow Account pursuant to the Escrow Agreement, and any investment returns thereon in accordance with the Escrow Agreement.

“Secured Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Series” refers to Incremental Term Loan Commitments (and any Incremental Term Loans thereunder) established pursuant to an Incremental Facility Agreement, or to Refinancing Term Loan Commitments (and any Refinancing Term Loans thereunder) established pursuant to a Refinancing Facility Agreement, in each case that have identical terms and conditions.

“Solvency Certificate” means a Solvency Certificate executed by the chief financial officer of the Acquired Company substantially in the form of Exhibit J.

“Solvent” means that, as of the date of determination, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPAC Merger Agreement” means the Business Combination Agreement, dated as of June 16, 2021, by and among BCP QualTek HoldCo, LLC, BCP QualTek, LLC and the other parties thereto, as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SPC” as defined in Section 10.6(j).

“Special Committee” means the Special Committee of the board of directors of PubCo appointed on January 27, 2023.

“Specified Acquisition” means the Acquisition (including by way of the acquisition of Equity Interests in the Person identified in writing to the Administrative Agent prior to the Closing Date and whether by merger, consolidation or otherwise) by the Borrower and/or one or more of the Guarantor Subsidiaries of all or substantially all of the business and operations of such Person identified in writing to the Administrative Agent prior to the Closing Date.

“Specified Permitted Indebtedness Documentation Requirements” means, with respect to any Indebtedness, the requirements that the terms of such Indebtedness (excluding interest rates (whether fixed or floating), interest margins, benchmark rate floors, fees, original issue discounts and prepayment or redemption terms (including “no call” terms and other restrictions thereunder) and premiums) are, when taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than those applicable under this Agreement when taken as a whole (other than covenants (including any Previously Absent Financial Maintenance Covenant) or other provisions applicable only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness) (it being understood that such Indebtedness shall not include any Previously Absent Financial Maintenance Covenant unless such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect at the time of incurrence of such Indebtedness or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this definition shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower in writing within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Specified Permitted Indebtedness Ratio Requirement” means, with respect to any Indebtedness, after giving Pro Forma Effect to the assumption or incurrence of Indebtedness and the use of proceeds thereof (but without netting the Cash proceeds of such Indebtedness for purposes of calculating Unrestricted Cash), (a) for all purposes except for Section 6.1(f) and 6.1(s), (i) if such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, the First Lien Net Leverage Ratio does not exceed 4.50:1.00, (ii) if such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, the Secured Net Leverage Ratio does not exceed 4.75:1.00, or (iii) if such Indebtedness is unsecured, the Total Net Leverage Ratio does not exceed 5.25:1.00, and (b) for purposes of Section 6.1(f) and Section 6.1(s), (i) if such Indebtedness is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, the First Lien Net Leverage Ratio does not exceed the greater of (A) 4.50:1.00 and (B) the First Lien Net Leverage Ratio in effect immediately prior to the assumption or incurrence of such Indebtedness, (ii) if such Indebtedness is secured by Liens on all or a portion of the Collateral on a junior priority basis with the Liens on the Collateral securing the Obligations, the Secured Net Leverage Ratio does not exceed the greater of (A) 4.75:1.00 and (B) the Secured Net Leverage Ratio in effect immediately prior to the assumption or incurrence of such Indebtedness, or (iii) if such Indebtedness is unsecured, the Total Net Leverage Ratio does not exceed the greater of (A) 5.25:1.00 and (B) the Total Net Leverage Ratio in effect immediately prior to the assumption or incurrence of such Indebtedness.

“Specified Representations” means the representations and warranties of the Credit Parties set forth in Sections 4.1(a)(i) (solely with respect to the Credit Parties), 4.1(b)(ii) (solely with respect to the Credit Parties), 4.1(b)(iii) (solely with respect to the Credit Parties), 4.3 (solely with respect to the execution, delivery and performance of the Credit Documents), 4.4(b) (solely with respect to the execution, delivery and performance of the Credit Documents, the incurrence of the Indebtedness thereunder and the granting of the Obligations Guarantee and the Liens on the Collateral pursuant to the Collateral Documents), 4.6, 4.14, 4.15, 4.18, 4.21(a) (subject to the last sentence of Section 3.1, as it relates to the creation, validity and perfection of the security interests in the Collateral), 4.23(a)(ii) and 4.23(c) (with respect to the use of the proceeds of the Tranche B Term Loans on the Closing Date).

“Specified Tuck-In Acquisitions” means each of the acquisitions consummated by the Acquired Company and/or one or more of its Subsidiaries (provided that any such Subsidiaries shall be a Guarantor Subsidiary as of the Closing Date) on or prior to the Closing Date of the business and operations of the Persons identified in writing to the Administrative Agent prior to the Closing Date.

“Sponsor” means Brightstar Capital Partners Fund I, L.P.

“Sponsor Investors” as defined in the definition of “Investors”.

“Sponsor Management Agreement” means the Advisory Services Agreement dated as of the Closing Date between QualTek USA, LLC and Brightstar Advisors, L.P.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsequent Transaction” has the meaning given to such term in Section 1.2(c).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in conformity with GAAP as of such date and (b) any other Person of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

“Successor Holdings” as defined in Section 6.15.

“Supplemental Collateral Questionnaire” means a certificate in the form of Exhibit K-2 or any other form approved by the Collateral Agent and the Borrower.

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” means when used in connection with any Loan, whether such Loan bears interest at a rate determined by reference to Adjusted Term SOFR; notwithstanding the foregoing, Term Benchmark shall in no event be less than Floor with respect to Tranche B Term Loans, Amendment No. 3 Rollover Loans and Amendment No. 3 Term Loans.

“Term Benchmark Borrowing” shall mean a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means a Loan that bears interest at a rate based upon the applicable Term Benchmark.

“Term Priority Collateral” as defined in the ABL Intercreditor Agreement.

“Term Priority Collateral Proceeds Account” means a deposit account maintained with a depository institution reasonably acceptable to the Collateral Agent and that is subject to a Control Agreement in favor of the Collateral Agent in which Net Proceeds of an Asset Sale or an Insurance/Condemnation Event are deposited by the Borrower or a Restricted Subsidiary, or by the Collateral Agent as loss payee, to be held as cash collateral securing the Obligations pending release as contemplated by Section 2.14(a) or 2.14(b).

“Term SOFR” means,

(a)            for any calculation with respect to a Term Benchmark Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) US Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding US Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) US Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding US Government Securities Business Day is not more than three (3) US Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for a Term Benchmark Loan, the rate set forth on the table below corresponding to the applicable tenor of the applicable loan:

Interest Rate	Available Tenor	Applicable Credit Adjustment Spread
Term SOFR	1 month	11.448 basis points (0.11448%) per annum
Term SOFR	3 months	26.161 basis points (0.26161%) per annum
Term SOFR	6 months	42.826 basis points (0.42826%) per annum

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, on any date of determination, the most recent period of four consecutive Fiscal Quarters of the Borrower for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.1(a) or 5.1(b) (or, prior to the first delivery of any such financial statements, the period of four consecutive Fiscal Quarters of the Borrower ended March 31, 2018).

“Total Net Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period most recently ended on or prior to such date.

“Traded Securities” means any debt or equity Securities issued pursuant to a public offering or Rule 144A offering or other similar private placement.

“Tranche B Term Borrowing” means a Borrowing comprised of Tranche B Term Loans.

“Tranche B Term Loan” means a Tranche B Term Loan (including the Amendment No. 1 Term Loans) made by a Lender to the Borrower pursuant to Section 2.1(a)(i).

“Tranche B Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make a Tranche B Term Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender, subject to any increase or reduction pursuant to the terms and conditions hereof. The initial amount of each Lender’s Tranche B Term Loan Commitment is set forth on Schedule 2.1 or in the Assignment Agreement pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date was $280,000,000. As of the Amendment No. 1 Effective Date, the total outstanding Tranche B Term Loan Commitment, including the Amendment No. 1 Term Commitment, is $100,000,000.

“Tranche B Term Loan Exposure” means, with respect to any Lender at any time, (a) prior to the making of Tranche B Term Loans hereunder, the Tranche B Term Loan Commitment of such Lender at such time and (b) after the making of Tranche B Term Loans hereunder, the aggregate principal amount of the Tranche B Term Loans of such Lender outstanding at such time.

“Tranche B Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“Transactions” means (a) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is to be a party, the creation of the Liens provided for in the Collateral Documents and, in the case of the Borrower, the borrowing of Loans and the use of the proceeds thereof, (b) the execution, delivery and performance by each Credit Party of the “Credit Documents” to which it is to be a party and the creation of the Liens provided for in the “Collateral Documents”, in each case under the ABL Credit Agreement, (c)  the Equity Contribution, (d) the Merger Transactions (which shall not include the Specified Acquisition), (e) the Existing Debt Refinancing and (f) the payment of fees and expenses in connection with the foregoing.

“Transformative Acquisition” means any Acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such Acquisition or Investment or (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such Acquisition or Investment, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~Eurodollar Rate~~Term SOFR or the Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, on any date, Cash and Cash Equivalents owned on such date by the Borrower or any Restricted Subsidiary that is not a CFC or a CFC Holding Company, as reflected on a balance sheet prepared as of such date in conformity with GAAP, provided that (a) such Cash and Cash Equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of such Person prepared in conformity with GAAP, (b) such Cash and Cash Equivalents are free and clear of all Liens, other than (i) nonconsensual Liens permitted by Section 6.2 (including, without limitation, clause (a) of the definition of the term “Permitted Encumbrances”), (ii) Liens referred to in clause (i) of the definition of the term “Permitted Encumbrances”, (iii) Liens created under the Credit Documents and (iv) Liens securing Permitted Refinancing Credit Agreement Indebtedness, Permitted Incremental Equivalent Indebtedness or Permitted Revolving Indebtedness, and (c) the use of such Cash and Cash Equivalents for application to the payment of Indebtedness is not prohibited in any material respect by applicable law or any material Contractual Obligation and such Cash and Cash Equivalents are not contractually restricted in any material respect from being distributed to the Borrower.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary in the manner provided below and not subsequently redesignated as a “Restricted Subsidiary” in the manner provided below and (b) each Subsidiary of an Unrestricted Subsidiary.

The Borrower may designate any Subsidiary to be an “Unrestricted Subsidiary” by delivering to the Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such designation and certifying that such designated Subsidiary satisfies the requirements set forth in this definition; provided that (i) no Subsidiary may be designated as an Unrestricted Subsidiary unless (a) no Event of Default has occurred and is continuing or would result therefrom, (b) such Subsidiary does not own any Equity Interests in any of the Restricted Subsidiaries, (c) such Subsidiary does not own (or hold or control by lease, exclusive license or otherwise) any asset (including any Intellectual Property) that is material to the operation in the ordinary course of business of the Borrower and the Restricted Subsidiaries, taken as a whole, (d) each Subsidiary of such Subsidiary has been designated as (and, for so long as it is a Subsidiary of the Borrower, continues as) an “Unrestricted Subsidiary” in accordance with this definition, (e) the Investments in such Unrestricted Subsidiary by the Borrower and the Restricted Subsidiaries (including, after giving effect to the next sentence, those resulting from such designation) are permitted under Section 6.6, (f) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness and any Permitted Revolving Indebtedness, and (g) such Subsidiary has not previously been designated as an Unrestricted Subsidiary and (ii) no Restricted Subsidiary that owns any Material Intellectual Property or Master Services Agreements may be designated as an Unrestricted Subsidiary. Upon the designation of any Subsidiary as an Unrestricted Subsidiary, the Borrower and the Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal at the time of such designation to the fair value of such Subsidiary (as determined reasonably and in good faith by an Authorized Officer of the Borrower). The Borrower shall cause each Unrestricted Subsidiary to satisfy at all times the requirements set forth in clauses (b), (c) and (f) above.

The Borrower may designate any Unrestricted Subsidiary as a “Restricted Subsidiary” by delivering to the Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such redesignation and certifying that such redesignation satisfies the requirements set forth in this paragraph; provided that (a) no Event of Default has occurred and is continuing or would result therefrom and (b) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence, at the time of such redesignation, of any Indebtedness and Liens of such Subsidiary existing at such time.

“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any balance sheet or statement of operations, comprehensive income, equity or cash flows of the Borrower, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and the Restricted Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“US Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“US Tax Compliance Certificate” as defined in Section 2.20(f)(ii)(B)(3).

“Variance Testing Period” means the period beginning on March 12, 2023 and ending on Saturday of the second full calendar week following the Amendment No. 3 Effective Date, and every other Saturday thereafter.

“wholly owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly owned Subsidiary of such Person or any combination thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Accounting Terms; Pro Forma Calculations; Limited Condition Transactions. (a)  Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in conformity with GAAP as in effect from time to time; provided that (a) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Requisite Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of FASB ASU No. 2016-02, Leases (Topic 842) to the extent such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015. Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than the Restricted Subsidiaries.

(b)  Notwithstanding anything to the contrary contained herein, for purposes of determining compliance with any test or covenant contained in this Agreement, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Total Assets and any other financial ratio or test shall be calculated giving Pro Forma Effect to each Pro Forma Event occurring during the applicable period of four consecutive Fiscal Quarters to which such calculation relates or after the end of such period of four consecutive Fiscal Quarters but not later than the date of such calculation (notwithstanding that such ratio or test may be said to be determined as of the end of a Test Period); provided that, notwithstanding the foregoing, when calculating any leverage ratio for purposes of (i) determining the Applicable ECF Percentage and (ii) determining actual compliance (and not Pro Forma Compliance or compliance after giving Pro Forma Effect or on a Pro Forma Basis) with any financial maintenance covenant that might be added hereto after the date hereof, any Pro Forma Event and any related adjustment contemplated in the definitions of Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect (and corresponding provisions of the definition of Consolidated Adjusted EBITDA) that occurred subsequent to the end of the applicable period of four consecutive Fiscal Quarters shall not be given Pro Forma Effect except, in the case of clause (i), to the extent set forth in the definition of “Applicable ECF Percentage”.

(c)  In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Indebtedness in connection therewith), for the purposes of testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated Adjusted EBITDA and baskets subject to Default or Event of Default conditions), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (or any such representation, warranty, requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related representations, warranties, requirements and conditions), such ratio, test or basket (and any related representations, warranties, requirements and conditions) shall be deemed to have been complied with (or satisfied). Upon making an LCT Election, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent demonstrating compliance on a Pro Forma Basis after giving effect to such Limited Condition Transaction on such LCT Test Date with any relevant ratios, tests or baskets. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided that if such ratios improved as a result of such fluctuations, the Borrower may utilize such improved ratios. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Junior Payments, the consummation of any Acquisition or Investment, mergers, any Disposition, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of a Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated (so long as the consummation thereof occurs within 180 days following the execution of definitive documentation for such Limited Condition Transaction) or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

1.3. Interpretation, Etc.

(a)  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article or a Section of, or a Schedule or an Exhibit to, this Agreement, unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including Cash, Securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Credit Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein and, in the case of the Merger Agreement, subject to the approval thereof by the Arranger to the extent such approval would be required under Section 3.1), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or any self-regulating entity, any other Governmental Authority or entity that shall have succeeded to any or all functions thereof, and (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(b)  Unless the context otherwise requires, any reference to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.4. Currency Translation; Calculations of Amounts.

(a)  For purposes of any determination under Sections 6 and 8, amounts incurred or outstanding, or proposed to be incurred or outstanding, in currencies other than Dollars shall be translated into Dollars at the currency exchange rates in effect on the date of such determination; provided that (i) for purposes of any determination under Sections 6.1, 6.4, 6.6 and 6.8, the amount of each applicable transaction denominated in a currency other than Dollars shall be translated into Dollars at the applicable currency exchange rate in effect on the date of the consummation thereof, which currency exchange rates shall be determined reasonably and in good faith by the Borrower, and (ii) for purposes of any financial test and the related definitions, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates then most recently used in preparing the consolidated financial statements of the Borrower. Notwithstanding anything to the contrary set forth herein but subject to clause (ii) above, (A) no Default shall arise as a result of any limitation or threshold expressed in Dollars in this Agreement being exceeded in respect of any transaction solely as a result of changes in currency exchange rates from those applicable for determining compliance with this Agreement at the time of, or at any time following, such transaction and (B) in the case of any Indebtedness outstanding under any clause of Section 6.1 or secured under any clause of Section 6.2 that contains a limitation expressed in Dollars and that, as a result of changes in exchange rates, is so exceeded, such Indebtedness will be permitted to be refinanced with Refinancing Indebtedness in respect thereof incurred under such clause notwithstanding that, after giving effect to such refinancing, such excess shall continue.

(b)  In the event that any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets pursuant to any applicable covenant in Section 6 or Section 2.24, such action or transaction (or portion thereof) may be divided and classified, and later (on one or more occasions) be redivided and/or reclassified under one or more of such exceptions, thresholds or baskets as the Borrower may elect from time to time, including reclassifying any utilization of fixed (subject to grower components) exceptions, thresholds or baskets (for purposes of this Section 1.4, “fixed baskets”) as incurred under any available incurrence-based exception, threshold or basket (for purposes of this Section 1.4, “incurrence-based baskets”) (including reclassifying amounts under the Incremental Free and Clear Amount and the Incremental Prepayment Amount to the Incremental Incurrence-Based Amount), and if any applicable ratios or financial tests for such incurrence-based baskets would be satisfied in any subsequent Fiscal Quarter, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower.

(c)  In the event any fixed baskets are intended to be utilized together with any incurrence-based baskets in a single transaction or series of related transactions (including reclassifying amounts under Incremental Free and Clear Amount and the Incremental Prepayment Amount to the Incremental Incurrence-Based Amount), (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of any Indebtedness or other applicable transaction or action to be incurred under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets, but giving full Pro Forma Effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed baskets shall be calculated.

1.5. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Tranche B Term Loan” or “Tranche B Term Borrowing”) or by Type (e.g., a “~~Eurodollar Rate~~Term Benchmark Loan” or “~~Eurodollar Rate~~Term Benchmark Borrowing”) or by Class and Type (e.g., a “~~Eurodollar Rate~~Term Benchmark Tranche B Term Loan” or “~~Eurodollar Rate~~Term Benchmark Tranche B Term Borrowing”).

1.6. Effectuation of Transactions. All references herein to the Borrower and the Subsidiaries or the Restricted Subsidiaries shall be deemed to be (unless the context otherwise requires) references to such Persons, and all the representations and warranties of the Borrower and the other Credit Parties contained in this Agreement and the other Credit Documents shall be deemed made, in each case, after giving effect to the Merger and the other Transactions to occur on the Closing Date.

1.7. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Extended Term Loans, Incremental Term Loans, Refinancing Term Loans, or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Borrower, ~~the Administrative Agent~~ and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

1.8. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2. LOANS

2.1. Loans. (a)  Commitments.

(i)  Subject to the terms and conditions hereof, (x) each Lender on the Closing Date agrees to make, on the Closing Date, a Tranche B Term Loan to the Borrower in a principal amount not to exceed such Lender’s Tranche B Term Loan Commitment, (y) each Amendment No. 1 Term Lender agrees to make, on the Amendment No. 1 Effective Date, Amendment No. 1 First Funding Term Loans to the Borrower in a principal amount not exceed such Amendment No. 1 Term Lender’s Amendment No. 1 First Funding Term Commitment and, (z) each Amendment No. 1 Term Lender agrees to make, on the Amendment No. 1 Second Funding Date, Amendment No. 1 Second Funding Term Loans to the Borrower in a principal amount not exceed such Amendment No. 1 Term Lender’s Amendment No. 1 Second Funding Term Commitment. Amounts borrowed pursuant to this Section 2.1(a)(i) that are repaid or prepaid may not be reborrowed. Each Lender’s Tranche B Term Loan Commitment shall terminate immediately and without any further action upon the making of a Tranche B Term Loan, as applicable, by such Lender.

(ii)  Subject to the terms and conditions hereof, (x) each Amendment No. 3 Term Lender agrees to make, on the Amendment No. 3 Effective Date, Amendment No. 3 First Funding Term Loans to the Borrower in a principal amount not to exceed such Amendment No. 3 Term Lender’s Amendment No. 3 First Funding Term Commitment (for the avoidance of doubt, including the funding of the First Funding Exit Fee Escrowed Amount), and (y) each Amendment No. 3 Term Lender agrees to make, on the Amendment No. 3 Second Funding Date, Amendment No. 3 Second Funding Term Loans to the Borrower in a principal amount not to exceed such Amendment No. 3 Term Lender’s Amendment No. 3 Second Funding Term Commitment (for the avoidance of doubt, including the funding of the Second Funding Exit Fee Escrowed Amount). Amounts borrowed pursuant to this Section 2.1(a)(ii) that are repaid or prepaid may not be reborrowed. Each Lender’s Amendment No. 3 Term Commitment shall terminate immediately and without any further action upon the making of an Amendment No. 3 Term Loan, as applicable, by such Lender.

(iii)  Subject to the terms and conditions hereof, including Section 2.26(f) and Section 2.27, each Amendment No. 3 Rollover Lender shall be deemed to have made, on the Amendment No. 3 Rollover Date, Amendment No. 3 Rollover Loans to the Borrower in a principal amount not to exceed such Amendment No. 3 Rollover Lender’s Amendment No. 3 Rollover Commitment. Amounts borrowed pursuant to this Section 2.1(a)(iii) that are repaid or prepaid may not be reborrowed. Each Lender’s Amendment No. 3 Rollover Commitment shall terminate immediately and without any further action upon the making of an Amendment No. 3 Rollover Loan, as applicable, by such Lender. Simultaneously with the making of an Amendment No. 3 Rollover Loan by any Amendment No. 3 Rollover Lender, Tranche B Term Loans assigned pursuant to the Open Market Purchase Agreement shall be acquired by the Borrower and immediately canceled.

(iv)  ~~(ii)~~  Additional Classes of Commitments may be established as provided in Section 2.24, 2.25 or 2.26, and the Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth in, such Section.

(b)  Borrowing Mechanics.

(i)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders of such Class proportionately to their applicable Pro Rata Shares. At the commencement of each Interest Period for any ~~Eurodollar Rate~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess of such amount; provided that a ~~Eurodollar Rate~~Term Benchmark Borrowing that results from a continuation of an outstanding ~~Eurodollar Rate~~Term Benchmark Borrowing may be in an aggregate amount that is equal to the amount of such outstanding Borrowing.

(ii)  To request a Borrowing, the Borrower shall deliver to the Administrative Agent a fully completed and executed Funding Notice (A) in the case of a ~~Eurodollar Rate~~Term Benchmark Borrowing, not later than 12:00 p.m. (New York City time) at least three US Governments Securities Business Days in advance of the applicable Credit Date (or, in the case of a Tranche B Term Borrowing, such shorter period as may be acceptable to the Administrative Agent) and (B) in the case of a Base Rate Borrowing, not later than 12:00 p.m. (New York City time) on the applicable Credit Date. Promptly upon receipt by the Administrative Agent of a Funding Notice in accordance with this paragraph, the Administrative Agent shall notify each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Following delivery of a Funding Notice for a ~~Eurodollar Rate~~Term Benchmark Borrowing, any failure to make such Borrowing shall be subject to Section 2.18(c).

(iii)  Except as otherwise agreed among the Borrower, the Administrative Agent and the applicable Lenders in connection with the funding of any Loans, each Lender shall make the principal amount of each Loan required to be made by it hereunder available to the Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make each such Loan available to the Borrower by promptly remitting the amounts so received, in like funds, to the account specified by the Borrower in the applicable Funding Notice.

2.2. [Reserved].

2.3. [Reserved].

2.4. [Reserved].

2.5. Pro Rata Shares; Obligations Several; Availability of Funds. (a)  All Loans on the occasion of any Borrowing shall be made by the Lenders in proportion to their applicable Pro Rata Shares. The failure of any Lender to make any Loan shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and other obligations of the Lenders hereunder are several, and no Lender shall be responsible for the failure of any other Lender to make any Loan or to satisfy any of its other obligations hereunder.

(b)  Unless the Administrative Agent shall have been notified by a Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested to be made on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made the amount of its Loan available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand, such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of such payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, (A) at any time prior to the third Business Day following the date such amount is made available to the Borrower, the customary rate set by the Administrative Agent for the correction of errors among banks and (B) thereafter, the Base Rate or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable hereunder to Base Rate Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing.

2.6. Use of Proceeds. The Borrower will use the proceeds (i) of the Tranche B Term Loans made on the Closing Date (a), together with the proceeds of the Equity Contribution and Indebtedness incurred under the ABL Credit Agreement, to pay amounts due in connection with the Merger Transactions and the Specified Tuck-In Acquisitions, (b) to effect the Existing Debt Refinancing, (c) to pay fees and expenses in connection with the Transactions and the Specified Tuck-In Acquisitions and (d) to the extent any excess proceeds of the Tranche B Term Loans exist after application of proceeds under clauses (a), (b) and (c) above, for general corporate purposes of the Borrower and the Restricted Subsidiaries, (ii) the Amendment No. 1 First Funding Term Loans made on the Amendment No. 1 Effective Date to directly or indirectly finance the Amendment No. 1 Effective Date Transactions ~~and~~, (iii) the Amendment No. 1 Second Funding Term Loans made on the Amendment No. 1 Second Funding Date to directly or indirectly finance the Aerial Transactions, (iv) the Amendment No. 3 First Funding Term Loans made on the Amendment No. 3 Effective Date to pay fees and expenses in connection with the Amendment No. 3 Effective Date Transactions and for general corporate purposes and working capital requirements of the Borrower and the Restricted Subsidiaries, in each case in accordance with the Approved Cash Flow Forecast and to the extent such use is approved by the Chief Restructuring Officer, and (iv) the Amendment No. 3 Second Funding Term Loans made on the Amendment No. 3 Second Funding Date for general corporate purposes and working capital requirements of the Borrower and the Restricted Subsidiaries in accordance with the Approved Cash Flow Forecast and to the extent such use is approved by the Chief Restructuring Officer . The Borrower will use the proceeds of any Incremental Term Loans solely for the purposes specified in the applicable Incremental Facility Agreements. The Borrower will use the proceeds of any Refinancing Term Loans solely for the purposes specified in Section 2.26.

2.7. Evidence of Debt; Register; Notes. (a)  Lenders’ Evidence of Debt. Each Lender shall maintain records evidencing the Obligations of the Borrower owing to such Lender, including the principal amount of the Loans made by such Lender and each repayment and prepayment in respect thereof. Subject to Section 2.7(b), such records maintained by any Lender shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to maintain any such records, or any error therein, shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms hereof; provided further that in the event of any inconsistency between the records maintained by any Lender and the records maintained by the Administrative Agent, the records maintained by the Administrative Agent shall govern and control.

(b)  Register. The Administrative Agent shall maintain records of the name and address of, and the Commitments of and the principal amount of and stated interest on the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that the failure to maintain the Register, or any error therein, shall not in any manner affect the obligation of any Lender to make a Loan or other payment hereunder or the obligation of the Borrower to pay any amounts due hereunder, in each case in accordance with the terms of this Agreement. The Register shall be available for inspection by the Borrower or any Lender (but, in the case of a Lender, only with respect to (i) any entry relating to such Lender’s Commitments or Loans and (ii) the identity of the other Lenders (but not information as to such other Lenders’ Commitments or Loans)) at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby designates the Person serving as the Administrative Agent to serve as the Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.7(b) and agrees that, in consideration of such Person serving in such capacity, such Person and its Related Parties shall constitute “Indemnitees”.

(c)  Notes. Upon the request of any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) to evidence such Lender’s Loans of any Class.

2.8. Interest on Loans. (a)  Subject to Section 2.10, each Loan of any Class shall bear interest on the outstanding principal amount thereof from the date made to repayment (whether by acceleration or otherwise) thereof as follows:

(i)  if a Base Rate Loan, at the Base Rate plus the Applicable Rate with respect to Loans of such Class; or

(ii)  if a ~~Eurodollar Rate~~Term Benchmark Loan, at the Adjusted ~~Eurodollar Rate~~Term SOFR plus the Applicable Rate with respect to Loans of such Class.

The applicable Base Rate or Adjusted ~~Eurodollar Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive and binding on the parties hereto, absent manifest error.

(b)  The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any ~~Eurodollar Rate~~Term Benchmark Borrowing, shall be selected by the Borrower pursuant to the applicable Funding Notice or Conversion/Continuation Notice delivered in accordance herewith; provided that until the earlier of (i) the date that the Arranger shall have notified the Borrower that assignments in connection with the primary syndication of the Tranche B Term Loans have been completed and (ii) the date 30 days after the Closing Date, the Tranche B Term Loans shall be maintained at the Borrower’s option as either (A) ~~Eurodollar Rate~~Term Benchmark Loans having an Interest Period of no longer than one month or (B) Base Rate Loans; provided further that there shall be no more than 10 (or such greater number as may be agreed to by the Administrative Agent) ~~Eurodollar Rate~~Term Benchmark Borrowings outstanding at any time. In the event the Borrower fails to specify in any Funding Notice the Type of the requested Borrowing, then the requested Borrowing shall be made as a Base Rate Borrowing. In the event the Borrower fails to deliver in accordance with Section 2.9 a Conversion/Continuation Notice with respect to any ~~Eurodollar Rate~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. In the event the Borrower requests the making of, or the conversion to or continuation of, any ~~Eurodollar Rate~~Term Benchmark Borrowing but fails to specify in the applicable Funding Notice or Conversion/Continuation Notice the Interest Period to be applicable thereto, the Borrower shall be deemed to have specified an Interest Period of one month. No Borrowing of any Class may be converted into a Borrowing of another Class.

(c)  Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, and (ii) in the case of ~~Eurodollar Rate~~Term Benchmark Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a ~~Eurodollar Rate~~Term Benchmark Loan, the date of conversion of such ~~Eurodollar Rate~~Term Benchmark Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a ~~Eurodollar Rate~~Term Benchmark Loan, the date of conversion of such Base Rate Loan to such ~~Eurodollar Rate~~Term Benchmark Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall accrue on such Loan.

(d)  Except as otherwise set forth herein, accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to such Loan, (ii) upon any voluntary or mandatory repayment or prepayment of such Loan, to the extent accrued on the amount being repaid or prepaid, (iii) on the Maturity Date applicable to such Loan and (iv) in the event of any conversion of a ~~Eurodollar Rate~~Term Benchmark Loan prior to the end of the Interest Period then applicable thereto, on the effective date of such conversion.

(e)  Notwithstanding anything set forth herein to the contrary, the applicable Base Rate or Adjusted Term SOFR plus 1.0% on each Amendment No. 3 Term Loan shall be payable in cash on each Interest Payment Date; the remainder of all interest (for clarity, the applicable benchmark rate plus the Applicable Rate) on each Amendment No. 3 Term Loan shall be paid in kind on each such Interest Payment Date by adding such amounts to the aggregate outstanding balance of such Amendment No. 3 Term Loans (“PIK Interest”). Other than interest paid in cash pursuant to this clause (e), all such interest shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of such Amendment No. 3 Term Loans Loans, and any interest to be so capitalized pursuant to this clause shall be capitalized on the relevant Interest Payment Date and added to the then outstanding principal amount of such Amendment No. 3 Term Loans and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal amount of such Amendment No. 3 Term Loans.

(f)  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.9. Conversion/Continuation. (a)  Subject to Section 2.18, the Borrower shall have the option:

(i)  to convert at any time all or any part of any Borrowing from one Type to the other Type; and

(ii)  to continue, at the end of the Interest Period applicable to any ~~Eurodollar Rate~~Term Benchmark Borrowing, all or any part of such Borrowing as a ~~Eurodollar Rate~~Term Benchmark Borrowing and to elect an Interest Period therefor;

provided, in each case, that at the commencement of each Interest Period for any ~~Eurodollar Rate~~Term Benchmark Borrowing, such Borrowing shall be in an amount that complies with Section 2.1(b).

In the event any Borrowing shall have been converted or continued in accordance with this Section 2.9 in part, such conversion or continuation shall be allocated ratably, in accordance with their applicable Pro Rata Shares, among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each part of such Borrowing resulting from such conversion or continuation shall be considered a separate Borrowing.

(b)  To exercise its option pursuant to this Section 2.9, the Borrower shall deliver a fully completed and executed Conversion/Continuation Notice to the Administrative Agent not later than 12:00 p.m. (New York City time) (i) on the proposed Conversion/Continuation Date, in the case of a conversion to a Base Rate Borrowing, and (ii) at least three Business Days in advance of the proposed Conversion/Continuation Date, in the case of a conversion to, or a continuation of, a ~~Eurodollar Rate~~Term Benchmark Borrowing. In lieu of delivering a Conversion/Continuation Notice, the Borrower may give the Administrative Agent, not later than the applicable time set forth above, telephonic notice of any proposed conversion or continuation; provided that such telephonic notice shall be promptly confirmed in writing by delivery to the Administrative Agent of a fully completed and executed Conversion/Continuation Notice. Except as otherwise provided herein, a Conversion/Continuation Notice for a conversion to, or a continuation of, any ~~Eurodollar Rate~~Term Benchmark Borrowing shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith; any failure to effect such conversion or continuation in accordance therewith shall be subject to Section 2.18(c).

(c)  Notwithstanding anything to the contrary herein, if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) or, at the request of the Requisite Lenders ~~(or a Majority in Interest of Lenders of any Class)~~, any other Event of Default shall have occurred and be continuing, then no outstanding Borrowing ~~(of the applicable Class, in the case of such a request by a Majority in Interest of Lenders of any Class)~~ may be converted to or continued as a ~~Eurodollar Rate~~Term Benchmark Borrowing.

2.10. Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuance of any Event of Default under Section 8.1(a), 8.1(f) or 8.1(g), any overdue principal of or interest on any Loan or any overdue fee or other amount payable by the Borrower hereunder shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (a) in the case of the principal of any Loan, 2.00% per annum in excess of the interest rate otherwise applicable hereunder to such Loan or (b) in the case of any other amount, a rate (computed on the basis of a year of 360 days for the actual number of days elapsed) that is 2.00% per annum in excess of the interest rate payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

2.11. Fees. (a)  The Borrower agrees to pay on the Closing Date to the Administrative Agent, for the account of each Lender, a funding fee in an amount equal to 2.00% of the stated principal amount of such Lender’s Tranche B Term Loan made on the Closing Date (it being agreed that such funding fee shall take the form of original issue discount and shall be netted against the proceeds of the Tranche B Term Loans made on the Closing Date, it being understood that, notwithstanding any such original issue discount, the initial outstanding principal amount of such Tranche B Term Loan, and the amount thereof in respect of which the Borrower shall be obligated, shall be the full principal amount thereof without giving effect to any such original issue discount).

(b)  [Reserved].

(c)  [Reserved].

(d)  The Borrower agrees to pay to the Administrative Agent and the Collateral Agent such other fees in the amounts and at the times separately agreed upon in respect of the credit facilities provided herein.

(e)  Fees paid hereunder shall not be refundable or creditable under any circumstances (except as otherwise expressly agreed).

2.12. Scheduled Installments; Repayment on Maturity Date. (a)  Subject to Section 2.12(c), (x) on and prior to the Amendment No. 1 Effective Date (prior to giving effect to Amendment No. 1), the Borrower shall repay the outstanding principal amount of the Tranche B Term Loans (excluding the Amendment No. 1 Term Loans) outstanding on such date to the Administrative Agent for the account of each Lender (excluding, for the avoidance of doubt, the Amendment No. 1 Term Lenders) on the last Business Day of March, June, September and December of each year, commencing with December 31, 2018 and ending with the last such day to occur prior to the Tranche B Term Loan Maturity Date, in an aggregate principal amount for each such date equal to 0.625% of the aggregate principal amount of the Tranche B Term Loans made on the Closing Date ~~and~~, (y) after the Amendment No. 1 Effective Date, the Borrower shall repay the outstanding amount of the Tranche ~~Term~~ B Term Loans outstanding on such date to the Administrative Agent for the account of each Lender) on the last Business Day of March, June, September and December of each year, commencing with December 31, 2019 and ending with the last such day to occur prior to the Tranche B Term Loan Maturity Date, in an aggregate principal amount for each such date equal to (x) if the Amendment No. 1 Second Funding Date does not occur and the Amendment No. 1 Second Funding Term Loans are not funded, $2,288,461.55 or (y) if the Amendment No. 1 Second Funding Date occurs and the Amendment No. 1 Second Funding Term Loans are funded, $2,391,025.65, and (z) after the Amendment No. 3 Rollover Date, the Borrower shall repay the outstanding amount of the Amendment No. 3 Rollover Loans outstanding on such date to the Administrative Agent for the account of each Lender on the last Business Day of March, June, September and December of each year, commencing with March, 2023 and ending with the last such day to occur prior to the Amendment No. 3 Rollover Loan Maturity Date, in an aggregate principal amount for each such date equal to $699,650.35. To the extent not previously paid, all Tranche B Term Loans and Amendment No. 3 Rollover Loans shall be due and payable on the Tranche B Term Loan Maturity Date and the Amendment No. 3 Rollover Loan Maturity Date, as applicable.

(b)  Subject to Section 2.12(c), the Borrower shall repay Incremental Term Loans, Extended Term Loans and Refinancing Term Loans of any Class in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Agreement, the Extension Agreement or the Refinancing Facility Agreement establishing the Loans of such Class. To the extent not previously paid, all Loans of any Class shall be due and payable on the Maturity Date applicable to such Loans. For the avoidance of doubt, the Amendment No. 3 Term Loans shall be due and payable on the Amendment No. 3 Term Loan Maturity Date.

(c)  The Installments shall be reduced in connection with any voluntary or mandatory prepayments or repurchases of the Tranche B Term Loans, Amendment No. 3 Rollover Loans, Amendment No. 3 Term Loans or Loans of any other Class in accordance with Section 2.15.

(d)  Prior to any repayment of any Borrowings of any Class under this Section 2.12, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent of such selection. Each such notice may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each repayment of a Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares.

2.13. Voluntary Prepayments/Commitment Reductions; Call Protection. (a)  Voluntary Prepayments. (i)  At any time and from time to time, the Borrower may, without premium or penalty (except as applicable under Section 2.13(c)) but subject to compliance with the conditions set forth in this Section 2.13(a) and with Section 2.18(c), prepay any Borrowing in whole or in part; provided that each such partial voluntary prepayment of any Borrowing shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess of such amount~~.~~; and provided, further, that (x) the Amendment No. 3 Term Loans and Amendment No. 3 Rollover Loans may not be prepaid in part under this Section 2.13, (y) any prepayment of Amendment No. 3 Term Loans or Amendment No. 3 Rollover Loans under this Section 2.13 must be a simultaneous prepayment of all outstanding Amendment No. 3 Term Loans and Amendment No. 3 Rollover Loans and (z) Tranche B Term Loans may not be voluntarily prepaid pursuant to this Section 2.13 while any Amendment No. 3 Term Loans or Amendment No. 3 Rollover Loans remain outstanding.

(ii)  To make a voluntary prepayment pursuant to Section 2.13(a)(i), the Borrower shall notify the Administrative Agent not later than 12:00 p.m. (New York City time) (A) on the date of prepayment, in the case of prepayment of Base Rate Borrowings, or (B) at least three US Governments Securities Business Days prior to the date of prepayment, in the case of prepayment of ~~Eurodollar Rate~~Term Benchmark Borrowings. Each such notice shall specify the prepayment date (which shall be a Business Day) and the principal amount of each Borrowing or portion thereof to be prepaid, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the principal amount of each Borrowing specified therein shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment of any Borrowing pursuant to Section 2.13(a)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each voluntary prepayment of a Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares.

(b)  [Reserved].

~~(b)  Voluntary Commitment Reductions. (i)  At any time and from time to time, the Borrower may, without premium or penalty but subject to compliance with the conditions set forth in this Section 2.13(b), terminate in whole or permanently reduce in part the Commitments of any Class; provided that each such partial reduction of the Commitments of such Class shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess of such amount.~~

~~(ii)  To make a voluntary termination or reduction of the Commitments of any Class pursuant to Section 2.13(b)(i), the Borrower shall notify the Administrative Agent not later than 12:00 p.m. (New York City time) at least three Business Days prior to the date of effectiveness of such termination or reduction. Each such notice shall specify the termination or reduction date (which shall be a Business Day) and the amount of any partial reduction, and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Each such notice shall be irrevocable, and the termination or reduction of the Commitments specified therein shall become effective on the date specified therein; provided that a notice of termination or reduction of the Commitments of any Class under Section 2.13(b)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be rescinded by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each voluntary reduction of the Commitments of any Class shall reduce the Commitments of the Lenders of such Class in accordance with their applicable Pro Rata Shares.~~

(c)  Tranche B Term Loan Call Protection. In the event that all or any portion of the Tranche B Term Loans are subject to any Repricing Event, in each case, prior to the date that is six months after the Amendment No. 1 Effective Date, then each Lender whose Tranche B Term Loans are subject to such a Repricing Event (or which is required to assign any of its Tranche B Term Loans pursuant to Section 2.23(e) in connection with such Repricing Event) shall be paid a prepayment fee equal to 1.0% of the aggregate principal amount of its Tranche B Term Loans subject to such Repricing Event or such assignment; provided that such prepayment fee shall not be payable if such Repricing Event (or such assignment) occurs in connection with the consummation of a Transformative Acquisition, a Qualifying IPO or the occurrence of a Change of Control. For the avoidance of doubt, there shall be no prepayment premium owed in connection with a prepayment of Amendment No. 3 Term Loans and/or Amendment No. 3 Rollover Loans.

2.14. Mandatory Prepayments. (a)  Asset Sales. Not later than the 10th Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds in respect of any Asset Sale, the Borrower shall prepay the Borrowings in an aggregate amount equal to 100% of such Net Proceeds (excluding therefrom, however, in the case of any Asset Sale involving any ABL Priority Collateral (whether in the form of a direct sale, transfer or other disposition of such ABL Priority Collateral or a sale, transfer or other disposition of Equity Interests in any Restricted Subsidiary owning such ABL Priority Collateral) that secures any Permitted Revolving Indebtedness at the time such Asset Sale occurs, the portion of such Net Proceeds attributable to the fair value of such ABL Priority Collateral (net of any related transferred liabilities, in each case as determined reasonably and in good faith by an Authorized Officer of the Borrower)); provided that (i) no such prepayment shall be required to be made (but, in the sole discretion of the Borrower, may be made) until and unless the aggregate amount of Net Proceeds in respect of all Asset Sales exceed the greater of (A) $10,000,000 and (B) 16.7% of Consolidated Adjusted EBITDA for the most recently ended Test Period, in any Fiscal Year, at which time the prepayment shall be required to be made only with respect to such Net Proceeds in excess of such annual amount, and (ii) the Borrower may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be used to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the business of the Borrower and the Restricted Subsidiaries or to be applied to consummate an Acquisition (provided that to the extent of the fair value of any Term Priority Collateral subject to such Asset Sale (as determined reasonably and in good faith by an Authorized Officer of the Borrower), the assets to be reinvested in or to be acquired as part of such Acquisition shall constitute Term Priority Collateral), in each case, within 365 days after the receipt of such Net Proceeds, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested or applied by the end of such period (or, if by the end of such 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into a binding agreement with a third party to acquire such assets or to consummate an Acquisition, within a period of 180 days thereafter) shall be applied to prepay the Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Asset Sale that would otherwise be required pursuant to this Section 2.14(a) to be applied to prepay the Borrowings to prepay, repurchase or redeem any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be) prepaid, repurchased or redeemed as a result of such Asset Sale (with the amount of the prepayment of the Borrowings that would otherwise have been required pursuant to this Section 2.14(a) being reduced accordingly), provided that (i) such portion shall not exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Borrowings, in each case at the time of occurrence of such Asset Sale, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Borrowings. Any amount set forth in any certificate delivered as referred to above shall, pending reinvestment or other application as provided herein, be deposited in the Term Priority Collateral Proceeds Account and shall not be commingled with any other deposit accounts or funds (with the Collateral Agent hereby agreeing to release such Net Proceeds held in the Term Priority Collateral Proceeds Account to the Borrower promptly upon request of the Borrower and delivery to the Collateral Agent of a certificate of an Authorized Officer of the Borrower to the effect that the Net Proceeds so released will be promptly applied in accordance with this Section 2.14(a)).

(b)  Insurance/Condemnation Events. Not later than the 10th Business Day following the date of receipt by the Borrower or any Restricted Subsidiary, or by the Collateral Agent as loss payee, of any Net Proceeds in respect of any Insurance/Condemnation Event, the Borrower shall prepay the Borrowings in an aggregate amount equal to 100% of such Net Proceeds (excluding therefrom, however, in the case of any Insurance/Condemnation Event involving any ABL Priority Collateral that secures any Permitted Revolving Indebtedness at the time such Insurance/Condemnation Event occurs, the portion of such Net Proceeds attributable to the fair value of such ABL Priority Collateral (as determined reasonably and in good faith by an Authorized Officer of the Borrower)); provided that (i) no such prepayment shall be required to be made (but, in the sole discretion of the Borrower, may be made) until and unless the aggregate amount of Net Proceeds in respect of all Insurance/Condemnation Events exceed the greater of (A) $10,000,000 and (B) 16.7% of Consolidated Adjusted EBITDA for the most recently ended Test Period, in any Fiscal Year, at which time the prepayment shall be required to be made only with respect to such Net Proceeds in excess of such annual amount, and (ii) the Borrower may, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower to the effect that the Borrower intends to cause such Net Proceeds (or a portion thereof specified in such certificate) to be used to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the business of the Borrower and the Restricted Subsidiaries (provided that to the extent of the fair value of any Term Priority Collateral subject to such Insurance/Condemnation Event (as determined reasonably and in good faith by an Authorized Officer of the Borrower), the reinvestment assets shall constitute Term Priority Collateral), in each case, within 365 days after the receipt of such Net Proceeds, in which case during such period the Borrower shall not be required to make such prepayment to the extent of the amount set forth in such certificate; provided further that any such Net Proceeds that are not so reinvested by the end of such period (or, if by the end of such 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into a binding agreement with a third party to acquire such assets, within a period of 180 days thereafter) shall be applied to prepay the Borrowings promptly upon the expiration of such period. Notwithstanding the foregoing, the Borrower may use a portion of any Net Proceeds in respect of any Insurance/Condemnation Event that would otherwise be required pursuant to this Section 2.14(b) to be applied to prepay the Borrowings to prepay, repurchase or redeem any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness that, in each case, constitutes Permitted Pari Passu Secured Indebtedness but only to the extent such Permitted Pari Passu Secured Indebtedness pursuant to the terms thereof is required to be (or is required to be offered to the holders thereof to be) prepaid, repurchased or redeemed as a result of such Insurance/Condemnation Event (with the amount of the prepayment of the Borrowings that would otherwise have been required pursuant to this Section 2.14(b) being reduced accordingly), provided that (i) such portion shall not exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction of which the numerator is the outstanding aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and the denominator is the sum of the aggregate principal amount of such Permitted Pari Passu Secured Indebtedness and all Borrowings, in each case at the time of occurrence of such Insurance/Condemnation Event, and (ii) in the event the holders of such Permitted Pari Passu Secured Indebtedness shall have declined such prepayment, repurchase or redemption, the declined amount shall promptly (and in any event within 10 Business Days after the date of rejection) be applied to prepay the Borrowings. Any amount set forth in any certificate delivered as referred to above shall, pending reinvestment or other application as provided herein, be deposited in the Term Priority Collateral Proceeds Account and shall not be commingled with any other deposit accounts or funds (with the Collateral Agent hereby agreeing to release such Net Proceeds held in the Term Priority Collateral Proceeds Account to the Borrower promptly upon request of the Borrower and delivery to the Collateral Agent of a certificate of an Authorized Officer of the Borrower to the effect that the Net Proceeds so released will be promptly applied in accordance with this Section 2.14(b)).

(c)  Issuance of Debt. No later than the first Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Net Proceeds from the incurrence of any Indebtedness (other than any Indebtedness permitted to be incurred pursuant to Section 6.1), the Borrower shall prepay the Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

(d)  Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2019) the Borrower shall, not later than 10 Business Days after the date on which financial statements are delivered pursuant to Section 5.1(a) (and in any event no later than the 10th Business Day after the last day on which such financial statements may be delivered in compliance with such Section) (or, in the case of Consolidated Excess Cash Flow attributable to the operations of a Foreign Subsidiary, a CFC or CFC Holding Company, subject to the limitations of Section 2.14(g)), prepay the Borrowings in an aggregate principal amount equal to (i) the Applicable ECF Percentage for such Fiscal Year multiplied by the Consolidated Excess Cash Flow for such Fiscal Year, minus (in each case, only to the extent such prepayments are not financed with the proceeds of Long-Term Indebtedness (other than Permitted Revolving Indebtedness or other revolving Indebtedness)) (ii) the sum of (A) the aggregate principal amount of the Borrowings voluntarily prepaid by the Borrower pursuant to Section 2.13 during such Fiscal Year (and not previously applied by the Borrower pursuant to the following clause (B) to reduce the prepayment required by this paragraph for the preceding Fiscal Year), plus (B) at the Borrower’s election, the aggregate principal amount of the Borrowings voluntarily prepaid by the Borrower pursuant to Section 2.13 after the end of such Fiscal Year and on or prior to the date of such prepayment, plus (C) any reduction in the outstanding amount of any Loans resulting from any assignment to or purchase by Holdings, the Borrower or any Subsidiary (including in accordance with Section 10.6(k) of this Agreement in connection with any Auction or open market purchase) and based upon the actual amount of cash paid in connection with the relevant assignment or purchase, in each case during such Fiscal Year (and not previously applied by the Borrower pursuant to the following clause (D)), plus (D) at the Borrower’s election, any reduction in the outstanding amount of any Loans resulting from any assignment to or purchase by Holdings, the Borrower or any Subsidiary (including in accordance with Section 10.6(k) of this Agreement in connection with any Auction or open market purchase) and based upon the actual amount of cash paid in connection with the relevant assignment or purchase, in each case after the end of such Fiscal Year and prior to the date of such prepayment, plus (E) the aggregate principal amount of any prepayments of Permitted Revolving Indebtedness during such Fiscal Year, but solely to the extent the revolving commitments thereunder are permanently reduced in connection therewith (and solely to the extent of the amount of such permanent reduction and excluding any reduction in connection with a refinancing thereof) (and not previously applied by the Borrower pursuant to the following clause (F) to reduce the prepayment required by this paragraph for the preceding Fiscal Year), plus (F) at the Borrower’s election, the aggregate principal amount of any prepayments of Permitted Revolving Indebtedness after the end of such Fiscal Year and prior to the date of such prepayment, but solely to the extent the revolving commitments thereunder are permanently reduced in connection therewith (and solely to the extent of the amount of such permanent reduction and excluding any reduction in connection with a refinancing thereof), plus (G) the aggregate principal amount of any prepayments, repurchases or redemptions of any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Incurred Acquisition Indebtedness or any Permitted Ratio Indebtedness, that, in each case, that is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, during such Fiscal Year (and not previously applied by the Borrower pursuant to the following clause (H) to reduce the prepayment required by this paragraph for the preceding Fiscal Year), plus (H) at the Borrower’s election, the aggregate principal amount of any prepayments, repurchases or redemptions of any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Incurred Acquisition Indebtedness or any Permitted Ratio Indebtedness that, in each case, that is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, after the end of such Fiscal Year and prior to the date of such prepayment; provided that the aggregate amount of prepayments, repurchases or redemptions included in clauses (E), (F), (G) and (H) for the purposes of this Section 2.14(d)(ii) shall not exceed the product of (x) the amount of all prepayments, repurchases or redemptions included in clauses (A) through (H) of this Section 2.14(d)(ii), multiplied by (y) a fraction of which the numerator is the sum of the outstanding aggregate principal amount of (I) all Permitted Revolving Indebtedness plus (II) all Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Incurred Acquisition Indebtedness or any Permitted Ratio Indebtedness that, in each case under this clause (II), that is secured by Liens on all or a portion of the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations, and the denominator is the sum of the amounts in clauses (I) and (II) plus aggregate principal amount of all Borrowings, in each case at the time of any prepayment required under this Section 2.14(d).

~~(e)  [Reserved].~~

(e)  No later than the first Business Day following the date of receipt by the Borrower or any Restricted Subsidiary of any Extraordinary Receipts, the Borrower shall prepay the Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

(f)  Notice and Certificate. Prior to or concurrently with any mandatory prepayment pursuant to this Section 2.14, the Borrower (i) shall notify the Administrative Agent of such prepayment and (ii) shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the calculation of the amount of the applicable prepayment or reduction. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid (with such specification to be in accordance with Section 2.15(b)), and may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the details thereof. Each mandatory prepayment of any Borrowing shall be allocated among the Lenders holding Loans comprising such Borrowing in accordance with their applicable Pro Rata Shares.

(g)  Foreign Restrictions and Taxes. Notwithstanding any other provisions of this Section 2.14 to the contrary, if the Borrower determines in good faith that (i) any Net Proceeds in respect of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is Foreign Subsidiary, a CFC or a CFC Holding Company, are prohibited, restricted or delayed by applicable foreign law (including currency controls) from being repatriated to the United States (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to take into account the cyclicality applicable to the business of the Borrower and the Restricted Subsidiaries and to disregard availability under the ABL Credit Agreement or any other Permitted Revolving Indebtedness (it being understood that the Borrower shall not be required to make a borrowing under the ABL Credit Agreement or any other Permitted Revolving Indebtedness to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation is reasonably required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Borrowings as otherwise required under Sections 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that (A) the Borrower shall, and shall cause such Foreign Subsidiary, CFC or CFC Holding Company to, use commercially reasonable efforts to take actions reasonably required by the applicable foreign law to permit such repatriation and (B) the Borrower shall prepay Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (x) the repatriation of such amount (or such portion thereof) becomes permitted under applicable foreign law or (y) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made with respect to any such amounts that, after the use of such commercially reasonable efforts, have not been repatriated prior to the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, or (ii) that repatriation of any Net Proceeds in respect of any Asset Sale by, or any Insurance/Condemnation Event affecting the assets of, a Restricted Subsidiary that is a Foreign Subsidiary, CFC or a CFC Holding Company, or any portion of Consolidated Excess Cash Flow attributable to a Restricted Subsidiary that is a Foreign Subsidiary, a CFC or a CFC Holding Company, would have a material adverse tax cost consequence (taking into account any withholding tax, any Subpart F inclusion and any foreign tax credit or benefit actually realized in connection with such repatriation) to Holdings, the Borrower or their Subsidiaries (or any consolidated, combined or unitary group of which any of them is a member) (and that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are Foreign Subsidiaries, CFCs or CFC Holding Companies (as determined by the Borrower in good faith, with such determination being permitted to take into account the cyclicality applicable to the business of the Borrower and the Restricted Subsidiaries and to disregard availability under the ABL Credit Agreement or any other Permitted Revolving Indebtedness (it being understood that the Borrower shall not be required to make a borrowing under the ABL Credit Agreement or any other Permitted Revolving Indebtedness to make any such mandatory prepayment required under Section 2.14(a), 2.14(b) or 2.14(d))), such repatriation is reasonably required in order to provide the Borrower with the funds with which to make such prepayment as would otherwise be required hereunder), then the amount thereof so affected will not be required to be applied to prepay Borrowings as otherwise required under Section 2.14(a), 2.14(b) or 2.14(d), as applicable, provided that the Borrower shall prepay Borrowings in accordance with such applicable Section in a principal amount equal to such affected amount (or a portion thereof) at such time as (A) the repatriation of such amount (or such portion thereof) would no longer result in a material adverse tax cost consequence or (B) the Borrower determines in good faith that, in view of the available liquidity and working capital requirements of the Borrower and the Restricted Subsidiaries that are not Foreign Subsidiaries, CFCs or CFC Holding Companies (taking into account the foregoing considerations), funds are available in the United States to make such prepayment (or such portion thereof), provided further that any such prepayment shall no longer be required to be made after the date that is one year after the date the original prepayment was required to be made under Section 2.14(a), 2.14(b) or 2.14(d), as applicable.

2.15. Application of Prepayments; Waivable Mandatory Prepayments. (a)  Application of Voluntary Prepayments and Repurchases. Any voluntary prepayment of Borrowings of any Class pursuant to Section 2.13(a) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Borrowings of such Class in the manner specified by the Borrower in the notice of prepayment relating thereto (or, if no such manner is specified in such notice, in direct order of maturity); provided that any prepayment of Borrowings of any Class as contemplated by Section 2.26(b) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Borrowings of such Class in the manner specified in Section 2.26(b). Any acquisition of Loans of any Class by Holdings, the Borrower or any Subsidiary as contemplated by Section 10.6(k) shall be applied to reduce the subsequent Installments to be paid pursuant to Section 2.12 with respect to Borrowings of such Class in the manner specified in Section 10.6(k). Notwithstanding anything to the contrary contained herein, (x) the Amendment No. 3 Term Loans and Amendment No. 3 Rollover Loans may not be prepaid in part under Section 2.13, (y) any prepayment of Amendment No. 3 Term Loans or Amendment No. 3 Rollover Loans under Section 2.13 must be a simultaneous prepayment of all outstanding Amendment No. 3 Term Loans and Amendment No. 3 Rollover Loans, (z) Tranche B Term Loans may not be voluntarily prepaid pursuant to Section 2.13 while any Amendment No. 3 Term Loans or Amendment No. 3 Rollover Loans remain outstanding and (aa) Amendment No. 3 Rollover Loans may not be voluntarily prepaid pursuant to Section 2.13 while any Amendment No. 3 Term Loans remain outstanding.

(b)  Application of Mandatory Prepayments. Any mandatory prepayment of Borrowings pursuant to Section 2.14 shall (i) be allocated ~~among the~~first, to Amendment No. 3 Term Borrowings on a pro rata basis, second to Amendment No. 3 Rollover Borrowings on a pro rata basis, then third, among the other Classes of Borrowings on a pro rata basis (in accordance with the aggregate principal amount of outstanding Borrowings of each such Class), provided that the amounts so allocable to Incremental Term Loans, Extended Term Loans or Refinancing Term Loans of any Class may be reallocated to other Borrowings as provided in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement, and (ii) be applied to reduce the subsequent Installments to be made pursuant to Section 2.12 with respect to Borrowings of any Class, (x) in the case of Tranche B Term Borrowings and Amendment No. 3 Rollover Borrowings, in direct order of maturity to the next Installments with respect to Tranche B Term Borrowings and Amendment No. 3 Rollover Borrowings scheduled to be paid following the date such mandatory prepayment is made and (y) in the case of Borrowings of any other Class, as provided in the applicable Incremental Facility Agreement, Extension Agreement or Refinancing Facility Agreement.

(c)  Waivable Mandatory Prepayments. Notwithstanding anything herein to the contrary, any Lender may elect, by notice to the Administrative Agent (which may be given by telephone or in writing (and, if given by telephone, shall promptly be confirmed in writing)) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Loans pursuant to Section 2.14 (other than Section 2.14(c)), in which case the aggregate amount of the prepayment that would have been applied to prepay the Loans but was so declined shall be retained by the Borrower.

2.16. General Provisions Regarding Payments. (a)  All payments by the Borrower or any other Credit Party of principal, interest, fees and other amounts required to be made hereunder or under any other Credit Document shall be made by wire transfer of same day funds in Dollars, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, to the account of the Administrative Agent most recently designated by it for such purpose and received by the Administrative Agent not later than 12:00 p.m. (New York City time) on the date due for the account of the Persons entitled thereto. The Administrative Agent shall distribute any payment received by it hereunder for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b)  All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)  If any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its applicable Pro Rata Share of any ~~Eurodollar Rate~~Term Benchmark Borrowing, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(d)  Subject to the proviso set forth in the definition of “Interest Period”, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

(e)  Any payment hereunder by or on behalf of the Borrower to the Administrative Agent that is not received by the Administrative Agent in same day funds prior to 12:00 p.m. (New York City time) on the date due shall, unless the Administrative Agent shall determine otherwise, be deemed to have been received, for purposes of computing interest and fees hereunder (including for purposes of determining the applicability of Section 2.10), on the Business Day immediately following the date of receipt (or, if later, the Business Day immediately following the date the funds received become available funds).

(f)  If an Event of Default shall have occurred and the maturity of the Loans shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by the Administrative Agent or the Collateral Agent in respect of any of the Obligations, or from any sale of, collection from or other realization upon all or any part of the Collateral, shall, subject to the requirements of the applicable Permitted Intercreditor Agreements, be applied in accordance with the application arrangements described in Section 5.02 of the Pledge and Security Agreement.

(g)  Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in its sole discretion, but shall not be obligated to, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to pay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at (i) the rate applicable to such amount under this Agreement or (ii) if no such rate is specified in this Agreement, the Base Rate.

2.17. Ratable Sharing. The Lenders hereby agree among themselves that if any Lender shall, whether through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a portion of the aggregate amount of any principal, interest and fees owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) resulting in such Lender receiving payment of a greater proportion of the Aggregate Amounts Due to such Lender than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase (for cash at face value) participations in the Aggregate Amounts Due to the other Lenders so that all such payments of Aggregate Amounts Due shall be shared by all the Lenders ratably in accordance with the Aggregate Amounts Due to them; provided that, if all or part of such proportionately greater payment received by any purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Credit Party expressly consents to the foregoing arrangements and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by such Credit Party to such holder with respect thereto as fully as if such holder were owed the amount of the participation held by such holder. The provisions of this Section 2.17 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), including pursuant to Section 2.23 or any Extension Agreement, Incremental Facility Agreement or Refinancing Facility Agreement, (ii) any “cashless roll” with respect to any Lender effected in accordance with Section 1.7 or (iii) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in Loans or other Obligations owing to it pursuant to and in accordance with the express terms of this Agreement.

2.18. Making or Maintaining ~~Eurodollar Rate~~Term Benchmark Loans. (a)  Inability to Determine Applicable Interest Rate. ~~In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Adjusted Eurodollar Rate”, the Administrative Agent shall on such date give notice (which may be telephonic) to the Borrower and each Lender~~ Subject to Section 2.28, if, on or prior to the first day of any Interest Period for any Term Benchmark Loan:

(i)  the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term Benchmark cannot be determined pursuant to the definition thereof, or

(ii)  the Requisite Lenders determine that for any reason in connection with any request for a Term Benchmark Loan or a conversion thereto or a continuation thereof that Term Benchmark for any requested Interest Period with respect to a proposed Term Benchmark Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Requisite Lenders have provided notice of such determination to the Administrative Agent, then, in each case, Administrative Agent will promptly so notify the Borrower and each Lender.

~~2.18.  of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as~~Upon notice thereof by the Administrative Agent ~~notifies~~to the Borrower ~~and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.~~ , any obligation of the Lenders to make Term Benchmark Loans, and any right of the Borrower to continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans, shall be suspended (to the extent of the affected Term Benchmark Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Requisite Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term Benchmark Loans (to the extent of the affected Term Benchmark Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term Benchmark Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.18(c). Subject to Section 2.28, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term Benchmark cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)  Illegality or Impracticability of ~~Eurodollar Rate~~Term Benchmark Loans. In the event that on any date ~~(i)~~ any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that (i) the making, maintaining, converting to or continuation of its ~~Eurodollar Rate Loans~~Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or (ii) the determination or charge of interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, in each case, has become unlawful as a result of compliance by such Lender in good faith with any law (or would conflict with any treaty, rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), ~~or (ii) the Requisite Lenders shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining, converting to or continuation of their Eurodollar Rate Loans has become impracticable as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of the Lenders in that market,~~ then, if such Lender ~~or Lenders~~ shall have provided notice thereof to the Administrative Agent and the Borrower, such Lender ~~or each of such Lenders, as the case may be,~~ shall be an “Affected Lender”. If the Administrative Agent receives a notice from ~~(A)~~ any Lender pursuant to ~~clause (i) of the preceding sentence or (B) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the~~the preceding sentence, then (1) the obligation of the applicable Lenders ~~(or, in the case of any notice pursuant to clause (i) of the preceding sentence, of the applicable Lender)~~ to make Loans as, or to convert Loans to, ~~Eurodollar Rate~~Term Benchmark Loans shall be suspended until such notice shall be withdrawn by ~~each applicable Affected~~such Lender, (2) to the extent such determination by any Affected Lender relates to a ~~Eurodollar Rate~~Term Benchmark Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the ~~Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, the~~ applicable Lender~~)~~  shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, ~~(3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, the~~the rate of which shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, (3) the applicable Lender’s~~)~~  obligations to maintain ~~Eurodollar Rate~~Term Benchmark Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans, the rate of which shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, on the date of such termination. Notwithstanding the foregoing, to the extent any such determination by an Affected Lender relates to a ~~Eurodollar Rate~~Term Benchmark Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice (or telephonic notice promptly confirmed by written notice) thereof to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)  Compensation for Breakage or Non-Commencement of Interest Periods. In the event that (i) a borrowing of any ~~Eurodollar Rate~~Term Benchmark Loan does not occur on a date specified therefor in any Funding Notice (or any telephonic request for a borrowing) given by the Borrower (other than as a result of a failure by such Lender to make such Loan in accordance with its obligations hereunder), whether or not such notice may be rescinded in accordance with the terms hereof, (ii) a conversion to or continuation of any ~~Eurodollar Rate~~Term Benchmark Loan does not occur on a date specified therefor in any Conversion/Continuation Notice (or a telephonic request given for any conversion or continuation) given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, (iii) any payment of any principal of any ~~Eurodollar Rate~~Term Benchmark Loan occurs on a day other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (iv) the conversion of any ~~Eurodollar Rate~~Term Benchmark Loan occurs on a day other than on the last day of an Interest Period applicable thereto, (v) any ~~Eurodollar Rate~~Term Benchmark Loan is assigned other than on the last day of an Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.23 or (vi) a prepayment of any ~~Eurodollar Rate~~Term Benchmark Loan does not occur on a date specified therefor in any notice of prepayment given by the Borrower, whether or not such notice may be rescinded in accordance with the terms hereof, the Borrower shall compensate each Lender for all losses, costs, expenses and liabilities that such Lender may sustain, including any loss incurred from obtaining, liquidating or employing losses from third parties, but excluding any loss of margin for the period following any such payment, assignment or conversion or any such failure to borrow, pay, prepay, convert or continue. To request compensation under this Section 2.18(c), a Lender shall deliver to the Borrower a certificate setting forth in reasonable detail the basis and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.18(c), which certificate shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)  Booking of ~~Eurodollar Rate~~Term Benchmark Loans. Any Lender may make, carry or transfer ~~Eurodollar Rate~~Term Benchmark Loans at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.

(e)  Assumptions Concerning Funding of ~~Eurodollar Rate~~Term Benchmark Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant ~~Eurodollar Rate~~Term Benchmark Loans through the purchase of a ~~Eurodollar~~Term SOFR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of the term Adjusted ~~Eurodollar Rate~~Term SOFR in an amount equal to the amount of such ~~Eurodollar Rate~~Term Benchmark Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such ~~Eurodollar~~Term SOFR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided that each Lender may fund each of its ~~Eurodollar Rate~~Term Benchmark Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19. Increased Costs; Capital Adequacy. (a)  Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted ~~Eurodollar Rate~~Term SOFR);

(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon request of such Lender the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the basis and calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.19(a) or 2.19(b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.20. Taxes; Withholding, Etc. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)  Payment of Other Taxes by the Credit Parties. Each Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)  Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf (including in its capacity as the Collateral Agent) or on behalf of a Lender, shall be conclusive absent manifest error.

(d)  Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Credit Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(d).

(e)  Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)  Status of Lenders. (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that information required by current United States federal income Tax withholding forms shall not be considered to be information the provision of which would materially prejudice the position of a Lender).

(ii)  Without limiting the generality of the foregoing:

(A)  Any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding Tax, provided that, if such Lender is a disregarded entity for United States federal income Tax purposes and its owner is a US Person, such Lender will provide the appropriate withholding form of its owner (with required supporting documentation).

(B)  Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  executed copies of IRS Form W-8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)  to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner.

(C)  Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D)  If a payment made to a Lender under any Credit Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.20(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)  Delay in Requests. Failure or delay on the part of any Recipient to demand reimbursement or indemnification pursuant to this Section 2.20 shall not constitute a waiver of such Lender’s right to demand such reimbursement or indemnification; provided that the Borrower shall not be required to reimburse or indemnify a Recipient pursuant to this Section 2.20 for any amount incurred more than 180 days prior to the date that such Recipient, as the case may be, notifies the Borrower of the receipt of written notice from the applicable taxing authority of the specific Tax assessment giving rise to such reimbursement or indemnification obligations, and of such Recipient’s intention to seek reimbursement or indemnification therefor.

(i)  Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.21. Obligation to Mitigate. If any Lender becomes an Affected Lender or requests compensation under Section 2.19, or if the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (a) would cause such Lender to cease to be an Affected Lender or would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

2.22. Defaulting Lenders. (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, (i)  the Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Requisite Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.5); provided that any amendment, waiver or other modification that under clauses (i), (ii), (iii), (iv) or (v) of Section 10.5(b) requires the consent of all Lenders affected thereby shall require the consent of such Defaulting Lender in accordance with the terms thereof, and (ii)  no Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from a Lender’s having been a Defaulting Lender.

2.23. Replacement and Termination of Lenders. If (a) any Lender has become an Affected Lender, (b) any Lender requests compensation under Section 2.19, (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (d) any Lender becomes and continues to be a Defaulting Lender or (e) any Lender fails to consent to a proposed waiver, amendment or other modification of any Credit Document, or to any departure of any Credit Party therefrom, that under Section 10.5(b) requires the consent of all the Lenders (or all the affected Lenders or all Lenders or all the affected Lenders of the affected Class) and with respect to which the Requisite Lenders ~~(or, in circumstances where Section 10.5(d) does not require the consent of the Requisite Lenders, a Majority in Interest of the Lenders of the affected Class)~~ shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) so long as no Event of Default shall have occurred and be continuing, terminate the Commitments of such Lender and prepay outstanding Loans of such Lender in full (or terminate the Commitment and prepay Loans of the relevant Class), in each case without any obligation to terminate any Commitment, or prepay any Loan, of any other Lender or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.6, including the consent requirements set forth therein), all its interests, rights and obligations under this Agreement and the other Credit Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights (other than existing rights to payment under Sections 2.18(c), 2.19 and 2.20) and obligations under this Agreement and the other Credit Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that, in the case of any such assignment and delegation under clause (ii) above, (A) the Borrower shall have paid to the Administrative Agent the registration and processing fee referred to in Section 10.6(d), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.18(c) and any prepayment fee under Section 2.13(c)) (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) such assignment and delegation does not conflict with applicable law, (D) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments thereafter and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable waiver, amendment or other modification, or consent to a departure, can be effected. A Lender shall not be required to make any such assignment and delegation, or to have its Commitments or Loans so terminated or repaid, if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation, or to cause such termination or repayment, have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 2.23 may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

2.24. Incremental Term Facilities. (a)  The Borrower may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Term Loan Commitments, provided that the aggregate amount of all the Incremental Term Loan Commitments to be established hereunder on any date shall not exceed, assuming the full amount of such Incremental Term Loan Commitments shall have been funded as Loans on such date, the Incremental Amount as of such date. Each such notice shall specify (i) the date on which the Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, (ii) the amount of the Incremental Term Loan Commitments being requested (which shall be an amount not less than $5,000,000) and (iii) the identity of each Person proposed to become an Incremental Lender in connection therewith (it being agreed that (x) any Lender approached to provide any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment and (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and, if such approval would then be required under Section 10.6(c) for an assignment to such Person of a Commitment or Loan of the applicable Class, must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed)).

(b)  The terms and conditions of any Incremental Term Loan Commitments and the Incremental Term Loans to be made thereunder shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) other than with respect to the Amendment No. 3 Term Loans, no Incremental Term Loan Maturity Date shall be earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans, (ii) ~~the~~other than with respect to the Amendment No. 3 Term Loans, the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any other Class of Loans outstanding on the date of incurrence of such Incremental Term Loans (and, for purposes of determining the weighted average life to maturity of any such outstanding Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Borrower and the applicable Incremental Lenders, (iii) other than with respect to the Amendment No. 3 Term Loans, Incremental Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Loans, (iv) other than with respect to the Amendment No. 3 Term Loans, any Incremental Term Loan Commitments and Incremental Term Loans thereunder shall rank pari passu in right of payment, and shall be secured by the Collateral on an equal and ratable basis, with the other Loans, and shall be extensions of credit to the Borrower that are Guaranteed only by the Credit Parties, (v) other than with respect to the Amendment No. 3 Term Loans (and, for the avoidance of doubt, the MFN Adjustment shall be inoperative with respect to the Tranche B Term Loans), the All-In Yield with respect to the Incremental Term Loans to be incurred thereunder, determined as of the date of incurrence of such Incremental Term Loans (but giving effect to any scheduled increases), shall not be greater than the All-In Yield with respect to the Tranche B Term Loans, determined as of such date (giving effect to any amendments to the All-In Yield on the Tranche B Term Loans that became effective subsequent to the Closing Date but prior to such date, but excluding the effect to any increase in interest margins with respect thereto pursuant to this clause (v)), plus 50 basis points per annum unless the Applicable Rate (together with, as provided in the proviso below, the ~~Adjusted Eurodollar Rate and Base Rate f~~Floor~~s~~) with respect to the Tranche B Term Loans is increased so as to cause the All-In Yield with respect to the Tranche B Term Loans to equal the All-In Yield with respect to such Incremental Term Loans minus 50 basis points; provided that any increase in the All-In Yield with respect to the Tranche B Term Loans due to the application of ~~an Adjusted Eurodollar Rate or Base Rate~~the ~~f~~Floor to any Incremental Term Loans shall be effected solely through an increase in the ~~Adjusted Eurodollar Rate or Base Rate f~~Floor applicable to the Tranche B Term Loans (and not the Applicable Rate, unless otherwise agreed between the Administrative Agent and the Borrower) and only to the extent an increase in such ~~f~~Floor with respect to the Tranche B Term Loans would cause an increase in the interest rate then in effect with respect thereto (the provisions of this clause (v) collectively, the “MFN Adjustment”) and (vi) other than with respect to the Amendment No. 3 Term Loans, except for the terms referred to above and subject to Section 2.24(c), to the extent the terms of any Incremental Term Loans (for the avoidance of doubt, other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, upfront fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Tranche B Term Loans as in effect on the date of incurrence of such Incremental Term Loans, such differences shall be reasonably satisfactory to the Administrative Agent (it being agreed, however, that (x) any Incremental Facility Agreement may include any Previously Absent Financial Maintenance Covenant if such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect as of the date of incurrence of such Incremental Term Loans or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders and (y) any Incremental Facility Agreement may include covenants and other provisions applicable only to periods after the latest Maturity Date in effect as of the date of incurrence of such Incremental Term Loans). In the event any Incremental Term Loans have the same terms as any existing Class of Loans then outstanding (disregarding any differences in original issue discount or upfront fees), such Incremental Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.

(c)  The Incremental Term Loan Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by Holdings, the Borrower, each Incremental Lender providing such Incremental Term Loan Commitments and, if the Administrative Agent so elects, the Administrative Agent; provided that, other than with respect to Amendment No. 3 Term Commitments to the extent set forth in Amendment No. 3, no Incremental Term Loan Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Term Loan Commitments, the making of Loans thereunder and the use of proceeds thereof, no Event of Default shall have occurred and be continuing and the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, provided that, in the case of Incremental Term Loan Commitments established to finance a Limited Condition Transaction, the condition set forth in this clause (i) may be waived or modified in a manner determined by the Borrower and the Incremental Lenders providing such Incremental Term Loan Commitments, as set forth in the applicable Incremental Facility Agreement, except that the requirement that no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would result therefrom, in each case, on the date such Incremental Term Loan Commitments are drawn may not be waived or modified without the prior written consent of the Requisite Lenders, (ii) the Administrative Agent shall have received a certificate, dated the date of effectiveness thereof and signed by an Authorized Officer of the Borrower, confirming compliance with the condition set forth in clauses (i) above and, if such Incremental Term Loan Commitments or any portion thereof are being established in reliance on clause (c) of the definition of the term “Incremental Amount”, setting forth a reasonably detailed calculation of the Incremental Amount under such clause and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 3.1 on the Closing Date) by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Incremental Term Loan Commitments and Incremental Term Loans as a new Class of Commitments and Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under Section 2.26).

(d)  Upon the effectiveness of an Incremental Term Loan Commitment of any Incremental Lender, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents.

(e)  The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.24(a) and of the effectiveness of any Incremental Term Loan Commitments, in each case advising the Lenders of the details thereof.

2.25. Extension Offers. (a)  The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer being referred to as an “Extension Request Class”), on the same terms and conditions, and on a pro rata basis, to each Lender within any Extension Request Class, to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than five Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made. The Extension Offer shall not be required to be in any minimum amount or any minimum increment, provided that the Borrower may, at its option and subject to its right to waive any such condition in its sole discretion, specify as a condition to the effectiveness of any Extension Permitted Amendment that a minimum amount, as specified in the Extension Offer, of Loans and Commitments of the Extension Request Class be extended. The Borrower may amend, revoke or replace any Extension Offer at any time prior to the effectiveness of the applicable Extension Agreement. In connection with any Extension Offer, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.25.

(b)  An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by Holdings, the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 3.1 on the Closing Date) by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.25, including (A) a reduction to the scheduled Installments set forth in Section 2.12 with respect to Loans of the Extension Request Class to reflect the treatment of the Extended Loans as a new Class of Loans (it being understood that the amount of any scheduled amortization payable to any non-Extending Lender with respect to its Loans of the Extension Request Class shall not be reduced as a result thereof) and (B) any amendments necessary to treat the applicable Loans of the Extending Lenders as a new Class of Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Loans may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Loans to be extended under this Section 2.25 or refinanced under Section 2.26).

2.26. Refinancing Term Facilities. (a)  The Borrower may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Lender”) will make term loans to the Borrower (the “Refinancing Term Loans”). Each such notice shall specify (i) the date on which the Borrower proposes that the Refinancing Term Loan Commitments shall be effective, (ii) the amount of the Refinancing Term Loan Commitments requested to be established and (iii) the identity of each Person proposed to become a Refinancing Lender in connection therewith (it being agreed that (x) any Lender approached to provide any Refinancing Term Loan Commitment may elect or decline, in its sole discretion, to provide such Refinancing Term Loan Commitment and (y) any Person that the Borrower proposes to be a Refinancing Lender must be an Eligible Assignee and, if such approval would then be required under Section 10.6(c) for an assignment to such Person of a Commitment or Loan of the applicable Class, must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed)).

(b)  The terms and conditions of any Refinancing Term Loan Commitments and the Refinancing Term Loans to be made thereunder shall be as determined by the Borrower and the applicable Refinancing Lenders and set forth in the applicable Refinancing Facility Agreement; provided that (i) no Refinancing Term Loan Maturity Date shall be earlier than the Maturity Date of the Class of Loans being refinanced, (ii) the weighted average life to maturity of any Refinancing Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Loans being refinanced (and, for purposes of determining the weighted average life to maturity of any such refinanced Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Refinancing Term Loans shall be determined by the Borrower and the applicable Refinancing Lenders, (iii) other than with respect to the Amendment No. 3 Rollover Loans, any Refinancing Term Loans may participate in any mandatory prepayments hereunder on a pro rata basis (or on a basis that is less than pro rata) with the other Loans, but may not provide for mandatory prepayment requirements that are more favorable than those applicable to the other Loans, (iv) other than with respect to the Amendment No. 3 Rollover Loans, any Refinancing Term Loan Commitments and Refinancing Term Loans thereunder shall rank pari passu in right of payment, and shall be secured only by the Collateral on an equal and ratable basis, with the other Loans hereunder, and shall be extensions of credit to the Borrower that are Guaranteed by the other Credit Parties and (vi) other than with respect to the Amendment No. 3 Rollover Loans, except for the terms referred to above, to the extent the terms of any Refinancing Term Loans (other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, upfront fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not materially more favorable to the Lenders providing such Refinancing Term Loan Commitments, when taken as a whole, than the terms of the Class of Loans being refinanced (it being agreed, however, that (x) any Refinancing Facility Agreement may include any Previously Absent Financial Maintenance Covenant if such Previously Absent Financial Maintenance Covenant applies only to periods after the latest Maturity Date in effect as of the date of the incurrence of such Refinancing Term Loans or this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of all Lenders and (y) any Refinancing Facility Agreement may include covenants and other provisions applicable only to periods after the latest Maturity Date in effect as of the date of the incurrence of such Refinancing Term Loans). In the event any Refinancing Term Loans have the same terms as any existing Class of Loans then outstanding (disregarding any differences in original issue discount or upfront fees), such Refinancing Term Loans may, at the election of the Borrower, be treated as a single Class with such outstanding Loans, and the scheduled Installments set forth in Section 2.12 with respect to any such Class of Loans may be increased to reflect scheduled amortization of such Refinancing Term Loans.

(c)  The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by Holdings, the Borrower, each Refinancing Lender providing such Refinancing Term Loan Commitments and, if the Administrative Agent so elects, the Administrative Agent; provided that, other than with respect to Amendment No. 3 Rollover Commitments to the extent set forth in Amendment No. 3, no Refinancing Term Loan Commitments shall become effective unless (i) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 3.1 on the Closing Date) by the Administrative Agent in connection therewith and (ii) (A) substantially concurrently with the effectiveness thereof, the Borrower shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Borrowings of any Class in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Borrowings, any original issue discount applicable to such Refinancing Term Loans and any fees, premium and expenses relating to such refinancing) and (B) any such prepayment of Borrowings of any Class shall be applied to reduce the subsequent Installments of Borrowings of such Class to be made pursuant to Section 2.12 in the direct order of maturity and, in the case of a prepayment of ~~Eurocurrency~~Term Benchmark Borrowings, shall be subject to Section 2.18(c). Each Refinancing Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Refinancing Term Loan Commitments and Refinancing Term Loans as a new Class of Commitments and Loans hereunder (including for purposes of prepayments and voting (it being agreed that such new Class of Commitments and Loans may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 10.5) and to enable such new Class of Commitments and Loans to be extended under Section 2.25 or refinanced under this Section 2.26).

(d)  Upon the effectiveness of a Refinancing Term Loan Commitment of any Refinancing Lender, such Refinancing Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Credit Documents.

(e)  The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in Section 2.26(a) and of the effectiveness of any Refinancing Term Loan Commitments, in each case advising the Lenders of the details thereof.

(f)  On the Amendment No. 3 Rollover Date, each Backstop Designated Lender shall be deemed to have made Amendment No. 3 Rollover Loans in an amount equal to such Backstop Designated Lender’s Amendment No. 3 Rollover Commitment, and a principal amount of Tranche B Term Loans held by such Backstop Designated Lender equal to the amount as determined in accordance with clause (i) of the definition of the term “Amendment No. 3 Rollover Amount” of such Backstop Designated Lender shall hereby be assigned to the Borrower and canceled by the Borrower in conjunction with the making of the Amendment No. 3 Rollover Loans, with such cancelation deemed a repayment of Tranche B Term Loans and applied to reduce the subsequent Installments of Borrowings of Tranche B Term Loans to be made pursuant to Section 2.12 in the direct order of maturity. The Amendment No. 3 Rollover Loans received pursuant to this Section 2.26(f) are acquired as consideration for such assignment of Tranche B Term Loans to the Borrower in pro rata open market transactions with the Backstop Designated Lenders negotiated in connection with Amendment No. 3 and made pursuant to the Open Market Purchase Agreements, and the transaction contemplated by this Section 2.26(f) shall in any event constitute a cashless rollover pursuant to Section 1.7 into Refinancing Term Loans.

2.27. Amendment No. 3 Reallocation.

(a)  The Backstop Lenders and Backstop Designated Lenders shall make reallocations and/or assignments of their respective Amendment No. 3 Term Commitments, Amendment No. 3 Term Loans, Amendment No. 3 Rollover Commitments, and Amendment No. 3 Rollover Loans to allow for all other Tranche B Term Lenders who are Lenders of record named on the register maintained by the Administrative Agent with respect to ownership of Tranche B Term Loans as of March 1, 2023 (an “Eligible Reallocation Lender”) to become parties to this Agreement as Amendment No. 3 Term Lenders and Amendment No. 3 Rollover Lenders, with such reallocations to occur on the Reallocation Date. The election to so become an Amendment No. 3 Term Lender and Amendment No. 3 Rollover Lender (an “Additional Lender”) may be exercised by an Eligible Reallocation Lender by delivering (including by email) to Jefferies LLC, the Borrower’s financial advisor, a written election as more fully described in the Notice to the Tranche B Term Lenders In Respect of Incremental Term Loan Facility and Rollover Facility posted to Lenders on March 16, 2023 (an “Election Notice”) no later than 11:59 p.m. (New York time) on the fifth Business Day following the Amendment No. 3 Effective Date (the “Election Deadline”). For the avoidance of doubt, the portion of any Backstop Lender’s Loans resulting from the payment of the Backstop Option Premium (as defined in Amendment No. 3) shall not be subject to such reallocations.

(b)  On the Reallocation Date, the Amendment No. 3 Term Commitments, the Amendment No. 3 Term Loans, Amendment No. 3 Rollover Commitments and the Amendment No. 3 Rollover Loans shall be reallocated and/or assigned to each Additional Lender pro rata in proportion to the aggregate principal amount of Tranche B Term Loans as of March 1, 2023 held by such Additional Lender in comparison to the aggregate principal amount of all Tranche B Term Loans outstanding as of March 1, 2023; provided that (i) such reallocations and/or assignments shall reduce the aggregate amount of Amendment No. 3 Term Commitments and Amendment No. 3 Rollover Commitments and reduce the aggregate principal amount of Amendment No. 3 Term Loans and Amendment No. 3 Rollover Loans of each Backstop Lender and Backstop Designated Lender ratably to the extent of the total amount of Loans and Commitments of such Backstop Lender and Backstop Designated Lender to be reallocated and/or assigned to Additional Lenders, (ii) [reserved], (iii) such Additional Lender shall have paid to the Administrative Agent, for the account of the Backstop Lenders, an amount equal to the Amendment No. 3 Term Loans reallocated and/or assigned to such Additional Lender (net of the Upfront Fee (as defined in Amendment No. 3)) and (iv) such allocations and/or assignments shall not reduce, alter or diminish the obligations of the Backstop Lenders as in effect on the Amendment No. 3 Effective Date. The Lenders, each Additional Lender and the Borrower agree that (w) on the Reallocation Date, the Borrower and the Lenders and Additional Lenders (constituting Requisite Lenders) authorize and direct the Administrative Agent to update the Register on the Reallocation Date to reflect the reallocations and/or assignments pursuant to this Section 2.27 as set forth in the updated schedules provided to the Administrative Agent in accordance with the last sentence of this clause (b), (x) with respect to each Backstop Lender that is reallocating and/or assigning a portion of its Amendment No. 3 Term Loans and Amendment No. 3 Term Commitments in accordance with this Section 2.27, the reallocation and/or assignment pursuant to this clause shall constitute a payment in full by the Additional Lenders of the reallocated and/or assigned portion of such Backstop Lender’s Amendment No. 3 Term Loans and a termination in full of such assigned Amendment No. 3 Term Commitments, (y) with respect to each Additional Lender that is acquiring Amendment No. 3 Term Loans, Amendment No. 3 Rollover Loans, Amendment No. 3 Term Commitments and Amendment No. 3 Rollover Commitments, the reallocation and/or assignment pursuant to this Section 2.27 shall result in such Additional Lender having the reallocated and/or assigned outstanding Amendment No. 3 Term Loans, Amendment No. 3 Rollover Loans, Amendment No. 3 Term Commitments and Amendment No. 3 Rollover Commitments as if such were issued on the Reallocation Date and (z) each Additional Lender shall make the payments required pursuant to this Section 2.27 to the Administrative Agent, and the Administrative Agent shall immediately make all funds so received available to the Backstop Lenders in accordance with their Pro Rata Share thereof in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by, or on behalf of, such Backstop Lenders. For the avoidance of doubt, no reallocation and/or assignment shall be effective until each applicable Additional Lender has made such payments. Updated Schedules I, II, III and IV to Amendment No. 3, which, for the avoidance of doubt, set forth the amount of Amendment No. 3 Term Commitments, Amendment No. 3 Term Loans, Amendment No. 3 Rollover Loans and Tranche B Term Loans of each Backstop Lender, each Backstop Designated Lender and each Additional Lender after reallocations and/or assignments pursuant to this Section 2.27 shall be furnished to the Administrative Agent by, or on behalf of the, Backstop Lenders to be reflected in the Register. For the avoidance of doubt, the Upfront Fee (as defined in Amendment No. 3) shall be reallocated by Backstop Lenders and/or Backstop Designated Lenders to Additional Lenders and the Borrower shall not be required to pay any Upfront Fee (as defined in Amendment No. 3) after the Amendment No. 3 Effective Date.

2.28. Benchmark Replacement Setting.

(a)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.28(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.28(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.28, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.28.

(d)  Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

SECTION 3. CONDITIONS PRECEDENT

3.1. Conditions Precedent to Closing Date.     The obligation of each Lender to make the Tranche B Term Loans on the Closing Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.5):

(a)  Credit Documents. The Administrative Agent shall have received from each Credit Party party thereto a counterpart signed on behalf of such Credit Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic transmission) that such party has signed a counterpart) of (i) this Agreement, (ii) the acknowledgment to the ABL Intercreditor Agreement and (iii) to the extent requested by any Lender at least two Business Days prior to the Closing Date, a Note executed by the Borrower in favor of such Lender.

(b)  Organizational Documents; Incumbency. The Administrative Agent shall have received, in respect of each Credit Party, a certificate of such Credit Party executed by the secretary, an assistant secretary or other Authorized Officer of such Credit Party attaching (i) a copy of each Organizational Document of such Credit Party, which shall, to the extent applicable, be certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority, (ii) signature and incumbency certificates of the officers of such Credit Party executing each Credit Document, (iii) resolutions of the board of directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, certified as of the Closing Date by such secretary, assistant secretary or Authorized Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of organization, dated the Closing Date or a recent date prior thereto.

(c)  Funding Notice. The Administrative Agent shall have received a fully completed and duly executed Funding Notice from the Borrower with respect to the Tranche B Term Loans.

(d)  Representations and Warranties. On the Closing Date, (i) the Acquired Business Representations shall be true and correct to the extent required by the definition thereof and (ii) the Specified Representations shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be an Acquired Company Material Adverse Effect for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

(e)  Equity Contribution. The Equity Contribution shall have been (or substantially concurrently with the funding of the Tranche B Term Loans on the Closing Date shall be) consummated in an amount not less than the Required Minimum Equity Contribution Amount (as such amount may be modified pursuant to clause (f) below).

(f)  Consummation of the Merger. The Merger shall have been (or substantially concurrently with the funding of the Tranche B Term Loans on the Closing Date shall be) consummated, in accordance with the terms of the Merger Agreement. The Merger Agreement shall not have been amended or waived in any material respect by Merger Sub or any of its Affiliates, nor shall Merger Sub or any of its Affiliates have given a material consent thereunder, in each case, in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Arranger (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (i) any amendment, waiver or consent to or under the definition of “Company Material Adverse Change” in the Merger Agreement shall be deemed to be materially adverse to the Lenders, (ii) any amendment, waiver or consent that results in a reduction of the purchase price in respect of the Closing Date shall be deemed not to be materially adverse to the Lenders so long as the amount of such reduction is less than 10% of the total purchase price for the Merger Transactions and such reduction is applied dollar-for-dollar to first reduce the Equity Contribution to an amount such that the Equity Contribution is not less than the Required Minimum Equity Contribution Amount and then (A) 60% of any such reduction shall be applied to reduce the principal amount of the Tranche B Term Loan Commitment and (B) 40% of any such reduction shall be applied to reduce the principal amount of the Equity Contribution, and (iii) any amendment, waiver or consent that results in an increase of the purchase price in respect of the Closing Date shall be deemed not to be materially adverse to the Lenders so long as the amount of such increase is funded by an increase in the Equity Contribution.

(g)  Acquired Company Material Adverse Effect. Since June 5, 2018, there has not been any Acquired Company Material Adverse Effect.

(h)  Existing Debt Refinancing. The Existing Debt Refinancing shall have been (or substantially concurrently with the funding of the Tranche B Term Loans on the Closing Date shall be) consummated, and the Administrative Agent shall have received customary evidence thereof.

(i)  Collateral and Guarantee Requirement. Subject to the final paragraph of this Section 3.1, the Collateral and Guarantee Requirement shall have been satisfied. The Collateral Agent shall have received a completed Collateral Questionnaire, dated the Closing Date and executed by an Authorized Officer of Holdings, together with customary search results of UCC (or equivalent) filings made with respect to the Credit Parties in the jurisdiction of organization of each Credit Party and, solely with respect to assets being purchased by NX Utilities ULC on the Closing Date, the Province of Ontario.

(j)  ABL Credit Agreement. The ABL Credit Agreement shall have been executed and delivered by Holdings, the Borrower and the other parties thereto, the aggregate amount of revolving commitments thereunder shall be not more than $65,000,000 and such revolving commitments shall have become effective in accordance with its terms.

(k)  Financial Statements. The Arranger shall have received (i) the Historical Acquired Company Financial Statements and (ii) the Pro Forma Balance Sheet.

(l)  Evidence of Insurance. The Administrative Agent shall have received customary certificates from the Borrower’s insurance broker demonstrating that the insurance required to be maintained pursuant to Section 5.5 is in full force and effect.

(m)  Opinions of Counsel. The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Closing Date) of each of (i) Winston & Strawn LLP, special counsel for the Credit Parties, (ii) Devry Smith Frank LLP, special Ontario counsel for NX Utilities ULC, and (iii) Boughton Law Corporation, special British Columbia counsel for NX Utilities ULC (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent).

(n)  Fees and Expenses. The Borrower shall have paid to the Arranger, the Administrative Agent and the Lenders all fees and expenses (including legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other amounts due and payable on or prior to the Closing Date pursuant to the Credit Documents, the Commitment Letter and the Fee Letter (in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date).

(o)  Solvency Certificate. The Administrative Agent shall have received the Solvency Certificate, dated the Closing Date and signed by the chief financial officer of the Acquired Company.

(p)  Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, dated the Closing Date and signed by an Authorized Officer of Holdings.

(q)  Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and the Lenders, directing the disbursement on the Closing Date of the proceeds of the Tranche B Term Loans to be made on such date.

(r)  PATRIOT Act. At least three Business Days (as defined in the Merger Agreement) prior to the Closing Date, the Administrative Agent shall have received all documentation and other information in respect of the Credit Parties required under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that shall have been requested in writing at least 10 Business Days (as defined in the Merger Agreement) prior to the Closing Date.

Notwithstanding the foregoing, to the extent any security interest in any Collateral (other than, to the extent required hereby, any Collateral in which a security interest may be perfected by the filing of a UCC or PPSA financing statement or by the delivery of certificates representing Equity Interests in the Borrower or any Domestic Subsidiary that is a wholly owned Restricted Subsidiary (other than any such Subsidiary that is not a Material Subsidiary)) is not or cannot be provided or perfected or any item of Collateral (other than certificates representing Equity Interests in a Designated Subsidiary) is not delivered on the Closing Date, in each case, after the Borrower’s use of commercially reasonable efforts to do so, the provision or perfection of such security interest or such delivery, as applicable, will not constitute a condition to the obligation to make the Credit Extension on the Closing Date, but instead shall be required to be completed pursuant to Section 5.15.

The Administrative Agent shall notify Holdings, the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

3.2. Conditions Precedent to Amendment No. 3 Second Funding Date.     The obligation of each Lender to make the Amendment No. 3 Second Funding Term Loans on the Amendment No. 3 Second Funding Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 10.5 or Section 5.20(d), as applicable):

(a)  Funding Notice. The Administrative Agent shall have received a fully completed and duly executed Funding Notice from the Borrower with respect to the Amendment No. 3 Second Funding Term Loans.

(b)  No Default or Event of Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 3 Second Funding Date or, after giving effect hereto, would result from the borrowing of the Amendment No. 3 Second Funding Term Loans.

(c)  Representations and Warranties. On the Amendment No. 3 Second Funding Date, the representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(d)  Amendment No. 3 Second Funding Conditions. On or prior to the Amendment No. 3 Second Funding Date, the Borrower shall have obtained an amendment to the indenture governing the Pubco Convertible Notes in form and substance reasonably acceptable to the Backstop Lenders and the Borrower, which shall include, among other things, consent to the making of and the full quantum of the Incremental Term Loan Facility.

(e)  Fees and Expenses. The Borrower shall have paid to the Arranger, the Administrative Agent and the Lenders all fees and expenses (including legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other amounts due and payable on or prior to the Amendment No. 3 Second Funding Date pursuant to the Credit Documents (in the case of expenses, to the extent invoiced at least three Business Days prior to the Amendment No. 3 Second Funding Date).

(f)  Amendment No. 3 Second Funding Date Closing Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 3 Second Funding Date and signed by an Authorized Officer of the Borrower, attesting to the compliance with clauses (b), (c) and (d) in this Section 3.02.

(g)  Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and the Lenders, directing the disbursement on the Amendment No. 3 Second Funding Date of the proceeds of the Amendment No. 3 Second Funding Term Loans to be made on such date.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to make each Credit Extension to be made by it hereunder, each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent and each Lender on the Closing Date and on each other Credit Date as follows:

4.1. Organization; Requisite Power and Authority; Qualification. Holdings, the Borrower and each Restricted Subsidiary (a) is (i) duly organized and validly existing and (ii) in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (i) to own and operate its properties and to carry on its business and operations as now conducted, (ii) to execute and deliver the Credit Documents to which it is a party and (iii) to perform the other Transactions to be performed by it and (c) is qualified to do business and in good standing under the laws of every jurisdiction where its assets are located or where such qualification is necessary to carry out its business and operations, except, in each case referred to in clauses (a)(i) (other than with respect to any Credit Party), (b)(i) (other than with respect to any Credit Party) and (c), where the failure so to be or so to have, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2. Equity Interests and Ownership. Schedule 4.2 sets forth, as of the Closing Date after giving effect to the Transactions, the name and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Holdings, the Borrower or any Subsidiary in, (a) each Subsidiary and (b) each joint venture and other Person in which Holdings, the Borrower or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. The Equity Interests in the Borrower and each Restricted Subsidiary have been duly authorized and validly issued and, to the extent such concept is applicable, are fully paid and non-assessable. Schedule 4.2 sets forth, as of the Closing Date, all outstanding preferred Equity Interests, if any, in the Borrower or any Restricted Subsidiary, including the number, date of issuance and the holder of record of such preferred Equity Interest.

4.3. Due Authorization. The Transactions to be entered into by each Credit Party have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action on the part of such Credit Party.

4.4. No Conflict. The Transactions do not and will not (a) violate any applicable law, including any order of any Governmental Authority, (b) violate the Organizational Documents of Holdings, the Borrower or any Restricted Subsidiary, (c) violate or result (alone or with notice or lapse of time, or both) in a default under any Contractual Obligation of Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, any termination, cancelation or acceleration or right of renegotiation of any obligation thereunder, or (d) except for Liens created under the Credit Documents or pursuant to the Permitted Revolving Indebtedness Documents and other Permitted Liens, result in or require the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except, in each case referred to in clauses (a) and (c), where such violation, default or payment, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.5. Governmental Approvals. The Transactions do not and will not require any registration with, consent or approval of, notice to, or other action by any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect and (b) filings and recordings with respect to the Collateral necessary to perfect Liens created under the Credit Documents or pursuant to the Permitted Revolving Indebtedness Documents and (c) those registrations, consents, approvals, notices or other actions the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements; Pro Forma Financial Statements. (a)  The Historical Acquired Company Financial Statements were prepared in conformity with GAAP and present fairly, in all material respects, the consolidated financial position of the Acquired Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Acquired Company and its Subsidiaries for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Acquired Company Financial Statements or the notes thereto except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)  The Pro Forma Balance Sheet delivered pursuant to paragraph (k) of Section 3.1 (i) have been prepared by the Borrower in good faith based on assumptions that were believed by the Borrower to be reasonable at the time made and are believed by the Borrower to be reasonable on the Closing Date, (ii) accurately reflect in all material respects all adjustments necessary to give effect to the Transactions and (iii) present fairly, in all material respects, the pro forma financial position and results of operations of the Borrower and its consolidated Subsidiaries as of the date and for the period stated therein as if the Transactions had occurred on such date or at the beginning of such period, as the case may be.

4.8. No Material Adverse Change. Since the Closing Date, there has been no event or condition that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.9. Adverse Proceedings. There are no Adverse Proceedings that (a) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) in any manner question the validity or enforceability of any of the Credit Documents.

4.10. Payment of Taxes. Except as otherwise permitted under Section 5.3, all Tax returns and reports of the Borrower and the Restricted Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable, and all assessments, fees and other governmental charges upon the Borrower and the Restricted Subsidiaries and upon their properties, income, businesses and franchises that are due and payable, have been paid when due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11. Properties. (a)  Title. The Borrower and each Restricted Subsidiary has (i) good, sufficient and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good title to (in the case of all other personal property) all of their assets reflected in the Historical Acquired Company Financial Statements, as applicable, or, after the first delivery thereof, in the consolidated financial statements of the Borrower most recently delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement and except for Permitted Liens and except where the failure to have such title, leasehold or other interest, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(b)  Real Estate. Set forth on Schedule 4.11(b) is a true and complete list, as of the Closing Date, of all Material Real Estate Assets, identifying the proper jurisdiction for the filing of a Mortgage in respect of each Material Real Estate Asset. Except as set forth on Schedule 4.11(b), as of the Closing Date, neither the Borrower nor any Restricted Subsidiary (i) has received written notice, or has knowledge, of any pending or contemplated condemnation or similar proceeding affecting any Material Real Estate Asset or any Disposition thereof in lieu of condemnation or (ii) is obligated under any right of first refusal, option or other contractual right under any Contractual Obligation to which the Borrower or any Restricted Subsidiary is a party to sell, transfer or otherwise dispose of any Material Real Estate Asset or any interest therein.

(c)  Intellectual Property. The Borrower and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property that is necessary for the conduct of its business as currently conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned or used by the Borrower or any Restricted Subsidiary is pending or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened in writing against the Borrower or any Restricted Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12. Environmental Matters. Except as has not had and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each of the Borrower and the Restricted Subsidiaries are, and have been, in compliance with all Environmental Laws, (b) none of the Borrower, any Restricted Subsidiary or any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to or arising out of any Environmental Law or any Hazardous Materials Activity and neither the Borrower nor any Restricted Subsidiary has received any written notice, letter or request for information alleging any liability or obligation under Environmental Law, including under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 USC. § 9604) or any comparable state law, (c) there has been no Release of any Hazardous Materials on, at, under or from any property owned, leased or operated (and, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, formerly owned, leased or operated) by Holdings, the Borrower or any Restricted Subsidiary and (d) to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, there are and have been no conditions, occurrences or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Holdings, the Borrower or any Restricted Subsidiary.

4.13. [Reserved].

4.14. Governmental Regulation. None of the Credit Parties is or is required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940.

4.15. Federal Reserve Regulations. (a)  Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)  No portion of the proceeds of any Credit Extension will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors.

4.16. Employee Matters. Neither the Borrower nor any Restricted Subsidiary is engaged in any unfair labor practice that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened in writing against Holdings, the Borrower or any Restricted Subsidiary before the National Labor Relations Board or any other applicable Governmental Authority, (b) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened in writing against Holdings, the Borrower or any Restricted Subsidiary, (c) no strike, lockout or work stoppage in existence or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, threatened in writing involving Holdings, the Borrower or any Restricted Subsidiary and (d) to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, no union organizing activity exists or is taking place with respect to the employees of Holdings, the Borrower or any Restricted Subsidiary.

4.17. Employee Benefit Plans. (a)  The Borrower and each Restricted Subsidiary is in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations with respect to each Employee Benefit Plan, and has performed all its obligations under each Employee Benefit Plan, except where such failure to comply or perform, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premium payments) with respect to any Pension Plan has been or is expected to be incurred by the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan by an amount that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower and the Restricted Subsidiaries and any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Restricted Subsidiary and each of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except where such failure to comply or such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  The Borrower and each Restricted Subsidiary has, where applicable, established, operated and administered (including the payment, withholding and remitting of all required contributions in a timely manner) each Canadian Pension Plan and each Canadian Benefit Plan in compliance with applicable law, except where such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no proceeding or claim (other than routine claims for benefits and related appeals) pending or, to the knowledge of the Borrower, threatened in writing, against the Borrower or any Restricted Subsidiary with respect to any Canadian Pension Plan or Canadian Benefit Plan that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee payments, contributions and premiums required to be remitted or paid to or in respect of any Statutory Plan have been remitted or paid in a timely fashion to or in respect of the Statutory Plan in accordance with its terms and applicable law and (ii) all of its obligations that are due under each applicable Statutory Plan have been paid.

4.18. Solvency. On the Closing Date (after giving effect to the borrowing of Tranche B Term Loans hereunder and the other Transactions to occur on such date), the Borrower and the Subsidiaries are on a consolidated basis Solvent.

4.19. Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance with all applicable laws, including all orders and other restrictions imposed by any Governmental Authority, in respect of the conduct of its business and the ownership and operation of its properties (including compliance with all applicable Environmental Laws), except where such failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.20. Disclosure. As of the Closing Date, all written information (other than financial projections (including the Projections), estimates, forecasts and information of a general economic or industry-specific nature) provided by or on behalf of Holdings, the Borrower or any of their respective representatives (to the knowledge of Holdings with respect to all such information with respect to the Acquired Company and its Subsidiaries furnished prior to the Closing Date) to the Arranger, any Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or otherwise in connection with the transactions contemplated hereby or thereby, taken as a whole, contains or will contain, when furnished, any untrue statement of a material fact or omits or will omit, when furnished, to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto delivered to the Arranger prior to the Closing Date). The financial projections (including the Projections), forecasts, budgets and other forward-looking information provided by or on behalf of Holdings, the Borrower or any of their respective representatives to the Arranger, any Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document or otherwise in connection with the transactions contemplated hereby or thereby was prepared in good faith based upon estimates and assumptions believed by Holdings and the Borrower to be reasonable at the time such information was furnished to the Arranger, any Agent or any Lender (it being understood and agreed that financial projections, estimates and forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ significantly from the projected results, and such differences may be material). As of the Closing Date (and as of the date of any update thereto or any other Beneficial Ownership Certification provided in accordance with this Agreement), the information included in such Beneficial Ownership Certification is accurate, complete and correct in all respects.

4.21. Collateral Matters. (a)  The Pledge and Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, but subject to Permitted Liens, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing UCC or PPSA financing statements, prior and superior in right to any other Person, but subject to Permitted Liens.

(b)  Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Real Estate Asset subject thereto and the proceeds thereof (except as such enforceability may be limited by Debtor Relief Laws and general principles of equity), and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute fully perfected security interests in all right, title and interest of the mortgagors in the Real Estate Assets subject thereto and the proceeds thereof, prior and superior in right to any other Person, but subject to Permitted Liens.

(c)  Upon the recordation of the Intellectual Property Grants of Security Interest with the United States Patent and Trademark Office or the United States Copyright Office or the Canadian Intellectual Property Office, as applicable, and the filing of the financing statements referred to in Section 4.21(a), the security interest created under the Pledge and Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States Patent and Trademark Office or United States Copyright Office or the Canadian Intellectual Property Office, in each case prior and superior in right to any other Person, but subject to Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Credit Parties after the Closing Date).

(d)  Each Collateral Document, other than any Collateral Document referred to in the preceding paragraphs of this Section 4.21, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto (except as such enforceability may be limited by Debtor Relief Laws and general principles of equity), and will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, but subject to Permitted Liens.

(e)  Notwithstanding anything in this Agreement (including this Section 4.21) or in any other Credit Document to the contrary, none of Holdings, the Borrower or any Restricted Subsidiary makes, or shall be deemed to have made, any representation or warranty as to (i) the perfection or non-perfection, the priority or the enforceability of any security interest in any Collateral consisting of Equity Interests in any Foreign Subsidiary (except with respect to NX Utilities ULC), or as to the rights and remedies of the Collateral Agent or any Secured Party with respect thereto under any foreign law (except, solely with respect to the assets of, or Equity Interests in, NX Utilities ULC, the federal laws of Canada or any province or territory of Canada), (ii) the creation of any security interest, or the perfection or non-perfection, the priority or the enforceability of any security interest, in each case, to the extent such security interest or perfection is expressly not required pursuant to the Collateral and Guarantee Requirement or (iii) on the Closing Date and until required pursuant to the final paragraph of Section 3.1, the creation of any security interest, or the perfection or non-perfection, the priority or enforceability of any security interest that is expressly not required to be created or in effect on the Closing Date pursuant to such paragraph.

4.22. Insurance. Schedule 4.22 sets forth, as of the Closing Date, a true and complete description of all property damage, business interruption and liability insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries.

4.23. Sanctioned Persons; Anti-Corruption Laws; PATRIOT Act. (a)  None of Holdings, the Borrower or any of the Restricted Subsidiaries or, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, any of their respective directors, officers, employees, agents, advisors or Affiliates is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions or economic embargoes administered or enforced by the United States Department of State or the United States Department of Treasury (including the Office of Foreign Assets Control) or any other applicable sanctions authority (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”) or (ii) located, organized or resident in a country, territory or region that is, or whose government is, the subject of Sanctions. Each of Holdings, the Borrower and the Restricted Subsidiaries and, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, their respective directors, officers, employees, agents, advisors and Affiliates is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the PATRIOT Act and (iii) any other applicable anti-terrorism and money laundering laws, rules, regulations and orders, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

(b)  Each of Holdings, the Borrower and the Restricted Subsidiaries and, to the knowledge of Holdings, the Borrower or any Restricted Subsidiary, their respective directors, officers, employees, agents, advisors and Affiliates is in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”).

(c)  No part of the proceeds of the Loans will be used, directly or indirectly, (i) for the purpose of financing any activities or business of or with any Person or in any country or territory that at such time is the subject of any Sanctions or in any other manner that would result in a violation of Sanctions by any Person or (ii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

SECTION 5. AFFIRMATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Credit Party covenants and agrees with the Administrative Agent, the Collateral Agent and the Lenders that:

5.1. Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent and, where applicable, to the Lenders:

(a)  Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year (or 150 days after the end of the Fiscal Year ending December 31, 2018), the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, comprehensive income, equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, together with (i) a Narrative Report with respect thereto and (ii) a report thereon of RSM LLP or an independent registered public accounting firm of recognized national standing (which report shall not contain a “going concern” or like qualification, exception or emphasis (other than a “going concern” or like qualification, exception or emphasis resulting (A) solely from the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary, (B) solely from an upcoming maturity date of any Indebtedness or (C) a prospective or actual non-compliance with any financial covenant set forth in the ABL Credit Agreement or in any other definitive documentation governing any Indebtedness) or any qualification, exception or emphasis as to the scope of audit), and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Borrower and the Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accounting firm in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(b)  Quarterly Financial Statements. As soon as available, and in any event within 45 days (or, in the case of the first two Fiscal Quarters ending after the Closing Date, 60 days) after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations, comprehensive income, equity and cash flows of the Borrower and the Subsidiaries for such Fiscal Quarter (in the case of such statements of operations and comprehensive income) and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c)  Forecasts. As soon as practicable, and in any event within 60 days after the beginning of each Fiscal Year, the forecasted consolidated balance sheets of the Borrower and the Subsidiaries and the related consolidated statements of income and cash flows of the Borrower and the Subsidiaries for each Fiscal Quarter of such Fiscal Year, each in reasonable detail (including an explanation of the assumptions on which such forecasts are based), representing the good faith forecasts of the Borrower for each such Fiscal Quarter, and certified by a Financial Officer of the Borrower as being the most accurate forecasts available, together with such supporting schedules and information as the Administrative Agent from time to time may reasonably request;

(d)  Compliance Certificate and Unrestricted Subsidiary Reconciliation Statements. Together with each delivery of the consolidated financial statements of the Borrower and the Subsidiaries pursuant to Section 5.1(a) or 5.1(b), a completed Compliance Certificate executed by a Financial Officer of the Borrower and, if any Subsidiary shall be an Unrestricted Subsidiary, with respect to each such financial statement an Unrestricted Subsidiary Reconciliation Statement (which may be in a footnote form), which shall be accompanied by a Financial Officer Certification;

(e)  Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in GAAP or in the application thereof since the date of the most recent balance sheet included in the Historical Acquired Company Financial Statements, the consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Section had no such change occurred, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation specifying in reasonable detail the effect of such change on such financial statements, including those for the prior period;

(f)  Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of Holdings or the Borrower obtaining knowledge of any event or condition set forth below, a certificate of an Authorized Officer of the Borrower setting forth the details of such event or condition and any action Holdings, the Borrower or any Restricted Subsidiary has taken, is taking or proposes to take with respect thereto:

(i)  the occurrence of any Default or Event of Default; or

(ii)  any event or condition that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(g)  Notice of Adverse Proceedings. Promptly upon any Authorized Officer of Holdings or the Borrower obtaining knowledge of (i) any Adverse Proceeding that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or that in any manner questions the validity or enforceability of any of the Credit Documents or (ii) any material and adverse development in any Adverse Proceeding referred to in clause (i) above, in each case where such development has not previously been disclosed in writing by the Borrower to the Administrative Agent and the Lenders, a certificate of an Authorized Officer of the Borrower setting forth the details of such Adverse Proceeding or development;

(h)  ERISA. (i) Promptly upon any Authorized Officer of Holdings or the Borrower obtaining knowledge of the occurrence of or of forthcoming occurrence of any ERISA Event that could reasonably be expected to result in liability of the Borrower in an amount exceeding $10,000,000, a written notice specifying the nature thereof, what action the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates (with respect to ERISA Affiliates, solely to the extent that could reasonably be expected to result in material liability to the Borrower and the Restricted Subsidiaries taken as a whole) has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness after request by the Administrative Agent or any Lender, copies of all notices received by the Borrower or any Restricted Subsidiary from a Multiemployer Plan sponsor concerning an ERISA Event;

(i)  Information Regarding Credit Parties. (A) Within 30 days of the occurrence thereof (or such longer period as the Administrative Agent may agree to in writing), written notice of any change in (i) any Credit Party’s legal name, as set forth in its Organizational Documents, (ii) any Credit Party’s form of organization, (iii) any Credit Party’s jurisdiction of organization, (iv) the location of the chief executive office of any Credit Party, (v) any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number and (vi) with respect to any Credit Party that is a Discretionary Guarantor (except as otherwise provided in clause (B) below), such types of changes affecting the perfection or priority of the Collateral Agent’s security interest in the applicable Collateral of such Discretionary Guarantor as the Borrower and the Collateral Agent shall have agreed upon in connection with such Credit Party becoming a Discretionary Guarantor (each Credit Party hereby agreeing to take such actions reasonably requested by the Collateral Agent that are required in order for the Collateral Agent to continue to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents), and (B) solely with respect to any Discretionary Guarantor organized under the laws of Canada or any province or territory thereof, an Authorized Officer of the Borrower shall provide the Administrative Agent 20 days’ prior written notice (or such longer period as the Administrative Agent may agree to in writing) of any change in (i) such Discretionary Guarantor’s legal name, as set forth in its Organizational Documents, (ii) such Discretionary Guarantor’s form of organization, (iii) any Credit Party’s jurisdiction of organization, or (iv) the location of the chief executive office or tangible property (other than in-transit property) of such Discretionary Guarantor;

(j)  Supplemental Collateral Questionnaire. Together with each delivery of the consolidated financial statements of the Borrower and the Subsidiaries pursuant to Section 5.1(a), a completed Supplemental Collateral Questionnaire executed by an Authorized Officer of Holdings;

(k)  Asset Sales and Insurance/Condemnation Events. Prompt written notice of the occurrence of any Asset Sale or any Insurance/Condemnation Event, or any other casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under the power of eminent domain or by condemnation or similar proceeding;

(l)  Filed or Distributed Information. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Credit Document, copies of (i) following a Qualifying IPO, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Restricted Subsidiary to its security holders other than Holdings, the Borrower or another Restricted Subsidiary, and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any Restricted Subsidiary with any securities exchange or with the SEC or any Governmental Authority performing similar functions;

(m)  Information under Material Indebtedness. Promptly after the furnishing thereof and to the extent not otherwise required to be furnished to the Lenders pursuant to any clause of this Section 5.1, copies of any material requests or material notices received by any Credit Party or any Restricted Subsidiary (other than in the ordinary course of business) or material statements or material reports (other than in connection with any board observer rights and, with respect to any Permitted Revolving Indebtedness, other than borrowing base and related certificates) furnished by Holdings, the Borrower or any Restricted Subsidiary pursuant to the terms of any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness or any Permitted Revolving Indebtedness;

(n)  Beneficial Ownership Certification. Promptly upon any Authorized Officer of Holdings or the Borrower obtaining knowledge thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; ~~and~~

(o)  Other Information. Promptly after any request therefor, (i) such other information regarding the business, operations, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Credit Document and (ii) such information and documentation for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), in each case, as the Administrative Agent, the Collateral Agent or any Lender (through the Administrative Agent) may reasonably request; and

(p)  Information under ABL Facility. Notwithstanding anything to the contrary in this Section 5.1, concurrently with the furnishing thereof, copies of all written reports, information, notices and certificates furnished by Holdings, the Borrower or any Restricted Subsidiary pursuant to the terms of the ABL Credit Agreement to the administrative agent, collateral agent or lenders therein;

provided that none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or their respective designees) (i) is prohibited by applicable law or any obligations of confidentiality binding upon Holdings, the Borrower or any Restricted Subsidiary or (ii) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to Holdings, the Borrower or a Restricted Subsidiary, provided that Holdings shall notify the Administrative Agent promptly upon obtaining knowledge that such information is being withheld and Holdings, the Borrower and the Restricted Subsidiaries shall use commercially reasonable efforts to communicate or permit the inspection, examination, copying or discussion, to the extent permitted, the applicable document, information or other matter in a way that would not violate the applicable law or any such obligation of confidentiality and, in the case of any such obligation of confidentiality, to obtain a waiver with respect thereto.

Holdings, the Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains Private-Side Information will not be posted on the portion of the Platform that is designated for Public Lenders, provided that Holdings and the Borrower shall make any disclosure required so that each Unrestricted Subsidiary Reconciliation Statement shall be suitable for distribution to Public Lenders. Holdings and the Borrower agree to clearly designate all information provided to any Agent by or on behalf of any Credit Party that contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If Holdings and the Borrower have not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Private-Side Information, the Administrative Agent reserves the right to post such document or notice solely on the portion of the Platform that is designated for Private Lenders.

Information required to be delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(l) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be available on the website of the SEC at http://www.sec.gov or on the website of the Borrower (provided, in each case, that the Borrower has notified the Administrative Agent (including by email) that such information is available on such website and, if requested by the Administrative Agent, shall have provided hard copies to the Administrative Agent). Information required to be delivered pursuant to this Section 5.1 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

5.2. Existence. Holdings, the Borrower and each Restricted Subsidiary will at all times preserve and keep in full force and effect (a) its existence and (b) all rights, franchises, licenses and permits necessary for the ordinary conduct of the business of Holdings, the Borrower and the Restricted Subsidiaries; provided that (i) other than in the case of clause (a) above with respect to Holdings and the Borrower, the foregoing shall not apply to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the foregoing shall not prohibit any transaction permitted under Section 6.8.

5.3. Payment of Taxes and Claims. The Borrower and each Restricted Subsidiary will pay all Taxes imposed upon it or any of its properties and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or may become a Lien on any of its properties, in each case prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such Tax or claim need be paid if (a) solely in the case of any such Tax, it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as (i) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) the failure to make such payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4. Maintenance of Properties. (a)  The Borrower and each Restricted Subsidiary will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and fire, casualty or condemnation excepted, all properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  The Borrower and each Restricted Subsidiary will take all actions reasonably necessary to protect all Intellectual Property used or useful in the business of the Borrower and the Restricted Subsidiaries, including (i) protecting the secrecy and confidentiality of the confidential information and trade secrets of the Borrower and each Restricted Subsidiary by having and enforcing a policy requiring all employees, consultants, licensees, vendors and contractors to execute confidentiality and invention assignment agreements, (ii) taking all actions reasonably necessary to ensure that none of the trade secrets of the Borrower or any Restricted Subsidiary shall fall or has fallen into the public domain and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications owned or licensed by the Borrower or any Restricted Subsidiary by having and enforcing a policy requiring any licensees of such source code (including any licensees under any source code escrow agreement) to enter into license agreements with appropriate use and nondisclosure restrictions, except in each case where the failure to take any such action, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.5. Insurance. The Borrower and the Restricted Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurance companies, such public liability insurance, third-party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets and businesses of the Borrower and the Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in the same or similar businesses operating in the same or similar locations, in each case in such amounts (with no greater risk retention), covering such risks and otherwise on such terms and conditions as shall be customary for such Persons (in each case, in the reasonable judgment of the Borrower). Without limiting the generality of the foregoing, the Borrower and the Restricted Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurance companies, flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the Flood Program, in each case in compliance with any applicable regulations of the Board of Governors. Each such policy of insurance maintained by or on behalf of the Credit Parties shall (beginning on the date which is 90 days after the Closing Date (or on such later date as the Administrative Agent may agree to in writing)) (a) in the case of liability insurance policies (other than workers’ compensation and other policies for which such endorsements are not customary), name the Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder, and (b) in the case of business interruption and casualty insurance policies, contain a customary lender’s loss payable endorsement that names the Collateral Agent, for the benefit of the Secured Parties, as a lender loss payee thereunder, and provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ (or such shorter number of days as may be agreed to by the Collateral Agent or as may be the maximum number of days permitted by applicable law) prior written notice thereof by the insurer to the Collateral Agent.

5.6. Books and Records; Inspections. The Borrower and each Restricted Subsidiary will keep proper books of record and accounts in which entries in conformity in all material respects with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in a manner to allow financial statements to be prepared in conformity with generally accepted accounting principles that are applicable in their respective jurisdictions of organization). The Borrower and each Restricted Subsidiary will permit the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent) (or their authorized representatives) to visit and inspect any of its properties, to examine, copy and make extracts from its financial and accounting records and to discuss its business, operations, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent registered public accounting firm, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that unless an Event of Default has occurred and is continuing, such visits and inspections shall be limited to not more than one visit and inspection (coordinated through the Administrative Agent) in any Fiscal Year and such visit and inspection shall be at the expense of the Borrower (it being agreed that during the continuance of an Event of Default, such visits and inspections are not limited in number or otherwise by this proviso and all such visits and inspections shall be at the expense of the Borrower). The Administrative Agent and the Lenders conducting any such visit or inspection shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent registered public accounting firm. Notwithstanding anything to the contrary in this Section 5.6, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection, examination, copying or discussion of any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or their respective designees) (i) is prohibited by applicable law or any obligations of confidentiality binding upon Holdings, the Borrower or any Restricted Subsidiary or (ii) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to Holdings, the Borrower or a Restricted Subsidiary, provided that the Borrower shall notify the Administrative Agent promptly upon obtaining knowledge that such information is being withheld and Holdings, the Borrower and the Restricted Subsidiaries shall use commercially reasonable efforts to communicate or permit the inspection, examination, copying or discussion, to the extent permitted, the applicable document, information or other matter in a way that would not violate the applicable law or any such obligation of confidentiality and, in the case of any such obligation of confidentiality, to obtain a waiver with respect thereto.

5.7. Use of Proceeds. The Borrower will use the proceeds of the Loans for the purposes set forth in Section 2.6. The Borrower will use the proceeds of the Loans in a manner consistent with Section 4.15(b) and 4.23(c).

5.8. Compliance with Laws. The Borrower and each Restricted Subsidiary will comply with all applicable laws (including all Environmental Laws and all orders of any Governmental Authorities), except (a) in the case of Sanctions Laws, the PATRIOT Act and other applicable anti-terrorism and money laundering laws and Anti-Corruption Laws, where failure to comply, individually or in the aggregate, is not material and (b) otherwise, where failure to comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.9. Environmental Matters. (a)  Environmental Disclosure. The Borrower will deliver to the Administrative Agent:

(i)  as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character (whether prepared by personnel of the Borrower or any Restricted Subsidiary or by independent consultants, Governmental Authorities or any other Persons) with respect to significant environmental, health or safety conditions or compliance matters at any Facility or with respect to any Environmental Claims;

(ii)  promptly upon an Authorized Officer of Holdings or the Borrower obtaining knowledge thereof, written notice describing in reasonable detail (A) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (B) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials present or Released at any real property which presence, Release or remedial action has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (C) Holdings or the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and

(iii)  as soon as practicable following the sending or receipt thereof by the Borrower or any Restricted Subsidiary, a copy of any and all material written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, (B) any Release required to be reported to any Governmental Authority, and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Borrower or any Restricted Subsidiary may be potentially responsible for any Hazardous Materials Activity and which has a reasonable possibility of resulting in a Material Adverse Effect.

(b)  Hazardous Materials Activities. The Borrower will, and will cause each Restricted Subsidiary to, take promptly any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrower or any Restricted Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower or any Restricted Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. If any Person becomes a Restricted Subsidiary of the Borrower (or any Subsidiary of the Borrower not theretofore a Designated Subsidiary becomes a Designated Subsidiary, including as a result of a designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Material Subsidiary), the Borrower will, as promptly as practicable, and in any event within 60 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary (if such Restricted Subsidiary is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Restricted Subsidiary owned by any Credit Party.

5.11. Additional Collateral. The Borrower will, as promptly as practicable, and in any event within 60 days (or, in the case of clause (a), 90 days) (or such longer period as the Administrative Agent may agree to in writing) furnish to the Administrative Agent written notice of (a) the acquisition by any Credit Party of, or any real property of any Credit Party otherwise becoming, a Material Real Estate Asset after the Closing Date and (b) the acquisition by any Credit Party of any other material assets (other than any assets constituting Excluded Property) after the Closing Date, other than any such assets constituting Collateral under the Collateral Documents in which the Collateral Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Collateral Document) upon the acquisition thereof.

5.12. Further Assurances. Each Credit Party will execute any and all further documents, financing statements, agreements and instruments, and take any and all further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Credit Documents, all at the expense of the Credit Parties. The Borrower will provide to the Administrative Agent and the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

5.13. Maintenance of Ratings. The Borrower will use commercially reasonable efforts to obtain and maintain a public corporate family rating from Moody’s and a public corporate credit rating from S&P, in each case in respect of the Borrower, and a public credit rating from each of Moody’s and S&P in respect of the Borrower’s ~~senior secured debt~~Tranche B Term Loans under this Agreement (it being understood, in each case, that no minimum ratings shall be required to be obtained or maintained).

5.14. Senior Indebtedness. In the event any Credit Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Credit Party shall take all such actions as shall be necessary to cause the Obligations to constitute “senior indebtedness” and “designated senior indebtedness” (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders, or an agent on their behalf, to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” (however denominated) under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness is outstanding or by which it is governed and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders, or an agent on their behalf, may have and exercise any payment blockage or other remedies available or potentially available to holders of “senior indebtedness” or “designated senior indebtedness” under the terms of such Subordinated Indebtedness.

5.15. Post-Closing Matters. The Credit Parties shall satisfy each of the requirements set forth on Schedule 5.15 on or before the date specified therein for each such requirement, or such later date as the Administrative Agent may agree to in writing.

5.16. Representation and Warranty Insurance Proceeds. Holdings shall, within five Business Days of receipt thereof, contribute any proceeds received by it under each of those certain buyer-side representation and warranties insurance policies numbered 8034421 and ET111-000-699 to the Borrower or a Guarantor Subsidiary.

5.17. Lender Calls. The Borrower shall participate in a conference call with the Administrative Agent and the Lenders once during each Fiscal Quarter of the Borrower to review the consolidated financial results of operations and the financial condition of Holdings and its Restricted Subsidiaries at such times as may be agreed to by the Borrower and the Administrative Agent.

5.18. Budget and Variances.

(a)  Each Cash Flow Forecast shall set forth, on a weekly basis, among other things, Budgeted Disbursements through the following 13-weeks substantially in the form of the Initial Cash Flow Forecast or in such other form as the Requisite Lenders and the Borrower may agree.

(b)  The Borrower shall deliver to the advisors or other designated representatives of the Requisite Lenders a Cash Flow Forecast in form reasonably satisfactory to the Requisite Lenders on or before 12:00 p.m., New York City time, commencing on March 31, 2023 and then on each four week anniversary thereafter.

(c)  The Cash Flow Forecast shall be deemed an Approved Cash Flow Forecast unless the Requisite Lenders object via email to the Borrower within three Business Days of receipt; provided that, if the Requisite Lenders object to any Cash Flow Forecast, the prior Approved Cash Flow Forecast shall remain in place and in full effect until a new Cash Flow Forecast is not objected to by the Requisite Lenders and becomes the Approved Cash Flow Forecast.

(d)  The Borrower shall deliver to the advisors or other designated representatives of the Requisite Lenders a Cash Flow Variance Report for the prior cumulative period by 12:00 p.m., New York City time on each Friday after the previous Variance Testing Period. In addition, for each Variance Testing Period, the Borrower shall not permit the Actual Disbursements to exceed the Budgeted Disbursements for such Variance Testing Period by more than the Permitted Variance.

(e)  The Administrative Agent and the Lenders (i) may assume that the Credit Parties will comply with the Approved Cash Flow Forecast (subject to Permitted Variances), (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Cash Flow Forecast. The line items in the Approved Cash Flow Forecast for payment of interest, expenses and other amounts to the Administrative Agent and the Lenders are estimates only, and the Credit Parties remain obligated to pay any and all Obligations in accordance with the terms of the Credit Documents regardless of whether such amounts exceed such estimates. Nothing in any Approved Cash Flow Forecast shall constitute an amendment or other modification of any Credit Document or other lending limits set forth therein. Notwithstanding anything herein to the contrary, the Borrower and its Subsidiaries shall only use available funds in accordance with the then applicable Approved Cash Flow Forecast (subject to Permitted Variances).

5.19. Status Updates. On a weekly basis (unless a Default or an Event of Default has occurred and is continuing at such time in which case such calls shall be more frequently if requested by the Requisite Lenders), from and after the Amendment No. 3 Effective through the Amendment No. 3 Term Loan Maturity Date, the Borrower shall hold a meeting (telephonically with reasonable notice prior thereto at times during normal business hours as may be reasonably agreed between the Borrower and the Requisite Lenders) with management of the Credit Parties, the Lenders and their respective professional advisors regarding the financial results, operations, other business developments and developments with respect to the restructuring process and milestones set forth in Section 5.20.

5.20. Milestones. Each of the Credit Parties shall ensure that each of the milestones set forth below is achieved in accordance with the applicable timing referred to below (or such later dates as may be approved in writing by the Requisite Lenders in their sole discretion):

(a)  On or before the day that is one calendar day after the Amendment No. 3 Effective Date, the Credit Parties, under the direction of the Special Committee and through the Chief Restructuring Officer, shall have begun a process to pursue and implement a comprehensive restructuring and/or recapitalization of the Indebtedness, liabilities and capital structure (a “Restructuring”) of the Credit Parties (which process shall include exploration of a plan of reorganization, an operational restructuring, a sale of some or all of the business and/or assets of the Credit Parties and/or other restructuring and financing alternatives (such plan, a “Restructuring Business Plan”).

(b)  On or before March 17, 2023, the Credit Parties shall have held an in-person meeting with the Requisite Lenders and their professional advisors during which the Credit Parties shall deliver and present the Restructuring Business Plan.

(c)  On or before April 14, 2023, the Credit Parties shall have negotiated a transaction support agreement or restructuring support agreement with respect to a Restructuring upon terms and in form and substance reasonably acceptable to the Requisite Lenders.

(d)  Following the Amendment No. 3 Effective Date, the Credit Parties shall use their commercially reasonable efforts to promptly obtain (x) an amendment to the indenture governing the Pubco Convertible Notes in form and substance reasonably acceptable to the Backstop Lenders and the Borrower, which shall include, among other things, consent to the making of and the full quantum of the Incremental Term Loan Facility and (y) forbearance with respect to interest payments on the Pubco Convertible Notes from a majority of holders thereof.

5.21. Successor Agent. The Borrower shall use its commercially reasonable efforts to consummate the appointment of UMB Bank, N.A. as the successor Agent after the Reallocation Date.

SECTION 6. NEGATIVE COVENANTS

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Credit Party covenants and agrees with the Administrative Agent, the Collateral Agent and the Lenders that:

6.1. Indebtedness. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)  the Indebtedness created under the Credit Documents (including pursuant to Sections 2.24, 2.25 and 2.26);

(b)  Indebtedness of the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than Holdings, the Borrower or any Restricted Subsidiary, (ii) such Indebtedness owing by any Credit Party to a Restricted Subsidiary that is not a Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Indebtedness Subordination Agreement and (iii) such Indebtedness owing by any Restricted Subsidiary that is not a Credit Party to any Credit Party is permitted as an Investment under Section 6.6 (other than in reliance on Section 6.6(r));

(c)  Guarantees incurred in compliance with Section 6.6(d);

(d)  Indebtedness existing on the Closing Date and set forth on Schedule 6.1, or incurred pursuant to credit facilities existing on the Closing Date and set forth on Schedule 6.1 (in an aggregate principal amount not to exceed the amount set forth on Schedule 6.1 in respect of such credit facilities), and Refinancing Indebtedness in respect thereof;

(e)  (i) Indebtedness of the Borrower or any Restricted Subsidiary (A) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets of the Borrower or any Restricted Subsidiary, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (B) assumed in connection with the acquisition of any fixed or capital assets of the Borrower or any Restricted Subsidiary, provided, in the case of this clause (i), that at the time of incurrence or assumption of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $~~20~~5,000,000 and (y) ~~33~~8.4% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(f)  (i) Indebtedness of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed after the Closing Date by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an Acquisition or other Investment permitted hereunder, provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (B) immediately after giving effect to the Borrower or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving Pro Forma Effect thereto, the Specified Permitted Indebtedness Ratio Requirement shall have been satisfied, and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);

(g)  Indebtedness of the Borrower or any Restricted Subsidiary arising from any agreement in the form of purchase price adjustments, earn-outs, non-competition agreements, indemnification obligations or other arrangements representing Acquisition Consideration or deferred payments of a similar nature incurred in connection with any Acquisition or other Investment permitted by Section 6.6 (other than in reliance on Section 6.6(r)) or any Disposition permitted by Section 6.8, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing the performance of Holdings, the Borrower or any such Restricted Subsidiary pursuant to any such agreement; provided that, with respect to any Indebtedness existing or incurred pursuant to this clause (g) with respect to unpaid earn-outs, the amount of any unpaid earn-out shall not exceed 35% of the Acquisition Consideration of the Acquisition or Investment to which such unpaid earn-out relates;

(h)  [Reserved];

(i)  [Reserved];

(j)  [Reserved];

(k)  [Reserved];

~~(h)  (i) Indebtedness of Restricted Subsidiaries that are not Credit Parties, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

~~(i)  (i) Indebtedness of the Borrower and the Restricted Subsidiaries, provided that at the time of incurrence of such Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

~~(j)  (i) Permitted Pari Passu Secured Indebtedness, Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness, provided that (A) the aggregate amount of Indebtedness incurred under this clause (i) on any date shall not exceed the Incremental Amount as of such date, (B) the final scheduled maturity of any such Indebtedness shall not be earlier than the latest Maturity Date in effect as of the date of the incurrence thereof, (C) the weighted average life to maturity of any such Indebtedness shall be no shorter than the longest remaining weighted average life to maturity of any Class of Loans outstanding as of the date of the incurrence thereof (and, for purposes of determining the weighted average life to maturity of any such outstanding Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (D) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (E) the Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by an Authorized Officer of the Borrower, confirming compliance with the conditions set forth in clause (A) above and, if such Indebtedness or any portion thereof is being incurred in reliance on clause (c) of the definition of the term “Incremental Amount”, setting forth a reasonably detailed calculation of the Incremental Amount under such clause, and (F) in the case of any Permitted Pari Passu Secured Indebtedness, such Indebtedness is subject to the MFN Adjustment as if such Indebtedness were incurred as Incremental Term Loans; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

~~(k)  (i) Permitted Pari Passu Secured Indebtedness, Permitted Junior Lien Secured Indebtedness and Permitted Unsecured Indebtedness that, in each case, refinances or replaces in whole or in part, any Loans or unused Commitments; provided that (A) the original aggregate principal amount of such Indebtedness shall not exceed the aggregate principal amount of such Loans or Commitments being refinanced or replaced (except by an amount no greater than accrued and unpaid interest or commitment fees on such Loans or Commitments, and any fees, premiums and expenses relating to such refinancing or replacement), (B) if such Indebtedness if Permitted Pari Passu Secured Indebtedness, such Indebtedness is not in the form of loans and is subject to the MFN Adjustment as if such Indebtedness were incurred as Incremental Term Loans, (C) the final scheduled maturity of such Indebtedness shall not be earlier than the Maturity Date of the Class of Loans being refinanced, (D) the weighted average life to maturity of such Indebtedness (if other than in the form of revolving loans) shall be no shorter than the remaining weighted average life to maturity of the Class of Loans being refinanced (and, for purposes of determining the weighted average life to maturity of any such refinanced or replaced Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (E) such Loans being refinanced or replaced shall be repaid or prepaid substantially concurrently with the date such Indebtedness is incurred and (F) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (C) and (D) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (C) and (D) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

(l)  (i) revolving credit Indebtedness of the Borrower and/or any Guarantor Subsidiary in an aggregate principal amount at any time outstanding, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, not exceeding the sum of (A) the greater of (1) $65,000,000 and (2) the Borrowing Base (as defined in the ABL Credit Agreement) plus (B) $25,000,000 plus (C) other “Obligations” (as defined in the ABL Credit Agreement) not constituting principal of any loan under the ABL Credit Agreement, (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or this clause (ii) and (iii) the Guarantees of any Indebtedness permitted under clause (i) or (ii) above by any Credit Party; provided that (I) such Indebtedness is not Guaranteed by any Person other than the Credit Parties, (II) such Indebtedness is not secured by any assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral and (III) if such Indebtedness is secured, the administrative agent, collateral agent and/or any similar representative acting on behalf of the holders of such Indebtedness shall have become party to the ABL Intercreditor Agreement, providing that the Liens on the Term Priority Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Term Priority Collateral created under the Credit Documents;

~~(m)  (i) Indebtedness of the Borrower and/or any Restricted Subsidiary, provided that (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof (but without netting the Cash proceeds of such Indebtedness for purposes of calculating Unrestricted Cash), the Specified Permitted Indebtedness Ratio Requirement shall have been satisfied, (B) the final scheduled maturity of any such Indebtedness shall not be earlier than the latest Maturity Date in effect as of the date of the incurrence thereof, (C) the weighted average life to maturity of any such Indebtedness shall be no shorter than the longest remaining weighted average life to maturity of any Class of Loans outstanding as of the date of the incurrence thereof (and, for purposes of determining the weighted average life to maturity of any such outstanding Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (D) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (E) at the time of incurrence of any such Indebtedness by Restricted Subsidiaries that are not Credit Parties and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i) incurred by Restricted Subsidiaries that are not Credit Parties, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the Non-Credit Party Cap, (F) the Permitted Intercreditor Agreement Requirement shall have been satisfied, (G) the Administrative Agent shall have received a certificate, dated the date such Indebtedness is incurred and signed by an Authorized Officer of the Borrower, setting forth a reasonably detailed calculation confirming compliance with the condition set forth in clause (A) above, and (H) in the case of any Permitted Pari Passu Secured Indebtedness, such Indebtedness is subject to the MFN Adjustment as if such Indebtedness were incurred as Incremental Term Loans; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (B) and (C) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (B) and (C) above); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

(m)  [Reserved];

(n)  Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository, credit card, debit cards and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;

(o)  Indebtedness incurred in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments issued or created by the Borrower or any Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements, including in respect of workers’ compensation claims, unemployment insurance (including premiums related thereto), vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(p)  Indebtedness in respect of, or in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments relating to, tenders, statutory obligations, performance, bid, appeal, stay, customs, surety and return-of-money bonds, performance and completion guarantees and similar obligations of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business (including relating to any litigation being contested in good faith and not constituting an Event of Default under Section 8.1(h)) and not in connection with the borrowing of money or any Hedge Agreements;

(q)  Indebtedness owed to current or former officers, directors or employees of the Borrower or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption of Equity Interests in the Borrower permitted by Section 6.4;

(r)  Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, incurred in the ordinary course of business;

(s)  [Reserved];

(t)  [Reserved];

~~(s)  (i) Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with an Acquisition or other Investment permitted hereunder, provided that (A) the final scheduled maturity of any such Indebtedness shall not be earlier than the latest Maturity Date in effect as of the date of the incurrence thereof, (B) the weighted average life to maturity of any such Indebtedness shall be no shorter than the longest remaining weighted average life to maturity of any Class of Loans outstanding as of the date of the incurrence thereof (and, for purposes of determining the weighted average life to maturity of any such outstanding Loans, the effects of any prepayments made prior to the date of the determination shall be disregarded), (C) such Indebtedness satisfies the Specified Permitted Indebtedness Documentation Requirements, (D) in the case of any Permitted Pari Passu Secured Indebtedness, such Indebtedness is subject to the MFN Adjustment as if such Indebtedness were incurred as Incremental Term Loans, (E) immediately after giving effect to the Borrower or any Restricted Subsidiary becoming liable with respect to such Indebtedness (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving Pro Forma Effect thereto, the Specified Permitted Indebtedness Ratio Requirement shall have been satisfied, (F) at the time of incurrence of any such Indebtedness by Restricted Subsidiaries that are not Credit Parties and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i) incurred by Restricted Subsidiaries that are not Credit Parties, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the Non-Credit Party Cap, and (G) the Permitted Intercreditor Agreement Requirement shall have been satisfied; provided further that such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be extended, renewed or refinanced with Long-Term Indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (A) and (B) above so long as (x) such credit facility includes customary “rollover” provisions that are subject to no conditions precedent other than (I) the occurrence of the date specified for the “rollover” and (II) that no payment or bankruptcy event of default shall have occurred and be continuing and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (A) and (B) above), and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

~~(t)  (i) Capital Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 6.9; provided that at the time of consummation of such Sale/Leaseback Transaction and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $5,000,000 and (y) 8.4% of Consolidated Adjusted EBITDA for the most recently ended Test Period; and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);~~

(u)  Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment expressly permitted hereunder;

(v)  to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this Section 6.1;

(w)  (i) Guarantees by the Borrower or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(x)  Indebtedness of the Borrower or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(y)  Indebtedness of the Borrower or any Restricted Subsidiary representing deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of Holdings (or any direct or indirect parent thereof), the Borrower or any Restricted Subsidiary in the ordinary course of business;

(z)  to the extent constituting Indebtedness, obligations arising under the Merger Agreement;

(aa) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 8.1(i);

(bb) ~~to the extent constituting Indebtedness, obligations arising under agreements governing any Permitted Factoring Transactions~~[Reserved];

(cc) Indebtedness of the Borrower and/or any Restricted Subsidiary owed to Pubco in an amount not to exceed $125,000,000; provided that (i) the stated maturity of such Indebtedness shall be no earlier than the Tranche B Term Loan Maturity Date, (ii) the interest rate applicable to such Indebtedness shall not exceed the interest rate applicable to the Pubco Convertible Notes and (iii) such Indebtedness shall be contractually-subordinated in right of payment (as determined by the Borrower in good faith) to the Tranche B Term Loans; and

(dd) Guarantees by the Borrower and/or any Restricted Subsidiary of the Pubco Convertible Notes in an amount not to exceed $125,000,000.

For the avoidance of doubt and notwithstanding anything herein to the contrary, the accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

6.2. Liens. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired or licensed, or assign or sell any income, profits or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:

(a)  Liens created under the Credit Documents;

(b)  Permitted Encumbrances;

(c)  any Lien on any asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth on Schedule 6.2, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien (it being understood that individual financings of the type permitted under Section 6.1(e) provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.1(d) as Refinancing Indebtedness in respect thereof;

(d)  Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.1(e) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(e)  any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto), other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) (it being understood that individual financings of the type permitted under Section 6.1(e) provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount or upfront fees and any fees, premiums and expenses relating to such extension, renewal or refinancing);

(f)  [Reserved];

(g)  [Reserved];

~~(f)  Liens on the Collateral securing Permitted Incremental Equivalent Indebtedness and obligations relating thereto not constituting Indebtedness;~~

~~(g)  Liens on the Collateral securing Permitted Credit Agreement Refinancing Indebtedness and obligations relating thereto not constituting Indebtedness;~~

(h)  Liens on the Collateral securing Permitted Revolving Indebtedness, Designated Hedge Obligations (as defined in the ABL Credit Agreement), Designated Cash Management Services Obligations (as defined in the ABL Credit Agreement), and obligations relating to the foregoing not constituting Indebtedness;

(i)  in connection with any Disposition permitted under Section 6.8, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

~~(j)  in the case of (i) any Restricted Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any encumbrance, restriction or other Lien, including any put and call arrangements, related to the Equity Interests in such Restricted Subsidiary or such other Person set forth in (A) its Organizational Documents or any related joint venture, shareholders’ or similar agreement, in each case so long as such encumbrance or restriction is applicable to all holders of the same class of Equity Interests or is otherwise of the type that is customary for agreements of such type, or (B) in the case of any Person that is not a Restricted Subsidiary, in any agreement or document governing Indebtedness of such Person;~~

(j)  [Reserved];

(k)  any Lien on assets and Equity Interests of Restricted Subsidiaries that are not Credit Parties (including Equity Interests owned by such Persons); provided that (i) such Lien on the Collateral granted in reliance on this clause (k) and is pari passu or junior to the Liens securing the Obligations shall be subject to a Permitted Intercreditor Agreement and (ii) such Lien shall secure only Indebtedness or other obligations of Restricted Subsidiaries that are not Credit Parties;

(l)  Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder;

(m)  nonexclusive outbound licenses of Intellectual Property granted by the Borrower or any Restricted Subsidiary in the ordinary course of business that do not materially detract from the value of the affected asset or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(n)  any Lien in favor of the Borrower or any Restricted Subsidiary (other than Liens on assets of any Credit Party in favor of a Restricted Subsidiary that is not a Credit Party);

(o)  (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Borrower and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(p)  receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien;

(q)  ~~Liens on fixed or capital assets subject to any Sale/Leaseback Transaction permitted under Section 6.9; provided that (i) such Liens secure only Indebtedness permitted by Section 6.1(t) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Borrower or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens;~~[Reserved];

(r)  Liens on Cash and Cash Equivalents securing obligations in respect of any Hedge Agreements permitted hereunder and entered into in the ordinary course of business; provided that at the time of the incurrence of such Liens, the aggregate amount of Cash and Cash Equivalents secured by Liens permitted by this clause does not exceed the greater of (i) $7,500,000 and (ii) 12.5% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(s)  ~~Liens securing Permitted Ratio Indebtedness and obligations relating thereto not constituting Indebtedness~~[Reserved];

(t)  ~~Liens securing Permitted Incurred Acquisition Indebtedness and obligations relating thereto not constituting Indebtedness~~[Reserved];

(u)  Liens on the Equity Interests of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons;

(v)  [Reserved]; and

(w)  [Reserved].

~~(v)  Liens on receivables and related assets incurred in connection with Permitted Factoring Transactions (including Liens on such receivables resulting from precautionary UCC or PPSA filings or from recharacterization or any such with Permitted Factoring Transactions as a financing or a loan); and~~

~~(w)  other Liens securing Indebtedness or other obligations, provided that at the time of the incurrence of such Liens and the related Indebtedness and other obligations and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured by Liens permitted by this clause does not exceed the greater of (i) $15,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period.~~

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests that constitute Collateral other than pursuant to Section 6.2(a), 6.2(e), 6.2(~~f), 6.2(~~g), 6.2(h), 6.2(i), 6.2(~~j), 6.2(~~k)~~,~~ or 6.2(n)~~, 6.2(s) or 6.2(w)~~.

6.3. No Further Negative Pledges. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, whether now owned or hereafter acquired, to secure any Obligations; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by any Credit Document, (b) restrictions and conditions existing on the Closing Date identified on Schedule 6.3, and amendments, modifications, extensions and renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (c) in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions and conditions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or, in the case of clause (ii), in any agreement or instrument relating to Indebtedness of such Person, provided in each case that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary or to the Equity Interests in such other Person (including any Unrestricted Subsidiary), as applicable, (d) restrictions and conditions imposed by any agreement or document governing secured Indebtedness permitted by this Agreement, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens and proceeds and products of, and after-acquired property that is affixed or incorporated into, such assets, (e) restrictions and conditions imposed by agreements relating to Indebtedness permitted by Section 6.1(f), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (f) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (g) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (h) restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (i) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (j) customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (k) restrictions and conditions contained in any Permitted Revolving Indebtedness as in effect on the Closing Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (l) restrictions contained in any agreement or instrument in effect at the time any Person becomes a Subsidiary, or any agreement or instrument assumed in connection with any acquisition of assets from any Person, provided that such agreements and instruments were not entered into solely in contemplation of such Person becoming a Subsidiary or of such acquisition of assets from such Person, and amendments, modifications, replacements, renewals or extensions thereof (including any such renewals or extension arising as a result of a renewal, extension or refinancing of any Indebtedness containing such restriction), provided, in each case, that the scope of any such restriction shall not have been expanded as a result thereof, (m) restrictions constituting Permitted Liens and (n) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted by Section 6.1 to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions and conditions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

6.4. Restricted Junior Payments. Neither the Borrower nor any Restricted Subsidiary will declare or pay or make, directly or indirectly, any Restricted Junior Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)  the Borrower and any Restricted Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in additional Equity Interests in such Person permitted hereunder;

(b)  any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, and declare and make other Restricted Junior Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Borrower and the Restricted Subsidiaries);

(c)  the Borrower may make payments in respect of, or repurchases of its Equity Interests deemed to occur upon the “cashless exercise” of stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or Equity Interests represents a portion of the exercise price of such options or rights or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;

(d)  the Borrower and any other Restricted Subsidiary may make (and may make Restricted Junior Payments to Holdings to enable Holdings (or any direct or indirect parent thereof) to make) cash payments in lieu of the issuance of fractional shares representing insignificant interests in such Person in connection with any dividend, split or combination of its Equity Interests or any Acquisition or in connection with the exercise of warrants, options or other Securities convertible into or exchangeable for Equity Interests in such Person;

(e)  each Restricted Subsidiary (other than the Borrower) may repurchase its Equity Interests owned by any of its minority owners upon a direct or indirect Disposition of such Restricted Subsidiary or of all or substantially all of such Restricted Subsidiary’s assets, provided that such Disposition is permitted under this Agreement;

~~(f)  the Borrower and each other Restricted Subsidiary may make any other Restricted Junior Payment in an amount not to exceed the Net Proceeds of any Designated Equity Issuance (other than any such proceeds that are otherwise relied upon under this clause with respect to any other Restricted Junior Payment or are relied upon under Section 6.6(w)) made after the Closing Date but not more than 90 days prior to the time of such Restricted Junior Payment, so long as, with respect to any such Restricted Junior Payment, no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would result therefrom;~~

(f)  [Reserved];

(g)  each Restricted Subsidiary (other than the Borrower) may make Restricted Junior Payments with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Borrower and the Restricted Subsidiaries, as applicable), it being understood that any such Restricted Subsidiary may exclude one or more classes of Equity Interests from any such Restricted Junior Payment so long as the class or classes of Equity Interests owned by the Borrower or any other Restricted Subsidiary are not excluded from any such Restricted Junior Payment;

(h)  the Borrower and any other Restricted Subsidiary may make Restricted Junior Payments to Holdings:

(i)  the proceeds of which will be used by Holdings to pay (or to make a Restricted Junior Payment to or Investment in any direct or indirect parent thereof to enable it or another such parent to pay) (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) that are reasonable and customary and incurred in the ordinary course of business, and (B) any reasonable and customary indemnification claims made by directors, officers or employees of Holdings (or any direct or indirect parent thereof); provided that the aggregate amount of all Restricted Junior Payments made in reliance on clause (h)(i)(A), together with the aggregate amount of all Restricted Junior Payments made in reliance on clause (h)(v) below, shall not exceed $500,000 in any Fiscal Year;

(ii)  the proceeds of which will be used by Holdings to pay its Taxes or Taxes of the Borrower or any other Restricted Subsidiary (or to make Permitted Tax Distributions);

(iii)  the proceeds of which will be used to repurchase, retire or otherwise acquire the Equity Interests in Holdings (or to make a Restricted Junior Payment to or an Investment in direct or indirect parent thereof to enable it or another parent to repurchase, retire or otherwise acquire its Equity Interests) from future, current or former officers, directors, employees, managers, partners, consultants or independent contractors of Holdings, the Borrower, any other Restricted Subsidiary or any direct or indirect parent thereof (or their respective estates, heirs, beneficiaries under their estates, family members, spouses, former spouses, domestic partners or former domestic partners), in each case in connection with the resignation, termination, death or disability of any such officers, directors, employees, managers, partners, consultants or independent contractors or a sale of the division or Subsidiary as to which such Person is an officer, director, employee, manager, partner, consultant or independent contractor, as the case may be, or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements, partnership agreement or equity holders’ agreement in an aggregate amount (except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement, partnership agreement or equity holders’ agreement) not in excess of $5,500,000 in any Fiscal Year plus any unutilized portion of such amount in any preceding Fiscal Year ended after the Closing Date; provided that the amounts set forth in this clause (iii) may be further increased by (1) the proceeds of any key-man life insurance received by the Borrower, any other Restricted Subsidiary or, to the extent contributed in cash as common equity to the Borrower, Holdings (or any direct or indirect parent thereof) (solely with respect to the calendar year in which such proceeds are received but without limiting any carry-over thereof permitted above), plus (2) to the extent contributed in cash as common equity to the Borrower and not theretofore utilized to make a Restricted Junior Payment under this clause (iii), the Net Proceeds from the sale of Equity Interests by Holdings (or any direct or indirect parent thereof), in each case to officers, directors, employees, managers, partners, consultants or independent contractors of Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Subsidiaries that occurs after the Closing Date, plus (3) the amount of any cash bonuses otherwise payable to any future, current or former officer, director, employee, manager, partner, consultant or independent contractor of Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Subsidiaries that are foregone in return for the receipt of Equity Interests of Holdings (or any direct or indirect parent thereof) pursuant to a deferred compensation plan of such entity (and in no event shall any such contributed amounts that are so utilized increase the Available Basket Amount); provided further that cancelation of Indebtedness owing to Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Subsidiaries from officers, directors, employees, managers, partners, consultants or independent contractors of Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Subsidiaries in connection with any such repurchase of Equity Interests will not be deemed to constitute a Restricted Junior Payment for purposes of this Section or any other provision of this Agreement;

(iv)  the proceeds of which will be used by Holdings (or any direct or indirect parent thereof) to pay, other than to Affiliates of Holdings, a portion of any customary fees and expenses related to any equity offering by Holdings (or any direct or indirect parent thereof) (including Initial Public Company Costs) or any issuance, incurrence or offering of Indebtedness, any Disposition or Acquisition or other Investment, in each case whether or not successful;

(v)  the proceeds of which will be used by Holdings (or any direct or indirect parent thereof) to pay customary salary, bonus and other benefits payable to officers, directors, employees, managers, partners, consultants or independent contractors of Holdings (or any direct or indirect parent thereof) to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the other Restricted Subsidiaries; provided that the aggregate amount of all Restricted Junior Payments made in reliance on this clause (h)(v), together with the aggregate amount of all Restricted Junior Payments made in reliance on clause (h)(i)(A) above, shall not exceed $500,000 in any Fiscal Year; and

(vi)  [Reserved];

(i)  [Reserved];

~~(vi)  the proceeds of which will be used by Holdings (or any direct or indirect parent thereof) to pay amounts that would then be permitted to be paid directly by the Borrower or any other Restricted Subsidiary under Section 6.10 (other than Section 6.10(c)));~~

~~(i)  the Borrower and any other Restricted Subsidiary may pay any dividend or distribution within 30 days after the date of declaration thereof, if on the date of declaration such payment would have complied with the other provisions of this Section 6.4;~~

(j)  the Borrower and any other Restricted Subsidiary may honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(k)  to the extent constituting Restricted Junior Payments of the type referred to in clause (a) or (b) of the definition of such term, the Borrower and the Restricted Subsidiaries may consummate the transactions permitted by Section 6.6 (other than in reliance on Section 6.6(r)), Section 6.8 (other than in reliance on Section 6.8(b)(i)(D)) and Section 6.10 (other than Section 6.10(c)) (it being understood that this clause (k) may be relied on to consummate any transaction that is technically subject to this Section 6.4 but is intended to be restricted primarily by any such other Section, but may not be relied on to consummate any transaction that is intended to be restricted primarily by this Section 6.4);

(l)  the Borrower and the Restricted Subsidiaries may make regularly scheduled interest and principal payments or any other required payments as and when due in respect of any Junior Indebtedness (including, for the avoidance of doubt, in respect of the Indebtedness permitted under Section 6.1(cc)) (including any “AHYDO catch-up payment” with respect to, and required by the terms of, any indebtedness of the Borrower or any Restricted Subsidiary), other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(m)  the Borrower and the Restricted Subsidiaries may refinance Junior Indebtedness with the proceeds of other Indebtedness to the extent permitted under Section 6.1;

(n)  the Borrower and the Restricted Subsidiaries may make payments of or in respect of Junior Indebtedness made solely with Equity Interests in the Borrower (other than Disqualified Equity Interests);

(o)  the Borrower and the Restricted Subsidiaries may convert any Indebtedness to Equity Interests (other than Disqualified Equity Interests) in Holdings or any direct or indirect parent thereof;

(p)  ~~after a Qualifying IPO, so long as no Event of Default exists on the date of declaration thereof or would result therefrom, the Borrower may make Restricted Junior Payments to Holdings to permit Restricted Junior Payments to the equity holders of Holdings (or any direct or indirect parent thereof) in an aggregate amount not exceeding 6.0% per annum of the Net Proceeds from such Qualifying IPO contributed to the Borrower; provided that the Available Basket Amount shall be reduced by a corresponding amount of any such Restricted Junior Payments;~~[Reserved];

(q)  the Borrower may (and may pay Restricted Junior Payments to enable Holdings (or any direct or indirect parent thereof) to) redeem in whole or in part any Equity Interests in the Borrower or Holdings (or any direct or indirect parent thereof) solely as part of an exchange for another class of Equity Interests or rights to acquire Equity Interests or with proceeds from substantially concurrent equity contributions from, or issuances of new shares of its Equity Interests to, any Person other than the Borrower or any of its Subsidiaries (and in no event shall such contribution or issuance so utilized increase the Available Basket Amount); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests in the Borrower or Holdings (or such direct or indirect parent thereof) are no more adverse (taken as a whole) to the Lenders than those contained in the Equity Interests redeemed thereby;

(r)  the Borrower and any other Restricted Subsidiary may make (or may pay Restricted Junior Payments to enable Holdings (or any direct or indirect parent thereof) to make) payments in respect of withholding or similar taxes payable by or with respect to any future, current or former officers, directors, employees, managers, partners, consultants or independent contractors (or their respective Affiliates, estates, heirs, beneficiaries under their estates, family members, spouses, former spouses, domestic partners or former domestic partners) of Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Restricted Subsidiaries, and any repurchases of Equity Interests deemed to occur upon, in each case, the exercise, vesting or settlement, as applicable, of stock options, warrants, restricted equity or similar equity incentive awards or rights if such Equity Interests represent a portion of the exercise price of such stock options, warrants, restricted equity or similar equity incentive awards or rights or required withholding or similar taxes with respect to such stock options, warrants, restricted equity or similar equity incentive awards or rights;

(s)  ~~the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the amount of any such Restricted Junior Payment shall not exceed the Available Basket Amount at the time such Restricted Junior Payment is made;~~[Reserved];

(t)  the Borrower and the Restricted Subsidiaries may make additional Restricted Junior Payments, provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period (or in the case of any Restricted Junior Payment of the type described in clause (a) of the definition thereof, the Test Period most recently ended prior to the time of the declaration thereof), shall not exceed 2.50:1.00; and

(u)  the Borrower and/or the Restricted Subsidiaries may make additional Restricted Junior Payments to Pubco, the proceeds of which shall be used substantially concurrently by Pubco for Pubco to make any required prepayment or repayment of the Pubco Convertible Notes; provided that the amount of any such Restricted Junior Payments to Pubco shall not exceed the amount of Indebtedness that is permitted to be incurred by the Borrower and/or the Restricted Subsidiaries pursuant to Section 6.1(cc) and any accrued interest or premium thereon.

6.5. Restrictions on Subsidiary Distributions. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary, (b) to repay or prepay any Indebtedness owing by such Restricted Subsidiary to the Borrower or any Restricted Subsidiary, (c) to make loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee the Obligations or (d) to transfer, lease or license any of its assets to the Borrower or any other Restricted Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Credit Document, (ii) restrictions and conditions existing on the Closing Date identified on Schedule 6.5, and amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition), provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (iii) in the case of (A) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (B) in the case of restrictions and conditions referred to in clause (d) above, the Equity Interests in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), restrictions imposed by the Organizational Documents of such Restricted Subsidiary or such other Person or contained in any related joint venture, shareholders’ or similar agreement or, in the case of clause (B), in any agreement or instrument relating to Indebtedness of such Person, provided in each case that such restrictions and conditions apply only to such Restricted Subsidiary and to any Equity Interests in such Restricted Subsidiary or to the Equity Interests in such other Person (including any Unrestricted Subsidiary), as applicable, (iv) in the case of restrictions and conditions referred to clause in (d) above, restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.1, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or subject to such Liens and proceeds and products of, and after-acquired property that is affixed or incorporated into, such assets, (v) restrictions and conditions imposed by any agreement or document governing Indebtedness permitted by Section 6.1(f), provided that such restrictions and conditions apply only to Persons that are permitted under such Section to be obligors in respect of such Indebtedness and are not less favorable to the Lenders than the restrictions and conditions imposed by such Indebtedness (or, in the case of any Refinancing Indebtedness, by the applicable Original Indebtedness) at the time such Indebtedness first became subject to Section 6.1, (vi) in connection with the sale of any Equity Interests in a Subsidiary or any other assets, customary restrictions and conditions contained in agreements relating to such sale pending the completion thereof, provided that such restrictions and conditions apply only to the Subsidiary or the other assets to be sold and such sale is permitted under Section 6.8, (vii) restrictions and conditions imposed by any agreement or document governing Indebtedness of any Restricted Subsidiary that is not, and is not required to become, a Credit Party hereunder, provided that such restrictions and conditions apply only to such Restricted Subsidiary, (vii) in the case of restrictions and conditions referred to in clause (d) above, restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (ix) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (x) in the case of restrictions and conditions referred to in clause (d) above, customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property, (xi) restrictions contained in any Permitted Revolving Indebtedness as in effect on the Closing Date and amendments, modifications, extensions and renewals thereof, provided, in each case, that the scope of any such restriction or condition shall not have been expanded as a result thereof, (xii) restrictions contained in any agreement or instrument in effect at the time any Person becomes a Subsidiary, or any agreement or instrument assumed in connection with any acquisition of assets from any Person, provided that such agreements and instruments were not entered into solely in contemplation of such Person becoming a Subsidiary or of such acquisition of assets from such Person, and amendments, modifications, replacements, renewals or extensions thereof (including any such renewals or extension arising as a result of a renewal, extension or refinancing of any Indebtedness containing such restriction), provided, in each case, that the scope of any such restriction shall not have been expanded as a result thereof, (xiii) restrictions constituting Permitted Liens and (xiv) restrictions and conditions contained in any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Section 6.1 to the extent, in the good faith judgment of the Borrower, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Borrower has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Credit Parties to meet their obligations under the Credit Documents.

6.6. Investments. Neither the Borrower nor any Restricted Subsidiary will purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior thereto), hold, make or otherwise permit to exist any Investment in any other Person, or make any Acquisition, except:

(a)  Investments in Cash and Cash Equivalents and in assets that were Cash Equivalents when such Investment was made;

(b)  (i) Investments existing (or that are made pursuant to legally binding written commitments existing) on the Closing Date and, in each case, set forth on Schedule 6.6, and any modification, replacement, renewal, reinvestment or extension of any such Investment so long as the amount of any Investment permitted pursuant to this clause (b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date (as set forth on Schedule 6.6) or as otherwise permitted by (and made in reliance on) another clause this Section 6.6, and (ii) the Merger Transactions;

(c)  Investments (i) by the Borrower or any Restricted Subsidiary in any Credit Party~~,~~ and (ii) by any Restricted Subsidiary that is not a Credit Party in any other Restricted Subsidiary that is not a Credit Party ~~and (iii) by the Borrower or any other Credit Party in any Restricted Subsidiary that is not a Credit Party; provided that (A) in the case of any such Investment in a Restricted Subsidiary, such investees are Restricted Subsidiaries prior to such Investments (or such Equity Interests in a Restricted Subsidiary are held as the result of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) and (B) the amount of any such Investment in Restricted Subsidiaries that are not Credit Parties made in reliance on clause (iii) shall not cause the aggregate amount of all Investments outstanding in reliance on clause (iii), together with the aggregate amount of all Guarantees by the Credit Parties of Indebtedness or other monetary obligations of the Restricted Subsidiaries that are not Credit Parties outstanding in reliance on clause (d) below, in each case measured at the time such Investment is made, to exceed the greater of (I) $15,000,000 and (II) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;~~;

(d)  Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other monetary obligations of the Borrower or any other Restricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Restricted Subsidiary shall not Guarantee any Permitted Credit Agreement Refinancing ~~Indebtedness, any Permitted Incremental Equivalent~~ Indebtedness, any Permitted Revolving Indebtedness or any Subordinated Indebtedness unless (A) such Restricted Subsidiary has Guaranteed the Obligations pursuant hereto and (B) in the case of Subordinated Indebtedness, such Guarantee is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of such Subordinated Indebtedness and (ii) any Guarantee by the Borrower or any other Credit Party of Indebtedness or other monetary obligations of any Restricted Subsidiary that is not a Credit Party ~~made in reliance on~~shall not be permitted under this clause (d) ~~shall not cause the aggregate amount of all such Guarantees, together with the aggregate amount of all Investments by the Credit Parties in Restricted Subsidiaries that are not Credit Parties outstanding in reliance on clause (c)(iii) above, in each case measured at the time such Guarantee is made, to exceed the greater of (A) $15,000,000 and (B) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period;~~;

(e)  (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (ii) deposits, prepayments and other credits to suppliers or licensors made in the ordinary course of business;

(f)  Investments made as a result of the receipt of noncash consideration from any Disposition in compliance with Section 6.8;

(g)  Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Junior Payment in the form of Equity Interests, evidences of Indebtedness or other Securities (but not any additions thereto made after the date of the receipt thereof);

(h)  Investments in the form of Hedge Agreements permitted under Section 6.12;

(i)  payroll, travel and similar advances to directors, officers and employees of the Borrower or any Restricted Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Restricted Subsidiary for accounting purposes and that are made in the ordinary course of business;

(j)  loans or advances to directors, officers, employees, managers, partners, consultants or independent contractors (or, the case of clause (iii) below, any future, current or former officer, director, employee, manager, partner, consultant or independent contractor (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates)) of Holdings (or any direct or indirect parent thereof), the Borrower or any other Restricted Subsidiary (i) for travel, entertainment, relocation and analogous ordinary business purposes in the ordinary course of business, (ii) in connection with such Person’s purchase of Equity Interests in the Borrower, provided that no Cash or Cash Equivalents is actually advanced pursuant to this clause (ii) other than to pay Taxes due in connection with such purchase unless such Cash or Cash Equivalents are promptly repaid or contributed to the Borrower in Cash as common equity, and (iii) for other purposes, provided that, in the case of any such Investment made in reliance on this clause (iii), such Investment shall not cause the aggregate amount of Investments outstanding in reliance on this clause (iii), measured at the time such Investment is made, to exceed the greater of (x) $3,750,000 and (y) 6.25% of Consolidated Adjusted EBITDA for the most recently ended Test Period;

(k)  [Reserved];

(l)  [Reserved];

~~(k)  Permitted Acquisitions; provided that the Acquisition Consideration paid for all the Permitted Acquisitions made in reliance on this clause (k), to the extent attributable to the acquisition of (i) assets acquired by any Restricted Subsidiary that is not a Credit Party or would otherwise not constitute Collateral or (ii) the Equity Interests in any Person that does not become a Guarantor Subsidiary, shall not cause the aggregate amount of Acquisition Consideration paid for all the Permitted Acquisitions made in reliance on this clause (k), measured at the time such Permitted Acquisition is consummated, to exceed the greater of (x) $20,000,000 and (y) 35% of Consolidated Adjusted EBITDA for the most recently ended Test Period;~~

~~(l)  Investments (i) by the Borrower or any other Credit Party in any Restricted Subsidiary that is not a Credit Party to the extent made with Cash or Cash Equivalents necessary to fund a Permitted Acquisition permitted hereunder, (ii) by the Borrower or any other Credit Party in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by the Borrower and the Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in the Borrower or one or more Credit Parties or (iii) consisting of the transfer or contribution to any CFC or CFC Holding Company of Equity Interests in any other CFC or CFC Holding Company or exchange of Indebtedness owing by any CFC or CFC Holding Company for Indebtedness, in a like amount, owing by another CFC or CFC Holding Company;~~

(m)  Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;

(n)  Guarantees of obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o)  Investments held by a Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, provided that such Investments exist at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation);

(p)  Investments held by any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of the term “Unrestricted Subsidiary”, provided that such Investments have not been made in contemplation of or in connection with such redesignation;

(q)  ~~any other Acquisition or other Investment to the extent consideration therefor is made solely with Equity Interests (other than Disqualified Equity Interests) in Holdings or any direct or indirect parent thereof~~[Reserved];

(r)  Investments (i) deemed to exist as a result of Liens permitted by Section 6.2, (ii) consisting of the incurrence or assumption of Indebtedness in accordance with Section 6.1 (other than in reliance on Section 6.1(b) or 6.1(c) and other than Investments resulting from loans and advances to, or Guarantees of obligations of, Restricted Subsidiaries that are not Credit Parties) and (iii) consisting of the acquisition of assets resulting from the consummation of a merger, consolidation, dissolution or liquidation in accordance with Section 6.8(a) (it being understood that this clause (r) may be relied on to consummate any transaction that is technically subject to this Section 6.6 but is intended to be restricted primarily by any such other Section, but may not be relied on to consummate any transaction that is intended to be restricted primarily by this Section 6.6);

(s)  Guarantees by the Borrower and/or any Restricted Subsidiary of the Pubco Convertible Notes in an amount not to exceed $125,000,000;

(t)  [Reserved];

(u)  [Reserved];

~~(t)  any other Acquisition or other Investments, provided that (i) the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not exceed the Available Basket Amount at the time such Acquisition or other Investment is consummated, (ii) at the time such Acquisition or other Investment is consummated, no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would result therefrom and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that all the requirements set forth in this clause (s) have been satisfied with respect to such Acquisition or other Investment and including reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clause (i) above;~~

~~(u)  any other Acquisition or other Investment, provided that the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not exceed the Net Proceeds of any Designated Equity Issuance (other than any such proceeds that are otherwise relied upon under this clause with respect to any other Acquisition or Investment or are relied upon under Section 6.4(f)) made after the Closing Date but no more than 90 days prior to the time such Acquisition or such other Investment is consummated;~~

(v)  (i) Investments made to effect the Transactions and (ii) the Specified Acquisition;

(w)  to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials or equipment, or purchases, acquisitions, licenses, sublicenses (or other grants or rights to use or exploit), leases or subleases of any asset, Intellectual Property or other rights and the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements, in each case in the ordinary course of business;

(x)  any other Acquisition or other Investment, provided that the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not cause the aggregate amount of all Acquisition Consideration paid in connection with all Acquisitions made, together with the aggregate amount of all Investments outstanding, in each case in reliance on this clause (x), measured at the time such Acquisition or other Investment is consummated, to exceed the greater of (i) $~~10~~5,000,000 and (ii) ~~16.7~~8.4% of Consolidated Adjusted EBITDA as of the most recently ended Test Period;

(y)  [Reserved];

(z)  [Reserved]; and

~~(y)  any Acquisition of or Investment in joint ventures, Unrestricted Subsidiaries and Restricted Subsidiaries that are not Credit Parties, provided that the Acquisition Consideration with respect to any such Acquisition or the amount of any such other Investment shall not cause the aggregate amount of all Acquisition Consideration paid in connection with all Acquisitions made, together with the aggregate amount of all Investments outstanding, in each case in reliance on this clause (y), measured at the time such Acquisition or other Investment is consummated, to exceed the greater of (i) $10,000,000 and (ii) 16.7% of Consolidated Adjusted EBITDA as of the most recently ended Test Period;~~

~~(z)  Investments (i) received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any CFC or CFC Holding Company to any other CFC or CFC Holding Company, (ii) by the Borrower or any other Credit Party in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of substantially concurrent Investments by the Borrower and the Restricted Subsidiaries in Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in the Borrower or one or more other Credit Parties and (iii) by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary made for tax planning reorganization purposes, so long as the Borrower provides to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving effect to such Investments, the value of the assets that constitute Collateral and the value of the assets of the Credit Parties, in each case taken as a whole, is not impaired in any material respect by such Investment (as determined reasonably and in good faith by the Borrower); and~~

(aa) any other Acquisition or other Investment, provided that (i) no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Test Period, shall not exceed 3.00:1.00.

Notwithstanding anything in this Section to the contrary, no Material Assets owned by any Credit Party may be contributed as an Investment by any Credit Party to any non-Credit Party; provided that if any Material Assets are material to the business operations of any Restricted Subsidiary that is not a Credit Party, such Material Assets may be contributed as an Investment to such Restricted Subsidiary.

6.7. [Reserved].

6.8. Fundamental Changes; Disposition of Assets; Equity Interests of Subsidiaries. (a)  Neither the Borrower nor any Restricted Subsidiary will merge or consolidate or amalgamate with or into any other Person, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), and neither the Borrower nor any Restricted Subsidiary shall Dispose (whether in one transaction or in a series of transactions) of assets that represent all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis, except that:

(i)  any Restricted Subsidiary (or any other Person (other than Holdings)) may merge, amalgamate or consolidate with or into (A) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction in any State of the United States), provided that the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall be a Person organized under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume the obligations of the Borrower under the Credit Documents (and the Guarantors shall expressly reaffirm their obligations under the Credit Documents) pursuant to documents reasonably acceptable to the Administrative Agent, or (B) any one or more other Restricted Subsidiaries, provided that if any Guarantor Subsidiary merges, amalgamates or consolidates with or into another Restricted Subsidiary that is not a Credit Party, the continuing or surviving Person shall be a Guarantor Subsidiary;

(ii)  any Restricted Subsidiary (other than the Borrower) may dissolve or liquidate, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens created by the Security Documents are not adversely affected thereby) change its legal form, if Holdings determines in good faith that such action is in the best interest of the Borrower and the other Restricted Subsidiaries, taken as a whole, and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution or liquidation of a Restricted Subsidiary that is a Guarantor Subsidiary, such Restricted Subsidiary shall at or before the time of such dissolution or liquidation transfer its assets to another Restricted Subsidiary that is a Guarantor Subsidiary and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor Subsidiary will remain a Guarantor Subsidiary unless such Restricted Subsidiary is otherwise permitted to cease being a Guarantor Subsidiary hereunder);

(iii)  any Person (other than the Borrower) may merge or consolidate with or into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary (and, if any party to such merger or consolidation is a Guarantor Subsidiary, the surviving entity is a Guarantor Subsidiary except to the extent such transaction constitutes an Investment in a Restricted Subsidiary that is not a Credit Party permitted by Section 6.6 (other than in reliance on Section 6.6(r));

(iv)  any Restricted Subsidiary may merge or consolidate with or into any Person (other than the Borrower) in a transaction permitted under Section 6.8(b) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, provided that such transaction shall not result in the Borrower and the Restricted Subsidiaries Disposing (whether in one transaction or in a series of transactions) of assets that represent all or substantially all of the assets of the Borrower and the Restricted Subsidiaries, on a consolidated basis;

(v)  any Restricted Subsidiary may liquidate or dissolve or may (if the validity, perfection and priority of the Liens created by the Collateral Documents are not adversely affected thereby) change its legal form, in each case if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is a Guarantor Subsidiary, such Restricted Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to the Borrower or another Restricted Subsidiary that is a Guarantor Subsidiary and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor Subsidiary will remain a Guarantor Subsidiary unless such Restricted Subsidiary is otherwise permitted to cease being a Guarantor Subsidiary hereunder);

(vi)  the Merger Transactions may be consummated; and

(vii)  any Restricted Subsidiary (other than the Borrower) may merge, amalgamate or consolidate with or into any other Person in order to effect an Investment permitted pursuant to Section 6.6; provided that, in the case of clauses (i), (ii) and (iii) above, any such merger or consolidation shall not be permitted unless it, and each Investment resulting therefrom, is also permitted under Section 6.6 (other than in reliance on Section 6.6(r)).

(b)  Neither the Borrower nor any Restricted Subsidiary will Dispose of, or exclusively license, any asset, including any Equity Interest, owned by it (other than (x) to the Borrower or any other Restricted Subsidiary in compliance with Section 6.6, (y) directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law and (z) the use of Cash), except:

(i)  Dispositions of (A) inventory and goods held for sale in the ordinary course of business, (B) used, obsolete, worn out or surplus equipment in the ordinary course of business, (C) items of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or be abandoned), (D) leasehold improvements to landlords pursuant to the terms of leases in respect of Leasehold Property and (E) Cash Equivalents;

(ii)  Dispositions and exclusive licenses to the Borrower or any Restricted Subsidiary, provided that if the transferor or the licensor is the Borrower or any other Credit Party, then (A) the transferee or licensee thereof shall be a Credit Party and, if the property subject thereto constitutes Collateral, it shall continue to constitute Collateral after giving effect thereto or (B) solely if such transaction constitutes an Investment, such transaction is permitted under Section 6.6 (other than in reliance on Section 6.6(r)); provided further that any Restricted Subsidiary that is a Domestic Subsidiary and is not a CFC Holding Company may issue its Equity Interests to any Restricted Subsidiary that is not a Credit Party as part of a tax planning reorganization, provided that substantially concurrently therewith such Equity Interests are transferred by such recipient Restricted Subsidiary to the Borrower or another Credit Party (and, in the event such transfer involves any consideration paid or transferred to such recipient Restricted Subsidiary, such consideration is permitted as (and the full amount thereof, without netting of the transferred Equity Interests, shall be deemed to be) an Investment under Section 6.6 (other than in reliance on Section 6.6(r));

(iii)  Dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction;

(iv)  Dispositions of assets in any Insurance/Condemnation Event (including Dispositions in lieu of condemnation);

(v)  leases, subleases, licenses, sublicenses or other grants of rights to use or exploit, occupancy agreements in respect of or other assignments of, any property, including Intellectual Property, in each case in the ordinary course of business; provided that such leases, licenses, subleases, grants or agreements do not adversely affect in any material respect the value of the properties subject thereto (including the value thereof as Collateral) or not interfere in any material respect with the ordinary conduct of business of the Borrower and the other Restricted Subsidiaries, taken as a whole;

(vi)  Dispositions of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, provided that, to the extent property disposed under this clause (vi) constitutes Term Priority Collateral, such replacement property shall constitute Term Priority Collateral;

(vii)  ~~Sale/Leaseback Transactions permitted by Section 6.9~~[Reserved];

(viii)  the unwinding of Hedge Agreements in accordance with the terms thereof;

(ix)  the surrender or waiver of contractual rights;

(x)  Dispositions of Investments (including Equity Interests) in, and issuances of Equity Interests by, any joint venture or non-wholly owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between the parties to such joint venture or equityholders of such non-wholly owned Restricted Subsidiary set forth in, the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or non-wholly-owned Restricted Subsidiary;

(xi)  [Reserved];

(xii)  [Reserved];

~~(xi)  Dispositions of Equity Interests in, or Indebtedness or other Securities of, any Unrestricted Subsidiary, provided that all Dispositions made in reliance on this clause (xi) shall be made for fair value (as determined reasonably and in good faith by the Borrower);~~

~~(xii)  Dispositions of assets in order to effectuate an Acquisition permitted pursuant to Section 6.6, which assets are not part of the core or principal business of the Borrower and the other Restricted Subsidiaries, taken as a whole;~~

(xiii)  (i) Liens permitted by Section 6.2, (ii) Investments permitted by Section 6.6 and (iii) Restricted Junior Payments permitted by Section 6.4;

(xiv)  Dispositions of assets that are not permitted by any other clause of this Section 6.8(b), provided that (A) all Dispositions made in reliance on this clause (xiv) shall be made for fair value (as determined reasonably and in good faith by the Borrower), (B) in the case of any Disposition (or a series of related Dispositions) for consideration in excess of the greater of $3,000,000 and 5.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period in value, the Borrower or such Restricted Subsidiary shall receive at least 75% of the consideration for such transaction in Cash ~~(provided further that for the purposes of this clause (B), the following shall be deemed to be Cash: (x) the assumption by the transferee of Indebtedness or other liabilities (contingent or otherwise) of the Borrower or any Restricted Subsidiary (other than any Junior Indebtedness) for which the Borrower or such Restricted Subsidiary shall have been validly released in writing from all liability on such Indebtedness or other liability in connection with such Disposition, (y) Securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received in such conversion) within 180 days following the closing of the applicable Disposition and (z) aggregate non-Cash consideration received by the Borrower and the Restricted Subsidiaries for all Dispositions consummated in reliance on this clause (net of any non-Cash consideration converted into Cash and Cash Equivalents) having an aggregate fair value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not in excess of the greater of (I) $6,000,000 and (II) 10.0% of Consolidated Adjusted EBITDA for the most recently ended Test Period~~, (C) the Net Proceeds thereof shall be applied as required by Section 2.14 and (D) before and after giving effect to any such Disposition, no Event of Default shall have occurred and be continuing (other than with respect to a Disposition made pursuant to a legally binding commitment entered into by the Borrower or any Restricted Subsidiary at a time when no Event of Default existed or would have resulted from such Disposition); and

(xv)  ~~Dispositions of receivables and related assets pursuant to any Permitted Factoring Transactions~~[Reserved].

(c)  The Borrower will not permit any Person other than the Borrower, or one or more of its Restricted Subsidiaries that is not a CFC or a CFC Holding Company, to own any Equity Interests in any Restricted Subsidiary that is a Domestic Subsidiary and is not a CFC Holding Company, provided that (i) any CFC Holding Company may own Equity Interests in any other CFC Holding Company, (ii) the foregoing shall not apply with respect to any Domestic Subsidiary the Equity Interests of which are owned by a CFC or a CFC Holding Company as of the Closing Date and (iii) any Restricted Subsidiary that is a Domestic Subsidiary and is not a CFC Holding Company may issue its Equity Interests to any Restricted Subsidiary that is a CFC or a CFC Holding Company as part of a tax planning reorganization, provided that substantially concurrently therewith such Equity Interests are transferred by such recipient Restricted Subsidiary to the Borrower or a Restricted Subsidiary that is not a CFC or a CFC Holding Company.

~~6.9. Sales and Leasebacks. Neither the Borrower nor any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.1(t), (b) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.2(r) and (c) after giving effect to such Sale/Leaseback Transaction, the aggregate fair value (as determined reasonably and in good faith by the Borrower) of all property Disposed of in the Sale/Leaseback Transactions consummated after the Closing Date shall not cause the aggregate amount of all Sale/Leaseback Transactions consummated after the Closing Date, measured at the time such Sale/Leaseback Transaction is consummated, to exceed the greater of (i) $5,000,000 and (ii) 8.4% of Consolidated Adjusted EBITDA for the most recently ended Test Period.~~

6.9. [Reserved].

6.10. Transactions with Affiliates. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments or consideration in excess of the $2,000,000 for any individual transaction or series of related transactions with any Affiliate of the Borrower or such Restricted Subsidiary on terms that are less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that the foregoing restriction shall not apply to:

(a)  transactions between or among the Credit Parties or their Restricted Subsidiaries or any other Person that becomes a Restricted Subsidiary as a result of such transaction, not involving any other Affiliate, including any such transactions permitted under Section 6.6(bb);

(b)  the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions;

(c)  any Restricted Junior Payment permitted under Section 6.4;

(d)  issuances by the Borrower of Equity Interests (other than Disqualified Equity Interests) and receipt by the Borrower of capital contributions, or the issuance of Equity Interests in any Restricted Subsidiary (other than the Borrower) to any officer, director, employee, manager, partner, consultant or independent contractor thereof;

(e)  employment, compensation, bonus, incentive, retention and severance arrangements and health, disability and similar insurance or benefit plans or other benefit arrangements between Holdings (or any direct or indirect parent thereof), the Borrower or any of the other Subsidiaries and their respective future, current or former officers, directors, employees, managers, partners, consultants or independent contractors (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, current or former officers, directors, employees, managers, partners, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors (or other similar governing body) of Holdings (or any direct or indirect parent thereof) or the Borrower or any Restricted Subsidiary, (f) payment of customary fees and indemnities to and reimbursement of out-of-pocket costs and expenses of any future, current or former officers, directors and employees of the Borrower and the Restricted Subsidiaries entered into in the ordinary course of business;

(f)  payment of customary fees and indemnities to and reimbursement of out-of-pocket costs and expenses of any future, current or former officers, directors and employees of the Borrower and the Restricted Subsidiaries entered into in the ordinary course of business;

(g)  Investments permitted under Section 6.6 (including loans and advances permitted under Section 6.6(i) or 6.6(j));

(h)  transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.10 or any amendment, modification, replacement, renewal or extension of to any such agreement to the extent that the resulting agreement, taken as a whole, is not adverse to the Lenders in any material respect;

(i)  transactions between the Borrower or any other Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Holdings (or any direct or indirect parent thereof), the Borrower or any other Subsidiary, provided that such director abstains from voting as a director of Holdings (or such direct or indirect parent thereof), the Borrower or such other Subsidiary, as the case may be, on any matter involving such other Person;

(j)  payment of out-of-pocket costs and expenses relating to registration rights and indemnities provided to Persons holding Equity Interests in Holdings or any direct or indirect parent thereof pursuant to any registration rights agreement entered into after the Closing Date;

(k)  transactions in which the Borrower or any other Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of Holdings, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates stating that such transaction is fair to the Borrower or such other Restricted Subsidiary from a financial point of view or is on terms that at least as favorable to the Borrower or such Restricted Subsidiary, as the case may be, as those that would prevail in an arm’s-length transaction with unrelated third parties;

(l)  (i) transactions with Subsidiaries or joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business and (ii) other transactions with non-wholly-owned Subsidiaries or joint ventures in the ordinary course of business consistent with past practices;

(m)  transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”, provided that such transactions were not entered into in contemplation of or in connection with such designation;

(n)  the ownership by Affiliates of Holdings, the Borrower and its Subsidiaries of Loans acquired in accordance with Section 10.6;

(o)  to the extent permitted by Sections 6.4 and 6.6, payments by the Borrower and the other Restricted Subsidiaries pursuant to any tax sharing agreements among any of Holdings, the Borrower or any other Restricted Subsidiary on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries and to the extent payments are permitted by Section 6.4(h); and

~~(p)  (i) so long as no Event of Default shall have occurred and be continuing, the payment of management, consulting, monitoring, advisory or other fees (including transaction and termination or exit fees) to the Sponsor or its Affiliates pursuant to the Sponsor Management Agreement; provided that during the period that an Event of Default shall have occurred or be continuing, the fees may accrue, but not be paid, and following such Event of Default ceasing to continue, such accrued fees may be paid in cash (together with accrued interest) to the Sponsor or its Affiliates, and (ii) payment of indemnities to and reimbursement of out-of-pocket costs and expenses of the Sponsor and its Affiliates in connection with financial advisory, financing or other investment banking activities or other services provided to Holdings, the Borrower or any other Restricted Subsidiary (including in connection with Acquisitions or Dispositions, whether or not consummated), in each case pursuant to the Sponsor Management Agreement.~~

(p)  [Reserved].

6.11. Conduct of Business. Neither the Borrower nor any Restricted Subsidiary will engage to any material extent in any business substantially different from the types of businesses conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and businesses reasonably related, complementary, synergistic or ancillary thereto or representing a reasonable extension thereof. Neither the Borrower nor any Restricted Subsidiary shall maintain, establish or contribute to any Canadian Pension Plan that contains a “defined benefit provision” as such term is defined under the Income Tax Act (Canada), except to the extent such maintenance, establishment or contribution, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.12. Hedge Agreements. Neither the Borrower nor any Restricted Subsidiary will enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than in respect of Equity Interests or Indebtedness of the Borrower or any Restricted Subsidiary) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

6.13. Amendments or Waivers of Organizational Documents and Certain Agreements. Neither the Borrower nor any Restricted Subsidiary will agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (a) any Junior Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders, (b) its Organizational Documents to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders, or (c) the Sponsor Management Agreement to the extent such amendment, modification or waiver would increase any amounts payable by the Borrower or any Restricted Subsidiary thereunder.

6.14. Fiscal Year. Neither the Borrower nor any Restricted Subsidiary will change its Fiscal Year to end on a date other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year to end on any other date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments or other modifications to this Agreement and the other Credit Documents that are necessary, in the reasonable judgment of the Administrative Agent and the Borrower, to reflect such change in Fiscal Year.

6.15. Holding Company. Holdings will not conduct, transact or otherwise engage in any substantial business or operations; provided that the following shall in any event be permitted:

(a)  incidental business or operations related to its ownership of the Equity Interests in the Borrower or any Person that has merged amalgamated or consolidated with, the Borrower;

(b)  the entry into, and the performance of its obligations with respect to, the Credit Documents, any Permitted Credit Agreement Refinancing Indebtedness~~, any Permitted Incremental Equivalent Indebtedness~~  or documentation relating to other Indebtedness permitted to be incurred hereunder and other agreements contemplated hereby and thereby (except that Holdings shall not be a primary obligor (as distinguished from a guarantor) of Indebtedness for borrowed money that is not intercompany Indebtedness constituting an Investment in Holdings permitted under Section 6.6(c));

(c)  activities incidental to the consummation of the Transactions and the Specified Acquisition;

(d)  ~~the payment of dividends and distributions, the purchase of Equity Interests in, and the making of contributions to the capital of, the Borrower or any Person that has merged amalgamated or consolidated with, the Borrower~~[Reserved];

(e)  the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance;

(f)  the performing of activities in preparation for and consummating any public offering of its or any direct or indirect parent’s common stock or any other issuance or sale of its or any direct or indirect parent’s Equity Interests, including paying fees and expenses related thereto;

(g)  the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, including compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, employees, managers, partners, consultants and independent contractors;

(h)  the entry into, and performance of its obligations with respect to, indemnification arrangements with officers, directors, employees, managers, partners, consultants or independent contractors of Holdings or any of its Subsidiaries;

(i)  any transaction between Holdings and the Borrower or any other Restricted Subsidiary expressly permitted under this Article VI, including (i) holding any cash, Cash Equivalents or property received in connection with Restricted Junior Payments made by the Borrower or any other Restricted Subsidiary in accordance with Section 6.4 pending application thereof by Holdings in the manner contemplated by Section 6.4 (including the redemption in whole or in part of any of its Equity Interests in exchange for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Equity Interests), (ii) the provision of Guarantees in the ordinary course of business in respect of obligations of the Borrower or any of its Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners, provided for the avoidance of doubt, that such Guarantees shall not be in respect of Indebtedness for borrowed money;

(j)  preparing reports to Governmental Authorities and to its shareholders;

(k)  holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable law;

(l)  complying with applicable law; and

(m)  activities incidental to the foregoing;

provided that Holdings may merge, amalgamate or consolidate with or into any other Person so long as (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings (any such Person, “Successor Holdings”), (A) Successor Holdings shall be an entity organized under the laws of the United States, any State thereof or the District of Columbia, (B) Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Credit Documents (and the other Guarantors shall expressly reconfirm their Obligations under the Credit Documents) pursuant to an agreement or agreements in form and substance reasonably satisfactory to the Administrative Agent, (C) such merger, amalgamation or consolidation shall be permitted or not restricted under Section 6.8(a), and (D) such merger, amalgamation or consolidation shall otherwise be in compliance with the other terms of this Agreement and shall not cause an Event of Default to occur (including, for the sake of clarity, an Event of Default under Section 8.1(j)); provided further that if the foregoing requirements are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Credit Documents. Holdings will not create, incur, assume or suffer to exist any Lien on any Equity Interests in the Borrower (other than (x) Liens pursuant to any Credit Document, (y) Liens pursuant to any agreement or documentation relating to Indebtedness that is permitted pursuant to Section 6.1 so long as such Lien is subject to a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, and (z) non-consensual Liens arising solely by operation of law).

6.16. Use of Proceeds of ABL Credit Agreement Indebtedness. Neither the Borrower nor any Restricted Subsidiary will, directly or indirectly, use the proceeds of any Indebtedness incurred under the ABL Credit Agreement in connection with financing a Permitted Acquisition unless after giving Pro Forma Effect to such Permitted Acquisition and the incurrence of Indebtedness and the use of proceeds in connection therewith (but without netting the Cash proceeds of such Indebtedness for purposes of calculating Unrestricted Cash) (i) the Total Leverage Ratio shall not exceed 4.50:1.00 and (ii) the Borrower shall have minimum Availability (as defined in the ABL Credit Agreement (as in effect on the Amendment No. 1 Effective Date) under the ABL Credit Agreement of not less than $45,000,000.

6.17. Unrestricted Subsidiaries. None of the Credit Parties shall designate any Subsidiaries as an Unrestricted Subsidiary.

6.18. Minimum Liquidity. The Credit Parties shall not permit the sum of (i) the unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis, plus (ii) (a) “Availability” (as defined in the ABL Credit Agreement) minus (b) the Total Utilization of Revolving Commitments (as defined in the ABL Credit Agreement) to be less than $2,500,000 at the end of each calendar week.

SECTION 7. GUARANTEE

7.1. Guarantee of the Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guarantee the due and punctual payment in full of all Obligations when and as the same shall become due. In furtherance of the foregoing, the Guarantors hereby jointly and severally agree that upon the failure of the Borrower or any other Person to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law), the Guarantors will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent, for the ratable benefit of Secured Parties, an amount equal to the sum of all Obligations then due as aforesaid.

7.2. Indemnity by Holdings and the Borrower; Contribution by the Guarantors. (a)  In addition to all such rights of indemnity and subrogation as any Guarantor Subsidiary may have under applicable law (but subject to Section 7.5), Holdings and the Borrower agree that (i) in the event a payment in shall be made by any Guarantor Subsidiary under its Obligations Guarantee, Holdings and the Borrower shall indemnify such Guarantor Subsidiary for the full amount of such payment and such Guarantor Subsidiary shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any Collateral provided by any Guarantor Subsidiary shall be sold pursuant to any Collateral Document to satisfy in whole or in part any Obligations, Holdings and the Borrower shall indemnify such Guarantor Subsidiary in an amount equal to the fair market value of the assets so sold.

(b)  The Guarantor Subsidiaries desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Section 7 and under the Collateral Documents. Accordingly, in the event any payment or distribution is made on any date by a Guarantor Subsidiary under its Obligations Guarantee such that its Aggregate Payments exceed its Fair Share as of such date (such Guarantor Subsidiary being referred to as a “Claiming Guarantor”) and Holdings and the Borrower do not indemnify the Claiming Guarantor in accordance with Section 7.2(a), such Claiming Guarantor shall be entitled to a contribution from each other Guarantor Subsidiary (a “Contributing Guarantor”) in an amount sufficient to cause each Guarantor Subsidiary’s Aggregate Payments to equal its Fair Share as of such date (and for all purposes of this Section 7.2(b), any sale or other dispositions of Collateral of a Guarantor Subsidiary pursuant to an exercise of remedies under any Collateral Document shall be deemed to be a payment by such Guarantor Subsidiary under its Obligations Guarantee in an amount equal to the fair market value of such Collateral, less any amount of the proceeds of such sale or other dispositions returned to such Guarantor Subsidiary). “Fair Share” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor Subsidiary to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantor Subsidiaries multiplied by (b) the aggregate amount paid or distributed on or before such date by all Claiming Guarantors under their Obligations Guarantees. “Fair Share Contribution Amount” means, with respect to any Guarantor Subsidiary as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor Subsidiary under its Obligations Guarantee that would not render its obligations thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor Subsidiary for purposes of this Section 7.2(b), any assets or liabilities of such Guarantor Subsidiary arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution under this Section 7 shall not be considered as assets or liabilities of such Guarantor Subsidiary. “Aggregate Payments” means, with respect to any Guarantor Subsidiary as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor Subsidiary in respect of its Obligations Guarantee (including any payments and distributions made under this Section 7.2(b)), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor Subsidiary from Holdings and the Borrower pursuant to Section 7.2(a) or the other Guarantor Subsidiaries pursuant to this Section 7.2(b). The amounts payable under this Section 7.2(b) shall be determined as of the date on which the related payment or distribution is made by the applicable Claiming Guarantor. The allocation among Guarantor Subsidiaries of their obligations as set forth in this Section 7.2(b) shall not be construed in any way to limit the liability of any Guarantor Subsidiary hereunder or under any Collateral Document.

7.3. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations under this Section 7 are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full in Cash of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)  its Obligations Guarantee is a guarantee of payment when due and not of collectability and is a primary obligation of such Guarantor and not merely a contract of surety;

(b)  the Administrative Agent may enforce its Obligations Guarantee upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;

(c)  the obligations of each Guarantor hereunder are independent of the obligations of the Borrower or of any other guarantor (including any other Guarantor) of the Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower, any such other guarantor or any other Person and whether or not the Borrower, any such other guarantor or any other Person is joined in any such action or actions;

(d)  payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations that has not been paid (and, without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Obligations);

(e)  any Secured Party may, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of the Obligations Guarantees or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability under this Section 7, at any time and from time to time (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto, and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guarantees of the Obligations and take and hold security for the payment of the Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guarantees of the Obligations or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or with the applicable Hedge Agreement and any applicable security agreement, including foreclosure or other realization on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Obligations, and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f)  the Obligations Guarantees and the obligations of the Guarantors thereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them (in any case other than payment in full in Cash of the Obligations): (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the Obligations, (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Credit Document, any Hedge Agreement or any agreement or instrument executed pursuant thereto, or of any other guarantee or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guarantee or security, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Hedge Agreement under which any Obligations arose or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of obligations other than the Obligations, even though any Secured Party could have elected to apply such payment to all or any part of the Obligations, (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings and the Borrower or any Subsidiary and to any corresponding restructuring of the Obligations, (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Obligations, (vii) any defenses, set-offs or counterclaims that the Borrower or any other Person may allege or assert against any Secured Party in respect of the Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

7.4. Waivers by the Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor in respect of its obligations under this Section 7, (i) to proceed against the Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) to proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) to proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Credit Party or any other Person, or (iv) to pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full in Cash of the Obligations; (c) any defense based upon any law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations; (e) (1) any principles or provisions of any law that are or might be in conflict with the terms hereof or any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Credit Documents, any Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or any other Credit Party and notices of any of the matters referred to in Section 7.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.5. Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with its Obligations Guarantee or the performance by such Guarantor of its obligations thereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnity that such Guarantor now has or may hereafter have against the Borrower with respect to the Obligations, including any such right of indemnity under Section 7.2(a), (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of any Secured Party. In addition, until the Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations, including any such right of contribution under Section 7.2(b). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnity and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnity such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrower or any other Credit Party, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnity or contribution rights at any time when all Obligations shall not have been indefeasibly paid in full in Cash and all Commitments not having terminated, such amount shall be held in trust for the Administrative Agent, for the benefit of the Secured Parties, and shall forthwith be paid over to the Administrative Agent, for the benefit of Secured Parties, to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.6. Continuing Guarantee. The Obligations Guarantee is a continuing guarantee and shall remain in effect until all of the Obligations (excluding contingent obligations as to which no claim has been made) shall have been paid in full in Cash and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke its Obligations Guarantee as to future transactions giving rise to any Obligations.

7.7. Authority of the Guarantors or the Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrower or any Related Party acting or purporting to act on behalf of any such Person.

7.8. Financial Condition of the Credit Parties. Any Credit Extension may be made or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Holdings, the Borrower or any Subsidiary at the time of any such grant or continuation or at the time such other Obligations are incurred, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Holdings, the Borrower or any Subsidiary. Each Guarantor has adequate means to obtain information from Holdings, the Borrower and the Subsidiaries on a continuing basis concerning the financial condition of Holdings, the Borrower and the Subsidiaries and their ability to perform the Obligations, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Holdings, the Borrower and the Subsidiaries and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, the Borrower or any Subsidiary now or hereafter known by any Secured Party.

7.9. Bankruptcy, Etc. (a)  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense that the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)  Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations that accrues after the commencement of any case or proceeding referred to in Section 7.9(a) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations that are guaranteed by Guarantors pursuant to this Section 7 should be determined without regard to any rule of law or order that may relieve Holdings, the Borrower or any other Subsidiary of any portion of any Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay to the Administrative Agent, for the benefit of the Secured Parties, or allow the claim of any Secured Party or of the Administrative Agent, for the benefit of the Secured Parties, in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

In the event that all or any portion of the Obligations are paid by Holdings, the Borrower or any other Subsidiary, the obligations of the Guarantors under this Section 7 shall continue and remain in full force and effect or be reinstated, as the case may be (notwithstanding any prior release of any Obligations Guarantee), in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a)  Failure to Make Payments When Due. Failure by the Borrower (i) to pay, when due, any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (ii) to pay, within five Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder;

(b)  Default in Other Agreements. (i) Failure by the Borrower or any Restricted Subsidiary, after the expiration of any applicable grace period, to make any payment that shall have become due and payable (whether of principal, interest or otherwise) in respect of any Material Indebtedness, or (ii) any condition or event shall occur that results in any Material Indebtedness becoming due, or being required to be prepaid, repurchased, redeemed or defeased, prior to its stated maturity or, in the case of any Hedge Agreement, being terminated, or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedge Agreement, the applicable counterparty, with or without the giving of notice but only after the expiration of any applicable grace period, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity or, in the case of any Hedge Agreement, to cause the termination thereof; provided that notwithstanding the foregoing, (A) this clause (b) shall not apply to any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or to any Indebtedness becoming due as a result of a voluntary refinancing thereof permitted under Section 6, (B) any such condition or event referred to in clause (ii) above that arises solely as a result of a breach or default under any financial maintenance covenant contained in the Permitted Revolving Indebtedness Documents will not constitute an Event of Default under this clause (b) until the earlier to occur of (I) the applicable Permitted Revolving Indebtedness (or any portion thereof) shall have become due prior to its stated maturity or (II) the holders of the applicable Permitted Revolving Indebtedness, or any agent on their behalf, shall have commenced the Exercise of any Secured Creditor Remedies (as defined in the ABL Intercreditor Agreement) and (C) any such condition or event referred to in clause (ii) above that arises in respect of any Permitted Revolving Indebtedness other than solely as a result of a breach or default under any financial maintenance covenant contained in the Permitted Revolving Indebtedness Documents will not constitute an Event of Default under this clause (b) until the earliest to occur of (I) 30 days following the date of the occurrence of such condition or event, (ii) the applicable Permitted Revolving Indebtedness (or any portion thereof) shall have become due prior to its stated maturity or (III) the holders of the applicable Permitted Revolving Indebtedness, or any agent on their behalf, shall have commenced the Exercise of any Secured Creditor Remedies (as defined in the ABL Intercreditor Agreement);

(c)  Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Sections 5.1(f)(i), 5.2(a) (with respect to the existence of Holdings and the Borrower only), 5.7, 5.18 5.20 or 6;

(d)  Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by or on behalf of any Credit Party in any Credit Document or in any report, certificate or statement at any time provided in writing by or on behalf of any Credit Party pursuant to or in connection with any Credit Document shall be incorrect, in the case of any representation or warranty qualified or modified as to materiality in the text thereof, in any respect, and otherwise, in any material respect, in each case as of the date made or deemed made;

(e)  Other Defaults under Credit Documents. Failure of any Credit Party to perform or comply with any term or condition contained herein or in any other Credit Document, other than any such term or condition referred to in any other clause of this Section 8.1, and such failure shall not have been remedied within ~~3~~10 days after receipt by the Borrower of notice from the Administrative Agent or any Lender of such failure;

(f)  Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary in an involuntary case or proceeding under any Debtor Relief Laws, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or other applicable law; or (ii) an involuntary case or proceeding shall be commenced against Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary under any Debtor Relief Laws; or a decree or order of a court having jurisdiction in the premises for the involuntary appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against all or a substantial part of the property of Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed or discharged;

(g)  Voluntary Bankruptcy; Appointment of Receiver, Etc. Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall have an order for relief entered with respect to it or shall commence a voluntary case or proceeding under any Debtor Relief Laws, or shall consent to the entry of an order for relief in an involuntary case or proceeding, or to the conversion of an involuntary case or proceeding to a voluntary case or proceeding, under any Debtor Relief Law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary, or over all or a substantial part of its property (other than any liquidation permitted by Section 6.8(a)); or Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall make any assignment for the benefit of creditors; or Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings, the Borrower or any Restricted Subsidiary that is a Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section 8.1(g) or in Section 8.1(f);

(h)  Judgments and Attachments. One or more final judgments for the payment of money in an aggregate amount of $15,000,000 or more (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(i)  Employee Benefit Plans. There shall occur one or more ERISA Events that individually or in the aggregate have resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or the institution of any steps by the Borrower or any Restricted Subsidiary or any applicable regulatory authority to terminate a Canadian Pension Plan if, as a result of such termination, the Borrower or any Restricted Subsidiary may be required to make an additional contribution to such Canadian Pension Plan that would be reasonably expected to have a Material Adverse Effect;

(j)  Change of Control. A Change of Control shall occur; or

(k)  Obligations Guarantees, Collateral Documents and other Credit Documents. Any Obligations Guarantee (other than any Obligations Guarantees by any Restricted Subsidiary that is not a Material Subsidiary) for any reason shall cease to be, or shall be asserted by any Credit Party not to be, in full force and effect (other than in accordance with its terms), or shall be declared to be null and void; any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid and (to the extent required by the Credit Documents) perfected Lien on any material Collateral, with the priority required by the Credit Documents, except as a result of (i) a Disposition of the applicable Collateral in a transaction permitted under the Credit Documents, (ii) the release thereof as provided in Section 9.8(e) or (iii) the Collateral Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Documents or, in the case of Collateral consisting of real property, to the extent covered by the title insurance policy applicable to such real property required pursuant to the Collateral and Guarantee Requirement to the extent the insurer has not denied coverage under such title insurance policy; or this Agreement or any Collateral Document shall cease to be in full force and effect (other than in accordance with its terms), or shall be declared null and void, or any Credit Party shall contest the validity or enforceability of any Credit Document or deny that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (i) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (ii) upon (A) the occurrence and during the continuance of any other Event of Default and (B) notice to the Borrower by the Administrative Agent provided at the request of (or with the consent of) the Requisite Lenders, (1) the Commitments shall immediately terminate, (2) the unpaid principal amount of and accrued interest on the Loans and all other Obligations shall immediately become due and payable, without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by each Credit Party, and (3) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens created pursuant to the Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents. Citi is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents, and each Lender hereby authorizes Citi to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and of the other Credit Documents. Each such Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and in the other Credit Documents, as applicable. The provisions of this Section 9, other than Sections 9.7 and 9.8(e), are solely for the benefit of the Agents and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any such provisions. In performing its functions and duties hereunder, no Agent assumes, and shall not be deemed to have assumed, any obligation towards or relationship of agency or trust with or for the Borrower or any Subsidiary.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such actions and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such actions, powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person (regardless of whether or not a Default or an Event of Default has occurred), it being understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Credit Document with reference to any Agent is not intended to connote any fiduciary or other implied obligations arising under any agency doctrine of any applicable law, and that such term is used as a matter of market custom; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Document except as expressly set forth herein or therein. Without limiting the generality of the foregoing, no Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

9.3. General Immunity. (a)  No Responsibility for Certain Matters. No Agent shall be responsible to any Lender or any other Secured Party for (i) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Credit Document; (ii) the creation, perfection, maintenance, preservation, continuation or priority of any Lien or security interest created, purported to be created or required under any Credit Document; (iii) the value or the sufficiency of any Collateral; (iv) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; (v) the failure of any Credit Party, Lender or other Agent to perform its obligations hereunder or under any other Credit Document; or (vi) any representations, warranties, recitals or statements made herein or therein or in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default (nor shall any Agent be deemed to have knowledge of the existence or possible existence of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Agent by the Borrower or any Lender) or to make any disclosures with respect to the foregoing. Without limiting the generality of the preceding sentence, notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered by any Lender as a result of, confirmations of the amount of outstanding Loans, the calculation of All-In Yield with respect to any Indebtedness or the terms and conditions of any Permitted Intercreditor Agreement or any amendment, supplement or other modification thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.

(b)  Exculpatory Provisions. Neither any Agent nor any of its Related Parties shall be liable to the Lenders for any action taken or omitted by such Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority (including the making of any requests, determinations, judgments, calculations or the expression of any satisfaction or approval) vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5) and upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that such Agent shall not be required to take any action that, in its opinion, could expose such Agent to liability or be contrary to any Credit Document or applicable law, including any action that may be in violation of the automatic stay under any Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic notice, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise provided by the proper Person (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the signatory, sender or provider thereof) and on opinions and judgments of attorneys (who may be attorneys for Holdings, the Borrower and the Subsidiaries), accountants, insurance consultants and other experts or professional advisors selected by it, and such Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any of the foregoing documents; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required, or as such Agent shall believe in good faith to be required, to give such instructions under Section 10.5). In determining compliance with any condition hereunder to the making of any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume the satisfaction of such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender reasonably in advance of such Credit Extension.

(c)  Delegation of Duties. Each Agent may perform any and all of its duties and exercise any and all of its powers, rights and remedies under this Agreement or any other Credit Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such of its sub-agents may perform any and all of its duties and exercise any and all of its powers, rights and remedies by or through their respective Affiliates. The exculpatory, indemnification and other provisions set forth in this Section 9.3 and in Sections 9.6 and 10.3 shall apply to any such sub-agent or Affiliate (and to their respective Related Parties) as if they were named as such Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agent appointed by it except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under the exculpatory, indemnification and other provisions set forth in this Section 9.3 and Sections 9.6 and 10.3 and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders and (ii) such sub-agent shall only have obligations to such Agent and not to any Credit Party, any Lender or any other Person, and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

(d)  Concerning Arranger and Certain Other Indemnitees. Notwithstanding anything herein to the contrary, none of the Arranger or any of the co-agents, bookrunners or managers listed on the cover page hereof shall have any duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder or, in the case of any Auction Manager or any other Person appointed under the Credit Documents to serve as an agent or in a similar capacity, the duties and responsibilities that are expressly specified in the applicable Credit Documents with respect thereto, but all such Persons shall have the benefit of the exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 and shall have all of the rights and benefits of a third party beneficiary with respect thereto, including an independent right of action to enforce such provisions directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders. The exculpatory, indemnification and other provisions set forth in this Section 9 and in Section 10.3 shall apply to any Affiliate or other Related Party of the Arranger or any Agent in connection with the arrangement and syndication of the credit facilities provided for herein (including pursuant to Section 2.24, 2.25 and 2.26) and any amendment, supplement or modification hereof or of any other Credit Document (including in connection with any Extension Offer), as well as activities as an Agent.

9.4. Agents Entitled to Act in Individual Capacity. Nothing herein or in any other Credit Document shall in any way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder. Each Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, commodity, derivative or other business with the Borrower or any of its Affiliates as if it were not performing the duties and functions specified herein, and may accept fees and other consideration from the Borrower and its Affiliates for services in connection herewith and otherwise, in each case without having to account therefor to the Lenders. Each Agent and its Affiliates, when acting under any agreement in respect of any such activity or under any related agreements, will be acting for its own account as principal and will be under no obligation or duty as a result of such Agent’s role in connection with the credit facility provided herein or otherwise to take any action or refrain from taking any action (including refraining from exercising any right or remedy that might be available to it).

9.5. Lenders’ Representations, Warranties and Acknowledgments. (a)  Each Lender represents and warrants that it has made, and will continue to make, its own independent investigation of the financial condition and affairs of the Borrower and the Subsidiaries in connection with Credit Extensions or taking or not taking action under or based upon any Credit Document, in each case without reliance on any Agent or any of its Related Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Credit Extensions or at any time or times thereafter.

(b)  Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement, a Refinancing Facility Agreement, an Incremental Facility Agreement or an Extension Agreement and funding its Tranche B Term Loans on the Closing Date, by funding any Refinancing Term Loan or any Incremental Term Loan or providing any Extended Term Loan, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or any other Lenders, as applicable, on the Closing Date or as of the date of funding of such Refinancing Term Loans or such Incremental Term Loans or the date of the effectiveness of extension of such Extended Term Loans.

(c)  Each Lender acknowledges and agrees that Citi may (but is not obligated to) act as administrative agent, collateral agent or a similar representative for the holders of any other Permitted Revolving Indebtedness, any Permitted Credit Agreement Refinancing Indebtedness and any Permitted Incremental Equivalent Indebtedness and, in such other capacities, may be a party to any other Permitted Intercreditor Agreement. Each Lender and Credit Party waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Citi or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

(d)  Each Lender acknowledges that Eligible Assignees hereunder may be Affiliated Lenders (which may include Holdings, the Borrower, their Subsidiaries and certain Affiliates of the Credit Parties), and that Affiliated Lenders may purchase (including pursuant to privately negotiated open-market transactions with one or more Lenders that are not made available for participation to all Lenders or all Lenders of a particular Class) Loans hereunder from Lenders from time to time, subject to the limitations set forth herein. Each Lender agrees that the Agents shall not be responsible for or have any duty to ascertain or inquire into whether as to whether any Affiliated Lender intends to acquire or has acquired any Loan or as to whether any Lender is at any time an Affiliated Lender and that, unless the Agents shall have received, pursuant to the covenants of such Lender set forth herein or in the Assignment and Assumption pursuant to which such Lender shall have acquired any Loan hereunder, prior written notice from any Lender that such Lender is an Affiliated Lender, the Agents may deal with such Lender (including for purposes of determining the consent, approval, vote or other similar action of the Lenders or the Lenders of any Class), and shall not incur any liability for so doing, as if such Lender were not an Affiliated Lender.

9.6. Right to Indemnity. Each Lender, in proportion to its applicable Pro Rata Share (determined as set forth below), severally agrees to indemnify each Agent and each Related Party thereof, to the extent that such Agent or such Related Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including fees, expenses and other charges of counsel) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent or any such Related Party in exercising the powers, rights and remedies, or performing the duties and functions, of such Agent under the Credit Documents or any other documents contemplated by or referred to therein or otherwise in relation to its capacity as an Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s applicable Pro Rata Share thereof; and provided further that this sentence shall not be deemed to require any Lender to indemnify such Agent against any liability, obligation, loss, damage, penalty, claim, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. For purposes of this Section 9.6, “Pro Rata Share” shall be determined as of the time that the applicable indemnity payment is sought (or, in the event at such time all the Commitments shall have terminated and all the Loans shall have been repaid in full, as of the time most recently prior thereto when any Loans or Commitments remained outstanding).

9.7. Successor Administrative Agent and Collateral Agent. Subject to the terms of this Section 9.7, the Administrative Agent may resign at any time upon 30 days, advance written notice to the Borrower and the Lenders from its capacity as such. Any resignation of the Administrative Agent shall be deemed to be a resignation of the Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes of the Credit Documents. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, subject to the consent of the Borrower (other than during the existence of an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g)), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned, to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor (subject to the consent of the Borrower (other than during the existence of an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g)), which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned). Upon the acceptance of its appointment as Administrative Agent and Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent and Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Requisite Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent, provided that (i) all payments required to be made hereunder or under any other Credit Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent or the Collateral Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s and Collateral Agent’s resignation from its capacity as such, the provisions of this Section 9 and of Section 10.3 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as applicable, and in respect of the matters referred to in the proviso under clause (a) above.

9.8. Collateral Documents and Obligations Guarantee. (a)  Agents under Collateral Documents and the Obligations Guarantee. Each Secured Party hereby further authorizes the Administrative Agent and the Collateral Agent to be the agent for and representative of the Secured Parties with respect to the Obligations Guarantee, the Collateral and the Collateral Documents and authorizes the Administrative Agent and the Collateral Agent to execute and deliver, on behalf of such Secured Party, any Collateral Documents that the Administrative Agent or the Collateral Agent determines in its discretion to execute and deliver in connection with the satisfaction of the Collateral and Guarantee Requirement (and hereby grants to the Administrative Agent and the Collateral Agent any power of attorney that may be required under any applicable law in connection with such execution and delivery on behalf of such Secured Party).

(b)  Right to Realize on Collateral and Enforce Obligations Guarantee. Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) except with respect to the exercise of setoff rights of any Lender or with respect to a Secured Party’s right to file a proof of claim in any proceeding under the Debtor Relief Laws, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Obligations Guarantee, it being understood and agreed that all powers, rights and remedies under the Credit Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof and that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code or other applicable law), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code or other applicable law) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Requisite Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold or licensed at any such sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition.

(c)  Credit Bidding.

(i)  Each of the Lenders hereby irrevocably authorizes the Administrative Agent, on behalf of all Secured Parties, to take any of the following actions upon the instruction of the Requisite Lenders: (A) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof or other applicable law; (B) credit bid all or any portion of the Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof or other applicable law; (C) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC; (D) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or (E) estimate the amount of any contingent or unliquidated Obligations of such Lender or other Secured Party (it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (B), (C) or (D) without its prior written consent).

(ii)  Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (B), (C) or (D) of the preceding clause (i), the Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

(iii)  With respect to any contingent or unliquidated claim that is an Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

(iv)  Each Secured Party whose Obligations are credit bid under clause (B), (C) or (D) of the preceding clause (i) is entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (A) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (B) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

(d)  [Reserved].

(e)  Release of Collateral and Obligations Guarantees. Notwithstanding anything to the contrary herein or in any other Credit Document:

(i)  When all Obligations (excluding contingent obligations as to which no claim has been made) have been paid in full and all Commitments have terminated, upon request of the Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all Obligations Guarantees provided for in any Credit Document.

(ii)  If (A) any Guarantor Subsidiary shall have been designated as an Unrestricted Subsidiary in accordance with the terms hereof, (B) all the Equity Interests in any Guarantor Subsidiary held by the Borrower and the Subsidiaries shall be sold or otherwise disposed of (including by merger or consolidation) in any transaction permitted hereunder or (C) any Guarantor Subsidiary shall cease to be a wholly-owned Subsidiary as a result of the consummation of a joint venture entered into for a valid business purpose and permitted hereunder, then such Guarantor Subsidiary shall, upon effectiveness of such designation, or the consummation of such transaction, automatically be discharged and released from its Obligations Guarantee and all security interests created by the Collateral Documents in Collateral owned by such Guarantor Subsidiary shall be automatically released, without any further action by any Secured Party or any other Person; provided that no such discharge or release shall occur unless substantially concurrently therewith, such Subsidiary shall have been discharged and released from its Guarantee of all Permitted Credit Agreement Refinancing Indebtedness, all Permitted Incremental Equivalent Indebtedness and all Permitted Revolving Indebtedness, and all Liens on the assets of such Subsidiary securing any such Indebtedness shall have been released. Upon any sale or other transfer by any Credit Party (other than to any Credit Party or any other Designated Subsidiary) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 10.5, the security interests in such Collateral created by the Collateral Documents shall be automatically released, without any further action by any Secured Party or any other Person.

(iii)  Each Secured Party hereby authorizes the Collateral Agent to subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Collateral Document to the holder of any Lien on such property that is permitted by Section 6.2(b) (solely with respect to Liens permitted under clauses (b), (f), (v) and (o)(i) of the definition of “Permitted Encumbrances”), 6.2(d), 6.2(e) (other than any Liens in the Equity Interests of any Guarantor Subsidiary), 6.2(j), 6.2(l), 6.2(o), 6.2(q) or 6.2(r); provided, that the subordination of any Lien on any property granted to or held by the Collateral Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.2(e) or 6.2(o) to the extent that the Lien of the Collateral Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien.

(iv)  In connection with any termination, release or subordination pursuant to this Section 9.8(e), the Administrative Agent and the Collateral Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 9.8(e) shall be without recourse to or representation or warranty by the Administrative Agent or the Collateral Agent.

(f)  Additional Exculpatory Provisions. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Collateral Agent’s Lien on any Collateral or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

(g)  Acceptance of Benefits. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral or the Obligations Guarantees, to have agreed to the provisions of this Section 9 (including the authorization and the grant of the power of attorney pursuant to Section 9.8(a)), Section 10.24 and all the other provisions of this Agreement relating to Collateral, any Obligations Guarantee or any Collateral Document and to have agreed to be bound by the Credit Documents as a Secured Party thereunder. It is understood and agreed that the benefits of the Collateral and the Obligations Guarantee to any Secured Party are made available on an express condition that, and is subject to, such Secured Party not asserting that it is not bound by the appointments and other agreements expressed herein to be made, or deemed herein to be made, by such Secured Party.

9.9. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. In addition, if and to the extent the Borrower makes a payment to the Administrative Agent pursuant to Section 9 of Amendment No. 3 in respect of Taxes that are not Indemnified Taxes and which are attributable to one or more Lenders, each Lender to which such non-Indemnified Taxes are attributable (as reasonably determined by the Borrower) shall indemnify the Borrower for the full amount paid to the Administrative Agent in respect of such non-Indemnified Taxes attributable to such Lender, together with all reasonable out-of-pocket expenses incurred in connection therewith.

9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Credit Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)  to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent, the Collateral Agent and any other Secured Party (including any claim under Sections 2.8, 2.10, 2.16, 2.18, 2.19, 2.20, 10.2 and 10.3) allowed in such judicial proceeding; and

(c)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to the Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties under the Credit Documents (including under Sections 10.2 and 10.3). To the extent that the payment of any such amounts due to the Administrative Agent, in such capacity or in its capacity as the Collateral Agent, or to its Related Parties out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property that the Lenders or other Secured Parties may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

9.11. ERISA Representation.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans or the Commitments,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective in-vestment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i)  none of the Administrative Agent, the Collateral Agent, or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any Credit Document or any documents related hereto or thereto),

(ii)  the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)  the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)  the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(c)  no fee or other compensation is being paid directly to the Administrative Agent, the Collateral Agent or the Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

9.12. Erroneous Payments.

(a)  If the Administrative Agent (x) notifies a Lender, Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Secured Party or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Secured Party shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.12(a) or on whether or not an Erroneous Payment has been made.

(c)  Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)  (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)  The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)  To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)  Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

SECTION 10. MISCELLANEOUS

10.1. Notices. (a)  Notices Generally. Any notice or other communication hereunder given to any Credit Party, the Administrative Agent, the Collateral Agent or any Lender shall be given to such Person at its address as set forth on Schedule 10.1 or, in the case of any Lender, at such address as shall have been provided by such Lender to the Administrative Agent in writing. Except in the case of notices and other communications expressly permitted to be given by telephone and as otherwise provided in Section 10.1(b), each notice or other communication hereunder shall be in writing and shall be delivered in person or sent by facsimile (except for any notices or other communications given to the Administrative Agent or the Collateral Agent), courier service or certified or registered United States mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, when sent by facsimile as shown on the transmission report therefor (or, if not sent during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) or upon receipt if sent by United States mail; provided that no notice or other communication given to the Administrative Agent shall be effective until received by it; and provided further that any such notice or other communication shall, at the request of the Administrative Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) from time to time. Any party hereto may change its address (including its fax or telephone number) for notices and other communications hereunder by notice to each of the Administrative Agent and the Borrower.

(b)  Electronic Communications.

(i)  Notices and other communications to any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or rescinded by such Person by notice to each other such Person. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(ii)  Each Credit Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent or any of its Related Parties, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)  The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their Related Parties warrants as to the accuracy, adequacy or completeness of the Approved Electronic Communications or the Platform, and each of the Agents and their Related Parties expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or any of its Related Parties in connection with the Platform or the Approved Electronic Communications.

(iv)  Each Credit Party and each Lender agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)  Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c)  Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or acting on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither any Credit Party nor any Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2. Expenses. If the Closing Date occurs, the Borrower agrees to pay promptly (a) all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of counsel) incurred by any Agent, the Arranger, the Backstop Lenders or any of their respective Affiliates in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing, extending or replacing, in whole or in part, the credit facilities provided herein, including the preparation, execution, delivery and administration of this Agreement, the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby shall be consummated) or any other document or matter requested by the Borrower, (b) all reasonable and documented out-of-pocket costs and expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and other charges of counsel to the Collateral Agent and of counsel providing any opinions that the Administrative Agent or the Collateral Agent may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (c) all the reasonable and documented out-of-pocket fees, costs, expenses and other charges of any auditors, accountants, consultants or appraisers, (d) all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and other charges of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral or any insurance process, and (e) after the occurrence and during the continuance of a Default or an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including reasonable fees, expenses and other charges of counsel and costs of settlement, incurred by any Agent, Arranger or Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of any Obligations Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; provided that (x) in the case of clauses (a), (b), (c) and (d) above, expenses with respect to counsel shall be limited to one firm of primary counsel and, if reasonably necessary, one firm of local counsel in each applicable jurisdiction for all Persons entitled to reimbursement under such clauses (taken as a whole), and (y) in the case of clause (e) above, expenses with respect to counsel shall be limited to one firm of primary counsel and, if reasonably necessary, one firm of local counsel in each applicable jurisdiction for all Persons entitled to reimbursement under such clause (taken as a whole) (and, if any such Person shall have advised the Borrower that there is an actual or reasonably perceived conflict of interest, one additional firm of primary counsel and one additional firm of local counsel in each applicable jurisdiction for each group of affected Persons that are similarly situated). All amounts due under this Section 10.2 shall be payable within 30 days after receipt by the Borrower of a summary statement therefor, together with any supporting documentation reasonably requested by the Borrower. Notwithstanding the foregoing, each of the Agents, the Arranger and their respective Affiliates shall be obligated to refund and return promptly any and all amounts paid by the Borrower pursuant to this Section 10.2 to such Person to the extent such Person is not entitled to payment thereof in accordance with the terms hereof.

10.3. Indemnity. (a)  In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to the applicable Indemnitee’s selection of counsel), indemnify, pay and hold harmless, each Agent (and each sub-agent thereof), the Arranger and each Lender and each of their respective Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE; provided that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (B) a material breach of the obligations of such Indemnitee or its Related Parties under the Credit Documents or (ii) arise out of any dispute solely among Indemnitees (other than (A) claims against any Agent or the Arranger (or any holder of any other title or role) in its capacity in fulfilling its role as such, and (B) claims arising out of any act or omission on the part of any Credit Party or any Affiliates of any Credit Party). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. All amounts due under this Section 10.3 shall be payable within 30 days after receipt by the Borrower of a written demand therefor, together with, in the case of any reimbursement of costs and expenses, after receipt of a summary statement therefor with any supporting documentation reasonably requested by the Borrower. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by the Borrower pursuant to this Section 10.3(a) to such Indemnitee for any loss, claim, damage, liability, fee or expense to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof.

(b)  The Borrower shall not be liable for any settlement of any proceeding effected without the written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned (it being understood that the withholding of consent due to non-satisfaction of either of the conditions described in clauses (i) and (ii) of the following sentence (with “Borrower” being substituted for “Indemnitee” in each such clause) shall be deemed reasonable)), but if any proceeding is settled with the written consent of the Borrower, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned (it being understood that the withholding of consent due to non-satisfaction of either of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable)), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault, culpability, wrongdoing or failure to act of the relevant Indemnitee.

(c)  To the extent permitted by applicable law, (i) no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Agent, the Arranger, any Lender or any Related Party of any of the foregoing, and (ii) no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against any Credit Party or any Related Party of any Credit Party, in each case, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or any duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Indemnitee and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing in this Section 10.3(c) shall diminish obligations of the Credit Parties under Section 10.2 or 10.3(a).

(d)  Notwithstanding anything to the contrary in this Agreement or any Credit Document, each Credit Party agrees to defend, indemnify, pay and hold harmless, each Agent (and each sub-agent thereof) and each Backstop Lender and each of their respective Related Parties, from and against any and all any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and other charges of counsel and consultants in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person (including by any Credit Party or any Affiliate thereof), and any fees or expenses incurred by the Indemnitees in enforcing this indemnity), whether direct, indirect, special, consequential or otherwise and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable causes of action or on contract or otherwise, that may be imposed on, incurred by or asserted against such Agent, such Backstop Lender or such Related Party, in any manner relating to or arising out of the Amendment No. 3 Effective Date Transactions. Notwithstanding the foregoing, this Section 10.3(d) shall not apply to Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements relating to or arising from any non-Tax action, judgment, suit or claim.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time, without notice to any Credit Party, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or thereto, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees to notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.5. Amendments and Waivers. (a)  Requisite Lenders’ Consent. None of this Agreement, any other Credit Document or any provision hereof or thereof may be waived, amended or modified, and no consent to any departure by any Credit Party therefrom may be made, except, subject to the additional requirements of Sections 10.5(b) and 10.5(d) and as otherwise provided in Sections 10.5(c), 10.5(e) and 10.5(f), in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Requisite Lenders and, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Requisite Lenders.

(b)  Affected Lenders’ Consent. In addition to any consent required pursuant to Section 10.5(a), without the written consent of each Lender that would be directly affected thereby, no waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall be effective if the effect thereof would be to:

(i)  increase any Commitment or postpone the scheduled expiration date of any Commitment (it being understood that no waiver, amendment or other modification of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender);

(ii)  extend the scheduled final maturity date of any Loan;

(iii)  waive, reduce or postpone any scheduled amortization payment (but not any voluntary or mandatory prepayment) of any Loan;

(iv)  reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee (including any prepayment fee) payable hereunder, or waive or postpone the time for payment of any such interest or fee (including any prepayment fee);

(v)  reduce the principal amount of any Loan;

(vi)  waive, amend or otherwise modify any provision of this Section 10.5(b), Section 10.5(d) or any other provision of this Agreement or any other Credit Document that expressly provides that the consent of all Lenders is required to waive, amend or otherwise modify any rights thereunder or to make any determination or grant any consent thereunder (including such provision set forth in Section 10.6(a));

(vii)  waive, amend or modify the definition of the term “Requisite Lenders” or the term “Pro Rata Share” and the provisions of Section 2.17 in a manner that would by its terms alter the pro rata sharing of payments required thereby; provided that additional extensions of credit made pursuant to Sections 2.24, 2.25 and 2.26 shall be included, and with the consent of the Requisite Lenders other additional extensions of credit pursuant hereto may be included, in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and Loans are included on the Closing Date; or

(viii)  release all or substantially all the Collateral from the Liens of the Collateral Documents, or all or substantially all the Guarantors from the Obligations Guarantee (or limit liability of all or substantially all the Guarantors in respect of the Obligations Guarantee), in each case except as expressly provided in the Credit Documents and except in connection with a “credit bid” undertaken by the Collateral Agent at the direction of the Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other section of the Bankruptcy Code or other applicable law or any other sale or other disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Credit Documents (in which case only the consent of the Requisite Lenders will be required for such release) (it being understood that (A) an amendment or other modification of the type of obligations secured by the Collateral Documents or Guaranteed hereunder or thereunder shall not be deemed to be a release of the Collateral from the Liens of the Collateral Documents or a release or limitation of the Obligations Guarantee and (B) an amendment or other modification of Section 6.8 shall only require the consent of the Requisite Lenders);

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected by any waiver, amendment or other modification, or any consent, described in the preceding clauses (vi), (vii) and (viii).

(c)  [Reserved].

(d)  Additional Agent Consents. No waiver, amendment or other modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, shall waive, amend or otherwise modify the rights or obligations of any Agent without the prior written consent of such Agent.

(e)  Class Amendments. Notwithstanding anything to the contrary in Section 10.5(a), any waiver, amendment or modification of this Agreement or any other Credit Document, or any consent to any departure by any Credit Party therefrom, that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 10.5 if such Class of Lenders were the only Class of Lenders hereunder at the time.

(f)  Certain Permitted Amendments. Notwithstanding anything herein or in any other Credit Document to the contrary:

(i)  any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (i) to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature or (ii) to better implement the intentions of this Agreement, so long as (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment;

(ii)  in connection with any transaction permitted by Section 2.24, 2.25 or 2.26, this Agreement and the other Credit Documents may be amended as contemplated by Sections 2.24, 2.25 and 2.26, including to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries (including any Previously Absent Financial Maintenance Covenant) or any other provisions for the benefit of the Lenders;

(iii)  in connection with the incurrence of any Permitted Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Indebtedness, this Agreement and the other Credit Documents may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to add any covenant applicable to the Borrower and/or the Restricted Subsidiaries (including any Previously Absent Financial Maintenance Covenant) or any other provisions for the benefit of the Lenders;

(iv)  the Administrative Agent and the Collateral Agent may, without the consent of any Secured Party, (i) consent to a departure by any Credit Party from any covenant of such Credit Party set forth in this Agreement or any Collateral Document to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Collateral and Guarantee Requirement” or (ii) waive, amend or modify any provision in any Collateral Document, or consent to a departure by any Credit Party therefrom, to the extent the Administrative Agent or the Collateral Agent determines that such waiver, amendment, modification or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement; and

(v)  this Agreement and the other Credit Documents may be amended in the manner provided in Sections 6.14, 10.24 and the definition of “Adjusted ~~Eurodollar Rate~~Term SOFR”.

Each Lender hereby expressly authorizes the Administrative Agent and/or the Collateral Agent to enter into any waiver, amendment or other modification of this Agreement and the other Credit Documents contemplated by this Section 10.5(f).

(g)  Requisite Execution of Amendments, Etc. With the concurrence of any Lender, the Administrative Agent may, but shall have no obligation to, execute waivers, amendments, modifications or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

10.6. Successors and Assigns; Participations. (a)  Generally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. No Credit Party’s rights or obligations under the Credit Documents, and no interest therein, may be assigned or delegated by any Credit Party (except, in the case of any Guarantor Subsidiary, any assignment or delegation by operation of law as a result of any merger or consolidation of such Guarantor Subsidiary permitted by Section 6.8) without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment or delegation without such consent shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the participants referred to in Section 10.6(g) (to the extent provided in clause (iii) of such Section) and, to the extent expressly contemplated hereby, Affiliates of any Agent or any Lender, the other Indemnitees and other express third party beneficiaries hereof) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Register. The Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall deem and treat the Persons recorded as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans recorded therein for all purposes hereof. No assignment or transfer of any Commitment or Loan shall be effective unless and until recorded in the Register, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment Agreement relating thereto. Each assignment and transfer shall be recorded in the Register following receipt by the Administrative Agent of the fully executed Assignment Agreement, together with the required forms and certificates regarding tax matters and any fees payable in connection therewith, in each case as provided in Section 10.6(d); provided that the Administrative Agent shall not be required to accept such Assignment Agreement or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment Agreement lacks any written consent required by this Section 10.6 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment Agreement, any such duty and obligation being solely with the assigning Lender and the assignee. Each assigning Lender and the assignee, by its execution and delivery of an Assignment Agreement, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 10.6 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment Agreement is otherwise duly completed and in proper form. The date of such recordation of an assignment and transfer is referred to herein as the “Assignment Effective Date” with respect thereto. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is recorded in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)  Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans or other Obligations owing to it to:

(i)  any Eligible Assignee of the type referred to in clause (a) or clause (c) of the definition of the term “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; or

(ii)  any Eligible Assignee of the type referred to in clause (b) of the definition of the term “Eligible Assignee” upon (A) the giving of notice to the Borrower and the Administrative Agent and (B) except in the case of assignments made by or to Fifth Third during the primary syndication of the credit facility established hereunder on the Closing Date, receipt of prior written consent (each such consent not to be unreasonably withheld or delayed) of (1) the Borrower, provided that the consent of the Borrower to any assignment (x) shall not be required if an Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and is continuing and (y) shall be deemed to have been granted unless the Borrower shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof and (2) the Administrative Agent;

provided that:

(A)  in the case of any such assignment or transfer (other than to any Eligible Assignee meeting the requirements of clause (i) above), the amount of the Commitment or Loans of the assigning Lender subject thereto shall not be less than $1,000,000 (with concurrent assignments to Eligible Assignees that are Affiliates or Related Funds thereof to be aggregated for purposes of the foregoing minimum assignment amount requirements) or such lesser amount as shall be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitments or Loans of the applicable Class of the assigning Lender; and

(B)  each partial assignment or transfer shall be of a uniform, and not varying, percentage of all rights and obligations of the assigning Lender hereunder; provided that (i) a Lender may assign or transfer all or a portion of its Commitment or of the Loans owing to it of any Class without assigning or transferring any portion of its Commitment or of the Loans owing to it, as the case may be, of any other Class and (ii) for the avoidance of doubt and notwithstanding anything to the contrary contained herein, the Tranche B Term Loans shall share a single CUSIP and will in all cases be assigned ratably.

(d)  Mechanics. Assignments and transfers of Loans and Commitments by Lenders shall be effected by the execution and delivery to the Administrative Agent of an Assignment Agreement. In connection with all assignments, there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee thereunder may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (i) in connection with an assignment by or to Fifth Third during the primary syndication of any credit facilities established hereunder or (ii) in the case of an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)  Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof (or of any Incremental Facility Agreement or Refinancing Facility Agreement) or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date (or, in the case of any Incremental Facility Agreement or Refinancing Facility Agreement, as of the date of the effectiveness thereof) or as of the applicable Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other United States federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control) and (iv) it will not provide any information obtained by it in its capacity as a Lender to the Borrower or any Affiliate of the Borrower. It is understood and agreed that the Administrative Agent and each assignor Lender shall be entitled to rely, and shall incur no liability for relying, upon the representations and warranties of an assignee set forth in this Section 10.6(e) and in the applicable Assignment Agreement.

(f)  Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date with respect to any assignment and transfer of any Commitment or Loan, (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in such Commitment or Loan as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned and transferred to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all the remaining rights and obligations of an assigning Lender hereunder, such Lender shall cease to be a party hereto as a “Lender” (but not, if applicable, in any other capacity hereunder) on such Assignment Effective Date, provided that such assigning Lender shall continue to be entitled to the benefit of all rights that survive the termination hereof under Section 10.8, and provided further that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender, and (iii) the assigning Lender shall, upon the effectiveness thereof or as promptly thereafter as practicable, surrender its applicable Notes (if any) to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g)  Participations.

(i)  Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments or Loans or in any other Obligation; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Credit Parties, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 10.6(g) shall, acting solely for United States federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant to which it has sold a participation and the principal amounts (and stated interest) of each such participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or other rights and obligations under any Credit Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as required pursuant to other applicable law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder, except that any participation agreement may provide that the participant’s consent must be obtained with respect to the consent of such Lender to any waiver, amendment, modification or consent that is described in Section 10.5(b) that affects such participant or requires the approval of all the Lenders.

(iii)  The Credit Parties agree that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided that such participant (x) agrees to be subject to the provisions of Sections 2.21 and 2.23 as if it were an assignee under Section 10.6(c) and (y) such participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 with respect to any participation than the applicable Lender would have been entitled to receive with respect to such participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided that such participant agrees to be subject to Section 2.17 as though it were a Lender.

(h)  Certain Other Assignments and Pledges. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans or the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including to any Federal Reserve Bank or other central banking authority as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by any Federal Reserve Bank or other central banking authority; provided that (i) no such assignment, pledge or grant shall be made in favor of any Disqualified Institution, (ii) no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and (iii) in no event shall the applicable Federal Reserve Bank, other central banking authority, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)  Disqualified Institutions.

(i)  If any assignment or participation under this Section 10.6 is made to any Disqualified Institution (other than any Bona Fide Debt Fund that is not itself a Disqualified Institution) without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans held by such Disqualified Person, purchase such Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall be liable to the relevant Disqualified Person under Section 2.18(c) if any ~~Adjusted Eurodollar Rate~~Term Benchmark Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 10.6 (except that (x) no registration and processing fee required under this Section 10.6 shall be required with any assignment pursuant to this paragraph and (y) any Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Limitation for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Loans held by Affiliated Lenders exceeds the Affiliated Lender Limitation on the 91st day following such transfer, then such excess amount shall either be (x) contributed to Holdings, the Borrower or any of their respective subsidiaries and retired and cancelled immediately upon such contribution or automatically cancelled)). Nothing in this Section 10.6(i)(i) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity.

(ii)  Notwithstanding anything to the contrary contained in this Agreement, each Disqualified Person (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent, the Collateral Agent or any Lender, (y) attend or participate in conference calls or meetings participated in or attended by the Lenders, the Administrative Agent and the Collateral Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders and (B) (x) for purposes of determining whether the Requisite Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document, or (iii) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, shall not have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent, the Collateral Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Requisite Lenders or all Lenders have taken any actions, except that no amendment, modification or waiver of any Credit Document shall, without the consent of the applicable Disqualified Person, deprive any Disqualified Person of its pro rata share of any payment to which all Lenders of the applicable Class of Loans are entitled and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Reorganization Plan”) each Disqualified Person party hereto hereby agrees (1) not to vote on such Reorganization Plan, (2) if such Disqualified Person does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iii)  Notwithstanding anything to the contrary contained in this Agreement, no Credit Party shall be required to indemnify any Disqualified Person or reimburse any cost, expenses or other amounts incurred by any Disqualified Person pursuant to Section 10.2 or 10.3.

(j)  Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) in no event may any Lender grant any option to provide to the Borrower all or any part of any Loan that such Granting Lender would have otherwise been obligated to make to the Borrower pursuant to this Agreement to any Disqualified Institution. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Sections 2.18(c), 2.19 and 2.20) and no SPC shall be entitled to any greater amount under Sections 2.18(c), 2.19 and 2.20 or any other provision of this Agreement or any other Credit Document than the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Borrower expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.18(c), 2.19 and 2.20 is not limited to what the Granting Lender would have been entitled to receive absent the grant to the SPC, and except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the grant to the SPC, (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (C) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Credit Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under applicable law; provided that (x) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (y) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 10.6, any SPC may (1) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(k)  Loan Repurchases. Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to any Affiliated Lender on a non-pro rata basis (A) through one or more Auctions or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:

(i)  any Loans acquired by Holdings, the Borrower or any of their Subsidiaries (x) pursuant to the Open Market Purchase Agreement shall be treated as contemplated thereby and by Section 2.26(f) and Section 2.27 and (y) pursuant to other transactions shall, to the extent permitted by applicable law, automatically be deemed to be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Loans so deemed to be retired and cancelled, and each Installment with respect to the Loans pursuant to Section 2.12 shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Loans so deemed to be retired or cancelled;

(ii)  any Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of their Subsidiaries, which may include contribution to Holdings, the Borrower or any of their Subsidiaries in exchange for debt securities or Equity Interests of Holdings (or any direct or indirect parent thereof) that are permitted to be issued at such time (it being understood that any Loans so contributed shall, to the extent permitted by applicable law, be deemed to be automatically retired and cancelled promptly upon such contribution); provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each Installment with respect to the Loans pursuant to Section 2.12 shall be reduced pro rata by the full par value of the aggregate principal amount of Loans so contributed and cancelled;

(iii)  the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv)  after giving effect to the relevant assignment and to all other assignments to all Affiliated Lenders, the Affiliated Lender Limitation shall be satisfied (other than in the case of Loans acquired pursuant to the Open Market Purchase Agreements); provided that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (k)(iv) or any purported assignment exceeding the Affiliated Lender Limitation (it being understood and agreed that the Affiliated Lender Limitation is intended to apply to any Loan made available to Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of Loans held by Affiliated Lenders exceeding the Affiliated Lender Limitation (after giving effect to any substantially simultaneous cancellation thereof), the assignment of the relevant excess amount shall be null and void;

(v)  in connection with any assignment effected pursuant to an Auction and/or open market purchase conducted by Holdings, the Borrower or any of their Subsidiaries, (A) the relevant Person may not use the proceeds of any Permitted Revolving Indebtedness to fund such assignment, and (B) other than in the case of the Open Market Purchase Agreements, no Event of Default exists at the time of acceptance of bids for the Auction or the entry into a binding agreement with respect to the relevant open market purchase, as applicable;

(vi)  by its acquisition of Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A)  the Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Requisite Lender or other Lender vote (and the Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided that (x) such Affiliated Lender shall have the right to vote (and the Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender;

(B)  such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) solely among the Administrative Agent, the Collateral Agent and any Lender or solely among Lenders and, in each case, to which the Credit Parties and their representatives are not invited, or (ii) receive any information or material prepared by the Administrative Agent, the Collateral Agent or any Lender or any communication by or among the Administrative Agent or the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent, the Collateral Agent or any Lender to any Credit Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II); and

(C)  such Affiliated Lender waives any right it may otherwise have had to bring any action in connection with the Loans acquired against the Administrative Agent, in its capacity as such, and the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from such Affiliated Lender;

(vii)  no Affiliated Lender shall be required to represent or warrant that, as of the date of any such purchase or assignment, it is not in possession of Private-Side Information in connection with any assignment permitted by this Section 10.6;

(viii)  in any proceeding under any Debtor Relief Law, the interest of any Affiliated Lender in any Loan will be deemed to be voted in the same proportion as the vote of Lenders that are not Affiliated Lenders on the relevant matter and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (i) deemed not to be in good faith and (ii) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided that each Affiliated Lender will be entitled to vote its interest in any Loan for any plan of reorganization or other arrangement with respect to which the relevant vote being sought proposes to treat the interest of such Affiliated Lender in such Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Loans held by other Lenders; and

(ix)  the Affiliated Lender shall provide the Administrative Agent with notice of such acquisition.

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans and/or Commitments to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase such Loans or Commitments (x) on a non-pro rata basis through Auctions or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in subclauses (i) through (viii) of this Section 10.6(k); provided that (i) the Loans and Commitments held by all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Requisite Lenders have (I) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (II) otherwise acted on any matter related to any Credit Document or (III) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document; it being understood and agreed that the portion of the Loans and/or Commitments that accounts for more than 49.9% of the relevant Requisite Lender action shall be deemed to be voted pro rata along with other Lenders that are not Debt Fund Affiliates and (ii) the Debt Fund Affiliate shall provide the Administrative Agent with notice of such acquisition. Any Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrower or any of their Subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Loans so contributed shall be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Loans so contributed and cancelled, and each Installment with respect to the Loans pursuant to Section 2.12 shall be reduced pro rata by the full par value of the aggregate principal amount of any applicable Loans so contributed and cancelled.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other documents delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Arranger or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any Credit Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18(c), 2.19, 2.20, 9, 10.2, 10.3 and 10.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Arranger or Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver thereof or of any Default or Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege, or any abandonment or discontinuance of steps to enforce such power, right or privilege, preclude any other or further exercise thereof or the exercise of any other power, right or privilege. The powers, rights, privileges and remedies of the Agents, the Arranger or the Lenders hereunder and under the other Credit Documents are cumulative and shall be in addition to and independent of all powers, rights, privileges and remedies they would otherwise have. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of any Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, the Arranger or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

10.10. Marshalling; Payments Set Aside. None of the Agents, the Arranger or the Lenders shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Agent, the Arranger or any Lender (or to the Administrative Agent or the Collateral Agent, on behalf of any Agent, the Arranger or any Lender), or any Agent, the Arranger or any Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Independent Nature of Lenders’ Rights. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (A) THE INTERPRETATION OF THE DEFINITION OF “ACQUIRED COMPANY MATERIAL ADVERSE EFFECT” AND THE DETERMINATION OF WHETHER AN ACQUIRED COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED, (B) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND (C) THE DETERMINATION OF THE ACCURACY OF ANY ACQUIRED BUSINESS REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF MERGER SUB (OR ITS APPLICABLE AFFILIATES) HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE MERGER AGREEMENT OR TO DECLINE TO CONSUMMATE THE MERGER, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) BELOW, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (SUBJECT TO CLAUSE (E) BELOW); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS, THE ARRANGER, THE CREDIT PARTIES AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR, IN THE CASE OF THE AGENTS, TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR ANY EXERCISE OF REMEDIES IN RESPECT OF COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders (and each Lender agrees to cause its SPC, if any) shall hold all Confidential Information (as defined below) obtained by it in accordance with its customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, the Administrative Agent and the Collateral Agent may disclose Confidential Information to the Lenders and that the Administrative Agent, the Collateral Agent and each Lender may disclose Confidential Information (a) to its Affiliates and to its and their respective Related Parties, independent auditors and other advisors, experts or agents who need to know such Confidential Information and have been advised of the confidential nature of such information (and to other Persons authorized by it to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (b) to any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or other Obligations or any participations therein or to any direct or indirect contractual counterparties (or the advisors thereto) to any swap or derivative transaction relating to the Borrower, its Affiliates or its or their obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17 or otherwise reasonably acceptable to the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, and the Borrower, including pursuant to the confidentiality terms set forth in the Confidential Information Memorandum or other marketing materials relating to the credit facility governed by this Agreement); (c) to any rating agency, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Confidential Information relating to the Credit Parties received by it from the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, (d) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (e) for purposes of establishing a “due diligence” defense or in connection with the exercise of any remedies hereunder or under any other Credit Document, (f) in customary “tombstone” or similar advertisements, (g) pursuant to a subpoena or order issued by a court or by a judicial, administrative or legislative body or commission, or otherwise as required by applicable law or compulsory legal process (in which case the Administrative Agent, the Collateral Agent or such Lender, as the case may be, agrees to inform the Borrower promptly thereof to the extent not prohibited by applicable law), (h) upon the request or demand of any Governmental Authority or any regulatory or quasi-regulatory authority (including any self-regulatory organization) purporting to have jurisdiction over the Administrative Agent, the Collateral Agent or such Lender, as the case may be, or any of their respective Affiliates (in which case, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, agrees to inform the Borrower promptly thereof to the extent not prohibited by applicable law), (i) received by it on a non-confidential basis from a source (other than the Borrower or its Affiliates or Related Parties) not known by it to be prohibited from disclosing such information to such persons by a legal, contractual or fiduciary obligation, (j) to the extent that such information was already in possession of the Administrative Agent, the Collateral Agent or such Lender, as the case may be, or any of its Affiliates or is independently developed by it or any of its Affiliates and (k) with the consent of the Borrower. For purposes of the foregoing, “Confidential Information” means, with respect to the Administrative Agent, the Collateral Agent or any Lender, any non-public information regarding the business, assets, liabilities and operations of Holdings, the Borrower and the Subsidiaries obtained by the Administrative Agent, the Collateral Agent or such Lender, as the case may be, under the terms of this Agreement and identified as confidential by the Borrower. In addition, the Administrative Agent, the Collateral Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement on a confidential basis to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Arranger or any Agent, such parties may disclose Information as provided in this Section 10.17. Notwithstanding the foregoing, no such information shall be disclosed to any Person that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif” shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20. Effectiveness; Entire Agreement. Subject to Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and there shall have been delivered to the Administrative Agent counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of any commitment letter, engagement letter or fee letter between or among any Credit Parties and any Agent or the Arranger or any Affiliate of any of the foregoing that by the terms of such documents are stated to survive the effectiveness of this Agreement, all of which provisions shall remain in full force and effect), and the Agents, the Arranger and their respective Related Parties are hereby released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21. PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable “know-your-customer” and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other applicable “know-your-customer” and anti-money laundering rules and regulations.

10.22. Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature” and words of like import in any Assignment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. No Fiduciary Duty. Each Agent, the Arranger, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”) may have economic interests that conflict with those of the Credit Parties, their equityholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equityholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equityholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equityholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, equityholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it has deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not assert, and hereby waives to the maximum extent permitted by applicable law, any claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with any such transaction or the process leading thereto.

10.24. Permitted Intercreditor Agreements.

(a)  Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantor Subsidiaries under the ABL Credit Agreement are, and under any other Permitted Revolving Indebtedness and any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness may be, secured by Liens on assets of the Borrower and the Guarantor Subsidiaries that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under the ABL Credit Agreement (or in respect of such other Permitted Revolving Indebtedness) will be set forth in the ABL Intercreditor Agreement, and the relative Lien priority and other creditor rights of the Secured Parties and the secured parties under any Permitted Credit Agreement Refinancing Indebtedness or any Permitted Incremental Equivalent Indebtedness will be set forth in the applicable Permitted Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received a copy of the ABL Intercreditor Agreement. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) on the Closing Date, the ABL Intercreditor Agreement and any documents relating thereto and (ii) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any Permitted Incurred Acquisition Indebtedness, any Permitted Revolving Indebtedness, any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Ratio Indebtedness or any Permitted Subordinated Indebtedness, any Permitted Intercreditor Agreement (it being understood that the Administrative Agent and the Collateral Agent are hereby authorized and directed to determine the terms and conditions of any such Permitted Intercreditor Agreement as contemplated by the definition of the terms “Junior Lien Intercreditor Agreement”, “Pari Passu Intercreditor Agreement” and “Permitted Subordination Agreement”) and any documents relating thereto.

(b)  Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Permitted Intercreditor Agreement, including to the subordination of the Liens on the ABL Priority Collateral securing the Obligations on the terms set forth in the ABL Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Permitted Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent or any Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement, (iv) authorizes and directs the Administrative Agent and the Collateral Agent to carry out the provisions and intent of each such document and (v) authorizes and directs the Administrative Agent and the Collateral Agent to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the ABL Intercreditor Agreement or any Pari Passu Lien Intercreditor Agreement.

(c)  Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Permitted Intercreditor Agreement that the Borrower may from time to time request and that are reasonably acceptable to the Administrative Agent (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Obligations, any Permitted Incurred Acquisition Indebtedness, any Permitted Revolving Indebtedness, any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Ratio Indebtedness or any Permitted Subordinated Indebtedness, (ii) to confirm for any party that such Permitted Intercreditor Agreement is effective and binding upon the Administrative Agent and the Collateral Agent on behalf of the Secured Parties or (iii) to effect any other amendment, supplement or modification so long as the resulting agreement would constitute a Permitted Intercreditor Agreement if executed at such time as a new agreement.

(d)  Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Collateral Document to add or remove any legend that may be required pursuant to any Permitted Intercreditor Agreement.

(e)  Each of the Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Sections 9, 10.2 and 10.3 with respect to all actions taken by it pursuant to this Section 10.24 or in accordance with the terms of any Permitted Intercreditor Agreement to the full extent thereof.

(f)  The provisions of this Section 10.24 are intended as an inducement to the secured parties under the ABL Credit Agreement or under any other Permitted Revolving Indebtedness or any Permitted Incurred Acquisition Indebtedness, any Permitted Credit Agreement Refinancing Indebtedness, any Permitted Incremental Equivalent Indebtedness, any Permitted Ratio Indebtedness or any Permitted Subordinated Indebtedness to extend credit to the Borrower thereunder and such secured parties are intended third party beneficiaries of such provisions.

10.25. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)  In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)  As used in this Section 10.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BCP QUALTEK MERGER SUB, LLC, as Borrower

By:
	Name:	Lindsey Tannenbaum
	Title:	Secretary

After giving effect to the Merger, QualTek USA, LLC hereby absolutely, irrevocably and unconditionally assumes all obligations of BCP QualTek Merger Sub, LLC under this Agreement.

QUALTEK USA, LLC, as Borrower

By:
	Name:	Elizabeth Downey
	Title:	Chief Administrative Officer
BCP QUALTEK BUYER, LLC, as Guarantor

By:
	Name:	Lindsey Tannenbaum
	Title:	Secretary

[Term Credit Agreement]

QUALTEK MIDCO, LLC

QUALTEK MANAGEMENT, LLC

NX UTILITIES, LLC

EMPIRE TELECOM USA, LLC

QUALSAT, LLC

ADVANTEK ELECTRICAL CONSTRUCTION, LLC

VELOCITEL, LLC

SITE SAFE, LLC

NX UTILITIES ULC, each as Guarantors

By:
	Name:	Elizabeth Downey
	Title:	Chief Administrative Officer

[Term Credit Agreement]

CITIBANK, N.A., as Administrative Agent, Collateral Agent and Lender,

By:
	Name:	Ben Brodsky
	Title:	Director

[Term Credit Agreement]